AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 1998
                                           REGISTRATION STATEMENT NO. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                      SMART CHOICE AUTOMOTIVE GROUP, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              FLORIDA                             5515                      59-1469577
  (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)     IDENTIFICATION NO.)

                                                                                             GARY R. SMITH
                                                                                 PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                                                                  SMART CHOICE AUTOMOTIVE GROUP, INC.
                        5200 SOUTH WASHINGTON AVENUE                                  5200 SOUTH WASHINGTON AVENUE
                          TITUSVILLE, FLORIDA 32780                                    TITUSVILLE, FLORIDA 32780
                                 (407) 269-0834                                              (407) 269-0834
           (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,         (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
  INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES.)          INCLUDING AREA CODE, OF AGENT FOR SERVICE.)

                                ---------------
                                  COPIES TO:

        LINDA L. GRIGGS, ESQ.           M. HILL JEFFRIES, ESQ.
       MARTIN T. SCHRIER, ESQ.           PAUL J. NOZICK, ESQ.
         THOMAS P. CONAGHAN, ESQ.       R. DAVID PATTON, ESQ.
       MORGAN, LEWIS & BOCKIUS LLP        ALSTON & BIRD LLP
         1800 M STREET, N.W.             ONE ATLANTIC CENTER
       WASHINGTON, D.C. 20036         1201 WEST PEACHTREE STREET
         TELEPHONE: (202) 467-7000   ATLANTA, GEORGIA 30309-3424
       FAX NO.: (202) 467-7176        TELEPHONE: (404) 881-7000
                                       FAX NO.: (404) 881-4777

                                ---------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
==========================================================================================================
                                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM
       TITLE OF EACH CLASS         AMOUNT TO BE    OFFERING PRICE        AGGREGATE          AMOUNT OF
 OF SECURITIES TO BE REGISTERED   REGISTERED(1)     PER SHARE(2)     OFFERING PRICE(2)   REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
Common Stock,
 par value $.01 per share.......   5,750,000           $ 5.59           $32,142,500           $9,483
==========================================================================================================

(1) Includes 750,000 shares of Common Stock that may be purchased by the Underwriters pursuant to an over-allotment option.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.
                                ---------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY 17, 1998


PROSPECTUS

                                5,000,000 SHARES

                                    [LOGO]

                                 COMMON STOCK

                               ----------------
     All of the 5,000,000 shares of Common Stock offered hereby (the "Offering") are being sold by Smart Choice Automotive Group, Inc. (the "Company"). The Common Stock is listed on the Nasdaq SmallCap Market under the symbol "SMCH." On July 15, 1998, the last reported bid price of the Common Stock as reported on the Nasdaq SmallCap Market was $5.50 per share. See "Price Range of Common Stock." The Company has applied for listing of the Common Stock on the Nasdaq National Market under the symbol "SMCH."

     SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.
                                ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

================================================================================
                       PRICE TO     UNDERWRITING DISCOUNTS     PROCEEDS TO
                        PUBLIC        AND COMMISSIONS(1)       COMPANY(2)
--------------------------------------------------------------------------------
Per Share .........   $            $                          $
Total(3) ..........   $            $                          $
================================================================================

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting expenses of the Offering payable by the Company estimated at $500,000.
(3) The Company has granted to the several Underwriters a 30-day option to purchase up to 750,000 additional shares of Common Stock on the same terms and conditions as set forth above solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions, and Proceeds to Company will be
    $     , $      and $     , respectively. See "Underwriting."


                               ----------------
     The shares of Common Stock are being offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them and subject to certain conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock will be made on or about
        , 1998.
                               ----------------
STEPHENS INC.                CRUTTENDEN ROTH                 SOUTHEAST RESEARCH
                             INCORPORATED                       PARTNERS, INC.

                    THE DATE OF THIS PROSPECTUS IS        , 1998

                           [MAP OF STORES/LOCATIONS]













     CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN THE COMMON STOCK AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."


     IN CONNECTION WITH THE OFFERING, CERTAIN UNDERWRITERS AND SELLING GROUP MEMBERS MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON THE NASDAQ STOCK MARKET IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "UNDERWRITING."


     This Prospectus includes statistical data regarding the retail automotive industry. Unless otherwise indicated herein, such data is taken or derived from information published by CNW Marketing/ Research.

                              PROSPECTUS SUMMARY


     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED UNDER "RISK FACTORS." UNLESS OTHERWISE INDICATED, ALL REFERENCES TO THE "COMPANY" INCLUDE SMART CHOICE AUTOMOTIVE GROUP, INC. AND ITS SUBSIDIARIES. EXCEPT AS OTHERWISE SPECIFIED, ALL INFORMATION IN THIS PROSPECTUS ASSUMES NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION.


                                  THE COMPANY


     Smart Choice Automotive Group, Inc. currently operates 20 locations in Florida that sell used cars under the "First Choice" brand name. The Company's First Choice cars are three to six years old, have less than 80,000 miles and have undergone thorough inspection, reconditioning and, as necessary, repair. The Company also sells used cars that may not meet the First Choice criteria through four additional stores in Florida that operate under the "Team" brand name. Through its finance company subsidiary, the Company (referred to herein as a "self-financed" retailer of used cars) provides financing for its customers by originating retail automobile installment sales contracts secured by the cars it sells ("finance receivables" or "finance contracts"). The Company's customers typically have limited credit histories, low incomes and/or past credit problems ("credit-impaired"). The Company intends to expand primarily by opening additional used car stores in Florida and extending its operations into other areas of the southeastern United States. The Company's objective is to become the leading self-financed retailer of used cars in the southeastern United States.


     Retail sales of new and used cars in the United States totaled nearly $673 billion in 1997. Used cars represented approximately 75% of cars sold in the United States and 55% of total sales in 1997, with approximately 41 million used cars sold at an average price of $9,029 per unit. Retail sales of used cars in Florida in 1997 totaled more than $24.4 billion (over 2 million vehicles). Approximately 36% of Florida's used car sales in 1997 occurred at approximately 2,800 self-financed used car stores, which are separate from used car operations at new car dealerships.


     Management believes that the quality and reliability of the Company's First Choice cars (i) reduce the probability of product failure (which management believes is a leading cause of defaults on finance contracts in the Company's industry), (ii) define the First Choice brand and (iii) reduce losses on the Company's repossessions of the cars. Due to the quality and reliability of its First Choice cars, the Company is able to provide 24 month/24,000 mile service contracts to its customers, which are underwritten by a third party. The Company sells used cars at its First Choice stores for an average retail price of approximately $9,700, which includes the service contract on all cars sold. The Company's Team stores generally sell older and higher mileage cars than First Choice cars. Team cars, which sell for an average retail price of approximately $7,900, are primarily cars that have been repossessed by the Company, have been traded in by customers or have not been sold at the First Choice stores within approximately 180 days. Cars sold at Team stores receive maintenance coverage under a 12 month/ 12,000 mile service contract.


     The Company also manufactures and sells Corvette parts and accessories through its subsidiary Eckler Industries, Inc. ("Eckler's"), owns two new car dealerships in Florida, sells insurance and provides dealer training services.


     In late 1997, management undertook a comprehensive evaluation of its business in order to improve earnings and address the Company's operational and liquidity needs. As a result, management made a decision to emphasize used car sales, which typically have higher gross margins than new car sales. Accordingly, in December 1997, the Company terminated all plans to acquire or open new car dealerships and began to focus on achieving operational efficiencies at the Company's used car stores, all of which had been acquired or opened during 1997. In addition, the Company implemented overhead reductions and other cost saving procedures, made various management changes, completed a detailed analysis of the quality of its finance receivables portfolio and began a restructuring of its debt obligations. These efforts have led to substantially improved results in the first and second quarters of 1998.


                               BUSINESS STRATEGY


     The Company intends to become the leading self-financed retailer of used cars in the southeastern United States by capitalizing on its operating strengths and executing the growth strategy described below.


OPERATING STRENGTHS


     SELL RELIABLE, QUALITY CARS. The Company sells reliable, quality used cars. Management believes that product failure is a leading cause of defaults on finance contracts in the self-financed used car industry. Generally, the Company's First Choice cars are models having a good or superior reputation for quality and reliability, are three to six years old and have less than 80,000 miles. In addition, First Choice and Team used cars have undergone a comprehensive 110 point inspection, reconditioning and, as necessary, repair at the Company's reconditioning facilities. Due to the quality, reliability, condition and age of First Choice cars, the Company is able to provide 24 month/24,000 mile service contracts to its customers, which are underwritten by a third party, on all First Choice cars. Cars sold at Team stores, which are generally older and higher mileage cars, are covered by a similar 12 month/12,000 mile service contract. The service contracts allow the Company's customers to have their cars serviced nationally by any one of approximately 375,000 ASE (Automotive Service Excellence) certified technicians.


     UTILIZE CENTRALIZED CREDIT APPROVAL AND STRICT UNDERWRITING PRACTICES. The Company separates the credit approval function and sales process for its used cars. Credit review and approval is conducted by experienced finance personnel at the Company's headquarters, distinct from the sales function. The Company's credit approval process strictly adheres to objective underwriting standards that have resulted in improved collection experience since February 1997. Underwriting criteria include employment continuity, ties to the local community, ability to make monthly payments and names, addresses and phone numbers of a sufficient number of persons who can verify the credit application information and would likely know where the applicant could be found in the event a collection problem arises. The Company regularly reviews its collection results to assess the effectiveness of its underwriting standards.


     APPLY RIGOROUS COLLECTION PRACTICES. The Company diligently and proactively pursues the collection of its finance receivables while maintaining a professional, customer-friendly atmosphere. The Company utilizes proven techniques in the collection process, including telephone calls, letters and various alternative payment mechanisms to facilitate payment. The Company's collection policy includes telephoning a borrower if the borrower's payment is one day late. The Company generally begins repossession procedures when the customer is two payments past due. Management believes that one of the reasons the Company generally experiences lower losses on defaults than its competitors is because the Company acts quickly to repossess cars on which defaults occur. As of March 31, 1998, 93.9% of the finance receivables were current.


     MAXIMIZE RECOVERY ON REPOSSESSIONS. Management believes that the Company generally experiences lower losses on repossessions than other lenders in the self-financed used car industry due to (i) the quality of the cars it sells, (ii) the timeliness of its repossessions and (iii) its ability to remarket repossessions. The Company believes that its purchasing and reconditioning expertise result in cars that maintain their quality and value at the time of repossession. In addition, the speed with which the Company repossesses cars results in a repossessed car in better condition. Finally, the Company reconditions and remarkets approximately 70% of its repossessions through its Team stores, rather than through auctions (where cars are generally sold at lower prices). These practices allowed the Company to recover 55.1% (on a retail basis) of the principal amount of loans charged off for the quarter ended March 31, 1998.


     AVOID THIRD PARTY FINANCE RECEIVABLES. As part of its operating philosophy, the Company only originates and services finance receivables on cars sold by its First Choice and Team stores. The Company does not intend to purchase third party finance receivables. In addition, the Company does not intend to utilize gain on sale accounting which is a revenue recognition method based upon certain estimates which may not subsequently be realized. See "Business--Financing Customers with Impaired Credit."


     INCREASE OPERATING EFFICIENCY. Since late 1997, to increase operating efficiency, the Company has combined certain administrative functions, such as accounting, treasury, insurance, employee benefits, strategic marketing and legal support, to reduce administrative costs and enhance the administrative functions. The Company intends to further increase its operating efficiency in such areas as advertising, reconditioning, raising capital and purchasing and transporting inventory.


     EMPLOY INTEGRATED MANAGEMENT INFORMATION SYSTEMS. Each used car store is linked to an integrated computer-based management information system ("MIS") that allows the Company to obtain "real time" information on its operations. The Company uses the MIS to transmit data between its headquarters and its stores, to evaluate store performance daily, monitor inventory, sales, costs and customer payments and facilitate the Company's underwriting and collection of its finance contracts.


     PROMOTE FIRST CHOICE BRAND. The Company believes that its First Choice brand is synonymous with quality cars and customer service. By seeking to maintain continuity in the appearance of its store locations, the Company expects to promote its name recognition. The Company attempts to maintain a consistency between its facilities and its marketing materials through the use of standardized logos and a white, blue and yellow color theme. The Company recognizes that the purchase of a car is one of the most significant purchases that many of its customers will make. Consequently, the Company focuses on providing professional service, convenient locations and a diverse inventory selection. The Company provides customers value-added programs such as its service contract, rapid turnaround for credit decisions, financing and convenient financing pre-qualification. By developing customer loyalty, the Company seeks to generate repeat and referral business.


GROWTH STRATEGY


     In order to become the leading self-financed retailer of used cars in the southeastern United States, the Company intends to open additional First Choice and Team stores both in geographic markets where the Company currently operates and in new markets. The choice of store locations in new and existing markets is based upon the presence of a suitable customer base. The Company's criteria for opening additional used car stores in existing markets include sufficient incremental sales volume, reconditioning capacity, geographic media coverage and market share. The Company believes that significant expansion opportunities satisfying these criteria are available within its existing markets.


     The Company's criteria for opening used car stores in new markets include the adequacy of radio and television coverage, demographic makeup of the market (including income level and age of population), availability of qualified managers, access to an adequate supply of quality used cars and availability of appropriate store locations. Initially, the stores in new regions will rely upon access to the

Company's existing used car inventory at nearby stores and reconditioning facilities. As a new market matures, the Company will open a reconditioning center with sufficient capacity to support growth.


     The Company maintains its principal executive offices at 5200 South Washington Avenue, Titusville, Florida 32780 and its telephone number is (407) 269-0834.



                                 THE OFFERING



Common Stock offered hereby ....................     5,000,000 shares

Common Stock to be outstanding immediately
 after the Offering ............................   18,107,508 shares(1)

Use of proceeds ................................   Repayment of outstanding debt, which will provide
                                                   the Company with increased borrowing capacity for
                                                   future expansion. See "Use of Proceeds."

Nasdaq SmallCap Market symbol ..................   "SMCH"

Proposed Nasdaq National Market symbol .........   "SMCH"(2)

----------------
(1) Excludes 750,000 shares of Common Stock that may be sold by the Company upon exercise of the Underwriters' over-allotment option. Also excludes (i) 1,148,000 shares of Common Stock issuable upon exercise of stock options outstanding at March 31, 1998 with a weighted average exercise price of $4.75 per share, (ii) 2,591,720 shares of Common Stock issuable upon exercise of warrants with a weighted average exercise price of $5.56, (iii) 1,712,017 shares of Common Stock issuable upon conversion of approximately $9.1 million of convertible debt at an average conversion price of $5.56 per share and (iv) 1,070,023 shares of Common Stock issuable upon conversion of the Convertible Preferred Stock. See "Management" and "Description of Capital Stock."

(2) The Company has applied for listing of the Common Stock on the Nasdaq National Market.

                  SUMMARY CONSOLIDATED FINANCIAL INFORMATION

              (IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)


                                                       PREDECESSORS(1)               THE COMPANY(1)
                                                    --------------------- -------------------------------------
                                                                            YEAR ENDED
                                                                           DECEMBER 31,
                                                    -----------------------------------------------------------
                                                                                                     PRO FORMA
                                                       1995       1996        1996        1997        1997(2)
                                                    ---------- ---------- ----------- ------------ ------------
STATEMENT OF OPERATIONS DATA:
 Revenues
  Sales at used car stores ........................  $ 27,521   $ 33,867    $    --    $   35,279   $   43,220
  Income on finance receivables(3) ................     4,614      5,949         --         9,210       11,114
  Sales at new car dealerships(4) .................        --         --         --         9,863       23,803
  Sales of Corvette parts and accessories .........    12,973     14,893         --        15,385       16,238
  Income from insurance and training ..............        --         --         --         1,178        1,183
                                                     --------   --------    -------    ----------   ----------
 Total revenues ...................................    45,108     54,709         --        70,915       95,558
 Total costs and expenses .........................    42,862     53,433        671        83,277      108,118
                                                     --------   --------    -------    ----------   ----------
  Income (loss) from operations ...................     2,246      1,276       (671)      (12,362)     (12,560)
  Interest expense and other income ...............    (2,380)    (2,140)       (33)       (6,287)      (6,921)
                                                     --------   --------    -------    ----------   ----------
 Net income (loss) ................................      (134)      (864)      (704)      (18,649)     (19,481)
 Net income (loss) applicable to common
  stock ...........................................      (134)      (864)      (704)      (18,982)     (19,814)
 Net income (loss) per common share:
  Basic ...........................................        --         --    $ (0.13)   $    (2.14)  $    (2.15)
  Diluted .........................................        --         --         --            --           --
  Supplemental(5) .................................        --         --         --            --           --
 Weighted average common shares
  outstanding during period:
  Basic ...........................................        --         --      5,488         8,861        9,209
  Diluted .........................................        --         --         --            --           --



                                                        THE COMPANY(1)
                                                    ----------------------
                                                      THREE MONTHS ENDED
                                                          MARCH 31,
                                                    ----------------------
                                                        1997       1998
                                                    ----------- ----------
STATEMENT OF OPERATIONS DATA:
 Revenues
  Sales at used car stores ........................  $  4,785    $ 21,846
  Income on finance receivables(3) ................       523       4,146
  Sales at new car dealerships(4) .................        --       8,123
  Sales of Corvette parts and accessories .........     2,499       4,364
  Income from insurance and training ..............       262         180
                                                     --------    --------
 Total revenues ...................................     8,069      38,659
 Total costs and expenses .........................    14,223      35,987
                                                     --------    --------
  Income (loss) from operations ...................    (6,154)      2,672
  Interest expense and other income ...............      (748)     (1,005)
                                                     --------    --------
 Net income (loss) ................................    (6,902)      1,667
 Net income (loss) applicable to common
  stock ...........................................    (6,902)      1,589
 Net income (loss) per common share:
  Basic ...........................................  $  (0.87)   $   0.15
  Diluted .........................................        --        0.14
  Supplemental(5) .................................        --        0.10
 Weighted average common shares
  outstanding during period:
  Basic ...........................................     7,853      10,380
  Diluted .........................................        --      11,227


                                                                             THE COMPANY(1)
                                                    -----------------------------------------------------------------
                                                         AS OF                            AS OF
                                                     DECEMBER 31,                       MARCH 31,
                                                         1997                              1998
                                                    --------------   ------------------------------------------------
                                                                                                        PRO FORMA
                                                                       ACTUAL      PRO FORMA(6)     AS ADJUSTED(6)(7)
                                                                     ----------   --------------   ------------------
BALANCE SHEET DATA:
 Finance receivables, net .......................       $33,227       $ 42,653       $ 42,653           $ 42,653
 Inventories ....................................        15,516         17,429         17,429             17,429
 Total assets ...................................        89,105        104,893        110,784            110,784
 Total debt .....................................        69,654         82,344         81,484             56,409
 Redeemable Convertible Preferred Stock .........         4,942          1,492             10                 10
 Total stockholders' equity .....................         4,520         10,016         18,249             43,324

                                                        (FOOTNOTES ON NEXT PAGE)

----------------
(1) On January 28, 1997, the Company, which was then named Eckler Industries, Inc., and was operating exclusively in the Corvette parts and accessories business, acquired Smart Choice Holdings, Inc. ("SCHI") in a transaction accounted for as an acquisition of Eckler's by SCHI (the "Predecessor Acquisition"). Accordingly, the financial statements of the Company for the periods prior to January 28, 1997 are those of SCHI, which was incorporated on June 21, 1996 and was a development stage company prior to the Predecessor Acquisition. Eckler's changed its name to Smart Choice Automotive Group, Inc. after the Predecessor Acquisition. From the date of the Predecessor Acquisition through February 14, 1997, the Company acquired three automotive sales and finance companies. Together with Eckler's, these companies are treated as predecessors of the Company (the "Predecessors"). The financial data for the four Predecessors are presented on a combined basis. Such data is not comparable to that of the Company. See Note 1 to the Company's Consolidated Financial Statements.

(2) Pro Forma Statement of Operations Data reflects the Predecessors and the significant companies acquired by the Company during 1997 as if such acquisitions occurred on January 1, 1997.

(3) Income on finance receivables consists of income related to used cars sold at the Company's used car stores.

(4) Sales at new car dealerships include sales of new and used cars, as well as revenues from service, parts and accessories and finance and insurance commissions originating at those dealerships.

(5) Supplemental net income per common share for the three months ended March 31, 1998 is based upon the weighted number of shares of Common Stock used in the calculation of diluted net income per share increased by the sale of 4,559,091 shares, the proceeds of which would be necessary to reduce borrowings by $25.1 million.

(6) Gives effect to (a) the conversions into Common Stock of 154 shares of Series A Redeemable Convertible Preferred Stock in May and June 1998 and $860,135 of convertible debt in May and June 1998 and (b) the issuances of a total of 595 shares of convertible preferred stock in May and June 1998 .

(7) Gives effect to the sale of 5,000,000 shares of Common Stock offered hereby at $5.50 per share and the initial application of the estimated net proceeds thereof in the manner described in the "Use of Proceeds" as of March 31, 1998.

                  SUMMARY CONSOLIDATED FINANCIAL INFORMATION



                                                                         PREDECESSORS                       THE COMPANY
                                                             -------------------------------------   --------------------------
                                                                       AS OF OR FOR THE                   AS OF OR FOR THE
                                                                          YEAR ENDED                     THREE MONTHS ENDED
                                                                         DECEMBER 31,                        MARCH 31,
                                                             -------------------------------------   --------------------------
                                                                1995         1996          1997          1997           1998
                                                             ----------   ----------   -----------   ------------   -----------
OPERATING DATA:
Used Car Stores
  Number of used car stores ..............................          *            *            20              8            22
  Average number of used cars sold per store .............          *            *           188             52           105
  Number of used cars sold per period ....................          *            *         3,750            416         2,316
  Average selling price per car ..........................          *            *       $ 9,408       $ 11,503       $ 9,432
  Gross profit as a percentage of total sales(1) .........          *            *          20.8%          29.2%         30.9%
Finance Receivables:
 Principal balance outstanding (000s) ....................          *            *       $40,084       $ 23,711       $51,146
  Allowance for credit losses as a percentage of
    principal balance outstanding ........................          *            *          17.1%          17.5%         16.6%
  Principal balance of contracts originated during
    the period (000s) ....................................    $24,912      $39,925       $45,788       $  8,428       $26,920
 Delinquencies as a percentage of contracts outstanding:
  Principal balances 31-60 days ..........................          *            *           4.0%           7.5%          2.7%
  Principal balances over 60 days ........................          *            *           4.9%           6.7%          3.4%
                                                              -------      -------       -------       --------       -------
  Total over 31 days .....................................          *            *           8.9%          14.2%          6.1%
New Car Dealerships(2):
  Gross profit as a percentage of total sales(1) .........          *            *          12.8%             *          11.5%
Corvette Parts and Accessories:
  Gross profit as a percentage of total sales(1) .........          *            *          21.1%          37.5%         35.9%


                                                                        AS OF OR FOR THE THREE MONTHS ENDED
                                                           -------------------------------------------------------------
                                                              1ST QTR      2ND QTR     3RD QTR     4TH QTR     1ST QTR
                                                               1997         1997         1997        1997        1998
                                                           ------------ ------------ ----------- ----------- -----------
OPERATING DATA:
Used Car Stores
  Number of used car stores ..............................          8           10          11          20          22
  Average number of used cars sold per store .............         52           68         120          67         105
  Number of used cars sold per quarter ...................        416          680       1,317       1,337       2,316
  Average selling price per car ..........................   $ 11,503     $ 10,300     $ 8,308     $ 9,386     $ 9,432
  Gross profit as a percentage of total sales(1) .........       29.2%        24.3%       33.1%        4.9%       30.9%
Finance Receivables:
 Number of contracts outstanding .........................      2,146        6,505       6,616       6,857       7,787
 Principal balance outstanding (000s) ....................   $ 23,711     $ 33,286     $35,767     $40,084     $51,146
  Allowance for credit losses as a percentage of
   principal balance outstanding .........................       15.8%        19.0%       17.1%       17.1%       16.6%
  Principal balance of contracts originated during
   the period (000s) .....................................   $  8,428     $ 13,141     $14,390     $ 9,829     $26,920
 Delinquencies as a percentage of contracts outstanding:
  Principal balances 31-60 days ..........................        7.5%         5.9%        5.0%        4.0%        2.7%
  Principal balances over 60 days ........................        6.7%         6.1%        5.9%        4.9%        3.4%
                                                             --------     --------     -------     -------     -------
  Total over 31 days .....................................       14.2%        12.0%       11.0%        8.9%        6.1%
New Car Dealerships(2):
  Gross profit as a percentage of total sales(1) .........          *            *        12.2%       12.8%       11.5%
Corvette Parts and Accessories:
  Gross profit as a percentage of total sales(1) .........       37.5%        38.8%       33.6%       21.1%       35.9%

----------------
*  Information not available for this period.
(1) Reflects the difference between sales and cost of sales.
(2) Includes sales of used and new cars, services, parts and accessories.

                              RECENT DEVELOPMENTS


     For the quarter ended June 30, 1998, revenues increased 166% to approximately $39.1 million, compared with revenues of approximately $14.7 million in the second quarter of 1997. Cost of revenues increased 194% to approximately $26.9 million for the quarter, compared with cost of revenues of approximately $9.2 million in the second quarter of 1997. For the quarter ended June 30, 1998, the Company recorded net income of approximately $2.4 million or $0.19 per share, compared with a 1997 second quarter loss of approximately $0.4 million or $0.04 per share.

                                 RISK FACTORS


     INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, IN EVALUATING AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED HEREBY. THIS PROSPECTUS CONTAINS CERTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "ESTIMATE," "PROJECT," "INTEND" AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE EACH SUCH STATEMENT WAS MADE. FORWARD-LOOKING STATEMENTS MAY INCLUDE, BUT NOT BE LIMITED TO, PROJECTIONS OF REVENUES, INCOME OR LOSS, PLANS FOR ACQUISITIONS AND EXPANSION, INTEGRATION OF NEW OPERATIONS, FINANCING NEEDS, INDUSTRY TRENDS, CONSUMER DEMAND AND LEVELS OF COMPETITION. THESE STATEMENTS BY THEIR NATURE INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES, SOME OF WHICH CANNOT BE PREDICTED OR QUANTIFIED. FUTURE EVENTS AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED IN, CONTEMPLATED BY OR UNDERLYING ANY SUCH FORWARD-LOOKING STATEMENTS. STATEMENTS CONTAINED IN THIS "RISK FACTORS" SECTION, IN "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," IN THE NOTES TO THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS AND ELSEWHERE IN THIS PROSPECTUS DESCRIBE FACTORS, AMONG OTHERS, THAT COULD CONTRIBUTE TO OR CAUSE SUCH DIFFERENCES.


LIMITED COMBINED OPERATING HISTORY


     The Company has been a self-financed used car retailer since January 1997. Thus, the Company has only a limited history of operations as a combined entity upon which to base its results of operations or prospects. The Company should be evaluated in light of the risks, expenses and difficulties frequently encountered by similar companies in early stages of operations. Further, the historical financial results of the Predecessors for periods prior to the Predecessor Acquisition are presented on a different basis than the historical financial results of the Company after the Predecessor Acquisition and, therefore, may not be indicative of the Company's future operating results or financial condition.


HISTORY OF LOSSES


     The Company incurred a net loss of $18.6 million for 1997, reflecting the costs of integration of the acquired companies, development of the Company's infrastructure, compensation expense related to stock options, restructuring charges related to the settlement of various employment and consulting agreements and the costs related to acquisitions that were not completed. Although the Company has experienced growth in revenues subsequent to the Predecessor Acquisition and recorded net income for the three months ended March 31, 1998, there can be no assurance that growth and profitability can be sustained. The Company's ability to maintain profitability and positive cash flow while implementing its business strategy will depend on a number of factors, including its ability to: (i) assimilate and manage past and future expansion; (ii) expand revenue generating operations while not proportionately increasing its administrative overhead; (iii) originate finance contracts with an acceptable level of credit risk; (iv) obtain sufficient financing with acceptable terms to fund expansion; (v) adapt to the increasingly competitive market in which it operates; (vi) obtain and purchase adequate supplies of cars; and (vii) collect its finance receivables. There can be no assurance that the Company will be successful in maintaining or increasing revenues, earnings or positive cash flows in the future. Any such failure could have a material adverse effect on the Company's financial condition, results of operations or cash flows. See "Management's Discussion and Analysis of Financial Condition and Results of Operation."


ABILITY TO MANAGE GROWTH; RISKS ASSOCIATED WITH ACQUISITIONS


     The Company's future growth will depend in large part on its ability to open additional used car stores, manage expansion, control costs in its operations, integrate acquisitions into existing operations, underwrite and collect finance receivables without significant losses, develop the human resources necessary to support rapid growth and establish and maintain the infrastructure necessary to execute its business plan. While the Company is presently focusing on internal expansion, a significant portion of the Company's growth historically has resulted from acquisitions of existing used car dealerships and related businesses, including used car finance companies that lend primarily to credit-impaired customers. Furthermore, the Company will continue to consider selected acquisitions under appropriate circumstances. See "Business--Growth Strategy."


     The Company's growth has placed significant demands on all aspects of the Company's business, including its management, administrative, operational, financial reporting and other systems personnel. Additional growth by the Company may further strain the Company's systems and resources, and there can be no assurance that the Company's systems, resources, procedures and controls will be adequate to support further expansion of the Company's operations. As growth continues, the Company will review management infrastructure, systems and financial controls, new store locations and any acquired used car dealership operations and make adjustments or complete reorganizations as appropriate. Unforeseen capital and operating expenses, liabilities, barriers to entry in the markets in which the Company has little or no prior experience, or other difficulties, complications and delays frequently encountered in connection with the expansion and integration of operations could inhibit the Company's growth. In order for the Company to recognize the full benefits of a significant acquisition, it will need to integrate its administrative, finance, sales, personnel and marketing organizations.


     The Company's ability to continue to grow its used car business will also be dependent upon, among other things, the Company's ability to attract and retain competent management, the availability of capital to fund expansion and the availability of suitable acquisition candidates. The Company intends to finance expansion through a combination of its available cash resources, borrowings from financial institutions and, in appropriate circumstances, the issuance of equity and/or debt securities. Expansion will have a significant effect on the Company's financial position and could cause substantial fluctuations in the Company's quarterly and yearly operating results. Acquisitions are also likely to result in the recording of significant goodwill and intangible assets on the Company's financial statements, the amortization of which would reduce reported earnings in subsequent years. In addition, the issuance of additional shares of Common Stock in connection with acquisitions may substantially dilute the interests of existing shareholders.


     The Company's finance receivables portfolio has grown rapidly since the Company's inception and such growth is expected to continue. This growth creates the risk that the Company's provision for credit losses will not be sufficient to cover actual losses on the portfolio. The Company's failure to maintain a sufficient provision for credit losses could have a material adverse effect on the Company's financial condition, results of operation or cash flows. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Credit Losses."


     The diversion of management's attention required by the integration of multiple stores, as well as any other difficulties which may be encountered in the transition and integration process, could have a material adverse effect on the financial condition, results of operations or cash flows of the Company. There can be no assurance that the Company will successfully open additional used car stores, or identify suitable acquisition candidates or that acquisitions will be consummated on acceptable terms or that the Company will be able to integrate successfully the expanded operations or manage the related increase in personnel.


HIGH RISK OF DEFAULTS ON RECEIVABLES PORTFOLIO


     The self-financed used car business sells to credit-impaired customers. Such customers cannot, generally, obtain a loan from a local financial institution or from the credit facilities of a major automobile manufacturer (e.g., General Motors Acceptance Corporation or Ford Motor Credit Company). One industry report estimated that anywhere between 5% and 40% of any group of loans made to credit-impaired customers will default during the life of that particular group. Consequently, the Company's finance contracts have a higher probability of delinquency and default and, as a result, greater servicing costs than loans made to consumers who pose lesser credit risks. The Company's profitability depends in part upon its ability to properly evaluate the creditworthiness of credit-impaired customers and efficiently service its loans. There can be no assurance that satisfactory credit performance of the Company's customers will be maintained or that the rate of future defaults and/or losses will be consistent with prior experience or at levels that will allow the Company to achieve profitability. Most borrowers' ability to remit payments in accordance with the terms of their loans is dependent on their continued employment. An economic downturn resulting in increased unemployment could cause a significant rise in delinquencies and defaults, which could have a material adverse effect on the Company's financial condition, results of operations or cash flows. Moreover, increases in the delinquency and/or loss rates in the Company's loan portfolio could adversely affect the Company's ability to obtain or maintain its financing sources. See "Business--Financing Customers with Impaired Credit" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Credit Losses."


UNSEASONED LOAN PORTFOLIO


     Due to the growth of the Company's loan portfolio during the last twelve months, a significant portion of the loan portfolio is unseasoned. Accordingly, delinquency and loss rates in the portfolio will most likely fluctuate unpredictably. Cars that serve as collateral will, in most cases, be worth less than the unamortized principal and interest charges. The resale price of used cars will affect the amount realized following repossession of collateral. Further, the Company may also incur significant legal costs prior to repossessing a financed vehicle or reselling such vehicle after repossession. The Company does not intend to purchase insurance to protect against loan defaults or make up the difference between the principal amount remaining on a defaulted loan and the net proceeds realized on the resale of a repossessed vehicle that secured such defaulted loan. There is no assurance that loans made by the Company to its customers will ultimately be repaid, which would result in the Company having to write off such loans and would materially and adversely affect the Company's financial condition, results of operations or cash flows. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Credit Losses."


HIGH LEVERAGE


     The Company is highly leveraged. On March 31, 1998, the Company's total indebtedness was approximately $93.4 million, or 78.5% of its total assets. A substantial portion of such debt is collateralized by the Company's finance contracts, automobile inventory and certain property, plant and equipment. The Company's substantial leverage could have adverse consequences, including: (i) limiting its ability to obtain additional financing; (ii) requiring the Company to use substantial portions of operating cash flow to meet interest and principal repayment obligations; (iii) exposing the Company to interest rate fluctuations due to floating interest rates on certain borrowings; (iv) increasing the Company's vulnerability to changes in general economic conditions and competitive pressures; and (v) limiting the Company's ability to capitalize on potential growth opportunities. In addition, the Company's loan agreements contain certain covenants that limit, among other things, the Company's ability to engage in certain mergers and acquisitions, incur additional indebtedness or further encumber its assets, pay dividends or make other distributions. The covenants also require the Company to meet certain financial tests. A default under the Company's borrowing agreements could have a material adverse effect on the Company's financial condition, results of operations or cash flows. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


SUBSTANTIAL NEED FOR ADDITIONAL CAPITAL


     The Company will require additional capital in order to fund its expansion. If adequate funds are not available, the Company may be required to significantly curtail its expansion plans. Historically, the Company has funded most of its capital expenditures for the opening of new stores through the issuance of debt and preferred stock, which, in many cases, is convertible into shares of Common Stock. The Company's ability to fund the planned expansion of its store base is directly related to the continued availability of these and other funding sources.

     The operation of used car dealerships and finance companies is capital intensive. The Company requires capital to: (i) acquire and maintain inventories of cars and parts; (ii) originate finance contracts; (iii) purchase and maintain service equipment; and (iv) maintain its facilities. The Company finances the purchase of all of its used car inventory and leases most of the properties on which it conducts business. Consequently, the Company incurs significant operating, borrowing and fixed occupancy costs. Should the Company's expansion plans require additional funding or should its capital requirements exceed current estimates, the Company could be required to seek additional financing in the future. There can be no assurance that the Company will be able to raise such financing when needed or on acceptable terms. As a result, the Company may be forced to reduce or delay additional expenditures or otherwise delay, curtail or discontinue some or all of its operations. Further, if the Company is able to access additional capital through borrowing, such debt will increase the already substantial debt obligations of the Company, which could have a material adverse effect on the Company's financial condition, results of operations or cash flows. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


     The terms of the Company's financing transactions are affected by a number of other factors which are beyond the control of the Company, including among others, conditions in the securities and finance markets generally, prevailing interest rates and prevailing economic conditions. If additional funds are raised by issuing equity securities, dilution to the holders of Common Stock may result.


HIGHLY COMPETITIVE INDUSTRY


     The market for financing credit-impaired customers is highly competitive. The Company's competitors include local, regional and national automobile dealers, used car finance companies and other sources of financing for automobile purchases, many of which are larger and have greater financial and marketing resources than the Company. Historically, commercial banks, savings and loan associations, credit unions, captive finance subsidiaries of automobile manufacturers and other consumer lenders, many of which have significantly greater resources than the Company, have not competed for financing for credit-impaired used car buyers. To the extent that such lenders expand their activities in the credit-impaired market, the Company's financial condition, results of operations or cash flows could be materially and adversely affected. During the past two years, several companies, including large, well-capitalized public companies, have devoted considerable resources to acquisitions in the Company's market for credit-impaired customers.


     The Company also competes with franchised dealers, individual used car dealerships, as well as individual buyers and sellers of used cars. Industry wide gross profit margins on sales of cars generally have been declining, and the used car market faces increasing competition from non-traditional sources such as independent leasing companies, brokers, buying services, Internet companies and used car superstores. Some of the recent market entrants may be capable of operating on smaller gross margins than the Company. There can be no assurance that the Company will be able to maintain or increase its size relative to that of its competitors or to increase profit margins in the face of increased competition. The Company expects that there will be increasing competition in the acquisition of other used car dealerships as industry participants become larger. See "Business--Self-Financed Used Car Stores."


     The Company continues to manufacture and sell parts and accessories for Corvettes, certain of which are manufactured pursuant to a Reproduction and Service Part Tooling License Agreement (the "GM Agreement") between the Company and General Motors Corporation ("GM"). The GM Agreement does not prohibit the Company's competitors from manufacturing and selling parts that are comparable to those manufactured and sold by the Company. In addition, the GM Agreement expires in December 1999 and there can be no assurance that it will be renewed, or if renewed, that the terms of such renewal will be favorable to the Company. See "Business--Corvette Parts and Accessories."


SENSITIVITY TO INTEREST RATES


     A substantial portion of the Company's finance contract income results from the difference between the rate of interest it pays on the funds it borrows and the rate of interest it earns pursuant to the finance contracts in its portfolio. While the finance contracts that the Company services bear interest at fixed rates, the Company's indebtedness generally bears interest at floating rates. In the event the Company's interest expense increases, the Company would seek to compensate for such increases by raising the interest rates on its new finance contracts, or by raising the retail sales prices of its cars. To the extent the Company was unable to do so because of legal limitations or otherwise, the net margins on the Company's finance contracts would decrease, thereby adversely affecting the Company's financial condition, results of operations or cash flows. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


FLUCTUATIONS IN OPERATING RESULTS


     The Company's operating results have varied in the past and may vary significantly in the future. Factors causing fluctuations in operating results include, among other things, seasonality in car purchases, changes in pricing policies by the Company and its competitors, changes in operating expenses, changes in the Company's strategy, personnel changes, the failure, delay and expense in making the Company's software, systems and networks Year 2000 compliant, the effect of acquisitions and general economic factors. In addition, the Company's sales of used cars and Corvette parts and accessories are seasonal. The Company has limited or no control over many of these factors. As a result, the Company believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as indicative of future performance. Due to all of these factors, it is likely that in some future period the Company's results of operations will fall below market expectations. This would likely negatively impact the Company's financial condition, results of operations or cash flows and cause the price of the Common Stock to decline. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Seasonality."


BUSINESS CYCLES


     Sales of motor vehicles historically have been cyclical, fluctuating with general economic cycles. During economic downturns, the automotive retailing industry tends to experience the same periods of decline and recession as those experienced in the general economy. The Company believes that the industry is influenced by general economic conditions and particularly by consumer confidence, employment rates, the level of personal discretionary spending, interest rates and credit availability. There can be no assurance that the industry will not experience sustained periods of decline in car sales in the future. Any such decline would have a material adverse effect on the Company's financial condition, results of operations or cash flows.


POTENTIAL ADVERSE EFFECT OF ECONOMIC SLOWDOWN


     The Company's business is directly related to sales of used cars, which are affected by employment rates, prevailing interest rates and other general economic conditions. A future economic slowdown or recession could lead to increased delinquencies, repossessions and credit losses that could hinder the Company's business and planned expansion. Due to the Company's focus on credit-impaired customers, its actual rate of delinquencies, repossessions and credit losses on finance contracts could be higher under adverse conditions than those experienced in the automobile finance industry in general. Economic changes are uncertain and weakness in the economy could have a material adverse effect on the Company's financial condition, results of operations or cash flows.


GEOGRAPHIC CONCENTRATION


     The Company's car sales and financing operations are presently concentrated in the central and southeast regions of Florida. An economic slowdown or recession, a change in the regulatory or legal environment, natural disasters or other adverse conditions in Florida could have a material adverse effect on the Company's financial condition, results of operations or cash flows.

SOURCING USED CARS


     The Company acquires a significant amount of its used car inventory through auctions and, to a lesser extent, from other sources, including wholesalers and trade-ins at the Company's franchised new car stores. Some of the auctions for cars are open only to the franchised dealers of specific manufacturers. Accordingly, there can be no assurance that sufficient inventory will continue to be available to the Company, or will be available at comparable costs, particularly if changes occur in the type of used cars that are sold in auctions closed to the Company or if competitive pressures increase as a result of new entrants into the Company's market. Any reduction in available inventory or increase in inventory wholesale costs that cannot be reflected in retail market prices could have a material adverse effect on the Company's financial condition, results of operations or cash flows. See "Business--Self-Financed Used Car Stores."


RISKS RELATED TO GOODWILL


     As of March 31, 1998, the Company's total assets were approximately $104.9 million, of which approximately $25.4 million, or approximately 24.2% of total assets, was goodwill. Goodwill is the excess of cost over fair market value of net assets acquired. There can be no assurance that the value of such goodwill will ever be realized by the Company. The Company's goodwill is being amortized on a straight-line basis over a period of 40 years, which will produce an annual charge to operations of approximately $650,000. The Company will evaluate on a regular basis whether events and circumstances have occurred which indicate that the carrying amount of goodwill warrants revision or may not be recoverable. Any future determination requiring the write-off of a significant portion of unamortized goodwill could adversely affect the Company's financial condition.


SHARES ELIGIBLE FOR FUTURE SALE


     Sales of a substantial number of shares of Common Stock in the public market following this Offering could adversely affect the market price of the Common Stock. Upon completion of this Offering, the Company will have outstanding an aggregate of 18,107,508 shares of Common Stock, of which, 13,287,591 shares, including the shares sold in this Offering, will be freely tradeable without restriction or further registration under the Securities Act. Of such shares, 7,581,772 shares of Common Stock have been registered for resale on a registration statement on Form S-3. Under Rule 144, restricted securities that have been held for one year may be sold in accordance with certain timing and volume limitations; and after two years they may be sold without restriction, except for shares which are held by affiliates of the Company, which would remain subject to the resale limitations of Rule 144. Further, a total of 1,148,000 shares of Common Stock have been reserved for issuance under the Company's employee compensation plans and will be registered for resale on Form S-8 in the near future. The Company also has outstanding convertible notes, public and non-public warrants, convertible preferred stock and other rights to acquire a total of 6,521,760 shares of Common Stock. Certain officers, directors and principal shareholders of the Company are subject to lock-up agreements expiring 180 days from the date of this Prospectus with respect to shares of Common Stock. After the expiration of the lock-up period, these shares will be available for sale to the public, subject to the resale limitations of Rule 144. Sales of substantial amounts of Common Stock, or the availability of substantial amounts of Common Stock for future sale, could adversely affect the prevailing market price of the Common Stock. See "Management," "Security Ownership of Certain Beneficial Owners and Management," "Shares Eligible for Future Sale" and "Underwriting."


DILUTION TO NEW INVESTORS


     After giving effect to the conversion into Common Stock of 154 shares of Series A Redeemable Convertible Stock and $860,135 of convertible debt, purchasers of Common Stock in the Offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their shares in the amount of $4.88 per share. If the Company issues additional Common Stock in the future, including shares which may be issued pursuant to earn-out arrangements, option grants and future acquisitions, purchasers of Common Stock in the Offering may experience further dilution in the net tangible book value per share of the Common Stock. See "Dilution."


REGULATION AND LITIGATION


     The Company's business is subject to extensive federal, state and local regulation and supervision. Such regulation, among other things, requires the Company to limit interest rates, fees and other charges related to finance contracts, to make specified disclosures to consumers and adhere to strict limits in the repossession and selling of collateral. Such regulations exist primarily for the benefit of consumers, rather than for the protection of dealers or finance companies and could limit the Company's discretion in operating its business. Noncompliance with any applicable statutes or regulations could result in the suspension or revocation of any license at issue, as well as the imposition of civil fines and criminal penalties.


     Currently, the Company's used car sales activities are conducted and its finance contracts have been originated in Florida, where existing statutes limit the rate at which a lender may charge on consumer finance contracts. Before the Company expands its operations to states other than Florida, the Company must consider the impact of usury laws in those states. To the extent that the interest rates and fees charged by the Company are limited by the application of maximum allowable interest rates and charges that in the future may be lower than those currently charged by the Company, the Company's financial condition, results of operations or cash flows may be adversely affected. See "Business--Regulation, Supervision and Licensing."


     In addition, due to the consumer-oriented nature of the automobile finance industry, used car dealerships are frequently named as defendants in litigation involving alleged violations of federal and state consumer lending or other laws and regulations. There can be no assurance that the Company will not become subject to such litigation in the future. A significant judgment against the Company could have a material adverse effect on the Company's financial condition, results of operations or cash flows.


DEPENDENCE ON KEY PERSONNEL


     The Company's future success depends on the continued services of the Company's key management personnel as well as the Company's ability to attract additional members to its management team with experience in the used car sales and financing industries. The unexpected loss of the services of any of the Company's key management personnel, or an inability to attract new management when necessary, could have a material adverse effect upon the Company's financial condition, results of operations or cash flows.


POTENTIAL VOLATILITY OF STOCK PRICE


     The market price of the Common Stock has been and may continue to be subject to wide fluctuations in response to, among other things, quarter-to-quarter variations in operating results, changes in earnings estimates by analysts, market conditions in the industry and general economic conditions. Further, the stock market from time to time experiences significant price and volume fluctuations which may be unrelated to the operating performance of particular companies. Factors such as the foregoing could have a material adverse effect on the price of the Common Stock and there can be no assurance that the price of the Common Stock will not decline below the Offering price.


ENVIRONMENTAL RISKS


     The Company is subject to federal, state and local laws, ordinances and regulations which establish various health and environmental quality standards, and liability related thereto, and provide penalties for violations of those standards. Under certain laws and regulations, a current or previous owner or operator of real property may be liable for the cost of removal and remediation of hazardous or toxic substances or wastes on, under, in or emanating from such property. Such laws typically impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances or wastes. Certain laws, ordinances and regulations may impose liability on an owner or operator of real property where on-site contamination discharges into waters of the state, including groundwater. Under certain other laws, generators of hazardous or toxic substances or wastes that send such substances or wastes to disposal, recycling or treatment facilities may be liable for remediation of contamination at such facilities. Other laws, ordinances and regulations govern the generation, handling, storage, transportation and disposal of hazardous and toxic substances or wastes, the operation and removal of underground storage tanks, the discharge of pollutants into surface waters and sewers, emissions of certain potentially harmful substances into the air and employee health and safety. The business operations of the Company are subject to such laws, ordinances and regulations including the use, handling and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as motor oil, transmission fluid, antifreeze, freon, waste paint and lacquer thinner, batteries, solvent, lubricants, degreasing agents, gasoline and diesel fuels. The Company is subject to other laws, ordinances and regulations as the result of the past or present existence of underground storage tanks at many of the Company's properties.


     Certain laws and regulations, including those governing air emissions and underground storage tanks, have been amended to require compliance with new or more stringent standards as of future dates. The Company cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist in the future. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws, or the future discovery of environmental conditions may require expenditures by the Company, some of which may be material.


NO ANTICIPATED DIVIDENDS


     The Company has not paid dividends on its Common Stock since its initial public offering of Common Stock in 1995, and does not intend to pay any dividends on its Common Stock for the foreseeable future. It is anticipated that any earnings which the Company may realize in the foreseeable future will be retained to finance the development and expansion of its business. In addition, under certain loan covenants, the Company is prohibited from paying dividends without the prior consent of the lender. Also, certain series of the Company's preferred stock provide for cumulative dividends on such preferred stock and prohibit the payment of dividends on the Common Stock if unpaid dividends are outstanding on such preferred stock. See "Description of Capital Stock."


NO ASSURANCE OF CONTINUED MARKET FOR COMMON STOCK


     Although the Company's Common Stock is currently listed on the Nasdaq SmallCap Market and application has been made to have the Common Stock listed on the Nasdaq National Market, there can be no assurance that a public trading market for the Common Stock will be sustained. If for any reason the Company fails to maintain sufficient qualifications for continued listing on the Nasdaq SmallCap Market or, subsequently, the Nasdaq National Market System, purchasers of Common Stock may have difficulty selling their shares should they desire to do so because certain restrictions (the "penny stock" rules) may be placed upon the sale of their securities unless the securities qualify for an exemption from the penny stock rules. The Commission has adopted regulations which generally define a penny stock to be any equity security that has a market price of less than $5 per share or an exercise price of less than $5 per share, subject to certain exceptions. The shares of Common Stock are currently exempt from the definition of penny stock because they are quoted on the Nasdaq SmallCap Market. If they are later removed from listing by the Nasdaq SmallCap Market, or subsequently, the Nasdaq National Market, and are traded at a price below $5 per share, the shares of Common Stock may become subject to the penny stock rules that impose burdensome sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors, and, thus, the rules will restrict the ability or desirability of broker-dealers to sell the Company's Common Stock. Some brokerage firms will not effect transactions in securities if such securities trade below $5 per share, and it is unlikely that any bank or financial institution will accept such securities as collateral, which could have an adverse effect in developing or sustaining any market for such securities and may affect the ability of purchasers in this Offering to sell their Common Stock in the secondary market.


LISTING MAINTENANCE CRITERIA FOR NASDAQ SYSTEM


     The Company's Common Stock is currently listed on the Nasdaq SmallCap Market and application has been made to have the Common Stock listed on the Nasdaq National Market. Continued inclusion on the Nasdaq SmallCap Market, and subsequent listing on the Nasdaq National Market, requires the Company to maintain certain criteria such as market value, public float, capital and surplus. The Company is currently in compliance with the listing requirements of the Nasdaq SmallCap Market, and, after giving effect to the Offering, believes it will meet the requirements for initial listing on the Nasdaq National Market; however, in the past, the Company did not meet the Nasdaq SmallCap Market requirement of a market capitalization of $35 million, and Nasdaq commenced the delisting process. The Company requested a hearing and made a submission against delisting. Based on the submission and the Company's subsequent compliance with the market capitalization requirement, Nasdaq terminated the delisting process.


     If the Company fails to comply with the Nasdaq listing requirements of the respective Nasdaq system on which its securities are listed, it would lose Nasdaq listing and trading in the securities would be conducted in the over-the-counter market known as the OTC Electronic Bulletin Board, or the "pink sheets," whereupon trading in the Company's securities would be subject to the penny stock regulations. See "--No Assurance of Continued Market for Common Stock."


POTENTIAL CONFLICTS OF INTEREST


     Robert J. Abrahams, the Chairman of the Board of the Company, is also a director of Ugly Duckling Corporation ("Ugly Duckling"), a retailer of used cars. Although the Company believes that it is not in direct competition with Ugly Duckling because the Company generally retails later model cars to a different market segment of customers, Mr. Abrahams may have a conflict of interest in the future should Ugly Duckling and the Company pursue the same acquisitions or customers having the same credit profile. In such event, Mr. Abrahams would be required to recuse himself from both boards of directors regarding any decisions to be made about business opportunities. See "Management."


POTENTIAL INFLUENCE OF EXISTING SHAREHOLDERS


     As of March 31, 1998, the Company's directors and executive officers, their affiliates, and certain principal shareholders owned or had voting control of approximately 39.6% of the issued and outstanding Common Stock of the Company. Further, assuming exercise by all of the Company's directors and executive officers of all of the outstanding options and warrants to purchase Common Stock held by them, they would control approximately 50.7% of the voting stock. Consequently, management may be able to direct the election of the Company's directors, effect significant corporate events and generally direct the affairs of the Company. The concentration of ownership by the Company's directors and executive officers and certain principal shareholders may have the effect of approving or preventing a sale or takeover of the Company on terms unfavorable to purchasers of Common Stock in the Offering and other shareholders.


ANTI-TAKEOVER CONSIDERATIONS


     Certain provisions of Florida law and the Company's Articles of Incorporation or Bylaws ("Articles/Bylaws") could, together or separately, discourage potential acquisition proposals, delay or prevent a change in control of the Company and limit the price that certain investors might be willing to pay in the future for the Company's Common Stock. The Company is subject to the "affiliated transactions" and "control share acquisition" provisions of the Florida Business Corporation Act (the "FBCA"). Those provisions require, subject to certain exceptions, that an "affiliated transaction" be approved by a majority of disinterested directors or by the holders of two-thirds of the voting shares other than those beneficially owned by an "interested shareholder." Voting rights must also be conferred on "control shares" acquired in specified control share acquisitions, generally only to the extent conferred by resolution approved by the shareholders, excluding holders of shares defined as "interested shares." In addition, the Company's Articles/Bylaws, among other things, provide for a classified Board of Directors for the Company and provide that (i) any action required or permitted to be taken by the shareholders of the Company may be effected only at an annual or special meeting of shareholders and not by written consent of the shareholders; (ii) any special meeting of the shareholders may be called only by the Chairman of the Board, the President or the Chief Executive Officer, or upon the written demand of the holders of not less than 25% of the votes entitled to be cast at a special meeting; (iii) an advance notice procedure must be followed for nomination of directors and for other shareholder proposals to be considered at annual shareholders' meetings; and (iv) a director may be removed only for cause upon approval of holders of not less than 662/3% of the Company's voting stock as such term is used in the Articles/Bylaws. In addition, the Company is authorized to issue up to 5.0 million shares of preferred stock, in one or more series, having terms fixed by the Board of Directors without shareholder approval, including voting, dividend or liquidation rights that could be greater than or senior to the rights of holders of Common Stock. As of June 30, 1998, the Company had outstanding 595.98 shares of preferred stock. Issuance of additional shares of Common Stock or new series of preferred stock could have the effect of preventing or delaying a sale or takeover of the Company which might have been in the best interests of the Company and its shareholders. See "Description of Capital Stock."

                                USE OF PROCEEDS


     The net proceeds to the Company from the sale of the 5,000,000 shares of Common Stock offered hereby at an assumed public offering price of $5.50 per share (the last reported bid price of the Common Stock on the Nasdaq SmallCap Market on July 15, 1998), after deducting underwriting discounts and estimated Offering expenses, are estimated to be approximately $25.1 million (approximately $28.9 million if the Underwriters' over-allotment option is exercised in full).


     The Company intends to use the net proceeds of this Offering to repay the following outstanding indebtedness: $19.8 to reduce the amount outstanding under the Company's revolving credit facility with Finova Capital Corporation which the Company uses to fund finance receivables; $3.5 million to Stephens Inc., the lead managing underwriter of the Offering; and $1.8 million to certain sellers of their businesses to the Company. The revolving credit facility with Finova Capital Corporation bears interest at the prime rate plus 2.5% (11% at March 31, 1998) and matures on December 31, 2001. The loans made by Stephens Inc. mature at various times in 1998 and 1999, bear interest at 10% per year and were obtained to provide working capital for the Company. The sellers of businesses received a portion of their consideration in the form of notes which mature on the earlier of a public offering or January 31, 1999 and bear interest at 9% ($1.1 million) and 12% ($718,000). See "Risk Factors--Ability to Manage Growth; Risks Associated with Acquisitions" and "Business--The Company."


     The Company intends to use the resulting available balance on the revolving credit facility with Finova Capital Corporation for the implementation of its growth strategy, including the expansion of its used car business. See "Business--Growth Strategy."



                                DIVIDEND POLICY


     The Company has not paid dividends on its Common Stock since its initial public offering of Common Stock in 1995. The Company has no present plans to pay cash dividends on its Common Stock in the foreseeable future and intends to retain any earnings for the future operation and expansion of the business. Any determination to declare or pay dividends in the future will be at the discretion of the Company's Board of Directors and will depend on the Company's results of operations, financial condition, capital requirements, level of indebtedness, any contractual restrictions and other factors deemed relevant by the Board of Directors. The Company's current obligations to Finova Capital Corporation, The Huntington National Bank and Sirrom Capital Corporation prevent the Company from declaring or paying dividends.

                          PRICE RANGE OF COMMON STOCK


     The Company's Common Stock and publicly held warrants to purchase shares of Common Stock (the "Public Warrants") began trading on the Nasdaq SmallCap Market under the symbol "SMCH" and on the Boston Stock Exchange under the symbol "SMCH" in November 1995. The Company has applied for listing of the Common Stock on the Nasdaq National Market under the symbol "SMCH." The Company is in the process of delisting its securities from the Boston Stock Exchange.


     The following table sets forth the high and low closing bid prices of Common Stock and the Public Warrants as reported by the Nasdaq SmallCap Market for the periods indicated. Such prices reflect inter-dealer prices without retail markup, markdown or commission and may not necessarily represent actual transactions.



                                                         COMMON STOCK            PUBLIC WARRANT
                                                    -----------------------   ---------------------
                                                       HIGH          LOW         HIGH         LOW
                                                    ----------   ----------   ----------   --------
                                                                     (IN DOLLARS)
1996
----
  First Quarter .................................   $ 51/8       $     3      $ 15/16      $ 3/8
  Second Quarter ................................    413/16       33/8          13/16       9/16
  Third Quarter .................................    41/2         27/8          15/16       1/2
  Fourth Quarter ................................    61/4         3            13/16        7/16
1997
----
  First Quarter .................................   $ 61/8       $  45/8      $ 15/16      $ 3/4
  Second Quarter ................................    63/4         4            17/8         3/4
  Third Quarter .................................    7            43/16        11/2         3/4
  Fourth Quarter ................................    61/4         31/2         15/32        1/2
1998
----
  First Quarter .................................   $49/16       $115/16      $   3/4      $9/32
  Second Quarter ................................    531/32       313/16       11/2         9/16
  Third Quarter (through July 15, 1998) .........    513/16       45/8         17/16        7/8

     At July 15, 1998, the last reported bid prices of the Common Stock and the Public Warrants on the Nasdaq SmallCap Market were $5.50 and $1.50, respectively. At July 15, 1998, there were approximately 1,880 record holders of the Common Stock and approximately 264 record holders of the Public Warrants.

                                CAPITALIZATION


     The following table sets forth, as of March 31, 1998, (i) the actual capitalization of the Company, (ii) the capitalization of the Company on a pro forma basis as if the conversion into Common Stock of 154 shares of Series A Redeemable Convertible Preferred Stock and $860,135 of convertible debt and the issuance of a total of 594.98 shares of convertible preferred stock between April 1, 1998 and June 30, 1998 each had occurred as of March 31, 1998 and
(iii) the capitalization of the Company on a pro forma as adjusted basis giving effect to the sale by the Company of the 5,000,000 shares of Common Stock offered hereby at an assumed public offering price of $5.50 per share (the last reported bid price of the Common Stock on the Nasdaq SmallCap Market on July 15, 1998) after deducting the underwriting discount and estimated Offering expenses, and the application of the estimated net proceeds therefrom as described in "Use of Proceeds."



                                                                                 MARCH 31, 1998
                                                                    ----------------------------------------
                                                                                                  PRO FORMA
                                                                       ACTUAL      PRO FORMA     AS ADJUSTED
                                                                    -----------   -----------   ------------
                                                                                 (IN THOUSANDS)
Debt:
Revolving credit facility .......................................    $  40,900     $  40,900     $  21,163
Vehicle floor plan ..............................................        9,414         9,414         9,414
Capital lease obligations .......................................          869           869           869
Debt associated with acquisitions ...............................        7,619         7,619         5,781
Other notes payable .............................................       23,542        22,682        19,182
                                                                     ---------     ---------     ---------
Total debt ......................................................       82,344        81,484        56,409
Redeemable convertible preferred stock ..........................        1,492            10            10
Stockholders' equity:
Preferred stock, $.01 par value; 5,000,000 shares authorized, no shares issued and outstanding (actual); 594.98 shares issued and
 outstanding (pro forma and pro forma as adjusted) ..............           --         5,891         5,891
Common stock, $.01 par value; 100,000,000 authorized; 12,259,482 shares issued and outstanding (actual); 13,013,405 shares issued and outstanding (pro forma); and 18,013,405 shares issued and
 outstanding (pro forma as adjusted)(1) .........................          123           130           180
Additional paid-in capital ......................................       27,913        30,248        55,273
Accumulated deficit .............................................      (18,020)      (18,020)      (18,020)
                                                                     ---------     ---------     ---------
  Total stockholders' equity ....................................       10,016        18,249        43,324
  Total capitalization ..........................................    $  93,852     $  99,743     $  99,743
                                                                     =========     =========     =========

----------------
(1) Excludes 750,000 shares of Common Stock that may be sold by the Company upon exercise of the Underwriters' over-allotment option. Also excludes (i) 1,148,000 shares of Common Stock issuable upon exercise of stock options outstanding at March 31, 1998 with a weighted average exercise price of $4.75 per share, (ii) 2,591,720 shares of Common Stock issuable upon exercise of warrants with a weighted average exercise price of $5.56, (iii) 1,712,017 shares of Common Stock issuable upon conversion of approximately $9.1 million of convertible debt at an average conversion price of $5.56 per share and (iv) 1,070,023 shares of Common Stock issuable upon conversion of the Convertible Preferred Stock. See "Management" and "Description of Capital Stock."

                                   DILUTION


     As of March 31, 1998, as adjusted on a pro forma basis as if the conversion into Common Stock of 154 shares of Series A Redeemable Convertible Stock and $860,135 of convertible debt each had occurred as of March 31, 1998, the net tangible book value of the Company was approximately $(13,991,873) or $(1.08) per share of Common Stock. "Net tangible book value per share" is defined as the book value of tangible assets of the Company less all liabilities, divided by the number of issued and outstanding shares of Common Stock. After giving effect to the sale by the Company of the 5,000,000 shares of Common Stock offered hereby at an assumed public offering price of $5.50 per share, and after deducting the estimated underwriting discount and Offering expenses payable by the Company, the pro forma as adjusted net tangible book value of the Company as of March 31, 1998 would have been approximately $11,083,127 or $0.62 per share. This represents an immediate increase in net tangible book value of $1.70 per share to existing shareholders and an immediate dilution in net tangible book value of $4.88 per share to purchasers of shares of Common Stock in the Offering. The following table illustrates the per share dilution:



Assumed public offering price per share .........................                  $  5.50
                                                                                   -------
  Net tangible book value per share before the Offering .........     $ (1.08)
  Increase per share attributable to new shareholders ...........        1.70
                                                                      -------
Pro forma as adjusted net tangible book value per share .........                      .62
                                                                                   -------
Dilution per share to new shareholders ..........................                  $  4.88
                                                                                   =======

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

              (IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)


     The selected combined consolidated financial data of the Predecessors as of and for the fiscal years ended December 31, 1993, 1994, 1995 and 1996 included in this Prospectus have been audited by the independent accountants whose reports are set forth herein. The selected consolidated financial data of the Company for the period from June 21, 1996 (commencement of operations ) to December 31, 1996, as of December 31, 1996 and as of and for the fiscal year ended December 31, 1997 have been derived from the consolidated financial statements of the Company included in this Prospectus which have been audited by BDO Seidman, LLP, independent accountants. The selected consolidated financial data of the Company as of and for the three months ended March 31, 1997 and 1998 have been derived from unaudited consolidated financial statements of the Company and, in the opinion of the Company, include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of such information. Operating results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the entire fiscal year. The selected consolidated financial data are qualified by reference to, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and Notes thereto of the Company and the Predecessors included elsewhere in this Prospectus.



                                                                 PREDECESSORS(1)
                                                   -------------------------------------------
                                                             YEAR ENDED DECEMBER 31,
                                                   -------------------------------------------
                                                      1993       1994       1995       1996
                                                   ---------- ---------- ---------- ----------
STATEMENT OF OPERATIONS DATA:
Revenues:
 Sales at used car stores ........................  $ 22,923   $ 26,043   $ 27,521   $ 33,867
 Income on finance receivables(3) ................     2,624      3,194      4,614      5,949
 Sales at new car dealerships(4) .................        --         --         --         --
 Sales of Corvette parts and accessories .........    14,317     13,943     12,973     14,893
 Income from insurance and training ..............        --         --         --         --
                                                    --------   --------   --------   --------
Total revenues ...................................    39,864     43,180     45,108     54,709
Total costs and expenses: ........................    39,099     40,283     42,862     53,433
                                                    --------   --------   --------   --------
Income (loss) from operations ....................       765      2,897      2,246      1,276
Interest expense and other income ................    (1,293)    (1,348)    (2,380)    (2,140)
                                                    --------   --------   --------   --------
Net income (loss) ................................      (528)     1,549       (134)      (864)
Net income (loss) applicable to common stock .....      (528)     1,549       (134)      (864)
Net income (loss) per common share:
 Basic ...........................................        --         --         --         --
 Diluted .........................................        --         --         --         --
 Supplemental(5) .................................        --         --         --         --
Weighted average common shares outstanding
 during period:
 Basic ...........................................        --         --         --         --
 Diluted .........................................        --         --         --         --



                                                                          THE COMPANY(1)
                                                   ------------------------------------------------------------
                                                                                              THREE MONTHS
                                                          YEAR ENDED DECEMBER 31,           ENDED MARCH 31,
                                                   ------------------------------------- ----------------------
                                                                                 PRO
                                                                                FORMA
                                                       1996        1997        1997(2)       1997       1998
                                                   ----------- ------------ ------------ ----------- ----------
STATEMENT OF OPERATIONS DATA:
Revenues:
 Sales at used car stores ........................   $    --    $   35,279   $   43,220   $  4,785    $ 21,846
 Income on finance receivables(3) ................        --         9,210       11,114        523       4,146
 Sales at new car dealerships(4) .................        --         9,863       23,803         --       8,123
 Sales of Corvette parts and accessories .........        --        15,385       16,238      2,499       4,364
 Income from insurance and training ..............        --         1,178        1,183        262         180
                                                     -------    ----------   ----------   --------    --------
Total revenues ...................................        --        70,915       95,558      8,069      38,659
Total costs and expenses: ........................       671        83,277      108,118     14,223      35,987
                                                     -------    ----------   ----------   --------    --------
Income (loss) from operations ....................      (671)      (12,362)     (12,560)    (6,154)      2,672
Interest expense and other income ................       (33)       (6,287)      (6,921)      (748)     (1,005)
                                                     -------    ----------   ----------   --------    --------
Net income (loss) ................................      (704)      (18,649)     (19,481)    (6,902)      1,667
Net income (loss) applicable to common stock .....      (704)      (18,982)     (19,814)    (6,902)      1,589
Net income (loss) per common share:
 Basic ...........................................   $ (0.13)   $    (2.14)  $    (2.15)  $  (0.87)   $   0.15
 Diluted .........................................        --            --           --         --        0.14
 Supplemental(5) .................................        --            --           --         --        0.10
Weighted average common shares outstanding
 during period:
 Basic ...........................................     5,488         8,861        9,209      7,853      10,380
 Diluted .........................................        --            --           --         --      11,227

                                                     PREDECESSORS(1)
                                        ------------------------------------------
                                                    AS OF DECEMBER 31,
                                        ------------------------------------------
                                           1993      1994       1995       1996
                                        --------- ---------- ---------- ----------
BALANCE SHEET DATA:
Finance receivables, net ..............  $ 7,280   $11,477    $16,399    $19,825
Inventories ...........................    3,495     3,781      4,899      5,409
Total assets ..........................   17,762    21,851     28,569     32,555
Total debt ............................   11,629    14,563     19,760     23,723
Redeemable Convertible
 Preferred Stock ......................       --        --        477         --
Total shareholders' equity (deficit) ..    4,019     4,143      3,503      5,854



                                                                  THE COMPANY(1)
                                        -------------------------------------------------------------------
                                                                  AS OF MARCH 31,
                                        -------------------------------------------------------------------
                                                                                                   PRO
                                                                                       PRO       FORMA AS
                                                                          ACTUAL    FORMA(6)     ADJUSTED
                                           1996      1997       1997       1998       1998       1998(6)(7)
                                        --------- ---------- ---------- ---------- ---------- -------------
BALANCE SHEET DATA:
Finance receivables, net ..............  $    --   $33,227    $20,120    $ 42,653   $ 42,653     $ 42,653
Inventories ...........................       --    15,516      4,087      17,429     17,429       17,429
Total assets ..........................      716    89,105     50,880     104,893    110,784      110,784
Total debt ............................      322    69,654     29,459      82,344     81,484       56,409
Redeemable Convertible
 Preferred Stock ......................       --     4,942          4       1,492         10           10
Total shareholders' equity (deficit) ..     (698)    4,520      9,971      10,016     18,249       43,324

---------------
(1) On January 28, 1997, the Company, which was then named Eckler Industries, Inc. and was operating exclusively in the Corvette parts and accessories business, acquired Smart Choice Holdings, Inc. ("SCHI") in a transaction accounted for as an acquisition of Eckler's by SCHI (the "Predecessor Acquisition"). Accordingly, the financial statements of the Company for the periods prior to January 28, 1997 are those of SCHI, which was incorporated on June 21, 1996 and was a development stage company prior to the Predecessor Acquisition. Eckler's changed its name to Smart Choice Automotive Group, Inc. after the Predecessor Acquisition. From the date of the Predecessor Acquisition through February 14, 1997, the Company acquired three automotive sales and finance companies. Together with Eckler's, these companies are treated and referred to as predecessors of the Company (the "Predecessors"). The financial data for the four Predecessors are presented on a combined basis. Such data is not comparable to that of the Company. See Note 1 to the Company's Consolidated Financial Statements.

(2) Pro Forma Statement of Operations Data reflects the Predecessors and the significant companies acquired by the Company during 1997 as if such acquisitions occurred on January 1, 1997.

(3) Income on finance receivables consists of income related to used cars sold at the Company's used car stores.

(4) Sales at new car dealerships include sales of new and used cars, as well as revenues from services, parts and accessories and finance and insurance commissions originating at those dealerships.

(5) Supplemental net income per common share for the three months ended March 31, 1998 is based upon the weighted number of shares of Common Stock used in the calculation of diluted net income per share increased by the sale of 4,559,091 shares, the proceeds of which would be necessary to reduce borrowings by $25.1 million.

(6) Gives effect to (a) the conversions into Common Stock of 154 shares of Series A Redeemable Convertible Preferred Stock in May and June 1998 and $860,135 of convertible debt in May and June 1998, and (b) the issuances of a total of 595 shares of convertible preferred stock in May and June 1998.

(7) Gives effect to the sale of 5,000,000 shares of Common Stock offered hereby at $5.50 per share and the initial application of the estimated net proceeds thereof in the manner described in the "Use of Proceeds" as of March 31, 1998.

                                                                         PREDECESSORS                     THE COMPANY
                                                           ---------------------------------------- ------------------------
                                                                       AS OF OR FOR THE                 AS OF OR FOR THE
                                                                          YEAR ENDED                   THREE MONTHS ENDED
                                                                         DECEMBER 31,                      MARCH 31,
                                                           ---------------------------------------- ------------------------
                                                            1994     1995       1996        1997        1997         1998
                                                           ------ ---------- ---------- ----------- ------------ -----------
OPERATING DATA:
Used Car Stores
  Number of used car stores ..............................    *          *          *          20            8          22
  Average number of used cars sold per store .............    *          *          *         188           52         105
  Number of used cars sold per period ....................    *          *          *       3,750          416       2,316
  Average selling price per car ..........................    *          *          *     $ 9,408     $ 11,503     $ 9,432
  Gross profit as a percentage of total sales(1) .........    *          *          *        20.8%        29.2%       30.9%
Finance Receivables:
 Principal balance outstanding (000s) ....................    *          *          *     $40,084     $ 23,711     $51,146
  Allowance for credit losses as a percentage of
   principal balance outstanding                              *          *          *        17.1%        17.5%       16.6%
  Principal balance of contracts originated
   during the period (000s) ..............................         $24,912    $39,925     $45,788     $  8,428     $26,920
 Delinquencies as a percentage of contracts outstanding:
  Principal balances 31-60 days ..........................    *          *          *         4.0%         7.5%        2.7%
  Principal balances over 60 days ........................    *          *          *         4.9%         6.7%        3.4%
  Total over 31 days .....................................    *          *          *         8.9%        14.2%        6.1%
New Car Dealerships(2):
  Gross profit as a percentage of total sales(1) .........    *          *          *        12.8%           *        11.5%
Corvette Parts and Accessories:
  Gross profit as a percentage of total sales(1) .........    *          *          *        21.1%        37.5%       35.9%


                                                                           AS OF OR FOR THE THREE
                                                                                MONTHS ENDING
                                                                           -----------------------
                                                                             1ST QTR     2ND QTR
                                                                               1997        1997
                                                                           ----------- -----------
OPERATING DATA:
Used Car Stores
  Number of used car stores ..............................................         8          10
  Average number of used cars sold per store .............................        52          68
  Number of used cars sold per quarter ...................................       416         680
  Average selling price per car ..........................................    11,503      10,300
  Gross profit as a percentage of total sales(1) .........................      29.2%       24.3%
Finance Receivables:
 Number of contracts outstanding .........................................     2,146       6,505
 Principal balance outstanding (000s) ....................................   $23,711     $33,286
  Allowance for credit losses as a percentage of
   principal balance outstanding .........................................      15.8%       19.0%
  Principal balance of contracts originated during the period (000s) .....   $ 8,428     $13,141
 Delinquencies as a percentage of contracts outstanding:
  Principal balances 31-60 days ..........................................       7.5%        5.9%
  Principal balances over 60 days ........................................       6.7%        6.1%
  Total over 31 days .....................................................      14.2%       12.0%
New Car Dealerships(2):
  Gross profit as a percentage of total sales(1) .........................         *           *
Corvette Parts and Accessories:
  Gross profit as a percentage of total sales(1) .........................      37.5%       38.8%



                                                                             AS OF OR FOR THE THREE MONTHS
                                                                                         ENDING
                                                                           ----------------------------------
                                                                             3RD QTR     4TH QTR     1ST QTR
                                                                               1997        1997       1998
                                                                           ----------- ----------- ----------
OPERATING DATA:
Used Car Stores
  Number of used car stores ..............................................        11          20         22
  Average number of used cars sold per store .............................       120          67        105
  Number of used cars sold per quarter ...................................     1,317       1,337      2,316
  Average selling price per car ..........................................     8,308       9,386      9,432
  Gross profit as a percentage of total sales(1) .........................      33.1%        4.9%      30.9%
Finance Receivables:
 Number of contracts outstanding .........................................     6,616       6,857      7,787
 Principal balance outstanding (000s) ....................................   $35,767     $40,084    $51,146
  Allowance for credit losses as a percentage of
   principal balance outstanding .........................................      17.1%       17.1%      16.6%
  Principal balance of contracts originated during the period (000s) .....   $14,390     $ 9,829    $26,920
 Delinquencies as a percentage of contracts outstanding:
  Principal balances 31-60 days ..........................................       5.0%        4.0%       2.7%
  Principal balances over 60 days ........................................       5.9%        4.9%       3.4%
  Total over 31 days .....................................................      11.0%        8.9%       6.1%
New Car Dealerships(2):
  Gross profit as a percentage of total sales(1) .........................      12.2%       12.8%      11.5%
Corvette Parts and Accessories:
  Gross profit as a percentage of total sales(1) .........................      33.6%       21.1%      35.9%

---------------
 *  Information not available for this period.

(1) Reflects the difference between sales and cost of sales.

(2) Includes sales of used and new cars, services, parts and accessories.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS

               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, IN EVALUATING AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED HEREBY. THIS PROSPECTUS CONTAINS CERTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "ESTIMATE," "PROJECT," "INTEND" AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE EACH SUCH STATEMENT WAS MADE. FORWARD-LOOKING STATEMENTS MAY INCLUDE, BUT NOT BE LIMITED TO, PROJECTIONS OF REVENUES, INCOME OR LOSS, PLANS FOR ACQUISITIONS AND EXPANSION, INTEGRATION OF NEW OPERATIONS, FINANCING NEEDS, INDUSTRY TRENDS, CONSUMER DEMAND AND LEVELS OF COMPETITION. THESE STATEMENTS BY THEIR NATURE INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES, SOME OF WHICH CANNOT BE PREDICTED OR QUANTIFIED. FUTURE EVENTS AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED IN, CONTEMPLATED BY OR UNDERLYING ANY SUCH FORWARD-LOOKING STATEMENTS. STATEMENTS CONTAINED IN THIS "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," IN "RISK FACTORS," IN THE NOTES TO THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS AND ELSEWHERE IN THIS PROSPECTUS DESCRIBE FACTORS, AMONG OTHERS, THAT COULD CONTRIBUTE TO OR CAUSE SUCH DIFFERENCES.


     The following discussion and analysis regarding the Company's consolidated financial position and consolidated results of operations should be read in conjunction with the Company's Consolidated Financial Statements and related Notes thereto included elsewhere in this Prospectus.


OVERVIEW


     Smart Choice Automotive Group, Inc. operates 20 locations in Florida that sell used cars under the "First Choice" brand name. The Company's First Choice cars are three to six years old, have less than 80,000 miles and have undergone thorough inspection, reconditioning and, as necessary, repair. The Company also sells used cars that may not meet the First Choice criteria through four additional stores in Florida that operate under the "Team" name. Through its finance company subsidiary, the Company provides financing for its customers by originating retail automobile installment sales contracts secured by the cars it sells. The Company's customers typically have limited credit histories, low incomes and/or past credit problems. The Company intends to expand primarily by opening additional used car stores in Florida and extending its operations into other areas of the southeastern United States. The Company's objective is to become the leading self-financed retailer of used cars in the southeastern United States.


     The Company also manufactures and sells Corvette parts and accessories through its subsidiary Eckler's, owns two new car dealerships in Florida, sells insurance and dealership training services.


     THE PREDECESSOR ACQUISITION. On January 28, 1997, the Company, which was then named Eckler Industries, Inc. and was operating exclusively in the Corvette parts and accessories business, acquired SCHI through a merger between SCHI and an acquisition subsidiary of Eckler's (the "Predecessor Acquisition"). SCHI was engaged in the business of acquiring various automobile sales and finance companies. After the Predecessor Acquisition, the Company's name was changed to Smart Choice Automotive Group, Inc.


     In the Predecessor Acquisition, shareholders of SCHI were issued Common Stock having a majority of the voting rights of the Company. Therefore, the Predecessor Acquisition was accounted for as a purchase of Eckler's by SCHI (a reverse acquisition in which SCHI was considered the acquiror for accounting purposes). Accordingly, the financial statements of the Company for the periods prior to January 28, 1997 are those of SCHI, which was incorporated on June 21, 1996, and was a development stage company prior to the Predecessor Acquisition.



     PREDECESSOR COMPANIES AND LACK OF COMPARABILITY. In connection with the Predecessor Acquisition, the Company acquired various automobile sales and finance companies. The Company accounted for the acquisition of each of these companies as a purchase, recording the assets purchased and liabilities assumed at their estimated fair values and including their results of operations in the consolidated financial statements of the Company from their respective dates of acquisition. For accounting purposes, the following companies that were acquired are treated as Predecessors for purposes of financial statement presentation: Eckler's, Florida Finance Group, Inc. and affiliates ("FFG"), Liberty Finance Company and affiliates ("Liberty"), and Palm Beach Finance and Mortgage Company and affiliates ("PBF"). The Predecessors lacked a common year end, had different cost bases, had different elections for income taxation, had different target customers for used car sales, and had different credit underwriting and loss reporting policies. Accordingly, the Predecessors' historical results of operations are not comparable to those of the Company.


     Eckler's previously had a fiscal year ending September 30 for financial reporting purposes. As a result of the Predecessor Acquisition in which SCHI was the acquiror for accounting purposes, the Company's fiscal year end became December 31, which was the fiscal year end of SCHI.


RESULTS OF OPERATIONS


COMPARISON OF THREE MONTHS ENDED MARCH 31, 1998 TO THREE MONTHS ENDED MARCH 31, 1997


     REVENUES. The Company's revenues were $38.7 million for the three months ended March 31, 1998 compared to $8.1 million for the same period in 1997. The increase for the 1998 first quarter reflects primarily the increase to 22 used car stores at March 31, 1998 as compared to 8 used car stores at March 31, 1997. In addition, the 1997 first quarter revenues reflect less than a full quarter of operations of the Predecessors, whereas the 1998 first quarter revenues reflect a full quarter of operations of all of the used car companies acquired by the Company during 1997 and of two new car dealerships acquired in August 1997, as well as an increase in the average number of used cars sold per quarter.


     COSTS AND EXPENSES. Cost of sales increased to $28.0 million for the three months ended March 31, 1998 compared to $6.0 million for the same period in 1997. The increase in cost of sales at the used car stores primarily reflects the opening of additional used car store locations as discussed above and, to a lesser extent, inclusion in the 1998 first quarter of a full quarter of operations of the Predecessors. As a percent of sales, the cost of sales at the used car stores declined slightly to 69.1% from 70.8% in 1997, reflecting management's focus on increasing gross margins as well as an increase in average sales volume per store. The cost of sales for the Corvette parts and accessories increased to 64.1% from 62.5% of sales, reflecting an increase in sales of lower margin items.


     The Company's selling, general and administrative expenses increased to $8.0 million for the three months ended March 31, 1998 from $3.4 million for the same period in 1997 excluding $1.7 million in settlement payments to terminated employees and consultants of the Predecessors during the three months ended March 31, 1997. The results reflect a decrease as a percentage of revenues to 20.6% in the 1998 first quarter from 42.3% in the 1997 first quarter as a result of better utilization of the Company's infrastructure, including centralized marketing, accounting and management information functions.


     In the first quarter of 1997, the Company recognized a charge of $3.1 million for compensation expense related to employee and director stock options. The Company did not have a comparable expense during the three-month period ended March 31, 1998.


     INTEREST EXPENSE AND OTHER INCOME. Interest expense totaled $1.9 million for the three months ended March 31, 1998 compared to $0.7 million for the same period in 1997, an increase of 176%. The increase resulted primarily from higher outstanding indebtedness needed to finance higher levels of finance receivables and inventory as the Company expanded its operations.


     Other income totaled $919,000 for the three months ended March 31, 1998 compared to $9,000 for the same period in 1997. The 1998 amount is comprised primarily of sales tax refunds on cars repossessed during 1997 and through March 31, 1998 $(350,000), late fees on delinquent loans $(167,000), and recoupment of prior year expenses $(166,000).


     NET INCOME. Net income totaled $1.6 million for the three months ended March 31, 1998 as compared to a net loss of $6.9 million for the same period in 1997. The improvement resulted primarily from the refocusing of the Company's strategy and the restructuring of its operations during the last quarter of 1997.


 SEGMENT INFORMATION


     The Company is comprised of four segments: used cars stores, financing of used car sales, new car dealerships and Corvette parts and accessories. The Company's results of operations are most meaningful when analyzed and discussed by segment.


USED CAR STORES



                                                THREE MONTHS ENDED        THREE MONTHS ENDED
                                                  MARCH 31, 1998            MARCH 31, 1997
                                             ------------------------   -----------------------
                                                           (DOLLARS IN THOUSANDS)
Sales at used car stores .................    $21,846         100.0%     $4,785         100.0%
Cost of sales at used car stores .........     15,088          69.1       3,390          70.8
                                              -------         -----      ------         -----
 Gross profit ............................      6,758          30.9       1,395          29.2
Operating expenses .......................      3,448          15.8         675          14.1
                                              -------         -----      ------         -----
 Operating income ........................    $ 3,310          15.1%     $  720          15.1%

     Sales at used car stores increased to $21.8 million for the three months ended March 31, 1998 compared to $4.8 million for the same period in 1997. The increase in sales reflects the sale of 2,316 cars at the 22 used car stores that were open during the 1998 period as compared to the sale of 416 cars at the 8 used car stores that were open during the 1997 period. In addition, the average number of used cars sold per store increased to 105 cars for the three months ended March 31, 1998 as compared to average sales of 52 used cars for the same period of 1997.


     Gross profit increased to $6.8 million during the three months ended March 31, 1998 from $1.4 million during the three months ended March 31, 1997. Gross profit as a percentage of sales increased to 30.9% for the three months ended March 31, 1998 as compared to 29.2% for the three months ended March 31, 1997. The improvement resulted primarily from management's focus on increasing gross margins, as well as a higher average sales volume per store.


     Operating expenses relating to sales at used car stores increased to $3.4 million from $675,000 as a result of the increase in the number of used car stores.


FINANCE RECEIVABLES



                                                      THREE MONTHS ENDED         THREE MONTHS ENDED
                                                        MARCH 31, 1998             MARCH 31, 1997
                                                    -----------------------   -------------------------
                                                                  (DOLLARS IN THOUSANDS)
Income on finance receivables ...................    $4,146        100.0%      $  523          100.0%
Provision for credit losses .....................     2,904         70.0        1,050          200.8
Operating expenses ..............................       676         16.3          355           67.8
                                                     ------        -----       ------         ------
 Operating income (loss) ........................       566         13.7         (882)        (168.6)
Interest expense on finance receivables .........     1,022         24.7          108           20.7
                                                     ------        -----       ------         ------
 Net loss .......................................    $ (456)       (11.0)%     $ (990)        (189.3)%

     Income on finance receivables increased to $4.1 million for the three months ended March 31, 1998 from $523,000 for the same period in 1997. The increase reflects the increase in the average net finance receivables outstanding to $46.1 million for the three months ended March 31, 1998 from $13.1 million for the same period of 1997. This increase results from the corresponding increase in sales of used cars during the three months ended March 31, 1998.


     Interest expense on finance receivables increased to $1.0 million for the three months ended March 31, 1998 from $108,000 for the same period in 1997. The increase reflects the higher level of finance receivables, which was only partially offset by the reduction in the interest rate on the borrowed funds to 11% for the three months ended March 31, 1998 from 11.5% for the three months ended March 31, 1997.


     A high percentage of the Company's customers do not make all of their contractually scheduled payments on their finance contracts, requiring the Company to charge off the remaining principal balance and accrued interest, net of recoveries on repossessed cars. The Company maintains on its balance sheet an allowance for credit losses to absorb such losses. To fund the allowance, the Company records an expense (the "provision") based upon its estimate of future credit losses on finance receivables originated. The provision for credit losses for the three months ended March 31, 1998 was $2.9 million compared to $1.0 million for the same period in 1997. The increase reflects the significantly higher amount of finance receivables outstanding.


     Operating income (loss) for the three months ended March 31, 1998 increased to $0.6 million from an operating loss of $0.9 million for the same period in 1997 as a result of a lower provision for credit losses as a percentage of income on finance receivables. Net losses resulted from the recognition of the provision for credit losses on the significant increase in finance receivables originated during the 1998 and 1997 first quarters.



NEW CAR DEALERSHIPS



                                                                             THREE
                                                                             MONTHS
                                                                             ENDED
                                                   THREE MONTHS ENDED      MARCH 31,
                                                     MARCH 31, 1998           1997
                                                 -----------------------   ----------
                                                        (DOLLARS IN THOUSANDS)
Sales at new car dealerships .................    $8,123        100.0%     --     --
Cost of sales at new car dealerships .........     7,187         88.5      --     --
                                                  ------        -----      --     --
 Gross profit ................................       936         11.5      --     --
Operating expenses ...........................       999         12.3      --     --
                                                  ------        -----      --     --
 Operating loss ..............................    $  (63)       ( 0.8)%    --     --

     The Company had new car dealerships for the first time during the three months ended March 31, 1998, resulting from its acquisition of two new car dealerships in August 1997. Sales at new car dealerships were $8.1 million during the three months ended March 31, 1998 . During the three months ended March 31, 1998, the Company sold 400 cars at its two new car dealerships. The gross profit on sales at the new car dealerships was $936,000 during the three months ended March 31, 1998.


     The Company's operating expenses of $999,000 during the three months ended March 31, 1998 exceeded the gross profit during such period, resulting in an operating loss at the new car dealerships of $63,000.

CORVETTE PARTS AND ACCESSORIES



                                                      THREE MONTHS ENDED        THREE MONTHS ENDED
                                                        MARCH 31, 1998            MARCH 31, 1997
                                                    -----------------------   -----------------------
                                                                 (DOLLARS IN THOUSANDS)
Sales of Corvette parts and accessories .........    $4,364         100.0%     $2,499        100.0%
Cost of Corvette parts and accessories ..........     2,797          64.1       1,562         62.5
                                                     ------         -----      ------        -----
 Gross profit ...................................     1,567          35.9         937         37.5
Operating expenses ..............................       967          22.2       1,643         65.8
                                                     ------         -----      ------        -----
 Operating income (loss) ........................    $  600          13.7%     $ (706)       (28.3)%

     Sales of Corvette parts and accessories increased to $4.4 million for the three months ended March 31, 1998 compared to $2.5 million for the same period in 1997. The increase in sales reflects an additional mailing of Eckler's mail order catalog in late 1997.


     Although gross profit increased to $4.4 million for the three months ended March 31, 1998 from $2.5 million for the three months ended March 31, 1997, the gross margin on sales of Corvette parts and accessories declined to 35.9% during the three months ended March 31, 1998 from 37.5% during the three months ended March 31, 1997 as a result of sales of lower margin items in the 1998 period.


     The decrease in operating expenses to $967,000 during the three months ended March 31, 1998 as compared to $1.6 million during the three months ended March 31, 1997 was due to the reallocation of certain expenses to corporate overhead.


  COMPARISON OF THE THREE YEARS ENDED DECEMBER 31, 1997


     The following comparison of the results of operations for the three years ended December 31, 1997 compares the results of the Company for the year ended December 31, 1997 to the results of the Predecessors and the Company on a combined basis for the year ended December 31, 1996. The comparison of results for the years ended December 31, 1996 and 1995 discuss the results of the Predecessors on a combined basis.


     REVENUES. The Company's revenues for the fiscal year ended December 31, 1997 were $70.9 million representing a 22.9% increase over the Predecessors' revenues of $54.7 million in 1996. The increase was primarily the result of:
(i) the inclusion in 1997 of revenues from additional acquired companies which are not reflected as Predecessors, including $9.9 million in revenues from the Company's new car dealerships and $1.2 million from the Company's insurance and dealer training operations, (ii) the Company's income on finance receivables exceeding that of the Predecessors by $3.3 million due to growth of the Company's receivables portfolio after the Predecessor Acquisition, and (iii) the Company's used car sales exceeding those of the Predecessors by $1.4 million as a result of additional acquisitions and opening of additional used car stores. The combined revenues of the Predecessors increased by 21.3% to $54.7 million in 1996 from $45.1 million in 1995, reflecting an increase in the total number of used car stores in 1996, a related increase in the number of cars sold and an increase in prices of the cars offered for sale.


     COSTS AND EXPENSES. The Company's cost of sales was $51.8 million for 1997 compared to $40.9 million for the Predecessors during 1996, representing an increase of $10.9 million or 26.7%. The Company's cost of sales in 1997 includes $8.6 million attributable to sales at new car dealerships which are not reflected in the Predecessors' 1996 amounts. The cost of sales for the Company's used car stores was slightly lower than the Predecessors' cost of sales for used car stores in 1996 and the Company achieved profit margins of 20.8% for the year ended December 31, 1997, compared to the Predecessors' profit margin of 16.3% for the same period in 1996. The cost of sales of the Predecessors increased by $8.9 million or 27.9% from 1995 to 1996. The percentage increase exceeds the 21.3% increase in sales for the same period, reflecting (i) an increase in the cost of cars offered for sale not offset by higher prices in order to attract more creditworthy customers and (ii) aggressive pricing campaigns associated with the opening of additional used car stores in 1996.


     The Company's provision for credit losses was 14.0% of sales of used cars in 1997 as compared to the Predecessors' provision for credit losses over sales of used cars in 1996 of 8.5%. The higher provision primarily reflects the significantly higher amount of finance receivables originated during 1997.


     The Company's selling, general and administrative expenses (including depreciation and amortization) were $24.7 million for 1997, compared to the Predecessors' selling, general and administrative expenses of $13.2 million for 1996. The higher amount reflects expenses related to increased used car stores and continued development of the Company's corporate infrastructure after the Predecessor Acquisition. These costs were offset partially by savings resulting from the consolidation of the acquired companies' management functions.


     The Company incurred $6.8 million in charges during 1997 which were not comparable to any charges incurred by the Predecessors in 1996 and which the Company believes will not recur in the future. These charges include (i) the recognition of non-cash compensation expense of $4.7 million associated with the issuance of stock options by an affiliated trust to attract key management personnel and (ii) restructuring charges of $2.1 million. The restructuring charges included $1.1 million associated with the settlement of various employment and consulting agreements, $454,000 associated with acquisitions which the Company determined not to complete when it decided to focus primarily on used car sales rather than the acquisition of additional new car dealerships, and $480,000 in costs associated with a contemplated public offering.


     Combined selling, general and administrative expenses of the Predecessors increased to $13.2 million in 1996 as compared to $10.9 million in 1995. Of the increase, $1.3 million was attributable to additional costs associated with extensive additional printing and advertising costs related to the Eckler's catalog, which contributed to an increase in sales as discussed above, and with additional costs resulting from reporting obligations following the initial public offering that year. Excluding the increase relating to the Eckler's catalog, operating expenses increased 9.5%, reflecting a commensurate increase in advertising and employment expenses associated with increased sales.


     INTEREST EXPENSE AND OTHER INCOME. The Company's interest expense totaled $6.5 million for 1997, compared to $2.4 million for the Predecessors during 1996, an increase of $4.1 million or 171%. This resulted primarily from interest on debt attributable to the Predecessor Acquisition and certain other acquisitions and higher outstanding indebtedness needed to finance higher levels of finance receivables and inventory as the Company expanded its operations. In addition, the Company incurred substantial non-cash interest expense associated with the accounting recognition of the conversion features of certain debt obligations.


     The Predecessors' combined interest expense increased to $2.4 million in 1996 from $2.0 million in 1995. The increase reflected the increased car sales and finance income discussed earlier. As sales increased, the Predecessors borrowed more to finance increased inventory and finance receivables. Inventories grew to $5.4 million at December 31, 1996, from $4.8 million at December 31, 1995, and finance receivables increased to $19.8 million at December 31, 1996 from $16.4 million at December 31, 1995. Total debt increased to $23.5 million at December 31, 1996 from $20.2 million at December 31, 1995.


     NET LOSS. The Company's net loss for the year ended December 31, 1997 of $18.6 million was higher than the combined loss of the Predecessors of $0.9 million for the year ended December 31, 1996. The increase in the loss resulted primarily from the compensation expense related to employee stock options, restructuring charges in 1997 and the costs of integration of the businesses acquired during 1997. The increase in the net loss for the year ended December 31, 1996 to $0.9 million from $134,000 for the year ended December 31, 1995 resulted from a disproportionate increase in costs and expenses for 1996.

CREDIT LOSSES


     GENERAL. The Company has established an allowance to cover anticipated credit losses on the finance receivables currently in its portfolio. The allowance has been established through the provision for credit losses shown in the Company's statements of operations on finance receivables originated by the Company.


     The allowance decreased from 17.1% of outstanding principal balances as of December 31, 1997 to 16.6% as of March 31, 1998. The following table reflects activity in the allowance for the three months ended March 31, 1998 and 1997 and for the year ended December 31, 1997.



                                                                THREE MONTHS ENDED
                                                                     MARCH 31,             YEAR ENDED
                                                             -------------------------    DECEMBER 31,
                                                                 1998          1997           1997
                                                             -----------   -----------   -------------
                                                                      (DOLLARS IN THOUSANDS)
Balance, beginning of period .............................    $  6,857      $  5,628       $  5,628
Provision for credit losses ..............................       2,904         1,049          4,941
Net charge offs ..........................................      (1,268)       (2,941)        (3,712)
                                                              --------      --------       --------
Balance, end of period ...................................    $  8,493      $  3,736       $  6,857
Allowance as a percentage of finance receivables .........        16.6%         17.5%          17.1%

     NET CHARGE OFFS. The Company's policy is to charge off finance receivables when they are deemed uncollectible but in any event at such time as a finance receivable is delinquent for 90 days. The net charge off amount is the principal balance of the finance receivable at the time of the charge off plus accrued but unpaid interest, less any recovery. The Company recognizes recoveries in the amount of the wholesale value (typically "Clean Black Book") of repossessions. The following table sets forth information regarding charge off activity for the Company's finance receivables for the three months ended March 31, 1998 and 1997 and for the year ended December 31, 1997.



                                                 THREE MONTHS ENDED
                                                     MARCH 31,              YEAR ENDED
                                             --------------------------    DECEMBER 31,
                                                1998           1997            1997
                                             ----------   -------------   -------------
                                                       (DOLLARS IN THOUSANDS)
Principal Balances:
Collateral repossessed ...................    $  2,536       $2,907         $  7,920
Other ....................................          --           36               37
                                              --------       -------        --------
Total principal balances .................       2,536        2,943            7,957
Recoveries, net ..........................      (1,268)            (2)        (4,245)
                                              --------       ---------      --------
Net charge offs ..........................       1,268        2,941            3,712
Average principal balances ...............      46,142       13,088           27,325
Net charge offs as a percentage of average
  principal balance outstanding ..........         2.7%        22.5%            13.6%

     STATIC POOL ANALYSIS. The Company has reduced its allowance for credit losses as a percentage of outstanding finance receivables as a result of the improved performance of its portfolio. To monitor portfolio performance, beginning in 1997, the Company implemented "static pool" analysis for all finance receivables originated since January 1, 1995. Static pool analysis monitors each month's originations and subsequent charge offs. Improving or deteriorating performance is measured based on cumulative gross and net charge offs as a percentage of outstanding finance receivables.


     The following table sets forth the cumulative net charge offs as a percentage of outstanding finance receivables as of the end of the month of origination.

                        CUMULATIVE NET LOSSES AS PERCENTAGE OF ORIGINAL
                      PRINCIPAL BALANCE OF LOANS ORIGINATED DURING PERIOD
               -----------------------------------------------------------------
 MONTHS AFTER      1ST        2ND        3RD        4TH        1ST        2ND
  ORIGINATION    QTR 95     QTR 95     QTR 95     QTR 95     QTR 96     QTR 96
-------------- ---------- ---------- ---------- ---------- ---------- ----------
       3       1.37%       1.67%      1.21%      1.05%      1.03%     0.67%
       6       3.28%       5.34%      4.44%      4.05%      3.64%     3.15%
       9       5.02%       7.03%      6.23%      7.24%      6.56%     5.43%
      12       6.32%       8.34%      7.42%      8.15%      8.37%     6.52%
      18       7.81%       9.93%      9.01%     12.94%      9.99%     7.72%
      24       8.27%      10.80%      9.92%     13.68%     10.97%
      30       8.27%      10.85%     10.72%
      36       8.29%



                             CUMULATIVE NET LOSSES AS PERCENTAGE OF ORIGINAL
                           PRINCIPAL BALANCE OF LOANS ORIGINATED DURING PERIOD
               ----------------------------------------------------------------------------
 MONTHS AFTER      3RD        4TH        1ST        2ND        3RD        4TH        1ST
  ORIGINATION    QTR 96     QTR 96     QTR 97     QTR 97     QTR 97     QTR 97     QTR 98
-------------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
       3       0.63%      0.83%      0.98%      0.47%      0.58%      0.55%      0.00%
       6       2.76%      2.48%      2.14%      1.62%      2.39%      1.19%
       9       4.15%      3.60%      3.60%      3.63%      1.42%
      12       5.81%      4.12%      5.61%
      18       7.70%
      24
      30
      36

     The Company's credit loss experience has been improving since the Predecessor Acquisition. The Company believes that the improvement in its credit loss experience as a percentage of finance receivables originated resulted from (i) a continuing improvement in the application of its underwriting standards and servicing and collection efforts, (ii) maximization of recoveries on repossessions and (iii) reduced defaults due to improved operating performance of used cars sold.


     DELINQUENCIES. Analysis of delinquency trends is also considered in evaluating the adequacy of the allowance. The following table reflects the principal balance of delinquent finance receivables as a percentage of total outstanding principal balances of the Company's portfolio as of March 31, 1998 and 1997 and as of December 31, 1997.



                                                       AS OF MARCH 31,           AS OF
                                                   -----------------------    DECEMBER 31,
                                                      1998         1997           1997
                                                   ----------   ----------   -------------
Aging Percentages:
 Principal balances current ....................       93.9%        85.9%         91.1%
 Principal balances 31 days to 60 days .........        2.7          7.5           4.0
 Principal balances over 60 days ...............        3.4          6.7           4.9
 Total over 31 days ............................        6.1         14.2           8.9

     The Company's improved delinquency experience on its portfolio is primarily attributable to the factors discussed above.


LIQUIDITY AND CAPITAL RESOURCES


     The Company requires capital to support increases in finance receivables, car inventory, parts and accessories inventory, property and equipment, and working capital for general corporate purposes. Funding sources potentially available to the Company include operating cash flow, third-party investors, financial institution borrowings, borrowings against finance receivables and the securitization of its finance receivables.


     Net cash provided by operating activities was approximately $2.3 million and $0.5 million for the three month periods ended March 31, 1998 and 1997, respectively. Net cash provided from operating activities in the first quarter of 1998 primarily reflected the net income for the period and an increase in payables. The increase from the first quarter of 1997 was primarily a result of the large net loss in the first quarter of 1997. Net cash used by operating activities was $5.9 million and $2.6 million during 1997 and 1996, respectively. In addition to a net operating loss in 1997, the Company used approximately $6.6 million in 1997 to expand inventory and accounts receivable. Cash used for operating activities in 1996 is primarily attributable to approximately $700,000 in first year start-up expenses by the Company, as well as further expansion of inventory and reduction of payables owed by the Predecessors. The Predecessors had approximately $469,000 of cash provided by operating activities in 1995, attributable primarily to increases in accounts payable and deferred income taxes.


     Cash used in investing activities was approximately $12.6 million and $5.0 million during the three month periods ended March 31, 1998 and 1997, respectively. The 1998 amount primarily reflects increases in finance receivables carried by the Predecessors. The 1997 amount reflects an increase in finance receivables associated with acquisitions during the first quarter of 1997. Cash used in investing activities was approximately $26.6 million, $3.7 million and $5.3 million during 1997, 1996 and 1995, respectively. The 1995 and 1996 amounts primarily reflect increases in finance receivables carried by the Predecessors. The 1997 amount reflects the Company's growth, including a $13.6 million increase to finance receivables, approximately $12.2 million associated with acquisitions and $1.3 million related to the acquisition of property and equipment.


     Cash provided by financing activities was approximately $11.6 million and $6.2 million during the three months ended March 31, 1998 and 1997, respectively. In the first quarter of 1998, the Company increased its notes payable on finance receivables by $9.5 million and borrowed $3.0 million. In the first quarter of 1997, the Company raised approximately $0.6 million through a sale of preferred stock and increased its line of credit and floorplan borrowings by approximately $5.8 million. Cash provided by financing activities was approximately $33.6 million, $6.6 million and $4.8 million during 1997, 1996 and 1995, respectively. In 1997, the Company raised approximately $4.6 million through sales of preferred stock and increased its line of credit and floorplan borrowings by $16.4 million and $4.2 million, respectively, as the Company expanded its automobile sales and financing activities. Notes payable increased by $14.2 million during 1997 with the borrowings primarily used for acquisitions and expansion of operations. Eckler's raised an additional $4.0 million through the issuance of notes in 1996 and approximately $3.0 million through a sale of Common Stock in its initial public offering in 1995. The balance of the increase in cash from investing activities in 1996 and 1995 is attributable to an increase in notes payable by the other Predecessors to finance increased inventories and finance receivables.


     The Company has borrowed, and will continue to borrow, substantial amounts to fund its used car sales and financing operations. The Company has a revolving credit facility with Finova Capital Corporation to provide funding for finance receivables from used car sales originated by the Company (the "Finova Revolving Facility"). The Finova Revolving Facility had a maximum commitment of $35.0 million at December 31, 1997 and was increased to a maximum commitment of $75.0 million, effective May 11, 1998. Under the Finova Revolving Facility, the Company may borrow up to 55% of the gross balance of eligible finance contracts. The Finova Revolving Facility expires in December 1999, at which time its renewal will be subject to renegotiation. The Finova Revolving Facility is secured by substantially all of the Company's finance receivables. As of March 31, 1998 and December 31, 1997, the principal amount outstanding under the Finova Revolving Facility was $40.9 million and $31.4 million, respectively. The Finova Revolving Facility bears interest at the prime rate plus 2.5% (11.0% as of March 31, 1998).


     In the first quarter of 1998 and in 1997, the Company financed its used car inventory through a line of credit with Manheim Automotive Financial Services, Inc. (the "Manheim Facility") which had an outstanding balance of $3.5 million at March 31, 1998 and $2.7 million at December 31, 1997. The maximum commitment under the Manheim Facility is $3.75 million. The Manheim Facility is secured by the Company's used car inventory and bears interest at 1.5% over the prime rate (10.0% as of March 31, 1998). Amounts outstanding are payable on the earlier of the day after a car is sold or 180 days after the floorplan advance.


     The Company finances its new car inventory through manufacturer floorplan facilities. The Company's floorplan facility with Volvo Finance North America, Inc. has a maximum commitment of $3.3 million, bears interest at 1.0% above the prime rate (9.5% as of March 31, 1998), and at March 31, 1998 and December 31, 1997 had outstanding balances of $2.8 million and $3.3 million, respectively. The Company's floorplan facility with Nissan Motor Acceptance Corporation has a $3.0 million maximum commitment, bears interest at 1.0% above prime (9.5% as of March 31, 1998), and at March 31, 1998 and December 31, 1997 had outstanding balances of $2.5 million and $2.3 million, respectively.


     In March 1997 and May 1997, Sirrom Capital Corporation ("Sirrom") loaned the Company a total of $7.5 million. The Company issued Sirrom a $3.5 million convertible note that bears interest at 12.0%
and is convertible into Common Stock until its maturity date of March 12, 1999 at a price of $3.67 per share and a $4.0 million convertible note that bears interest at 12.0% and is convertible at a price of $6.00 per share until its maturity date of May 12, 2002, subject to adjustment.


     In September 1997, the Company completed the private placement of convertible notes in the aggregate amount of $1,050,000. The notes bear interest at the rate of 8.0% per annum, and, since December 14, 1997, have been convertible into Common Stock of the Company at a conversion price of 662/3% of the average closing bid price for the five trading days immediately preceding the effective date of conversion. Approximately $475,000 of the debt had been converted into Common Stock as of March 31, 1998. The Company recorded deferred interest of $525,000 as a result of the discount on the conversion price which was amortized from the date of issuance to the first conversion date of the notes. In conjunction with the borrowing, the Company also issued purchase warrants for 52,500 shares of Common Stock exercisable at $7.00 per share at any time prior to August 29, 2002.


     In December 1997, Raytheon Aircraft Credit Corporation extended credit to the Company in the amount of $2.2 million to finance the purchase of equipment. The loan, which matures in December 2009, bears interest at 8.5%, requires monthly payments of $19,995 plus balloon payments of $100,000 in September 1998 and September 1999 and is secured by equipment.


     In October 1997 and January and May 1998, the Company borrowed a total of $8.5 million from Stephens Inc. ("Stephens"), the investment banking firm that is the lead managing underwriter of the Offering to which this Prospectus relates. The loans bear interest at the rate of 10% per annum and are secured by all of the assets and common stock of Eckler's. The Company guaranteed the debt. The Stephens loans mature on various dates through September 30, 1999. See "Use of Proceeds" and "Underwriting."


     In December 1997, the Company completed an offering to institutional investors of 400 units of Series A Redeemable Convertible Preferred Stock and warrants at $10,000 per unit. Proceeds from the offering, net of offering costs, were approximately $3.9 million. Each unit consisted of one share of Series A Redeemable Convertible Preferred Stock and a five year warrant to acquire 300 shares of Common Stock for each preferred share purchased. The exercise prices of the warrants are $8.10 for 90,000 shares and $5.23 for 30,000 shares. As of March 31, 1998 all but one share of the Series A Redeemable Convertible Preferred Stock had been converted into Common Stock.


     In May and December 1997, the Company borrowed $1.0 million from Bankers Life Insurance Company and its affiliates. Of such amount, $250,000 bears interest at the prime rate plus 1.0% (9.5% as of March 31, 1998), matures on June 1, 1999, and is convertible into Common Stock at $4.50 per share; and $750,000 bears interest at the prime rate (8.5% as of March 31, 1998), matures on December 31, 2000, and is convertible into Common Stock at $9.00 per share.


     In May 1998, the Company sold to a private investment group 220 shares of the Company's Series B Convertible Preferred Stock for $10,000 per share for an aggregate of $2.2 million. The Series B Convertible Preferred Stock has an 11.0% dividend per year and is convertible into Common Stock at a conversion rate of $5.00 per share. After November 5, 1999, the Company may, at its option, redeem the Series B Convertible Preferred Stock for $10,000 per share. In connection with the issuance of the Series B Convertible Preferred Stock, the Company agreed to certain limitations on the issuance of additional shares of preferred stock by the Company.


     In June 1998, the Company sold to a private investment group 24.98 shares of the Company's Series C Convertible Preferred Stock for $10,000 per share for an aggregate of $249,800. The Series C Convertible Preferred Stock has an 11.0% dividend per year and is convertible into Common Stock at a conversion rate of $5.59 per share. After December 2, 1999, the Company may, at its option, redeem the Series C Convertible Preferred Stock for $10,000 per share. In connection with the issuance of the Series C Convertible Preferred Stock, the Company agreed to certain limitations on the issuance of additional shares of preferred stock by the Company.

     In June 1998, the Company sold to a private investment group 350 shares of the Company's Series D Convertible Preferred Stock for $10,000 per share for an aggregate of $3,500,000. The Series D Convertible Preferred Stock has an 11.0% dividend per year and is convertible into Common Stock at a conversion rate of $6.00 per share. After June 22, 2001, the Company may, at its option, redeem the Series D Convertible Preferred Stock for $10,000 per share. In connection with the issuance of the Series D Convertible Preferred Stock, the Company agreed to certain limitations on the issuance of additional shares of preferred stock by the Company.


     Upon the closing of various acquisitions during 1997, the Company incurred debt to certain shareholders of the acquired companies. The balance as of March 31, 1998 for the acquisition debt was $7.6 million. Of this amount, $4.6 million requires aggregate monthly principal payments of $27,112 plus interest and matures on June 27, 1999.


SEASONALITY


     Historically, the Company's used car business has experienced higher revenues in the first two quarters of the calendar year than in the latter half of the year. Management believes that these results are due to seasonal buying patterns resulting in part from the fact that many of its customers receive income tax refunds during the first half of the year, which are a primary source of down payments on used car purchases.


     Eckler's is also subject to seasonal fluctuations. Historically, Eckler's has realized a higher portion of its revenues in the second and third quarters of the calendar year and the lowest portion of its revenues in the fourth quarter. Eckler's is particularly dependent on sales to Corvette enthusiasts during the spring and summer months.


INFLATION


     Increases in inflation generally result in higher interest rates. Higher interest rates on the Company's borrowings would increase the interest expense related to the Company's existing debt. The Company cannot seek to limit this risk by increasing interest rates earned on its finance contracts since the interest charged is at or near the maximum permitted under Florida law. To date, inflation has not had a significant impact on the Company's operations.


YEAR 2000


     At the beginning of the third quarter of 1996, the Company's primary operating system and its peripherals were made Year 2000 compliant. Beginning in the first quarter of 1997, all new software on the Eckler's computer system was developed and tested to be Year 2000 compliant. All existing core applications are to be modified and tested for Year 2000 compliance no later than the last quarter of 1998. All new computer systems and software installations, including the other subsidiaries' computer systems, are currently Year 2000 compliant. All other systems including the Company's local and wide area networks, telephone systems, uninterruptible power supply systems and historical information are either in compliance or will be compliant no later than the fourth quarter of 1998. The Company continues to evaluate other computerized equipment to include security systems, fire control systems and power control systems to be Year 2000 compliant. The anticipated expense associated with the year 2000 compliance project will not include additional hardware cost or external staffing. The Company's computer systems and software are generally new and are Year 2000 compliant. All systems are expected to be in compliance by the last quarter of 1998.


RECENT ACCOUNTING PRONOUNCEMENTS


     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("FAS 130") and No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("FAS 131"). FAS 130 establishes standards for reporting and displaying comprehensive income, its components and accumulated balances. FAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. Both FAS 130 and FAS 131 are effective for periods beginning after December 15, 1997. Adoption of FAS 130 is not expected to have a material adverse effect on the Company's financial statements. The Company elected early adoption of FAS 131 during the three months ended March 31, 1998.


MARKET RISK


     The Company does not invest or trade in foreign currency or commodity transactions which would ordinarily be subject to market risk. The interest rate on the Company's borrowings is generally based on the prime rate. Accordingly, a significant increase or decrease in the prime rate could affect the Company's earnings in the future. The Company believes, however, that its financial instruments are disclosed at their fair values. Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve uncertainties and matters of judgment and, therefore, cannot be determined with precision. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument. Changes in assumptions could significantly affect these estimates. Since fair value estimates are as of a particular date, the amounts that will actually be realized or paid in settlement of the instruments could be significantly different.


     The carrying amount of cash and cash equivalents is assumed to be the fair value due to the liquidity of these instruments. The carrying amount of the finance receivables is assumed to be the fair value due to the relative short maturity and repayment terms of the portfolio as compared to similar instruments. The carrying amount of accounts payable and accrued expenses approximates fair value due to the short maturity of these instruments. The terms of the Company's notes payable approximates the terms in the market place at which they could be replaced. Therefore, the fair value approximates the carrying value of these financial instruments.

                                   BUSINESS



GENERAL


     Smart Choice Automotive Group, Inc. currently operates 20 locations in Florida that sell used cars under the "First Choice" brand name. The Company's First Choice cars are three to six years old, have less than 80,000 miles and have undergone thorough inspection, reconditioning and, as necessary, repair. The Company also sells used cars that may not meet the First Choice criteria through four additional stores in Florida that operate under the "Team" brand name. Through its finance company subsidiary, the Company (referred to herein as a "self-financed" retailer of used cars) provides financing for its customers by originating retail automobile installment sales contracts secured by the cars it sells ("finance receivables" or "finance contracts"). The Company's customers typically have limited credit histories, low incomes and/or past credit problems ("credit-impaired"). The Company intends to expand primarily by opening additional used car stores in Florida and extending its operations into other areas of the southeastern United States. The Company's objective is to become the leading self-financed retailer of used cars in the southeastern United States.


     Retail sales of new and used cars in the United States totaled nearly $673 billion in 1997. Used cars represented approximately 75% of cars sold in the United States and 55% of total sales in 1997, with approximately 41 million used cars sold at an average price of $9,029 per unit. Retail sales of used cars in Florida in 1997 totaled more than $24.4 billion (over 2 million vehicles). Approximately 36% of Florida's used car sales in 1997 occurred at approximately 2,800 self-financed used car stores, which are separate from used car operations at new car dealerships.


     Management believes that the quality and reliability of the Company's First Choice cars (i) reduce the probability of product failure (which management believes is a leading cause of defaults on finance contracts in the Company's industry), (ii) define the First Choice brand and (iii) reduce losses on the Company's repossessions of the cars. Due to the quality and reliability of its First Choice cars, the Company is able to provide 24 month/24,000 mile service contracts to its customers, which are underwritten by a third party. The Company sells used cars at its First Choice stores for an average retail price of approximately $9,700, which includes the service contract on all cars sold. The Company's Team stores generally sell older and higher mileage cars than First Choice cars. Team cars, which sell for an average retail price of approximately $7,900, are primarily cars that have been repossessed by the Company, have been traded in by customers or have not been sold by the First Choice stores within approximately 180 days. Cars sold at Team stores receive maintenance coverage under a 12 month/12,000 mile service contract.


     The Company also manufactures and sells Corvette parts and accessories through its subsidiary Eckler's, owns two new car dealerships in Florida, sells insurance and provides dealer training services.


BUSINESS STRATEGY


     The Company intends to become the leading self-financed retailer of used cars in the southeastern United States by capitalizing on its operating strengths and executing the growth strategy described below.


OPERATING STRENGTHS


     SELL RELIABLE, QUALITY CARS. The Company sells reliable, quality used cars. Management believes that product failure is a leading cause of defaults on finance contracts in the self-financed used car industry. Generally, the Company's First Choice cars are models having a good or superior reputation for quality and reliability, are three to six years old and have less than 80,000 miles. In addition, First Choice and Team used cars have undergone a comprehensive 110 point inspection, reconditioning and, as necessary, repair at the Company's reconditioning facilities. Due to the quality, reliability, condition and age of First Choice cars, the Company is able to provide 24 month/24,000 mile service contracts to its customers, which are underwritten by a third party, on all First Choice cars. Cars sold at Team stores, which are generally older and higher mileage cars, are covered by a similar 12 month/12,000 mile service contract. The third-party service contracts allow the Company's customers to have their cars serviced nationally by any one of approximately 375,000 ASE (Automotive Service Excellence) certified technicians.


     UTILIZE CENTRALIZED CREDIT APPROVAL AND STRICT UNDERWRITING PRACTICES. The Company separates the credit approval function and sales process for its used cars. Credit review and approval is conducted by experienced finance personnel at the Company's headquarters, distinct from the sales function. The Company's credit approval process is based upon strict adherence to objective underwriting standards that have resulted in improved collection experience since February 1997. Underwriting criteria include employment continuity, ties to the local community, ability to make the monthly payments and names, addresses and phone numbers of a sufficient number of persons who can verify the credit application information and would likely know where the applicant could be found in the event a collection problem arises. The Company regularly reviews its collection results to assess the effectiveness of its underwriting standards.


     APPLY RIGOROUS COLLECTION PRACTICES. The Company diligently and proactively pursues the collection of its finance receivables while maintaining a professional, customer-friendly atmosphere. The Company utilizes proven techniques in the collection process, including telephone calls, letters and various alternative payment mechanisms to facilitate payment. The Company's collection policy includes telephoning a borrower if the borrower's payment is one day late. The Company generally begins repossession procedures when the customer is two payments past due. Management believes that one of the reasons the Company generally experiences lower losses on defaults than its competitors is because the Company acts quickly to repossess cars on which defaults occur. As of March 31, 1998, 93.9% of the finance receivables were current.


     MAXIMIZE RECOVERY ON REPOSSESSIONS. Management believes that the Company generally experiences lower losses on repossessions than other lenders in the self-financed used car industry due to (i) the quality of the cars it sells,
(ii) the timeliness of its repossessions and (iii) its ability to remarket repossessions. The Company believes that its purchasing and reconditioning expertise result in cars that maintain their quality and value at the time of repossession. In addition, the speed with which the Company repossesses cars results in a repossessed car in better condition. Finally, the Company reconditions and remarkets approximately 70% of its repossessions through its Team stores, rather than through auctions (where cars are generally sold at lower prices). These practices allowed the Company to recover 55.1% (on a retail basis) of the principal amount of loans charged off for the three-month period ended March 31, 1998.


     AVOID THIRD PARTY FINANCE RECEIVABLES. As part of its operating philosophy, the Company only originates and services finance receivables on cars sold by its First Choice and Team stores. The Company does not intend to purchase third party finance receivables. In addition, the Company does not intend to utilize gain on sale accounting which is a revenue recognition method based upon certain estimates which may not subsequently be realized.


     INCREASE OPERATING EFFICIENCY. Since late 1997, to increase operating efficiency, the Company has combined certain administrative functions, such as accounting, treasury, insurance, employee benefits, strategic marketing and legal support, to reduce administrative costs and enhance the administrative functions. The Company intends to further increase its operating efficiency in such areas as advertising, reconditioning, raising capital and purchasing and transporting inventory.


     EMPLOY INTEGRATED MANAGEMENT INFORMATION SYSTEMS. Each used car store is linked to an integrated computer-based management information system ("MIS") that allows the Company to obtain "real time" information on its operations. The Company uses the MIS to transmit data between its headquarters and its stores, to evaluate store performance daily, monitor inventory, sales, costs and customer payments and facilitate the Company's underwriting and collection of its finance contracts.

     PROMOTE FIRST CHOICE BRAND. The Company believes that its First Choice brand is synonymous with quality cars and customer service. By seeking to maintain continuity in the appearance of its store locations, the Company expects to promote its name recognition. The Company attempts to maintain a consistency between its facilities and its marketing materials through the use of standardized logos and a white, blue and yellow color theme. The Company recognizes that the purchase of a car is one of the most significant purchases that many of its customers will make. Consequently, the Company focuses on providing professional service, convenient locations and a diverse inventory selection. The Company provides customers value-added programs such as the service contract, rapid turnaround for credit decisions, financing and convenient financing pre-qualification. By developing customer loyalty, the Company seeks to generate repeat and referral business.


GROWTH STRATEGY


     In order to become the leading self-financed retailer of used cars in the southeastern United States, the Company intends to open additional First Choice and Team stores both in geographic markets where the Company currently operates and in new markets. The choice of store locations in new and existing markets is based upon the presence of a suitable customer base. The Company's criteria for opening additional used car stores in existing markets include sufficient projected incremental sales volume, reconditioning capacity, geographic media coverage and market share. The Company believes that significant expansion opportunities satisfying their criteria are available within its existing markets.


     The Company's criteria for opening used car stores in new markets including the adequacy of radio and television coverage demographic makeup of the market (including income level and age of population), availability of qualified managers, access to an adequate supply of quality used cars and availability of appropriate store locations. Initially, the stores in new regions will rely upon access to the Company's existing used car inventory at nearby stores and reconditioning facilities. As a new market matures, the Company will open a reconditioning center with sufficient capacity to support growth.


INDUSTRY OVERVIEW


     AUTOMOTIVE RETAILING. Retail sales of new and used automobiles in the United States totaled approximately $673 billion in 1997 compared to $438 billion in 1991. New car sales accounted for approximately $303 billion of the 1997 sales. Used car sales in 1997 were estimated at approximately $370 billion, with approximately $195 billion in sales by new car franchised dealers and $130 billion in sales by independent dealers, many of which are self-financed used car dealerships. From 1991 to 1997, new car retail sales have grown at an average annual rate of 6.5% while used car retail sales have grown at an average annual rate of 8.5%, and used car sales at independent dealerships have grown at an average annual rate of 10.0%. This significant increase in used car revenue is primarily a result of the average price of a new car having risen significantly since 1991, and newer, higher quality used cars now comprise a larger part of the used car market.


     USED CAR SALES. Used car sales represented 73% of all cars sold in the United States in 1997. Approximately 41 million used cars were sold for $370 billion, representing 55% of the total dollar value of the car market. Retail sales of used cars in Florida in 1997 totaled more than $24.4 billion (over 2 million vehicles). Approximately 36% of Florida's used car sales in 1997 occurred at approximately 2,800 self-financed used car stores, which are separate from used car operations at new car dealerships. Used car retail sales generally are made by franchised new car dealerships that sell used cars, independent used car businesses and/or cars owners in privately negotiated transactions. While the used car industry is still highly fragmented, significant changes in the automotive industry have recently resulted in much consolidation. It is estimated that the number of independent used car dealerships has declined from approximately 72,800 in 1991 to approximately 60,500 in 1997. A number of dealership groups, such as Ugly Duckling Corporation, have begun to acquire a significant number of other dealers, including dealers in the Company's markets. In addition, several companies such as CarMax and AutoNation USA, have opened chains of used car "superstores" that offer a large variety and a number of used cars at their locations. Others, such as Auto-by-Tel, are marketing used cars on the Internet. Many new car dealerships, in an effort to focus on higher margin products, are adding or enlarging their used car divisions. In 1997, for example, used cars earned an average gross margin of 11.0% as compared to a new car's average gross margin of 6.4%. In recent years, the number of cars coming off leases has increased significantly, resulting in an increased supply of high quality used cars available for sale. These cars and cars from other sources have become available to franchised new car dealerships and non-franchised dealers of used cars, resulting in increased competition in the used car market.


     SUB-PRIME AUTO FINANCE. The automobile financing industry is the third largest consumer finance market in the country (after mortgage debt and credit card debt) with more than $466 billion in contracts on new and used cars originated in 1997. The segment of this industry representing borrowers with "C" and "D" credit profiles accounted for approximately $122 billion of the overall market in 1997, up from $55.4 billion in 1990. Recent surveys show that the number of these borrowers has increased to 34.9% in 1997 from 21.8% in 1991 at franchised new car dealers and to 55.8% in 1997 from 39.5% in 1991 at independent used car dealers. The Company believes that the portion of the automobile finance market attributable to used car borrowers has grown significantly in recent years and will continue to grow. Factors contributing to such growth include (i) the rise in lower skilled service industry jobs,
(ii) the rise in consumer debt and (iii) the increase in sales of used cars relative to new cars in recent years due principally to increased new car prices and the number of late model used cars coming off lease.


HISTORICAL GROWTH


     The Company's historic growth has resulted from a combination of internal growth (more recently) and acquisitions as reflected in the table below.


  Used Car Operations:



                                                                                            NUMBER OF
              COMPANY NAME                        SOURCE           DATE ACQUIRED/OPENED      STORES
----------------------------------------   --------------------   ----------------------   ----------
   Suncoast Auto(1)                             Predecessor              1/28/97               3
   RC Hill's World of Wheels(1)                 Predecessor              2/12/97               4
   225 North Military Trail(1)                  Predecessor              2/14/97               1
   Roman Fedo(1)                                Acquisition              6/30/97               1
   Strata Holdings, Inc.(1)                     Acquisition              6/30/97               2
   "First Choice" and "Team Stores"(1)      Internal Expansion          9/97-7/98              9
                                                                                               --
    Total Used Car Stores                                                                      20
                                                                                               ==

     ----------------
     (1) Includes associated finance contracts.


  Other Business Operations:



              COMPANY NAME                    SOURCE       DATE ACQUIRED        PRINCIPAL BUSINESS
---------------------------------------   -------------   ---------------   --------------------------
   Eckler Industries, Inc.                 Predecessor       1/28/97        Corvette parts and
                                                                            accessories
   Dealers Development Services, Inc.      Acquisition       1/28/97        Auto dealership
                                                                            training services
   Dealers Insurance Services, Inc.        Acquisition       1/28/97        Insurance broker for
                                                                            auto dealerships
   Jack Winters Enterprises, Inc.          Acquisition       8/21/97        Volvo new car dealership
   B&B Florida Enterprises, Inc.           Acquisition       8/29/97        Nissan new car dealership

1997 RESTRUCTURING


     In late 1997, management undertook a comprehensive evaluation of its business in order to improve earnings and address the Company's operational and liquidity needs. As a result, management determined to emphasize used car sales, which typically have higher gross margins than new car sales.

Accordingly, the Company terminated all plans to acquire or open new car dealerships in early December 1997 and began to focus on achieving operational efficiencies at the used car stores that the Company had acquired or opened during 1997.


     The Company implemented the following changes to focus its business strategy and to achieve certain operational efficiencies.


   /bullet/ The Company took one-time charges in the fourth quarter of 1997 relating to acquisition expenses and severance payments.


   /bullet/ Corporate headquarters personnel was reduced by approximately 15% in the fourth quarter of 1997.


   /bullet/ A Company-wide budget was prepared and implemented and, in addition, "flash reports" were developed for the Company's divisions beginning January 15, 1998. These flash reports provide key information daily and are used to monitor business operations and results on a regular basis.


   /bullet/ In late 1997, the Company began maintaining a "static pool" analysis that established a benchmark for analysis of the quality of the Company's finance receivable portfolio. The static pool indicated that the actual net cumulative loss incurred on the amount of the portfolio (12%) were less than the ratio of loss reserves to the amount of the portfolio (17%) through March 31, 1998.


   /bullet/ The Company's finance subsidiary, FFG, expanded its loan portfolio to $51.1 million as of March 31, 1998, while establishing and maintaining underwriting procedures that have resulted in 93.9% of the finance contracts being current (30 days or fewer past due).


   /bullet/ The Company restructured certain debt obligations in late 1997 and in the first quarter of 1998. The debt restructuring included expanded financings for key areas of the business as well as negotiating conversions of some debt instruments into equity and refinancing obligations with maturities in 1998.


SELF-FINANCED USED CAR STORES


     The Company currently owns and operates 20 self-financed used car stores under the First Choice name and 4 used car stores under the Team name. Cars that have less than 80,000 miles are placed at First Choice locations, while cars that have more than 80,000 miles (usually repossessions or trade-ins) are placed at Team stores. The Company's used car stores are divided into three regions (the Tampa-St. Petersburg, Orlando and West Palm Beach, Florida metropolitan areas), and each region is managed by a regional manager. Each store is managed by a sales manager who oversees a sales staff. The Company upgrades the facilities it acquires with fresh exterior and interior paint and new signage (with an emphasis on the blue, yellow and white colors of First Choice), replaces furniture and fixtures as necessary to be similar to the existing locations and installs upgraded computer systems.


     The Company's First Choice stores generally maintain an approximate average of 90 used cars (ranging from 50 to 125) per store, featuring a wide variety of makes and models (with ages generally ranging from three to six years) and a range of sale prices, all of which enable the Company to meet the preferences and budgets of a wide range of potential customers. The Company believes that by selling higher quality used cars and providing a service agreement to cover major repairs, improved customer satisfaction and fewer defaults on finance contracts result. The Company provides, through a third-party underwriter, a 24 month/24,000 mile service agreement with each used car sold at a First Choice store and a 12 month/12,000 mile service agreement to purchasers of the Company's Team cars. Under the service agreements, the Company's customers may have their First Choice or Team cars serviced nationally by any one of approximately 375,000 ASE (Automotive Service Excellence) certified technicians. The Company does not perform any repairs under these service agreements.

     The Company acquires its used cars primarily through auto auctions. All cars are subjected to a 110 point inspection program, reconditioning and, as necessary, repair at the Company's reconditioning facilities. The Company outsources all painting and body work. The Company invests approximately $300 per car in repairs prior to delivering the cars to the individual stores for sale. The Company's regional managers determine the number and types of cars for the stores in their regions. If a car is not sold in 90 days, it is rotated to another First Choice dealership in the same region for an additional 90 days, after which, if not sold, it is moved to a Team location or sold wholesale to other dealers.


     RECONDITIONING CENTERS. The Company uses two reconditioning centers in its used car operations. Both centers process used cars through the Company's 110 point inspection, perform minor body work and apply detailing, as necessary. The main reconditioning facility, based in Lakeland, Florida, has total square footage of 31,286 and is located on a 6.7 acre parcel. As of June 30, 1998, the Lakeland operation had 20 bays and was capable of reconditioning 1,500 cars per month. The Company believes that the parcel of land could be used to expand reconditioning capacity by adding more bays. The Lakeland facility also contains the Company's off-site disaster recovery operations center.


     In addition to the main facility, the Company uses a second center at its Nissan dealership in Stuart, Florida. This reconditioning operation uses 7 of the dealership's 14 bays in a facility for which the total square footage is 25,940 and which has the capacity to recondition 250 cars per month.


     MARKETING AND SALES. A primary focus of the Company's marketing strategy for its used car stores is its ability to finance consumers with poor credit histories. The Company has initiated marketing programs designed to attract credit-impaired customers, assist such customers in re-establishing their credit, reward those customers who pay on time, develop customer loyalty and increase referral and repeat business. The Company created such value-added programs for its customers such as providing quality cars through a comprehensive inspection and refurbishment program, providing a service agreement on all used cars sold at the Company stores, rapid loan application processing and pre-qualification over the telephone by calling a toll-free number. The Company reports monthly to credit bureaus, allowing customers the opportunity to work toward reestablishing their credit while providing an avenue for them to purchase newer cars as their credit improves.


     In general, the Company's advertising for its used car stores emphasizes its multiple locations, wide selection of quality used cars, ability to provide financing to many credit-impaired borrowers and additional value-added programs such as service agreements and loan pre-qualifications. The Company advertises extensively in the radio and television media. In addition, management believes the Company's upgraded facilities provide effective advertising. The facilities' fresh and inviting appearance fosters the image of a used car store that offers quality cars and attracts drive-by traffic to visit the stores. The Company believes that its advertising and marketing approach creates brand name recognition and promotes its image as a professional, customer oriented business.


     The Company utilizes various telemarketing programs to promote its used cars. For example, potential customers are contacted within several days of their visit to a Company store to follow up on leads and obtain information regarding their experience while at a Company store. In addition, used car customers with satisfactory payment histories are contacted several months before contract maturity and are offered an opportunity to purchase another car with a nominal down payment requirement or to move up to a newer car at one of the Company's new car dealerships if the customer has improved credit.


     The Company employs a dedicated on site sales force. The Company continually seeks to develop and retain qualified salespersons. The salesperson's sole responsibility is the sale of cars. The salespersons who sell used cars do not in any way participate in the financing aspects of the sale. The Company employed 127 full-time salespersons at its used car stores as of June 30, 1998. The salespersons are compensated primarily through commissions.


     COMPETITION. The used car business in which the Company competes is highly fragmented and very competitive. The Company may face increased competition from automobile consolidators such as

Ugly Duckling Corporation and "superstores" such as CarMax and AutoNation USA. Others, such as Auto-By-Tel, Calling All Cars, AutoVantage and Auto Web International are marketing cars on the Internet. In addition, certain regional and national car rental companies have begun to operate retail used car lots to dispose of their used rental cars. Many of these competitors have significantly greater financial, marketing and other resources than the Company.


     The used car superstores typically use a mega-dealer approach with substantial investments in real estate and extensive inventory at each store. In contrast, the Company maintains several medium to large stores in each of its marketing areas. The Company believes that by covering more territory with multiple locations in a market area rather than having one superstore serving a large geographic area, the Company's stores are more easily accessible to a wider population and the Company benefits from more visibility in its market area. Also, the existence of multiple locations gives the Company greater flexibility in responding to a change in market conditions.


     The Company's used car stores do not directly compete with superstores such as CarMax or AutoNation which offer newer, more expensive cars than the Company sells and do not target credit-impaired borrowers. Of the large companies that have entered the credit-impaired car business, only Ugly Duckling Corporation has announced an intention to focus on the credit-impaired borrower. However, the Company believes that it competes effectively with the other self-financed dealers and can compete effectively with Ugly Duckling Corporation because the Company's cars are generally newer, lower mileage cars. Further, the Company provides each customer with a service agreement on each used car sold at the Company's stores. The Company distinguishes its direct sales and financing operations from those of typical self-financed used car retailers by providing multiple locations, upgraded facilities, large inventories of used automobiles, centralized purchasing, value-added marketing programs and dedication to customer service. In addition, the Company has developed underwriting guidelines and techniques to facilitate rapid credit decisions, as well as an integrated, technology-based corporate infrastructure that enables the Company to monitor and service its finance contracts. The Company believes that it is the largest used car dealership chain in Florida that focuses on credit-impaired customers.


     The credit-impaired segment of the used car financing business is also highly fragmented and very competitive. In recent years, several consumer finance companies have completed public offerings in order to raise the capital necessary to fund expansion and support increased purchases of finance contracts. In addition, there are numerous financial services companies serving, or capable of serving, this market. While traditional financial institutions, such as commercial banks, savings and loans, credit unions and captive finance companies of major automobile manufacturers, have not consistently serviced credit-impaired borrowers, the high rates of return earned by companies involved in credit-impaired financing have encouraged certain of these traditional institutions to enter, or contemplate entering, this market.


NEW CAR DEALERSHIPS


     The Company owns and operates two new car dealerships in Stuart, Florida, a Nissan and a Volvo dealership. The Company purchased these new car dealerships before it determined to focus on used car sales. The Company sells new and used cars at the new car dealership and provides parts and services. The Company has determined not to purchase any additional new car dealerships. The Company emphasizes customer satisfaction throughout its new car dealership. The customer satisfaction surveys sent by the manufacturers to the Company's new car customers enhance the Company's ability to maintain its customer satisfaction. Advertising and marketing play a significant role in the success of the Company's new car sales. The Company advertises new car sales primarily through the print media. The manufacturers advertise in the print and radio media.


     The new car dealership business in which the Company operates is highly competitive. The Company principally competes in this business with other new car dealerships which are significantly bigger than the Company, ranging in size from the independent dealer selling fewer than 25 cars per year to the large, well-capitalized new car dealership chains. Also, the Company's franchise agreements with manufacturers do not give the Company the exclusive right to sell the manufacturer's product within a given geographical area. Accordingly, a manufacturer could grant another dealer a franchise to start a new dealership in close proximity to either of the Company's locations or an existing dealer could move its dealership to a location which would be directly competitive with the Company.


FINANCING CUSTOMERS WITH IMPAIRED CREDIT


     The Company offers financing to its customers who purchase used cars. The Company does not have any loans from persons who are not customers except for finance contracts purchased in the Company's used car dealership acquisitions. The Company has established a policy not to acquire third party originated finance contracts. It provides financing only for its own customers, thereby relying on its own underwriting standards and not those of third parties. Sales and financing are separate functions performed by different Company subsidiaries. All credit and financing review and decisions are made by experienced financing personnel at the Company's headquarters. The Company's used car stores use a standardized sales contract that typically provides for down payments of approximately 10% of the purchase price with the balance of the purchase price financed at an average annual percentage rate of approximately 26% over periods ranging from 12 to 48 months. The Company finances approximately 95% of the used car sales at its used car stores through finance contracts that the Company originates and services.


     CUSTOMER CREDIT PROFILE. The Company targets customers with "C" or "D" credit profiles. A "C" rated consumer may have an inconsistent employment record or unresolved problems with credit in the past. This borrower will generally not be able to obtain a loan to finance a late model or older used car purchase from a captive finance subsidiary or a bank otherwise available to customers with "A" or "B" credit ratings. A "D" rated consumer has an unfavorable employment history and other credit problems, such as personal bankruptcy. This borrower's primary choice is to finance his or her used car purchase, which is often from a self-financed used car store, through an independent finance company that is active in this market segment. Based on a random sample by the Company of its loan portfolio in October 1997, the Company's average customer (at the time such customer applies for or is originally approved for credit) has gross annual household income of approximately $30,000, an average length of employment at his or her current job of approximately 3.2 years and resided in the same area for approximately
4.9 years.


     CREDIT EVALUATION PROCEDURES. The Company applies uniform underwriting and credit approval standards in originating its used car loans. The most important criteria the Company uses in evaluating a loan are the applicant's creditworthiness, the collateral value of the car, employment and residence histories, income information, personal references, income and expense information and credit bureau reports. The sales managers at the Company's used car stores submit the customer's credit application to the Company's headquarters in Titusville, Florida, where the customer's creditworthiness is analyzed. The Company utilizes a credit evaluation system it developed in determining a customer's creditworthiness. Financing decisions are made by an experienced loan staff with a minimum of five-years experience, and overall an average of ten-years experience in car financing. For applicants who fall outside of the guidelines, the ultimate financing determination is made by senior management. Further, members of senior management regularly review credit decisions made by the Company's employees to assure uniformity in underwriting standards. Periodically, the Company retains credit underwriting consultants to review the Company's loan quality, collection and underwriting procedures and recommend areas for improvement. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Credit Losses" for information about the Company's loan loss and delinquency experience.


     CONTRACT SERVICING. The Company services its finance contracts through use of the servicing procedures which have been specifically tailored to the Company's customers and include: (i) monitoring loans and related collateral;
(ii) accounting for and posting all payments received; (iii) responding to borrowers' inquiries; (iv) taking all necessary action to maintain the security interest granted in the financed automobile; (v) investigating delinquencies and communicating with borrowers to obtain timely payments; (vi) pursuing deficiencies on loans; and (vii) when necessary, repossessing the financed automobile.


     COLLECTION POLICY. The Company is strict in its collection policies, believing that by acting promptly and working with the customers, the Company is able to minimize its loss exposure. The Company employs a credit counselor in each of its major market areas to work directly with delinquent customers, and the Company also maintains regional payment centers so customers can pay by cash rather than send checks through the mail. Approximately 60% of the customer payments are received through the regional payment centers. The Company begins collection efforts when an account balance becomes one day past due. Generally, the Company's policy is to work with the customer to permit the customer to keep the automobile and continue making payments, and to take more aggressive action if the customer fails to continue making payments.


     REPOSSESSIONS. The Company begins the process of repossession when two payments are past due. Repossessions are handled by independent licensed, bonded and insured repossession firms engaged by the Company. The Company reconditions and remarkets approximately 70% of its repossessions through the Company's Team stores, rather than through auctions (where cars are generally sold at lower prices). These practices allowed the Company to recover 55.1% (on a retail basis) of the principal amount of loans and accrued interest charged off for the three month period ended March 31, 1998.


     COMPETITION. The market for financing credit-impaired customers is highly competitive. The Company's competitors include local, regional and national automobile dealers, used car finance companies and other sources of financing for automobile purchases, many of which are larger and have greater financial and marketing resources than the Company. Historically, commercial banks, savings and loan associations, credit unions, captive finance subsidiaries of automobile manufacturers and other consumer lenders have not competed for financing for credit-impaired used car buyers. During the past two years, however, several companies, including large, well-capitalized public companies, have devoted considerable resources to acquisitions in the Company's market for credit-impaired customers.


     THIRD PARTY FINANCE RECEIVABLES AND ACCOUNTING. The Company does not intend to utilize gain on sale accounting which is a revenue recognition method based upon certain estimates which may not subsequently be realized. The amount of the gain on sale reflects the difference between the yield earned on the contract portfolio securitized and the return on the securities sold, and is computed based on the difference between (i) the dollar amount received for the securities plus the value of the residual retained, and (ii) the net principal balance of the contract portfolio sold less the amount of the allowance for credit losses allocable to such contract portfolio and direct expenses. To the extent that actual cash flows on a securitization are materially below estimates, the seller would be required to revalue the residual portion of the securitization which it retains and record a charge to earnings based upon the reduction.


CORVETTE PARTS AND ACCESSORIES


     The Company, through Eckler's, is a manufacturer and supplier of aftermarket Corvette parts and accessories. For the year ended December 31, 1997, and the three months ended March 31, 1998, Eckler's accounted for approximately 21.7% and 11.3%, respectively, of the Company's revenues. The Company expects that Eckler's revenues, as a percentage of overall revenue, will continue to decrease as the Company expands its used car operations.


     The Company has entered into a Reproduction and Service Part Tooling License Agreement with General Motors Corporation, Service Parts Operations ("GM") (the "GM Agreement"). Under the GM Agreement, the Company is licensed to manufacture, sell, distribute and market numerous parts discontinued by GM which the Company may sell under the GM Restoration Parts trademark for various Corvette model years.


     SALES AND DISTRIBUTION METHODS. Eckler's generates revenues through catalog sales and, to a lesser extent, showroom sales. The Company markets approximately 17,000 items through the Eckler's catalog. In late 1997, the Company began to distribute its catalog semiannually instead of annually. The Company also markets Corvette products from its 5,000 square foot Titusville, Florida showroom, advertises in magazines and trade publications and sponsors various promotional programs. The Company also distributes approximately 30,000 copies of its catalog through newsstands.


     SOURCING AND PRODUCTION. A majority of the Company's Corvette products are obtained from many independent manufacturers and distributors. The Company sources its GM Restoration Parts through third-party manufacturers and the purchase of discontinued parts directly from GM. The Company has over 400 Corvette product suppliers with no single source accounting for more than 5% of purchases, except for Bob Steele Chevrolet, which accounted for approximately 14% of purchases in 1996. Of Eckler's approximately 95,000 customers, no single customer accounted for more than 5% of its total revenues during 1997.


     COMPETITION. The Company competes directly with a number of local, regional and national suppliers of aftermarket Corvette automotive parts. The Company has identified seven primary competitors.


MANAGEMENT INFORMATION SYSTEMS


     The Company's management information system ("MIS") allows the Company to manage its operations uniformly and efficiently through "real time" information. Utilizing its MIS, the Company is able to bar code inventory, track sales and costs, and provide its stores access to inventory available at other Company stores from one integrated platform. The Company also employs financial software to facilitate the Company's underwriting and credit approval process, track collections and monitor its loan portfolio. The Company has assimilated loan tracking software utilized by the finance companies it acquired in connection with acquisitions of self-financed used car dealerships. The Company has installed financial software for its finance contracts that will integrate into one uniform system all loan monitoring and servicing functions. The Company has a recovery system in the event of a natural disaster (e.g., hurricanes, tornadoes, fire, lightning) under which all systems can be rerouted to a remote location and fully operational within 24 hours. The Company has the ability to customize and upgrade its software in-house with its own staff of MIS personnel and to trouble-shoot any interruptions that may occur. The Company foresees no material problems in becoming Year 2000 compliant. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


INSURANCE


     The Company has developed a program offering collision and liability insurance to its used car customers as well as credit life insurance.


REGULATION, SUPERVISION AND LICENSING


     The Company's operations are subject to ongoing regulation, supervision and licensing under various federal, state and local statutes, ordinances and regulations. Among other things, these laws require that the Company obtain and maintain certain licenses and qualifications, limit or prescribe terms of the contracts that the Company originates and/or purchases, require specified disclosures to customers, limit the Company's right to repossess and sell collateral, and prohibit the Company from discriminating against certain customers. The Company is also subject to federal and state franchising and insurance laws.


     The Company typically charges interest rates ranging from 25.0% to 29.9% per annum on the finance contracts originated at its used car stores. Currently, all of the Company's used car sales activities are conducted in, and its finance contracts are originated in, Florida, which limits the interest rate that a lender may charge. The Company may expand its operations into other states that also impose interest rate limits.

TRADEMARKS AND PROPRIETARY RIGHTS


     The Company does not have any registered trademarks or service marks other than "Eckler's." Under certain license agreements with GM, the Company is licensed to use the GM Restoration Parts label on discontinued Corvette parts it manufactures or acquires under the GM Agreement. The Company also has the non-exclusive right to use certain GM trademarks (e.g., "CORVETTE" and Corvette body designs) under certain trademark and licensing agreements, in connection with the manufacture, sale, promotion and distribution of pre-approved accessory, novelty, gift and apparel items.


EMPLOYEES


     At June 30, 1998, the Company employed 498 persons, of which 74 were employed in the Company's executive and administrative offices, 273 were employed in its Company dealership operations, 62 were employed in the Company's credit and collection activities, and 89 were employed by Eckler's. None of the Company's employees are covered by a collective bargaining agreement. The Company considers its relations with its employees to be good.


PROPERTIES


     The Company owns approximately 5.6 acres of real property at its main facilities in Titusville, Florida. Three buildings comprise the Company's main facilities--an administrative building, a manufacturing facility and a warehouse and shipping facility, with total square footage of 87,825. The Company also owns 5.3 acres of undeveloped property adjacent to its main facilities, as well as a First Choice store located in Melbourne, Florida.


     As of June 30, 1998 the Company leased 27 facilities, consisting of 23 used car stores, two new car dealerships, office space in Tampa, Florida, and its main reconditioning facility in Lakeland, Florida. The other reconditioning facility is leased as part of the Stuart Nissan new car dealership. The lease on the Lakeland reconditioning facility is being extended for a three year term until August, 2001, with renewal provisions for a three year, followed by five one year, terms. The lease at the Volvo dealership expires in 2004, while the lease for the Nissan dealership expires in 2003.


     The rent expense on the Company's facilities was approximately $577,000 for the three months ended March 31, 1998, and $1.3 million for the twelve months ended December 31, 1997. See "Certain Relationships and Related Transactions."


LEGAL PROCEEDING


     The Company is involved in legal and administrative proceedings in the ordinary course of business. The Company believes that none of these actions will have a material adverse effect on the Company's financial condition, results of operations or cash flows.

                                  MANAGEMENT



DIRECTORS AND EXECUTIVE OFFICERS


     The following table sets forth the names, ages and positions of all directors and executive officers of the Company. Also set forth below is information as to the principal occupation and business experience for each individual.


NAME                          AGE                     POSITION AND OFFICE
--------------------------   -----   -----------------------------------------------------
Robert J. Abrahams            71     Chairman of the Board and Director
Gary R. Smith                 45     President, Chief Executive Officer and Director
Ronald W. Anderson            50     Executive Vice President and Chief Operating Officer
Joseph E. Mohr                32     Executive Vice President and Chief Financial Officer
Joseph A. Alvarez             42     Executive Vice President
Robert J. Downing             41     Senior Vice President and Chief Legal Officer
Lewis H. Berman               58     Director
Jeffrey D. Congdon            55     Director
John W. Holden, Jr.           57     Director
Craig Macnab                  42     Director
Gerald C. Parker              50     Director
Donald A. Wojnowski, Jr.      38     Director

     Robert J. Abrahams has been Chairman of the Board and a director of the Company since 1997. For the past ten years, Mr. Abrahams has been self employed as an independent consultant in the financial services industry. Mr. Abrahams also serves on the Board of Directors of two public companies, HMI Industries, Inc. and Ugly Duckling Corporation, and six private, independent consumer finance companies. Prior to that time, Mr. Abrahams spent 28 years with Heller Financial Corporation ("Heller"), an international financial services company, in charge of its consumer finance activities. Mr. Abrahams held various titles at Heller, including Executive Vice President from 1985 to 1988. Mr. Abrahams serves as a member of the Executive Committee and Compensation Committee of the Board of Directors of the Company.


     Gary R. Smith has been the President, Chief Executive Officer and a director of the Company since 1997. From 1990 until the Predecessor Acquisition, Mr. Smith was the President, Chief Executive Officer and owner of Florida Finance Group, Inc. Mr. Smith also served, from 1981 until the Predecessor Acquisition, as the President, Chief Executive Officer and owner of Suncoast Auto Brokers, Inc., an automobile dealership, and Suncoast Auto Brokers Enterprises, Inc., a used car dealership. Mr. Smith served as President of the Florida Independent Automobile Dealers Association in 1993 and currently serves as a member of that association's Board of Directors. Mr. Smith also serves as a member of the Board of Directors of the National Independent Automobile Dealers Association. Mr. Smith serves as a member of the Executive Committee of the Board of Directors.


     Ronald W. Anderson joined the Company as Executive Vice President and Chief Operating Officer in 1997. From June 1996 to March 1997 he was Vice President of Marketing for North American Mortgage Insurance Group. From 1989 through June 1996, he served as Executive Vice President for operations of the Riverside Group, a diversified holding company, the business of which included real estate, insurance and retail building supplies.


     Joseph E. Mohr joined the Company as its Senior Vice President and Chief Financial Officer in 1997 and was promoted to Executive Vice President in 1998. From 1994 through 1997, Mr. Mohr was a management consultant with Gemini Consulting, and from 1991 through 1994, he was a Senior Business Operations Specialist with Heller Financial Corporation. Mr. Mohr has practiced accounting, as a certified public accountant with Arthur Andersen L.L.P.


     Joseph A. Alvarez has served as Executive Vice President of the Company since 1997, in which capacity he is in charge of the Company's automobile sales activities. Prior to joining the Company,

Mr. Alvarez was general manager of the following factory franchised new car dealerships: Lokey Automobile Group (1996-1997); Carlisle Motors (1994-1996); and Dimmitt Cadillac (1988-1994).


     Robert J. Downing joined the Company as Senior Vice President and Chief Legal Officer in 1998. From 1990 to present, he has been the principal shareholder in Downing & Associates, a law firm with offices in Miami, Florida and previously in Albuquerque and Santa Fe, New Mexico. Mr. Downing also acted as of counsel to Cohen & Cohen, P.A., a Santa Fe, New Mexico law firm, from 1994 until 1997 and as of counsel to Montgomery & Andrews, P.A., an Albuquerque, New Mexico law firm from 1991 until 1992.


     Lewis H. Berman was appointed a director of the Company in 1998. Mr. Berman, a certified public accountant, founded Berman, Hopkins, Wright, Arnold, Laham LLP, an accounting and business consulting firm with offices in Merritt Island and Melbourne, Florida, in 1964. Mr. Berman retired as managing partner of such firm in January 1996.


     Jeffrey D. Congdon was appointed a director of the Company in 1998. Mr. Congdon has been Vice Chairman of the Board of Directors of Budget Group, Inc. since January 1991. From January 1991 to November 1997 he also served as the Budget Group, Inc.'s Chief Financial Officer. Since December 1990, he has been Secretary, Treasurer and a director of Tranex Credit Corporation. From 1980 to 1989, he was an executive officer and principal shareholder of corporations that owned and operated 30 Budget Car Rental franchises that were sold to Budget Rent a Car Corporation in 1989. From 1982 to 1996, Mr. Congdon owned and operated retail new and/or used car sales operations in Indianapolis, Indiana.


     John W. Holden, Jr. was appointed a director of the Company in 1998. Since 1974, Mr. Holden has been President and Chief Executive Officer of Pioneer Credit Company, a consumer finance company.


     Craig Macnab was appointed a director of the Company in 1997. Since 1997, Mr. Macnab has been President of Tandem Capital, which provides growth capital to small, rapidly growing public companies with market capitalizations below $100 million. Mr. Macnab also serves on the Board of Directors of five public companies, Clinicor, Inc., Teltronics, Inc., Environmental Tectonics Corporation, JDN Realty Corp. and Digital Transmission Systems, Inc. From 1993 until 1996, he was a partner in J.C. Bradford and Company, a securities firm. Mr. Macnab also serves on the Compensation Committee and Audit Committee of the Board of Directors. Tandem Capital is an affiliate of Sirrom Capital Corporation, which holds $7.5 million in convertible notes of the Company and other securities exercisable for the Company's Common Stock.


     Gerald C. Parker has been a director of the Company since 1997. For the past ten years, Mr. Parker has been involved in the structuring and funding of start-up companies. Since 1998, Mr. Parker has served as President of Investment Management of America, Inc., a merger and acquisition firm. Mr. Parker also serves as a director of LRG Restaurant Group, Inc., a publicly traded company. Mr. Parker serves as a member of the Compensation Committee of the Board of Directors.


     Donald J. Wojnowski, Jr. has been a director of the Company since 1996. Since 1992, he has been a stockbroker and registered principal of Empire Financial Group, Inc., an NASD registered broker-dealer. Mr. Wojnowski serves as a member of the Executive Committee of the Board of Directors.


COMMITTEES OF THE BOARD OF DIRECTORS


     The Company's Board of Directors has a standing Executive Committee, Compensation Committee and Audit Committee. The Executive Committee acts on certain matters provided by law in lieu of action by the full Board of Directors. The Compensation Committee makes recommendations to the Board of Directors regarding salaries, incentives and other forms of compensation for executive officers, directors and employees of the Company. The Audit Committee reviews the Company's accounting practices, internal accounting controls and financial results and oversees the engagement of the Company's independent auditors.

EXECUTIVE COMPENSATION


     The following table sets forth information concerning the annual and long-term compensation for services rendered in all capacities to the Company during the 1997, 1996 and 1995 fiscal years of those persons who were, at December 31, 1997: (i) the Chief Executive Officer of the Company, (ii) the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at December 31, 1997, and (iii) those former executive officers of the Company who would have been included under (ii) but for the fact that they were not executive officers of the Company at December 31, 1997 (the "Named Executive Officers"). The annual salary information in the table below is for 1997, except for the information for Ralph H. Eckler, which is for 1997, 1996 and 1995. None of the Named Executive Officers served for all of 1997, and, therefore, salary amounts for 1997 do not reflect salary for a full year.



                                                                                              LONG-TERM               OTHER
                                                     ANNUAL COMPENSATION                    COMPENSATION          COMPENSATION
                                         -------------------------------------------   ----------------------   ----------------
                                                                                             SECURITIES
NAME AND PRINCIPAL POSITION               YEAR         SALARY             BONUS         UNDERLYING OPTIONS(1)
--------------------------------------   ------   ---------------   ----------------   ----------------------
Robert J. Abrahams                       1997       $ 110,819                 --               222,500
Chairman of the Board
Gary R. Smith                            1997         217,851                 --               302,500
President and Chief Executive Officer
Ronald W. Anderson                       1997         115,328                 --                87,025
Executive Vice President and
Chief Operating Officer
Joseph E. Mohr                           1997          37,073(2)              --                77,025
Executive Vice President and
Chief Financial Officer
Joseph A. Alvarez                        1997         113,010          $  50,000(3)            105,000
Executive Vice President
Ralph H. Eckler(4)                       1997         101,657                 --               250,000(5)          $  14,069(6)
Former President and                     1996         100,000                                  105,000
Chief Executive Officer                  1995         105,776
Fred E. Whaley                           1997         153,263                 --               500,000(7)
Former Executive Vice President and
Chief Financial Officer

----------------
(1) The amounts shown in this column represent outstanding stock options granted as compensation.
(2) Represents compensation beginning September 22, 1997.

(3) Mr. Alvarez's employment agreement provides for a bonus payment at the end of each fiscal year of $50,000, which the Company paid in 1998.
(4) Mr. Eckler was also paid $100,000 in 1997 in connection with the termination of his employment.

(5) Includes 50,000 securities underlying options originally granted to Mr. Eckler in 1996 that were repriced in 1997.

(6) Represents the value of an automobile conveyed to Mr. Eckler pursuant to the Release Agreement (as defined herein). See "Certain Relationships and Related Transactions."

(7) The Company has asserted in litigation with Mr. Whaley that these grants have been rescinded.

OPTION GRANTS TO EXECUTIVE OFFICERS IN LAST FISCAL YEAR


     Various stock option plans and arrangements are in effect that provide options to purchase Common Stock as compensation to executive officers, directors and employees of the Company. The following table sets forth information regarding stock options granted during 1997 to the Named Executive Officers.



                                                                                               POTENTIAL REALIZABLE VALUE
                        NUMBER OF       PERCENT OF                                               AT ASSUMED ANNUAL RATES
                        SECURITIES    TOTAL OPTIONS                MARKET                      OF STOCK PRICE APPRECIATION
                        UNDERLYING      GRANTED TO     EXERCISE   PRICE AT                         FOR OPTION TERM(3)
                         OPTIONS       EMPLOYEES IN     PRICE      DATE OF   EXPIRATION  ---------------------------------------
NAME                    GRANTED(1)     FISCAL YEAR    PER SHARE   GRANT(2)      DATE          0%           5%           10%
-------------------- --------------- --------------- ----------- ---------- ------------ ----------- ------------- -------------
Robert J. Abrahams       210,000           10.8%       $  1.00    $  4.94   12/01/2002    $827,400    $1,114,014    $1,460,214
                          12,500            0.6           2.00       4.94   03/05/2002      36,750        53,810        74,418
Gary R. Smith              2,500             --           2.00       4.88   03/24/2002       7,200        10,616        14,642
                         200,000           10.2           2.00       5.12   03/21/2002     624,000       910,720     1,248,640
                         100,000            5.2           4.50       4.56   07/29/2002       6,000       133,680       284,160
Ronald W. Anderson        20,000            1.0           2.00       4.88   03/24/2002      57,600        84,928       117,136
                          30,000            1.5           4.88              03/24/2002          --         7,200        46,800
                          25,000            1.3           4.25       4.56   07/29/2002       7,750        39,670        77,290
                          12,025            0.6           2.00       4.00   12/31/2002      24,050        37,518        53,391
Joseph E. Mohr            35,000            1.8           2.00       6.25   09/19/2002     148,750       210,000       282,188
                          30,000(4)         1.5           6.50              09/19/2002          --            --            --
                          12,025            0.6           2.00       4.00   12/31/2002      24,050        45,318        53,391
Joseph A. Alvarez         80,000            4.1           2.00       6.00   04/11/2007     320,000       622,400     1,083,200
                          25,000            1.3           4.50              07/29/2002          --        31,500        68,625
Ralph H. Eckler          100,000            5.1           8.75              01/28/2002          --            --        71,680
                         100,000            5.1           6.50              09/30/2002          --       182,000       396,500
                          50,000            2.6           6.50              01/28/2002          --        91,000       198,250
Fred E. Whaley(5)        200,000           10.3           2.00       4.88   03/24/2002     576,000       849,280     1,171,360
                         200,000           10.3           4.88              03/24/2007          --       614,880     1,551,840
                          50,000            2.6                             03/24/2002
                          50,000            2.6                             03/24/2002

----------------
(1) Except where noted otherwise, options were immediately exercisable upon grant.

(2) If greater than exercise price.

(3) Gains are reported net of the option exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table will not necessarily be achieved.

(4) Options vest as follows: 10,000 shares on September 19, 1998; 10,000 shares on September 19, 1999; and 10,000 shares on September 19, 2000.

(5) The Company has asserted in litigation with Mr. Whaley that these grants have been rescinded.

AGGREGATE OPTION EXERCISES AND 1997 YEAR END OPTION VALUES


     The following table sets forth information concerning stock options exercised by the Named Executive Officers in 1997 and the value of unexercised stock options at December 31, 1997 for the Named Executive Officers.



                                                                NUMBER OF
                                                          SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                         NUMBER OF                       UNEXERCISED OPTIONS AT             IN-THE-MONEY OPTIONS
                           SHARES                           DECEMBER 31, 1997               AT DECEMBER 31, 1997
                        ACQUIRED ON       VALUE      -------------------------------   ------------------------------
NAME                      EXERCISE       REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
--------------------   -------------   -----------   -------------   ---------------   -------------   --------------
Robert J. Abrahams             --             --        210,000                0          $630,000           $0
                                                         12,500                0            25,000            0
Gary R. Smith             200,000       $800,000        100,000                0                 0            0
                                                          2,500                0             5,000            0
Ronald W. Anderson         20,000         80,000         30,000                0                 0            0
                                                         25,000                0                 0            0
                                                         12,025                0            24,050            0
Joseph E. Mohr                 --             --         35,000                0            70,000            0
                                                         30,000                0                 0            0
                                                         12,025                0            24,050            0
Joseph A. Alvarez              --             --         80,000                0           160,000            0
                                                         25,000                0                 0            0
Ralph H. Eckler                --             --        250,000                0                 0            0
                                                         35,000                0                 0            0
                                                         20,000                0                 0            0
Fred E. Whaley(1)              --             --        200,000                0           400,000            0
                                                        200,000                0                 0            0
                                                              0           50,000                 0            0
                                                              0           50,000                 0            0

----------------
(1) The Company has asserted in litigation with Mr. Whaley that these grants have been rescinded.


EMPLOYMENT AGREEMENTS; CONSULTING AGREEMENT


     In 1997, the Company entered into employment agreements with Messrs. Abrahams, Smith, Alvarez, Anderson and Mohr providing for initial base salaries of $120,000, $250,000, $150,000, $150,000 and $150,000, respectively. In 1998, the Company entered into an employment agreement with Mr. Downing providing for an initial base salary of $125,000. Mr. Alvarez's employment agreement provides for a bonus payment of $50,000 at the end of each fiscal year. The initial term of Mr. Smith's contract is five years, while the initial terms of the other contracts are each for three years. Each of the employment contracts is renewable by either party unless notice of termination is given at least 120 days prior to the renewal period. The salary for each executive is subject to annual review, and each executive is to be provided a monthly automobile allowance ranging from $500 to $700. In addition, the employment agreements provide for continuation of the executive's base salary and benefits for the remainder of the contract period if the employee is terminated without cause prior to the expiration of the contract. The contracts also contain confidentiality and non-compete covenants.


     Under an agreement between the Company and Ralph H. Eckler dated September 30, 1997, Mr. Eckler's employment agreement was terminated and he was retained as a consultant for five years at a fee of $20,000 per year, which was paid in advance in October 1997. Under the agreement, Mr. Eckler was granted a five year option to purchase 100,000 shares of Common Stock exercisable at $6.50 per share. In addition, pursuant to the terms of the agreement the exercise price of a previously granted option for 50,000 shares was changed to $6.50 per share from $10.00 per share. The agreement also provides Mr. Eckler with certain registration rights for the above-referenced options as well as the 200,000 shares he beneficially owns. The agreement also provides Mr. Eckler with certain health insurance benefits, the transfer of a Company car to him and a right of first refusal on the sale of the Company's Corvette parts business.


DIRECTOR COMPENSATION


     The Company compensates its directors who are not employees by granting them options to purchase shares of the Company's Common Stock. In 1997, the non-employee directors were each granted five-year options for 12,500 shares of Common Stock exercisable at $5.50 per share. In addition, non-employee directors are reimbursed their travel expenses to attend meetings.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth information as of June 30, 1998 with respect to the number of shares of Common Stock beneficially owned by (i) each director of the Company, (ii) the Named Executive Officers, (iii) all directors and executive officers of the Company as a group and (iv) each shareholder known by the Company to be a beneficial owner of more than 5% of the Company's voting securities. The Company believes that except as otherwise noted, each person named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by such person.



                                                                SHARES
                                                             BENEFICIALLY           PERCENTAGE OF CLASS       PERCENTAGE OF CLASS
NAME OF BENEFICIAL OWNER                                      OWNED(1)(2)        PRIOR TO THE OFFERING(2)     AFTER THE OFFERING
------------------------------------------------------   --------------------   --------------------------   --------------------
EXECUTIVE OFFICERS AND DIRECTORS
Gerald C. Parker .....................................         1,035,733(3)                 7.9%                      5.7%
Gary R. Smith ........................................           588,814(4)                 4.4                       3.3
Robert J. Abrahams ...................................           270,389(5)                 2.1                       1.5
Joseph A. Alvarez ....................................           105,000(6)                    *                         *
Ronald W. Anderson ...................................            89,525(7)                    *                         *
Joseph E. Mohr .......................................            79,525(8)                    *                         *
Donald A. Wojnowski, Jr. .............................            72,500(9)                    *                         *
Robert J. Downing ....................................            70,000(10)                   *                         *
Craig Macnab .........................................            42,000                       *                         *
Jeffrey D. Congdon ...................................            32,500(11)                   *                         *
Lewis H. Berman ......................................            30,000                       *                         *
John W. Holden, Jr. ..................................             3,000                       *                         *
All executive officers and directors
  as a group (12 persons) ............................         2,418,986                   18.5                      13.4
FORMER EXECUTIVE OFFICERS
Ralph H. Eckler ......................................         1,688,000(12)               12.9                       9.3
Fred E. Whaley .......................................           515,000(13)                3.9                       2.8
CERTAIN SHAREHOLDERS
Sirrom Capital Corporation ...........................         1,787,012(14)               13.6                       9.9
Thomas E. Conlan .....................................         1,348,489(15)               10.3                       7.4
Gary R. Smith and Gerald C. Parker, Trustees .........         1,180,833(16)                9.0                       6.5

----------------
 *  Less than 1%

 (1) For purposes of calculating beneficial ownership percentages, 13,107,508 shares of Common Stock were deemed outstanding prior to the Offering and 18,107,508 shares of Common Stock were deemed outstanding after the Offering.

 (2) A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants, or rights which are currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options, warrants or rights but are not deemed outstanding for computing the percentage of any other person.

 (3) The shares shown represent (i) 770,733 shares owned directly, (ii) 100,000 shares underlying presently exercisable rights to acquire Common Stock,
      (iii) 160,000 shares underlying a presently exercisable option which Mr. Parker holds jointly with Thomas E. Conlan and Ralph H. Eckler, and (iv) 5,000 shares held in a trust of which Mr. Parker is a co-trustee with Thomas E. Conlan. See Note (16).

 (4) The shares shown represent (i) 488,814 shares owned directly, and (ii) 100,000 shares underlying presently exercisable rights to acquire Common Stock. See Note (16).

 (5) The shares shown represent (i) 30,000 shares owned directly and (ii) 240,389 shares underlying presently exercisable rights to acquire Common Stock.
 (6) The shares shown underlie presently exercisable rights to acquire Common Stock.

 (7) The shares shown represent (i) 20,000 shares owned directly and (ii) 69,225 shares underlying presently exercisable rights to acquire Common Stock.

 (8) The shares shown underlie presently exercisable rights to acquire Common Stock.

 (9) The shares shown represent (i) 27,500 shares owned directly and (ii) 45,000 shares underlying presently exercisable rights to acquire Common Stock.
(10) The shares shown underlie presently exercisable rights to acquire Common Stock.

(11) The shares shown represent (i) 20,000 shares owned directly and (ii) 12,500 shares underlying presently exercisable rights to acquire Common Stock.

(12) The shares shown represent (i) 1,183,000 shares owned directly (ii) 305,000 shares underlying presently exercisable rights to acquire Common Stock, and (iii) 200,000 shares underlying a presently exercisable option which Mr. Eckler holds jointly with Thomas E. Conlan and Gerald C. Parker.

(13) The shares shown represent (i) 15,000 shares owned directly and (ii) 400,000 shares underlying presently exercisable options to acquire Common Stock. The Company has asserted in litigation with Mr. Whaley that these option grants have been rescinded.

(14) The shares shown represent shares underlying presently exercisable rights to acquire Common Stock. The address of Sirrom Capital Corporation is 500 Church Street, Suite 200, Nashville, Tennessee 37219.

(15) The shares shown represent (i) 1,108,489 shares owned directly, (ii) 160,000 shares underlying a presently exercisable option which Mr. Conlan holds jointly with Gerald C. Parker and Ralph H. Eckler, (iii) 75,000 shares underlying presently exercisable rights to acquire Common Stock, and (iv) 5,000 shares held in a trust of which Mr. Conlan is a co-trustee with Gerald C. Parker. Thomas E. Conlan's address is 303 E. 7th Avenue, Windemere, Florida 34786.

(16) Gerald C. Parker and Gary R. Smith are co-trustees of four trusts which hold these shares and share voting and investment power as to these shares.



                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     In January of 1997, Eckler's and SCHI completed the Predecessor Acquisition in which SCHI was the surviving corporation of a merger with an acquisition subsidiary of Eckler's. Gary R. Smith, President, Chief Executive Officer and a director of the Company and a beneficial owner of more than 5% of the outstanding Common Stock of the Company (a "principal shareholder"), Gerald
C. Parker, a director and principal shareholder of the Company, Ralph H. Eckler, a principal shareholder of the Company and, in 1997, an executive officer and a director of the Company, and Thomas E. Conlan, a principal shareholder of, and consultant to, the Company, each were shareholders, officers and/or directors of SCHI prior to the Predecessor Acquisition. Information regarding the interests of Messrs. Smith, Parker, Conlan and Eckler in the Predecessor Acquisition and related transactions is set forth below.


     Thomas E. Conlan was a founder, principal shareholder, officer and director of SCHI. In the Predecessor Acquisition, Mr. Conlan received 1,177,389 shares of Common Stock in exchange for his shares of SCHI stock. In addition, Mr. Conlan is the beneficiary of two trusts, the Conlan Smart Choice Management Trust and the Conlan Smart Choice Finance Trust (the "Conlan Trusts"). In the Predecessor Acquisition, these trusts received 445,000 and 265,000 shares of Common Stock, respectively, in exchange for the SCHI stock held thereby. Messrs. Smith and Parker are the trustees of the Conlan Trusts; however, Mr. Conlan has the sole right to receive any proceeds of the sale of the Common Stock held by the Conlan Trusts. The Conlan Trusts may, at the option of the trustees, and shall, after the first to occur of the satisfaction of the purposes of the trusts or February 15, 2007, cause shares of Common Stock held by the trusts to be purchased by the Company. In the case of the Conlan Smart Choice Finance Trust, the purchase price per share is generally $2.00. In the case of the Conlan Smart Choice Management Trust, the purchase price will be an average of the closing market price for the Common Stock for the 20 days immediately preceding the date of the trustees' notice regarding such purchase by the Company.


     Gerald C. Parker was a founder and director of SCHI. In the Predecessor Acquisition, Mr. Parker received 1,177,390 shares of Company Common Stock in exchange for his shares of SCHI stock. In addition, Mr. Parker is the beneficiary of two trusts, the Parker Smart Choice Management Trust and the Parker Smart Choice Finance Trust (the "Parker Trusts"). In the Predecessor Acquisition, these trusts received 445,000 and 265,000 shares of Company Common Stock, respectively, in exchange for the SCHI stock held thereby. Messrs. Smith and Parker are the trustees of the Parker Trusts; however,

Mr. Parker has the sole right to receive any proceeds of the sale of the Common Stock held by the Parker Trusts. The Parker Trusts may, at the option of the trustees and shall, after the first to occur of the satisfaction of the purposes of the trusts or February 15, 2007, cause shares of Company Common Stock held by such trusts to be purchased by the Company. In the case of the Parker Smart Choice Finance Trust, the purchase price per share is generally $2.00. In the case of the Parker Smart Choice Management Trust, the purchase price will be an average of the closing market price for the Common Stock for the 20 days immediately preceding the date of the trustees' notice regarding such purchase by the Company.


     Ralph H. Eckler was a director, President and Chief Executive Officer of the Company prior to the Predecessor Acquisition. At the time of the Predecessor Acquisition, Mr. Eckler owned 160,000 shares of SCHI stock, in exchange for which he received 160,000 shares of Common Stock. Additionally, and as part of the terms and conditions of the Predecessor Acquisition, Mr. Eckler agreed to surrender his rights under his then current employment agreement and the right to receive options to purchase up to 670,000 shares of Common Stock in exchange for a new employment agreement, options to purchase 150,000 shares of Common Stock and certain registration rights with respect to 200,000 shares of Common Stock. The options are exercisable at $8.75 per share for 100,000 shares and $6.50 per share for 50,000 shares.


     Gary R. Smith was the former President, a director and the sole shareholder of Florida Finance Group, Inc. ("FFG"), Suncoast Auto Brokers, Inc. ("SAB") and Suncoast Auto Brokers Enterprises, Inc. ("SABE" and, collectively with FFG and SAB, the "Smith Companies"). Mr. Smith sold substantially all the assets of SAB and SABE and all the issued and outstanding stock of FFG to SCHI prior to the Predecessor Acquisition in exchange for a promissory note in the principal amount of $1,181,008 and 285,714 shares of SCHI common stock. At the time of the Predecessor Acquisition, Mr. Smith's shares of SCHI common stock were exchanged for an equal number of shares of Common Stock. In connection with the Predecessor Acquisition, Mr. Smith also became the President and Chief Executive Officer of the Company and a member of the Company's Board of Directors. After the Predecessor Acquisition, SCHI became a wholly owned subsidiary of the Company and continues to be the obligor on such note.


     Gary R. Smith leases to the Company real property in Pinellas Park, Florida on which the Company operates a used car dealership. The lease term expires in 1999 and has three one-year renewals. The monthly rental for the property is $3,500 plus taxes.


     Sirrom Capital Corporation ("Sirrom") is a principal shareholder of the Company. In 1997, Sirrom loaned the Company $7.5 million pursuant to two convertible promissory notes (the "Sirrom Notes") that bear interest at 12% per annum. The first Sirrom Note has a principal amount of $3.5 million, matures on March 12, 1999 and is convertible into Common Stock at $3.67 per share, subject to adjustment. The second Sirrom Note has a principal amount of $4.0 million, matures on May 12, 2002 and is convertible into Common Stock at $7.50 per share, subject to adjustment. In connection with these financings, Sirrom was also granted options (the "Sirrom Options") to purchase Common Stock from the Conlan Smart Choice Finance Trust and the Parker Smart Choice Finance Trust at $3.00 per share and received registration rights for shares of Common Stock issued on conversion of the Sirrom Notes and exercise of the Sirrom Options. Craig Macnab, a Vice President of Sirrom, became a member of the Board of Directors of the Company on March 21, 1997.


     On September 30, 1997, the Company entered into a Settlement Agreement and Release (the "Release Agreement") with Ralph H. Eckler. The Release Agreement terminated Mr. Eckler's employment agreement and also effected Mr. Eckler's resignation from the Company's Board of Directors. The Release Agreement retains Mr. Eckler as a consultant to the Company for a period of five years for an aggregate payment of $100,000 which was paid in advance. In addition, Mr. Eckler has been granted a right of first refusal with respect to the purchase of Eckler's (the wholly owned subsidiary of the Company consisting of the Company's Corvette parts manufacturing and retail business) for a period of five years. The Company also (i) conveyed to Mr. Eckler an automobile

(having a book value of $14,069) that was currently being supplied for his use,
(ii) granted him options to purchase 100,000 shares of Common Stock at the price of $6.50 per share, (iii) reduced the conversion price of options to purchase 50,000 shares of Common Stock held by Mr. Eckler from $10.00 per share to $6.50 per share and (iv) granted to Mr. Eckler certain registration rights.


     Pursuant to Ralph H. Eckler's former employment agreement, the Company was obligated to pay Mr. Eckler an annual fee equal to two percent of the outstanding balance of all Company loans guaranteed by Mr. Eckler. During 1997, Mr. Eckler was paid $38,459 in such fees. On November 4, 1997, the loan was refinanced and Mr. Eckler was released as a guarantor.


     During 1997, the Company paid $103,750 to Greyhouse Services Corporation ("Greyhouse") pursuant to a consulting agreement which was terminated in 1997. Gerald C. Parker and Thomas E. Conlan own 100% of Greyhouse. In March 1997, the Company issued to each of Messrs. Conlan and Parker an option to purchase 75,000 shares of Common Stock exercisable at the then market price of $4.81 per share, in satisfaction of outstanding consulting fees owed Greyhouse of approximately $125,000.


                         DESCRIPTION OF CAPITAL STOCK


     The Company is a Florida corporation and its affairs are governed by the Articles/Bylaws and the FBCA. The following description of the Company's capital stock is complete in all material respects and is qualified in its entirety by reference to the provisions of the Articles/Bylaws.


     The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). The Preferred Stock, which may be issued in series, may have such rights and preferences as may be established by the Company's Board of Directors. At June 30, 1998, of the 100,000,000 authorized shares of Common Stock, 13,107,508 shares (excluding shares held in treasury) were outstanding; of the 400 authorized shares of Series A Redeemable Convertible Preferred Stock, par value $.01 per share (the "Series A Stock"), one share was outstanding; of the 300 authorized shares of the Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Stock"), 220 shares were outstanding; of the 24.98 authorized shares of the Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Stock"), 24.98 shares were outstanding; and of the 350 authorized shares of the Series D Convertible Preferred Stock, par value $.01 per share (the "Series D Stock"), 350 shares were outstanding.


COMMON STOCK


     Holders of Common Stock are entitled to one vote for each share held of record on all matters on which shareholders are entitled to vote. Holders of Common Stock do not have cumulative voting rights, and therefore holders of a majority of the shares voting for the election of directors can elect all of the directors. In such event, the holders of the remaining shares will not be able to elect any directors.


     Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. The Company has not paid cash dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in any corporate assets remaining after payment of all debts, subject to any preferential rights of any outstanding Preferred Stock.


     Holders of Common Stock have no preemptive, conversion or redemption rights and are not subject to further calls or assessments by the Company. All of the outstanding shares of Common Stock are, and the shares offered by the Company hereby will be, if issued, validly issued, fully paid and nonassessable.

PREFERRED STOCK


     The Board of Directors of the Company has the authority, without further action by the Company's shareholders, to issue from time to time up to 5,000,000 shares of Preferred Stock in one or more series and to fix the number of shares, designations, voting powers, preferences, optional and other special rights, and the restrictions or qualifications thereof. The rights, preferences, privileges and restrictions or qualifications of different series of Preferred Stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The issuance of Preferred Stock could (i) decrease the amount of earnings and assets available for distribution to holders of Common Stock, (ii) adversely affect the rights and powers, including voting rights, of holders of Common Stock and (iii) have the effect of delaying, deferring or preventing a change in control of the Company. In accordance with the designation of each series of Preferred Stock, no dividends may be declared on the Common Stock in the event a default exists under the terms of such series of Preferred Stock.


SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK


     In September and December 1997, the Company issued an aggregate of 400 shares of Series A Stock, each with a stated value of $10,000 per share. At June 30, 1998, all but one of the shares of Series A Stock had converted to Common Stock. The outstanding share of Series A Stock (the "A Share") is not entitled to receive dividends and is non-voting. The A Share is convertible into shares of Common Stock at the holder's election, subject to certain restrictions. In the event of any liquidation, dissolution or winding up of the Company, voluntary or involuntary, the A Share shall be entitled to a distribution of $10,000 out of the assets of the Company available for distribution to shareholders prior to any distribution being made on any other class of stock of the Company. The Series A Stock ranks senior to all other classes of stock of the Company with respect to redemption rights and rights upon liquidation, dissolution or winding up of the Company. The A Share, which is fully paid and non-assessable, is redeemable, subject to certain conditions, at the option of the holder or the Company.


SERIES B, SERIES C AND SERIES D CONVERTIBLE PREFERRED STOCK


     In May 1998, the Company issued an aggregate of 220 shares of Series B Stock. In June 1998, the Company issued an aggregate of 24.98 shares of Series C Stock, and an aggregate of 350 shares of Series D Stock (together with the Series B Stock and Series C Stock, the "BCD Stock"). Each share of BCD Stock was issued with a stated value of $10,000 per share and, at July 15, 1998, no shares of the BCD Stock had converted to Common Stock. The BCD Stock has the rights and preferences summarized below, among others.


     DIVIDENDS. Each share of Series B Stock and Series C Stock accrues dividends at the rate of 11% per annum, payable in cash dividends per share of $91.67 per month. Each share of Series D Stock accrues dividends at the rate of 11% per annum, payable monthly in arrears for a period of sixty (60) months, and thereafter at the rate per annum of 20% payable monthly in arrears.


     VOTING RIGHTS. The BCD Stock is non-voting.


     CONVERSION RIGHTS. Each share of BCD Stock is convertible into shares of Common Stock at the Holder's election, subject to certain restrictions applying to conversion of the Series D Stock.


     LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Company, voluntary or involuntary, BCD Stock shall be entitled to a distribution of $10,000.00 per share plus accrued and unpaid dividends, if any, out of the assets of the Company available for distribution to shareholders prior to any distribution being made on any other class of stock of the Company junior to the applicable series of BCD Stock.


     RANK. The shares of BCD Stock ranks senior to all other classes of stock of the Company with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, except the Series A Stock. The Series C Stock ranks senior to all other classes of stock of the Company with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, except the Series A Stock and the Series B Stock. The Series D Stock ranks senior to all other classes of stock of the Company with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, except the Series A Stock, the Series B Stock and the Series C Stock.


     PREEMPTIVE RIGHTS; ASSESSABILITY. Holders of BCD Stock are not entitled to preemptive rights with respect to any shares of any stock of the Company that may be issued. The outstanding BCD Stock is fully paid and non-assessable.


OTHER SECURITIES AND REGISTRATION RIGHTS


     In connection with its initial public offering, the Company issued 1,200,000 Public Warrants which are traded on the Nasdaq SmallCap Market. Each Public Warrant has an exercise price of $6.50 per share, subject to adjustment by the Company under certain circumstances. The agreement with respect to the Public Warrants provides for the registration of the shares of Common Stock underlying the Public Warrants, pursuant to which the Company filed a post-effective amendment on Form S-3 to its initial registration statement (the "S-3 Registration Statement"). The Company may call the Public Warrants upon 30 days' notice for $0.05 per Warrant at any time that the average closing price of the Common Stock equals or exceeds $8.75 per share for the 20 consecutive trading days ending three days prior to the notice of redemption.


     The Company also issued to the underwriter of its initial public offering a Unit Purchase Option entitling the holder thereof to purchase, at any time through November 9, 2000, up to 84,000 units, each unit consisting of one share of Common Stock and one Public Warrant at a price of $6.00 per unit. The Public Warrants issuable upon exercise of the Unit Purchase Option have an exercise price of $6.50 per share and are substantially identical to the outstanding Public Warrants, except that the Company does not have the right to call such Public Warrants. The Common Stock issuable upon exercise of the Unit Purchase Option and Public Warrants is included in the Company's S-3 Registration Statement pursuant to certain registration rights provisions of the Unit Purchase Option.


     Also included in the S-3 Registration Statement are 457,000 shares of Common Stock beneficially held by certain shareholders of the Company, 102,500 of which are subject to non-public common stock purchase warrants exercisable at $6.00 per share.


     The beneficial owners of 1,202,855 shares of Common Stock, which include 1,068,021 shares of Common Stock issuable upon conversion of currently outstanding convertible preferred stock, have certain piggy-back and/or demand registration rights in particular circumstances in connection with a secondary public offering of the Company's equity securities.


ANTI-TAKEOVER EFFECTS OF FLORIDA LAW, CHARTER PROVISIONS, UNISSUED STOCK


     Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. Certain provisions of Florida law and the Company's Articles/Bylaws may deter or frustrate a takeover attempt of the Company that shareholders might consider in their best interest, including attempts that might result in a premium over the market price for the Common Stock held by the Company's shareholders. The Company is subject to several anti-takeover provisions under Florida law (which are also set forth in the Articles/Bylaws) that apply to a public corporation organized under Florida law, unless the corporation has elected to opt out of such provisions in its articles or bylaws. The Company is subject to the "affiliated transactions" and "control-share acquisition" provisions of the FBCA. These provisions require, subject to certain exceptions, that an "affiliated transaction" be approved by the holders of two-thirds of the voting shares other than those beneficially owned by an "interested shareholder" or by a majority of disinterested directors. Voting rights must also be conferred on "control shares" acquired in specified control share acquisitions, generally only to the extent conferred by resolution approved by the shareholders, excluding holders of shares defined as "interested shares."

     In addition, the Articles/Bylaws, among other things, provide that: (i) any action required or permitted to be taken by the shareholders of the Company may be effected only at an annual or special meeting of shareholders, and not by written consent of the shareholders; (ii) a special meeting of the shareholders may be called only by the Board of Directors, Chairman of the Board, President, Chief Executive Officer or upon the written demand of the holders of not less than 25% of the votes entitled to be cast at a special meeting; (iii) an advance notice procedure must be followed for nomination of directors and for other shareholder proposals to be considered at annual shareholders' meetings and (iv) a director may be removed only for cause upon approval of holders of at least 66 2/3% of the Company's voting stock.


     At its annual meeting on June 24, 1998, the Company's shareholders approved a proposal to amend the Company's Bylaws to provide for the classification of the Company's directors into three classes serving staggered terms. The classification of the Company's directors will have the effect of making it more difficult for shareholders to change the composition of the Board of Directors in a relatively short period of time since at least two annual meetings of shareholders will be required to effect a change in a majority of the members of the Board.


     Upon consummation of this Offering, the Company will be authorized to issue additional Common Stock and Preferred Stock in one or more series, having terms fixed by the Board of Directors without shareholder approval, including voting, dividend or liquidation rights that could be greater than or senior to the rights of holders of Common Stock. The existence of authorized but unissued and unreserved shares of Common Stock and Preferred Stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the Company's management. Issuance of shares of Common Stock or Preferred Stock could also be used as an anti-takeover device.


INDEMNIFICATION OF DIRECTORS AND OFFICERS


     The Company has authority under the FBCA to indemnify its directors and officers to the extent provided in such statute. The Company's Bylaws provide for indemnification of its executive officers, directors, agents and employees to the fullest extent permitted by Florida law. In general, Florida law permits a Florida corporation to indemnify its directors, officers, employees and agents, and persons serving at the corporation's request in such capacities for another enterprise against liabilities arising from conduct that such persons reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.


     The provisions of the FBCA that authorize indemnification do not eliminate the duty of care of a director, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was not unlawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or a conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws or state or Federal environmental laws.


TRANSFER AGENT AND REGISTRAR


     The Transfer Agent and Registrar for the Common Stock of the Company is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

                        SHARES ELIGIBLE FOR FUTURE SALE


     Upon completion of this Offering, the Company will have outstanding 18,107,508 shares of Common Stock, of which 13,287,591 shares, including the shares sold in this Offering, will be freely tradeable by persons other than affiliates of the Company, without restriction. Of such shares 7,581,772 shares have been registered for resale on registration statements on Form S-3. In addition, 134,834 shares of Common Stock are "restricted" securities within the meaning of Rule 144 under the Securities Act and may be sold pursuant to a registration under the Securities Act or pursuant to an exemption from registration, including the exemption contained in Rule 144 discussed below. The Company's officers, directors and holders of 2% or more of the outstanding Common Stock have agreed, subject to certain exceptions, not to sell or otherwise dispose of any shares of Common Stock for a period of 180 days (the "Lock-up Period") after the date of this Prospectus without the prior written consent of Stephens Inc. See "Underwriting."


     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned his or her shares of Common Stock for at least one year (generally including the prior holding period of any prior owner other than an affiliate) is entitled to sell within any three-month period that number of shares which does not exceed the greater of 1% of the outstanding shares of Common Stock and the average weekly trading volume during the four calendar weeks preceding each such sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not deemed an "affiliate" of the Company for at least three months and who has beneficially owned the shares for at least two years (including the holding period of any prior owner other than an affiliate) would be entitled to sell such shares under Rule 144 without regard to the limitations described above. Rule 144 defines "affiliate" of a company as a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such company. Affiliates of a company generally include its directors, officers and principal shareholders. Upon the expiration of the Lock-up Period, 4,685,083 shares of Common Stock that are "restricted" securities will be eligible for sale in the public market subject to the limitations of Rule 144.


     The Company intends to register on a registration statement on Form S-8 the shares of Common Stock issuable upon exercise of options granted or reserved for issuance under the Company's employee compensation plans, including 1,148,000 shares subject to options which are currently outstanding. Upon such registration, such shares will be eligible for resale in the public market without restrictions by persons who are not affiliates of the Company, and to the extent they are held by affiliates, pursuant to Rule 144 without observance of the holding period requirements.


     No prediction can be made as to the effect, if any, that the sale of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices and the ability of the Company to raise equity capital in the future.

                                 UNDERWRITING


     Pursuant to the Underwriting Agreement and subject to the terms and conditions thereof, the Underwriters listed below, who are represented by Stephens Inc., Cruttenden Roth Incorporated and Southeast Research Partners, Inc. (the "Representatives"), have agreed severally to purchase from the Company the number of shares of Common Stock set forth below opposite their respective names:


UNDERWRITER                                        NUMBER OF SHARES
-----------------------------------------------   -----------------
   Stephens Inc. ..............................
   Cruttenden Roth Incorporated ...............
   Southeast Research Partners, Inc. ..........

     Total ....................................

     The Underwriters have committed to purchase all of such shares if any are purchased, subject to the terms of the Underwriting Agreement.


     The Company has been advised by the Representatives that the Underwriters propose to offer the shares of Common Stock to the public at the public offering price set forth on the cover page of this Prospectus and to certain
dealers at such price less a concession not in excess of $     per share. The
Underwriters may allow, and such dealers may reallow, a concession not in
excess of $     per share to certain other dealers. After the Offering, the public offering price and such concession may be changed. The Representatives have informed the Company that the Underwriters do not intend to confirm sales to accounts over which they exercise discretionary authority.


     The Company has granted the Underwriters an option, exercisable not later than 30 days after the date of this Prospectus, to purchase up to 750,000 additional shares of Common Stock to cover over-allotments, if any, on the same terms as those on which the shares of Common Stock are being offered. To the extent that the Underwriters exercise this option, each of them will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage thereof which the number of shares of Common Stock to be purchased by it shown in the table above bears to the total number of shares in such table and the Company will be obligated, pursuant to the option, to sell such shares to the Underwriters.


     The Company's executive officers, directors and certain securityholders have agreed with the Representatives not to offer, sell or otherwise dispose of any shares of Common Stock or any securities exercisable for or convertible into Common Stock owned by them for a period of 180 days after the date of this Prospectus without the prior consent of Stephens Inc. See "Shares Eligible for Future Sale."


     In connection with the Offering, the Underwriters and other persons participating in this Offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Specifically, the Underwriters may over-allot in connection with the Offering, creating a short position in the Common Stock for their own account. To cover over-allotments or to stabilize the price of the Common Stock, the Underwriters may bid for, and purchase, shares of Common Stock in the open market. The Underwriters may also impose a penalty bid whereby they may reclaim selling concessions allowed to an underwriter or dealer for distributing Common Stock in the Offering, if the Underwriters repurchase previously distributed Common Stock in transactions to cover their short positions, in stabilization transactions or otherwise. Finally, the Underwriters may bid for, and purchase, shares of Common Stock in market making transactions. These activities may stabilize or maintain the market price of Common Stock above market levels that may otherwise prevail. The Underwriters are not required to engage in these activities and may end any of these activities at any time.

     Certain of the Underwriters that currently act as market makers for the Company's Common Stock may engage in "passive market making" in the Common Stock on the Nasdaq SmallCap Market in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 permits, upon the satisfaction of certain conditions, underwriters participating in a distribution that are also Nasdaq market makers in the security being distributed to engage in limited market making transactions during the period when Rule 103 under the Exchange Act would otherwise prohibit such activity. Rule 103 prohibits underwriters engaged in passive market making generally from entering a bid or effecting a purchase at a price that exceeds the highest bid for those securities displayed by a market maker that is not participating in the distribution. Under Rule 103, each underwriter engaged in passive market making is subject to a daily net purchase limitation equal to 30% of such market maker's average daily trading volume in the security during the two full calendar months immediately preceding the date of the filing of the registration statement under the Securities Act pertaining to the security being distributed. Passive market making is prohibited, however, when a stabilizing bid pursuant to Rule 104 of Regulation M (discussed above) is in effect.


     The Underwriting Agreement provides that the Company will indemnify the Underwriters and controlling persons, if any, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments that the Underwriters or any such controlling persons may be required to make in respect thereof.


     Because $3.5 million of the Offering proceeds, which is more than 10% of the net Offering proceeds, are to be paid by the Company to Stephens Inc. (the lead managing Underwriter of the Offering) to retire certain indebtedness, the Offering is being conducted in accordance with subparagraph 8 of section (c) of Rule 2710 of the National Association of Securities Dealers ("NASD"), which prohibits a NASD member firm from participating in a public offering of an issuer's equity securities where more than ten percent of the net offering proceeds, not including underwriting compensation, are intended to be paid to NASD members (and their affiliates) participating in the distribution of the offering, unless the price at which the equity securities is to be distributed to the public is no greater than that recommended by a "qualified independent underwriter" (as defined in NASD Rule 2720). Cruttenden Roth Incorporated is assuming the responsibilities of acting as a qualified independent underwriter in pricing the offering and conducting due diligence. See "Use of Proceeds."


     As of June 30, 1998, the indebtedness owed by the Company to Stephens Inc., which was incurred in 1997 and 1998, totaled $8.5 million in principal. During 1997 and through June 30, 1998, the Company paid an aggregate of approximately $284,658 in interest on such indebtedness. In accordance with its terms, such indebtedness bears interest at 10% and is payable in full upon the completion of the Offering. Stephens Inc. has waived the requirement that the Company pay the indebtedness in full upon the completion of the Offering. Stephens Inc. also provides financial advisory services to the Company from time to time. To date, the Company has not paid any additional financial advisory fees to Stephens Inc.


                                 LEGAL MATTERS


     The validity of the Common Stock offered hereby will be passed upon for the Company by Morgan, Lewis & Bockius LLP. Certain legal matters will be passed upon for the Underwriters by Alston & Bird LLP, Atlanta, Georgia.


                                    EXPERTS


     The financial statements appearing in this Prospectus and in the Registration Statement have been audited by various independent certified public accountants to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Registration Statement, and are included in reliance on the reports of the various independent accountants given upon the authority of such firms as experts in auditing and accounting.

                             AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, at prescribed rates. Quotations relating to the Company's Common Stock appear on the Nasdaq SmallCap Market and such reports and proxy statements and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.


     The Company has filed with the Commission a registration statement on Form S-1 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Each statement made in this Prospectus concerning a document filed as part of the Registration Statement is qualified in its entirety by reference to such document for a complete statement of its provisions. Copies of the Registration Statement may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission, at the address set forth above, or on the World Wide Web through the Commission's Internet address at "http://

                         INDEX TO FINANCIAL STATEMENTS


                                                                                              PAGE
                                                                                             -----
SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES
  Report of Independent Certified Public Accountants .....................................    F-4
  Consolidated Balance Sheets as of December 31, 1997 and 1996 ...........................    F-5
  Consolidated Statements of Operations for the year ended December 31, 1997 and the
    period from inception (June 21, 1996) through December 31, 1996 ......................    F-6
  Consolidated Statements of Stockholders' Equity (Capital Deficit) for the year ended
    December 31, 1997 and the period from inception (June 21, 1996) through
    December 31, 1996 ....................................................................    F-7
  Consolidated Statements of Cash Flows for the year December 31, 1997 and the period
    from inception (June 21, 1996) through December 31, 1996 .............................    F-8
  Summary of Significant Accounting Policies .............................................    F-9
  Notes to Consolidated Financial Statements .............................................    F-9
  Condensed Consolidated Balance Sheets as of March 31, 1998 (unaudited) and
    December 31, 1997 ....................................................................   F-29
  Condensed Consolidated Statements of Operations for the three months ended March 31,
    1998 and March 31, 1997 (unaudited) ..................................................   F-30
  Condensed Consolidated Statements of Cash Flows for the three months ended March 31,
    1998 and March 31, 1997 (unaudited) ..................................................   F-31
  Notes to Condensed Consolidated Financial Statements ...................................   F-32
SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
  Pro Forma Consolidated Statement of Operations --Explanatory Headnote ..................   F-33
  Pro Forma Consolidated Statement of Operations for the year ended December 31, 1997 ....   F-34
  Notes to Pro Forma Consolidated Statement of Operations ................................   F-35
FLORIDA FINANCE GROUP, INC., SUNCOAST AUTO BROKERS, INC.
AND SUNCOAST AUTO BROKERS ENTERPRISES, INC. (PREDECESSOR)
  Independent Auditor's Report ...........................................................   F-36
  Combined Balance Sheets as of December 31, 1996 and 1995 ...............................   F-37
  Combined Statements of Operations and Retained Deficit for the years ended
    December 31, 1996 and 1995 ...........................................................   F-38
  Combined Statements of Cash Flows for the years ended December 31, 1996 and 1995 .......   F-39
  Notes to Combined Financial Statements .................................................   F-40
  Combining Balance Sheets as of December 31, 1996 .......................................   F-46
  Combining Statements of Operations and Retained Earnings (Accumulated Deficit) for
    the year ended December 31, 1996 .....................................................   F-47
  Combining Balance Sheets as of December 31, 1995 .......................................   F-48
  Combining Statements of Operations and Retained Earnings (Accumulated Deficit) for
    the year ended December 31, 1995 .....................................................   F-49

                                                                                              PAGE
                                                                                             -----
ECKLER INDUSTRIES, INC. (PREDECESSOR)
  Report of Independent Certified Public Accountants .....................................   F-51
  Balance Sheets as of January 28, 1997, December 31, 1996 and September 30, 1996
    and 1995 .............................................................................   F-52
  Statements of Operations for the period from January 1, 1997 through January 28, 1997, the three months ended December 31, 1996, and the years ended September 30, 1996,
    1995 and 1994 ........................................................................   F-54
  Statements of Stockholders' Equity (Deficit) for the period from January 1, 1997 through
    January 28, 1997, the three months ended December 31, 1996, and the years ended
    September 30, 1996, 1995 and 1994 ....................................................   F-55
  Statements of Cash Flows for the period from January 1, 1997 through January 28, 1997, the three months ended December 31, 1996 and the years ended September 30, 1996,
    1995 and 1994 ........................................................................   F-57
  Summary of Significant Accounting Policies .............................................   F-58
  Notes to Financial Statements ..........................................................   F-62
LIBERTY FINANCE COMPANY, INC.(FORMERLY KNOWN AS R. C. HILL'S WORLD OF WHEELS, INC.).,
AND AFFILIATES (PREDECESSOR)
  Independent Auditor's Report ...........................................................   F-95
  Combined Balance Sheets as of December 31, 1996 and 1995 ...............................   F-96
  Combined Statements of Operations for the years ended December 31, 1996 and 1995 .......   F-97
  Combined Statements of Stockholders' Equity for the years ended
    December 31, 1996 and 1995 ...........................................................   F-98
  Combined Statements of Cash Flows for the years ended December 31, 1996 and 1995 .......   F-99
  Notes to Combined Financial Statements .................................................   F-100
TWO TWO FIVE NORTH MILITARY TRAIL CORPORATION D/B/A MIRACLE MILE
MOTORS AND PALM BEACH FINANCE COMPANY, INC. (PREDECESSOR)
  Independent Auditor's Report ...........................................................   F-107
  Combined Balance Sheet as of December 31, 1996 and 1995 ................................   F-108
  Combined Statements of Income and Retained Earnings for the years ended
    December 31, 1996 and 1995 ...........................................................   F-109
  Combined Statements of Cash Flows for the years ended December 31, 1996 and 1995 .......   F-110
  Notes to Financial Statements ..........................................................   F-111
  Combining Balance Sheets as of December 31, 1996 .......................................   F-116
  Combining Statements of Income and Retained Earnings for the year ended December 31,
    1996 .................................................................................   F-117
  Combining Balance Sheets as of December 31, 1995 .......................................   F-118
  Combining Statements of Income and Retained Earnings for the year ended December 31,
    1995 .................................................................................   F-119

                                                                                         PAGE
                                                                                        -----
STRATA HOLDING, INC. AND READY FINANCE, INC. (SIGNIFICANT ACQUISITION)
  Independent Auditor's Report ......................................................   F-120
  Combined Balance Sheet as of December 31, 1996 ....................................   F-121
  Combined Statement of Operations for the year ended December 31, 1996 .............   F-122
  Combined Statement of Stockholders' Equity for the year ended December 31, 1996 ...   F-123
  Combined Statement of Cash Flows for the year ended December 31, 1996 .............   F-124
  Notes to Combined Financial Statements ............................................   F-125
  Independent Auditors' Report on Supplemental Material .............................   F-126
  Combining Balance Sheet as of December 31, 1996 ...................................   F-131
B&B FLORIDA ENTERPRISES, INC., D/B/A STUART NISSAN (SIGNIFICANT ACQUISITION)
  Independent Accountant's Report ...................................................   F-133
  Balance Sheet as of December 31, 1996 .............................................   F-134
  Statement of Operations for the year ended December 31, 1996 ......................   F-135
  Statement of Stockholders' Deficit for the year ended December 31, 1996 ...........   F-136
  Statement of Cash Flows for the year ended December 31, 1996 ......................   F-137
  Notes to Financial Statements .....................................................   F-138

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors
Smart Choice Automotive Group, Inc.
Titusville, Florida


     We have audited the accompanying consolidated balance sheets of Smart Choice Automotive Group, Inc. and subsidiaries as of December 31, 1997 and 1996 and the related statements of operations, stockholders' equity (capital deficit) and cash flows for the year ended December 31, 1997 and the period from inception (June 21, 1996) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Smart Choice Automotive Group, Inc. and subsidiaries as of December 31, 1997 and 1996 and the results of their operations and their cash flows for the year ended December 31, 1997 and the period from inception (June 21, 1996) through December 31, 1996 in conformity with generally accepted accounting principles.






                                        BDO Seidman, LLP




Orlando, Florida
March 30, 1998

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS


                                                                                 DECEMBER 31,
                                                                        -------------------------------
                                                                              1997             1996
                                                                        ---------------   -------------
ASSETS:
Cash and cash equivalents ...........................................    $   1,066,949     $       --
Accounts receivable .................................................        1,773,124         25,000
Finance receivables:
 Principal balances, net ............................................       40,084,412             --
 Less allowance for credit losses ...................................       (6,857,265)            --
                                                                         -------------     ----------
Finance receivables, net ............................................       33,227,147             --
                                                                         -------------     ----------
Inventories, at cost ................................................       15,516,084             --
Land held for resale ................................................        1,050,000             --
Property and equipment, net .........................................        9,214,207         22,454
Notes receivable ....................................................           46,280        400,000
Deferred acquisition costs ..........................................               --        194,101
Deferred financing costs, net of accumulated amortization of
  $207,508 and $2,249 ...............................................          426,823         24,735
Goodwill, net of accumulated amortization of $470,897 ...............       25,562,162             --
Prepaid expenses ....................................................        1,008,229             --
Deposits and other assets ...........................................          213,986         50,000
                                                                         -------------     ----------
                                                                         $  89,104,991     $  716,290
                                                                         =============     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIT)
Liabilities:
 Bank overdraft .....................................................    $          --     $   82,884
 Accounts payable ...................................................        5,259,903        438,890
 Accrued expenses ...................................................        4,633,841        183,314
 Line of credit, net of discount ....................................       31,229,600             --
 Floor plans payable ................................................        8,287,092             --
 Capital lease obligations ..........................................          940,280             --
 Notes payable ......................................................       29,197,458        322,000
 Other liabilities ..................................................           94,913             --
                                                                         -------------     ----------
   Total liabilities ................................................       79,643,087      1,027,088
                                                                         -------------     ----------
Redeemable convertible preferred stock ..............................        4,941,834        387,022
Stockholders' equity (capital deficit):
 Common stock $.01 par value, authorized 100,000,000 shares; issued
   9,734,007 and 5,488,432 shares ...................................           97,340         54,884
 Additional paid-in capital .........................................       24,108,456        (48,916)
 Accumulated deficit ................................................      (19,685,726)      (703,788)
                                                                         -------------     ----------
    Total stockholders' equity (capital deficit) ....................        4,520,070       (697,820)
                                                                         -------------     ----------
                                                                         $  89,104,991     $  716,290
                                                                         =============     ==========

        See accompanying summary of significant accounting policies and notes to consolidated financial statements

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                       PERIOD FROM
                                                                                        INCEPTION
                                                                                     (JUNE 21, 1996)
                                                                    YEAR ENDED           THROUGH
                                                                   DECEMBER 31,       DECEMBER 31,
                                                                       1997               1996
                                                                 ----------------   ----------------
REVENUES:
 Sales at used car stores ....................................    $  35,279,228        $       --
 Income on finance receivables ...............................        9,209,656                --
 Sales at new car dealerships ................................        9,863,245                --
 Corvette parts and accessories sales ........................       15,384,589                --
 Income from insurance and training ..........................        1,177,903                --
                                                                  -------------        ----------
    Total revenues ...........................................       70,914,621                --
                                                                  -------------        ----------
COSTS AND EXPENSES:
 Costs of sales at used car stores ...........................       27,950,703                --
 Provision for credit losses .................................        4,941,983                --
 Costs of sales at new car dealerships .......................        8,618,109                --
 Costs of Corvette parts and accessories sold ................       10,205,633                --
 Costs of insurance and training .............................           85,098
 Selling, general and administrative expenses ................       24,707,839           670,616
 Compensation expense related to employee and
   director stock options ....................................        4,649,702                --
 Restructuring charges .......................................        2,117,906                --
                                                                  -------------        ----------
    Total costs and expenses .................................       83,276,973           670,616
                                                                  -------------        ----------
    Loss from operations .....................................      (12,362,352)         (670,616)
                                                                  -------------        ----------
OTHER INCOME (EXPENSE):
 Interest expense ............................................       (6,454,175)          (33,172)
 Other income, net ...........................................          167,922                --
                                                                  -------------        ----------
                                                                     (6,286,253)          (33,172)
                                                                  -------------        ----------
Net loss .....................................................      (18,648,605)         (703,788)
Preferred stock dividends ....................................         (333,333)               --
                                                                  -------------        ----------
Net loss applicable to common stock ..........................    $ (18,981,938)       $ (703,788)
                                                                  =============        ==========
Basic loss per common share ..................................    $       (2.14)       $     (.13)
                                                                  =============        ==========
Weighted average number of common shares outstanding .........        8,860,733         5,488,432
                                                                  =============        ==========

 See accompanying summary of significant accounting policies and notes to consolidated statements.

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

       CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (CAPITAL DEFICIT)


                                                   COMMON STOCK
                                            ---------------------------     ADDITIONAL
                                                NUMBER          PAR           PAID-IN         ACCUMULATED
                                              OF SHARES        VALUE          CAPITAL           DEFICIT             TOTAL
                                            -------------   -----------   --------------   ----------------   ----------------
Balance, June 21, 1996
  (date of incorporation) ...............            --      $     --      $        --      $          --      $          --
Issuance of founders' shares ............     5,488,432        54,884          (48,916)                --              5,968
Net loss ................................            --            --               --           (703,788)          (703,788)
                                              ---------      --------      -----------      -------------      -------------
Balance, December 31, 1996 ..............     5,488,432        54,884          (48,916)          (703,788)          (697,820)
Common stock issued
  for acquisitions ......................     4,110,952        41,110       14,372,770                 --         14,413,880
Contribution and retirement of
  common stock ..........................      (331,428)       (3,314)           3,314                 --                 --
Common stock options granted to
  employees and directors ...............            --            --        3,809,826                 --          3,809,826
Common stock options and warrants
  granted to lenders and consultants.....            --            --        1,957,953                 --          1,957,953
Treasury stock purchased
  and retired ...........................        (2,000)          (20)         (13,570)                --            (13,590)
Issuance of common stock for
  professional services .................        17,929           179           99,627                 --             99,806
Issuance of common stock for
  conversion of debt ....................       442,514         4,425        1,765,631                 --          1,770,056
Exercise of common stock options
  and warrants, net .....................         7,608            76           41,600                 --             41,676
Convertible debt issued
  at a discount .........................            --            --          827,685                 --            827,685
Common stock issued by
  stockholders for cancellation of
  common stock options granted by
  the Company ...........................            --            --          800,000                 --            800,000
Contribution to capital .................            --            --          159,203                 --            159,203
Preferred stock dividend ................            --            --          333,333           (333,333)                --
Net loss ................................            --            --               --        (18,648,605)       (18,648,605)
                                              ---------      --------      -----------      -------------      -------------
Balance, December 31, 1997 ..............     9,734,007      $ 97,340      $24,108,456      $ (19,685,726)     $   4,520,070
                                              =========      ========      ===========      =============      =============

 See accompanying summary of significant accounting policies and notes to consolidated statements.

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                                  PERIOD FROM
                                                                                                   INCEPTION
                                                                                                (JUNE 21, 1996)
                                                                               YEAR ENDED           THROUGH
                                                                              DECEMBER 31,       DECEMBER 31,
                                                                                  1997               1996
                                                                           -----------------   ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss ..............................................................     $ (18,648,605)       $ (703,788)
 Adjustments to reconcile net loss to net cash used
   for operating activities:
  Depreciation .........................................................           445,311             2,132
  Amortization .........................................................         1,239,929             2,249
  Gain on disposal of property and equipment ...........................            (8,166)               --
  Provision for credit losses ..........................................         4,941,983                --
  Compensation expense related to stock options ........................         4,649,702                --
  Issuance of common stock for services and interest ...................           374,806             4,968
  Stock options and warrants issued to consultants and lenders .........         1,296,863                --
  Cash provided by (used for), net of effect of acquisitions:
   Accounts receivable .................................................          (662,488)          (25,000)
   Inventories .........................................................        (5,969,719)               --
   Prepaid expenses ....................................................           679,663                --
   Accounts payable ....................................................         2,668,636           438,890
   Accrued expenses and other liabilities ..............................         3,048,563           183,314
                                                                             -------------        ----------
Net cash used for operating activities .................................        (5,943,522)          (97,235)
                                                                             -------------        ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Increase in finance receivables .......................................       (13,600,550)               --
 Cash for acquisitions, net of cash acquired ...........................        (7,927,844)               --
 Advances to acquired companies prior to acquisition ...................        (4,230,761)               --
 Purchase of property and equipment ....................................        (1,356,644)          (24,586)
 Increase in notes receivable ..........................................                --          (400,000)
 Repayments of notes receivable ........................................           530,420                --
 Proceeds from disposal of property and equipment ......................            24,425                --
 Other .................................................................           (21,981)         (244,101)
                                                                             -------------        ----------
Net cash used for investing activities .................................       (26,582,935)         (668,687)
                                                                             -------------        ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from sale of preferred stock .................................         4,554,812           387,022
 Proceeds from sale of common stock ....................................                --             1,000
 Proceeds from exercise of common stock warrants .......................             1,800                --
 Purchase of treasury stock ............................................           (13,590)               --
 Increase (decrease) in bank overdraft .................................           (82,884)           82,884
 Proceeds from line of credit borrowings ...............................        16,462,090                --
 Proceeds from floor plan notes payable ................................         4,201,467                --
 Proceeds from notes payable ...........................................        14,163,892           322,000
 Repayment of notes payable ............................................        (5,271,154)               --
 Proceeds from capital lease obligations ...............................           251,722                --
 Repayments of capital lease obligations ...............................           (67,402)               --
 Deferred financing costs ..............................................          (607,347)          (26,984)
                                                                             -------------        ----------
Net cash provided by financing activities ..............................        33,593,406           765,922
                                                                             -------------        ----------
Net increase in cash and cash equivalents ..............................         1,066,949                --
                                                                             -------------        ----------
Cash and cash equivalents, beginning of period .........................                --                --
                                                                             -------------        ----------
Cash and cash equivalents, end of period ...............................     $   1,066,949        $       --
                                                                             =============        ==========

        See accompanying summary of significant accounting policies and notes to consolidated financial statements.

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


PRINCIPLES OF CONSOLIDATION


     The consolidated financial statements include the accounts of Smart Choice Automotive Group, Inc. and its wholly-owned subsidiaries (the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.


CONCENTRATION OF CREDIT RISK


     The Company provides sales finance services in connection with the sale of used cars to individuals residing primarily in Central and South Florida.


     Periodically during the year, the Company maintains cash in financial institutions in excess of the amounts insured by the federal government.


REVENUE RECOGNITION


     Income on finance receivables is recognized using the interest method. Direct loan origination costs are deferred and charged against finance income over the life of the related installment sales contract as an adjustment of yield.


     Revenue from the sale of cars is recognized upon delivery, when the sales contract is signed and the agreed-upon down payment has been received.


     Parts and accessories sales are recognized upon shipment of products to customers.


FINANCE RECEIVABLES


     The Company originates installment sales contracts from its Company dealerships. Finance receivables consist of contractually scheduled payments from installment sales contracts net of unearned finance charges, direct loan origination costs and an allowance for credit losses.


     Unearned finance charges represent the balance of finance income (interest) remaining from the capitalization of the total interest to be earned over the original term of the related installment sales contract. Direct loan origination costs represent the unamortized balance of costs incurred in the origination of contracts at the Company's dealerships.


     The Company follows the provisions of Statement of Financial Accounting Standards No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases."


ALLOWANCE FOR CREDIT LOSSES


     The allowance for uncollectible finance receivables is maintained at a level which, in management's judgment, is adequate to absorb potential losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, which all originated in the State of Florida, including the nature of the portfolio, credit concentrations, trends in

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES historical loss experience, specific impaired loans, collateral values and economic conditions. Because of uncertainties associated with regional economic conditions, collateral values and future cash flows on impaired loans, it is reasonably possible that management's estimate of credit losses inherent in the loan portfolio and the related allowance may change materially in the near term. However, the amount of change that is reasonably possible cannot be estimated. The allowance for uncollectible finance receivables is increased by a provision for loan losses, which is charged to expense. Repossessed vehicles are recorded as inventory at the lower of estimated net realizable value or the related loan balances. The difference between the balance of the installment contract and the amount recorded as inventory for the repossessed vehicle is charged to the allowance for credit losses.


PRESENTATION OF REVENUES AND COST OF REVENUES


     The prices at which the Company sells its used cars and the interest rate that it charges to finance these sales take into consideration that the Company's primary customers are high-risk borrowers. The provision for credit losses reflects these factors and is treated by the Company as a cost of both the future finance income derived on the contract receivables originated by the Company as well as a cost of the sale of the cars themselves. Accordingly, unlike traditional car dealerships, the Company does not present gross profit margin in its statement of operations calculated as sales of cars less cost of cars sold.


INVENTORY


     Inventory consists of new and used vehicles and vehicle parts and accessories. Vehicle reconditioning costs are capitalized as a component of inventory cost. The cost of new and used vehicles sold is determined on a specific identification basis. Vehicle parts and accessories are valued at the lower of first-in, first-out (FIFO) cost or market. Repossessed vehicles are valued at the lower of estimated net realizable value or the related loan balance.


PROPERTY AND EQUIPMENT


     Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets by the straight-line method.


DEFERRED ACQUISITION COSTS


     Deferred acquisition costs were related to specific identifiable acquisitions and were allocated to the purchase price of the companies when acquired.


GOODWILL


     Goodwill represents acquisition costs in excess of the fair value of net tangible assets of businesses purchased. These costs are being amortized over 40 years on a straight-line basis. Goodwill is evaluated for impairment when events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable. When any such impairment exists, the related assets will be written down to fair value.


DEFERRED FINANCING COSTS


     Deferred financing costs include costs related to obtaining debt financing and are being amortized over the term of the debt.

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

INCOME TAXES


     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109"). FAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.


IMPAIRMENT OF LONG-LIVED ASSETS


     The Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," (SFAS 121) during 1997. SFAS 121 requires impairment losses to be recorded on long-lived assets used in operations and goodwill when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. The adoption of SFAS 121 did not impact the financial statements of the Company.


USE OF ESTIMATES


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


LOSS PER SHARE


     Loss per share is based upon the weighted average number of common shares outstanding during each period. Potential common shares have not been included since their effect would be antidilutive. Potential common shares include 2,224,000 stock options, 1,682,720 warrants, 2,209,333 shares underlying the convertible debt and 1,972,083 shares underlying the convertible preferred stock.


     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share," (FAS
128), which is effective for financial statements issued for periods ending after December 15, 1997. FAS 128 simplifies the standards for computing earnings per share and makes them comparable to international earnings per share standards. This statement replaces the presentation of primary EPS and fully diluted EPS with a presentation of basic EPS and diluted EPS, respectively. Basic EPS excludes dilution and is computed by dividing earnings available to common stockholders by the weighted-average number of common shares outstanding for the period. Similar to fully diluted EPS, diluted EPS reflects the potential dilution of securities that could share in the earnings. Adoption of this statement did not have a material effect on the Company's reported loss per share amounts.


RECENT ACCOUNTING PRONOUNCEMENTS


     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," (FAS
130) and No. 131, "Disclosure about

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

Segments of an Enterprise and Related Information," (FAS 131). FAS 130 establishes standards for reporting and displaying comprehensive income, its components and accumulated balances. FAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. Both FAS 130 and FAS 131 are effective for periods beginning after December 15, 1997. The Company has not determined the impact that the adoption of these new accounting standards will have on its future financial statements and disclosures.


1. ORGANIZATION AND ACQUISITIONS


     Smart Choice Automotive Group, Inc. (the "Company"), formerly named "Eckler Industries, Inc.," operates new vehicle dealerships and used vehicle dealerships in Florida and underwrites, finances, and services retail installment contracts generated from the sale of used cars by its dealerships. The Company also operates automobile dealers training and insurance divisions as well as Eckler's, a supplier of Corvette parts and accessories.


     On January 28, 1997, pursuant to an Agreement and Plan of Merger dated December 30, 1996 (the "Agreement"), Eckler Industries, Inc. ("EII") acquired all of the issued and outstanding shares of common stock of Smart Choice Holdings, Inc. ("SCHI") in exchange for 2,927,939 shares of EII Class A and 1,576,324.5 shares of EII Class B, common stock. Under the terms of the Agreement, the shareholders of SCHI obtained approximately 64% of the voting rights of EII. Although EII is the parent of SCHI following the transaction, the transaction was accounted for as a purchase of EII by SCHI (a reverse acquisition in which SCHI is considered the acquirer for accounting purposes), since the shareholders of SCHI obtained a majority of the voting rights in EII as a result of the transaction. Accordingly, the financial statements of the Company for the periods prior to January 28, 1997 are those of SCHI. The purchase price for Eckler was computed by valuing the outstanding shares of common stock of Eckler (the equivalent of 2,757,500 shares) at $3.375 or $9,306,563 and acquisition costs of $100,119.


     SCHI was incorporated on June 21, 1996 and was a development-stage corporation prior to January 28, 1997. On August 16, 1996, SCHI acquired the stock of First Choice Auto Finance, Inc. ("FCAF"). On January 28, 1997, in addition to the acquisition of EII, SCHI acquired the stock of Florida Finance Group, Inc. ("FFG"), Dealer Insurance Services, Inc. ("DIS") and Dealer Development Services, Inc. ("DDS"). FFG underwrites, finances and services automobile retail installment contracts and was based in St. Petersburg, Florida prior to moving to the Company headquarters in Titusville, Florida. FCAF was incorporated on March 22, 1994 and had no significant operations or assets until it acquired the assets of Suncoast Auto Brokers, Inc. ("SAB"), and Suncoast Auto Brokers Enterprises, Inc. ("SABE") on January 28, 1997. FCAF, based at the Company headquarters in Titusville, Florida, now operates the three used vehicle lots in St. Petersburg and Tampa, previously operated by SAB and SABE. DIS is based in Tampa, Florida and provides insurance services for automobile dealers. DDS is based in Tampa and provides consulting services and training programs to automobile dealers. The purchase price of FFG was $1,181,008 notes due to the seller, 285,714 shares of common stock valued at $3.375 per share ($964,285) and acquisition costs of $40,643. The purchase price of DDS and DIS was $781,000 notes due to the sellers and acquisition costs of $24,561.


     On February 12, 1997, the Company acquired the stock of Liberty Finance Company ("Liberty"). On the same date, FCAF acquired the stock of Wholesale Acquisitions, Inc. ("WA"), and Team

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

Automobile Sales and Finance, Inc. ("Team"). FFG services the receivables purchased from Liberty, and FCAF operates the five used vehicle lots previously operated by WA and Team in Orlando, Florida. The outstanding capital stock of Liberty and affiliates was acquired for $1,500,000 notes due to the seller, the equivalent of 352,156 shares of common stock valued at $3.375 per share ($1,188,527) and $109,249 in acquisition costs.


     On February 14, 1997, FCAF acquired the assets of Palm Beach Finance and Mortgage Company ("PBF") and Two Two Five North Military Corp. d/b/a Miracle Mile Motors ("MMM"). FFG services the receivables purchased from PBF, and FCAF operates the used vehicle lot previously operated by MMM located in West Palm Beach, Florida. The net assets of PBF and MMM were acquired for $3,050,000 cash, $1,473,175 notes due to the seller, 285,714 shares of common stock valued at $3.375 per share ($964,285) and $53,299 in acquisition costs.


     On June 27, 1997, the Company acquired the assets of Strata Holdings, Inc. ("SHI") and Ready Finance, Inc. ("RFI"). FCAF operates the three used vehicle lots previously operated by SHI in West Palm Beach, Florida and FFG services the finance receivables purchased from RFI. The net assets of SHI and RFI were acquired for $5,000,000 cash, $4,880,089 notes due to the seller and $27,271 in acquisition costs.


     On June 30, 1997, the Company acquired the assets of Roman Fedo, Inc. ("FEDO") and Fedo Finance, Inc. ("FFI"). FCAF operates the used vehicle lot previously operated by FEDO in West Palm Beach, Florida, and FFG services the finance receivables purchased from FFI. The assets of FEDO were acquired for $268,000 cash, 225,000 shares of common stock valued at $4.50 per share ($1,012,500) and $8,741 in acquisition costs.


     On August 21, 1997, the Company acquired the assets of Jack Winters Enterprises, Inc. ("Winters"). These assets consisted of a retail automobile dealership located in Stuart, Florida for Volvo automobiles and other consumer vehicles. The business is being operated by First Choice Stuart 2, Inc., a 100%-owned subsidiary of the Company and is doing business as Motorcars of Stuart. The purchase price of Winters was $442,500 cash, $1,200,000 notes due the seller, 18,322 shares of common stock valued at $5.125 per share ($93,900) and acquisition costs of $49,540.


     On August 29, 1997, the Company acquired the stock of B&B Enterprises Inc. ("B&B"). B&B operates a retail automobile dealership located in Stuart, Florida for Nissan automobiles and other consumer vehicles. The business is being operated by First Choice Stuart 1, Inc., a 100%-owned subsidiary of the Company and is doing business as Stuart Nissan. The purchase price of B&B was 86,546 shares of common stock valued at $6.3125 per share ($546,322) and acquisition costs of $55,385.


     The acquisitions described above have been accounted for using the purchase method of accounting, and accordingly, the purchase prices have been allocated to the assets purchased and the liabilities assumed based upon the fair values at the dates of acquisition. The excess of the purchase prices over the fair values of the net assets acquired was approximately $26,000,000 and has been recorded as goodwill, which is being amortized on a straight-line basis over 40 years.


     The operating results of these acquired businesses have been included in the consolidated statement of operations from the dates of acquisition. The following pro forma information has been prepared assuming certain of the acquisitions above, which were deemed to be significant acquisitions, had taken place at the beginning of the respective periods. The pro forma information includes

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES adjustments for interest expense that would have been incurred to finance the purchases, additional depreciation based on the fair value of property acquired and the amortization of intangibles arising from the transactions. The pro forma financial information is not necessarily indicative of the results of operations as they would have been had the transactions been effected on the assumed dates.


                                                 UNAUDITED
                                          YEAR ENDED DECEMBER 31,
                                     ---------------------------------
                                           1997              1996
                                     ----------------   --------------
   Net sales .....................    $  92,405,005      $ 90,158,113
   Net loss ......................      (19,155,105)       (3,803,046)
   Loss per common share .........            (2.08)             (.67)

     The results of operations of the insignificant acquisitions were not material to the Company's consolidated results of operations.


2. FINANCE RECEIVABLES


     The following is a summary of principal balances, net as of December 31, 1997:


   Contractually scheduled payments ..........    $  55,107,232
   Less: unearned finance charges ............      (15,510,342)
                                                  -------------
   Principal balances ........................       39,596,890
   Add: loan origination costs ...............          487,522
                                                  -------------
   Principal balances, net ...................       40,084,412
   Less: allowance for credit losses .........       (6,857,265)
                                                  -------------
   Finance receivables, net ..................    $  33,227,147
                                                  =============

     Finance receivables consist of sales of used cars under installment sale contracts with maturities that generally do not exceed 48 months. The receivables bear interest at rates ranging from 25.0% to 29.9% and are collateralized by the vehicles sold. The Company holds title to the vehicles until full contract payment is made. Finance receivables are pledged as collateral under a line of credit agreement (see Note 6).


     Changes in the allowance for credit losses are as follows:



                                                     YEAR ENDED DECEMBER 31,
                                                              1997
                                                    ------------------------
   Balance at dates of acquisitions .............         $  5,627,937
   Loans charged off, net of recoveries .........           (3,712,655)
   Provision for credit losses ..................            4,941,983
                                                          ------------
   Balance at end of year .......................         $  6,857,265
                                                          ============

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

3. PROPERTY AND EQUIPMENT


     Property and equipment consist of the following:


                                                                    DECEMBER 31,
                                                ESTIMATED     -------------------------
                                               USEFUL LIFE         1997          1996
                                              -------------   -------------   ---------
   Land ...................................                   $1,177,091       $    --
   Buildings and improvements .............   10-40 years      4,263,930            --
   Leasehold improvements .................    7-39 years        708,009            --
   Machinery and equipment ................     3-7 years        909,197            --
   Molds ..................................    5-10 years        310,305            --
   Office equipment and furniture .........     3-8 years      3,542,413        24,586
   Transportation equipment ...............    3-10 years      2,482,521            --
   Signs ..................................       7 years        152,234            --
                                                              ----------       -------
                                                              13,545,700        24,586
   Less accumulated depreciation ..........                    4,331,493         2,132
                                                              ----------       -------
                                                              $9,214,207       $22,454
                                                              ==========       =======

     Depreciation expense for the years ended December 31, 1997 and 1996 was $445,311 and $2,132, respectively.


4. NOTE RECEIVABLE


     At December 31, 1996, note receivable consisted of advances under a $800,000 line of credit extended to a company which had signed a contract to be acquired by Smart Choice Holdings, Inc. Advances under the line of credit bore interest at the prime rate, were due and payable 30 days after written demand and were collateralized by substantially all assets of the borrower.


5. ACCRUED EXPENSES


     Accrued expenses consist of the following:


                                                    DECEMBER 31,
                                             ---------------------------
                                                  1997           1996
                                             -------------   -----------
   Accrued compensation ..................    $  855,806      $141,713
   Accrued interest ......................       411,913        32,620
   Accrued professional fees .............       897,837            --
   Accrued restructuring charges .........     1,101,266            --
   Accrued taxes and other ...............     1,367,019         8,981
                                              ----------      --------
                                              $4,633,841      $183,314
                                              ==========      ========

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

6. LINE OF CREDIT


     The Company has a revolving line of credit with a lender which allows the Company to borrow the lesser of $42,500,000 or 60% of certain eligible accounts receivable at prime plus 3%. Interest is payable monthly with all of the outstanding principal due December 1999. The line of credit is collateralized by substantially all the assets of Florida Finance Group, Inc. and is guaranteed by Smart Choice Holdings, Inc. and Smart Choice Automotive Group, Inc. The balance at December 31, 1997 under this line of credit was $31,400,000. Unamortized debt discount was $170,400 at December 31, 1997. The line of credit agreement contains various financial and operating covenants. As of December 31, 1997, the Company was in violation of certain of these covenants, including leverage ratios and minimum net income requirement. The lender has waived compliance of these covenants for the year ending December 31, 1997. The Company is currently in negotiations with the lender to modify the terms of the line of credit agreement and to increase the amount of the line of credit. The amount of the line of credit was increased from $35,000,000 to $42,500,000 on March 27, 1998.


     The following summarizes certain information about the borrowings under the line of credit:


                                                                       1997
                                                                 ----------------
   Maximum amount outstanding at any month end ...............     $ 31,681,590
   Average amount outstanding during the period ..............     $ 21,921,484
   Weighted average interest rate during the period ..........            11.45%

     Interest rates ranged from 11.25% to 11.5%, and interest expense was $2,235,954 for the year ended December 31, 1997.

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

7. NOTES PAYABLE


     Notes payable consist of the following:


                                                                                                    DECEMBER 31,
                                                                                             --------------------------
                                                                                                  1997          1996
                                                                                             -------------   ----------
Notes payable issued in connection with various acquisitions, interest ranging from 8% to
 10%, payable through June 1999. .........................................................    $6,029,146      $     --
12% unsecured convertible note payable, interest payable quarterly, unpaid principal and interest due May 2002, convertible at a rate of one share of common stock for every
 $7.50 of outstanding principal, conversion price adjustable upon the occurrence of
 certain events. .........................................................................     4,000,000            --
12% convertible note payable, net of discount, interest payable quarterly, unpaid principal and interest due March 1999, convertible at a rate of one share of common stock for every $6.00 of outstanding principal, conversion price adjustable upon the occurrence of certain events. On December 31, 1997, the conversion price was adjusted to 90% of the market price of the Company's common stock. Accordingly,
 $282,506 of interest expense has been recorded for the difference between the conversion price of the note payable and the fair market value of the Company's
 common stock on the date of issuance. ...................................................     3,025,125            --
Prime + 1.5% (10% at December 31, 1997) mortgage note payable, principal payments of
 $13,333 plus interest payable monthly, outstanding principal and interest due July,
 1998, collateralized by property and equipment of Eckler Industries, Inc. and
 guaranteed by a stockholder of the Company. .............................................     2,500,000            --
Variable rate (8.5% at December 31, 1997) installment loan payable, principal and interest payable monthly, outstanding principal and interest due December 2009,
 collateralized by certain property of the Company. ......................................     2,199,900            --
Various unsecured notes payable to investors bearing interest at rates ranging from
 10%-16%, interest payable monthly, outstanding principal balances due through
 December 2001. ..........................................................................     1,699,142            --
$1,500,000 note payable, net of discount (see below)......................................     1,415,784            --
9% unsecured convertible notes payable, interest and principal due February 1998,
 convertible at a rate of one share of common stock for each $8.75 of principal. .........     1,267,601            --
8% convertible debentures (see below) ....................................................     1,050,000            --
9% unsecured convertible note payable, interest and principal due January 1999,
 convertible at a rate of one share of common stock for each $8.75 of principal. .........     1,031,008            --
Prime plus 1.75% (10.25% at December 31, 1997) notes payable, principal of $24,274 plus interest payable monthly through June 1998 at which time all remaining principal and interest are due, secured by substantially all the assets of First Choice Stuart 1, Inc.
 and guaranteed by First Choice Auto Finance, Inc. and Smart Choice Holdings, Inc. .......       894,173            --
8% note payable, principal and interest of $10,010 payable monthly through June 2007,
 collateralized by certain property of the Company. ......................................       797,488            --
Prime (8.5% at December 31, 1997) unsecured convertible subordinated debenture, net of discount, interest payable quarterly, unpaid principal and interest due December 31,
 2000, convertible at the rate of one share of common stock for every $9.00 of outstanding principal, conversion price adjustable upon the occurrence of certain
 events. .................................................................................       697,895            --
Prime plus 1% (9.5% at December 31, 1997) unsecured note payable, interest payable
 monthly, outstanding principal due April 1998. ..........................................       600,000            --
7.75% note payable, principal and interest of $8,683 payable monthly through December
 2003, secured by certain real property of the Company. ..................................       498,923            --
12% convertible debentures (see below) ...................................................       410,000       262,000

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

                                                                                                 DECEMBER 31,
                                                                                         ----------------------------
                                                                                              1997            1996
                                                                                         --------------   -----------
Prime plus 1% (9.5% at December 31, 1997) note payable, interest payable monthly,
 principal due upon demand. ..........................................................        300,000            --
Various notes payable bearing interest at rates from 6% to 10%, principal and interest
 payable through July 2001. ..........................................................        274,023        60,000
10% unsecured note payable, interest payable monthly, outstanding principal due
 December 1998. ......................................................................        257,250            --
Prime plus 1% (9.5% at December 31, 1997) unsecured convertible subordinated note payable, interest payable quarterly, unpaid principal and interest due June 1999, convertible at a rate of one share of common stock for every $7.50 of outstanding principal, conversion price adjustable upon the occurrence of certain events. On
 December 31, 1997, the conversion price was adjusted to 90% of the market price of the Company's common stock. Accordingly, $20,179 of interest expense has been recorded for the difference between the conversion price of the note payable and the
 fair market value of the Company's common stock on the date of issuance. ............        250,000            --
                                                                                              -------        ------
Total notes payable ..................................................................    $29,197,458      $322,000
                                                                                          ===========      ========

     Aggregate maturities of notes payable over future years are as follows:
1998--$11,180,849; 1999-- $10,471,143; 2000--$1,002,763; 2001--$740,415;
2002--$4,264,519; thereafter--$2,148,965.


     Unamortized debt discount was $611,196 at December 31, 1997.


$1,500,000 NOTE PAYABLE


     On December 31, 1997, the Company signed a $1,500,000 note payable. The note payable bears interest at 10%. Interest is payable monthly and the outstanding principal balance is due October 1998. If the Company or any of its affiliates should, prior to the repayment in full of the note, either (i) issue any debt or equity securities in a public offering or (ii) issue, in the aggregate, more than seven and one-half million dollars of debt or equity securities in one or more private placements, including any securitization or other sale or financing of chattel paper or receivables, but excluding floor plan financing; then all the outstanding principal and all the accrued and unpaid interest on the note will be due in full on the date of closing of such issuance. The note is collateralized by substantially all the assets as well as all of the issued and outstanding capital stock of Eckler Industries, Inc.


8% CONVERTIBLE DEBENTURES


     The unsecured convertible debentures bear interest at 8%. Interest is payable monthly, and all outstanding principal is due April 1998. The debentures are convertible from December 14, 1997 through April 15, 1998 at a conversion price equal to 66 2/3% of the average closing bid price of the Company's common stock for the five trading days immediately preceding the conversion date. Accordingly, $525,000 of interest expense has been recorded for the year ended December 31, 1997 for the difference between the conversion price of the debentures and the fair market value of the Company's stock at the time of issuance. The interest rate and conversion price are both adjustable upon the occurrence of certain events.


12% CONVERTIBLE DEBENTURES


     The convertible debentures bear interest at 12% and were due on November 19, 1997. Holders of $340,000 of the debentures have extended the due date to January 1999. Outstanding principal after

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

November 19 bears interest at 18%. The debentures were convertible prior to November 19, 1997 into the Company's common stock at a rate of one share of common stock for each $5.00 of outstanding principal. Additionally, holders of the debentures who did not convert prior to the maturity date received, for each $20,000 debenture, a warrant to purchase 1,200 shares of the Company's common stock at $3.00 per share. The warrants are immediately exercisable and expire five years from the date of issuance.


8. FLOOR PLANS PAYABLE


     Floor plans payable consist of the following:


                                                                                             DECEMBER 31,
                                                                                        -----------------------
                                                                                             1997         1996
                                                                                        -------------   -------
   $3,350,000 floor plan line of credit, variable interest rate, interest payable monthly, principal balance payable at the earlier of the time a vehicle is sold or 360 and 180 days from the time a vehicle is floored for new and used vehicles, respectively, guaranteed by Smart Choice Automotive
    Group, Inc., collateralized by vehicle inventory floored. The line of
    credit agreement contains certain financial ratio covenants. ....................    $3,285,165      $ --
   $3,000,000 floor plan line of credit, interest at prime plus 1.5% (10% at
    December 31, 1997), interest payable monthly, principal balance payable the earlier of (i) 48 hours from the time of sale of a vehicle or within 24 hours from the time payment is received from the purchaser of the vehicle or (ii) upon demand. Collateralized by all inventory, fixed assets, holdback reserves, manufacturers' rebates, incentive payments and intangible assets of First Choice Auto Finance, Inc., guaranteed by
    Smart Choice Automotive Group, Inc. .............................................     2,659,968        --
   $3,000,000 floor plan line of credit, interest at prime plus 1% (9.5% at
    December 31, 1997), interest payable monthly, principal payable upon sale of floored vehicle, collateralized by certain assets of First Choice
    Stuart 1, Inc. The line of credit expired December 31, 1997 and is subject to various financial and operating covenants. As of
    December 31, 1997, the Company was in violation of certain of the covenants. The lender has waived these covenants through
    December 31, 1997. The Company is currently in negotiations with the
    lender to modify the terms of the line of credit agreement. .....................     2,341,959        --
                                                                                         ----------      ----
   Total ............................................................................    $8,287,092      $ --
                                                                                         ==========      ====

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

9. INCOME TAXES


     The components of deferred income tax assets consist of the following:


                                                         DECEMBER 31,
                                                -------------------------------
                                                      1997             1996
                                                ---------------   -------------
   Deferred income tax assets:
   Net operating loss carryforwards .........    $  3,476,000      $  238,000
   Accounts receivable ......................       2,589,000              --
   Stock options and warrants ...............       1,805,000              --
   Accruals .................................         523,000              --
   Compensation .............................         423,000              --
   Depreciation and amortization ............         243,000              --
   Inventory ................................         149,000              --
   Other ....................................          93,000              --
                                                 ------------      ----------
   Gross deferred income tax assets .........       9,301,000         238,000
   Valuation allowance ......................      (9,301,000)       (238,000)
                                                 ------------      ----------
   Total deferred income tax assets .........    $         --      $       --
                                                 ============      ==========

     The Company's valuation allowance increased by approximately $9,063,000 and $238,000 for the periods ended December 31, 1997 and 1996, respectively, which represents the effect of changes in the temporary differences and net operating losses. The Company has recorded a valuation allowance to state its deferred tax assets at estimated net realizable value due to the uncertainty related to realization of these assets through future taxable income.


     At December 31, 1997, the Company had unused federal tax net operating losses (NOLs) to carry forward against future years' taxable income of approximately $10,223,000, expiring in various amounts through 2012. As a result of certain acquisitions, the use of approximately $1,141,000 the NOLs will be limited each year under the provisions of Section 382 of the Internal Revenue Code of 1986, as amended, and the provisions of Treasury Regulation 1.1502-21 regarding separate return limitation years.

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

10. COMMITMENTS AND CONTINGENCIES


LEASES


     The Company conducts its operations partially from leased facilities. These leases are classified as operating leases and expire on various dates through 2005.


     The Company also leases equipment under capital leases which expire on various dates through 2002. The total capitalized cost for this equipment is $1,004,961 with accumulated depreciation of $116,015 as of December 31, 1997.


     As of December 31, 1997, future minimum lease payments under capital leases and future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year are as follows:



                                                          CAPITAL       OPERATING
DECEMBER 31, 1997                                         LEASES          LEASES
----------------------------------------------------   ------------   -------------
   1998 ............................................   $ 322,490       $2,247,147
   1999 ............................................     268,330        1,584,132
   2000 ............................................     254,342        1,481,429
   2001 ............................................     204,906        1,446,639
   2002 ............................................     101,111          936,414
   Thereafter ......................................          --          479,160
                                                       ---------       ----------
                                                       1,151,179       $8,174,921
                                                                       ==========
   Less amount representing interest ...............     210,899
                                                       ---------
   Present value of minimum lease payments .........   $ 940,280
                                                       =========

     Rental expense for the year ended December 31, 1997 was approximately $1,542,000.


EMPLOYMENT AGREEMENTS


     The Company has entered into employment agreements expiring at various dates through the year 2002. As of December 31, 1997, the Company's total noncancellable obligation under all employment agreements is approximately $2,404,000.


LITIGATION


     The Company is involved in legal and administrative proceedings and claims of various types. While any litigation contains an element of uncertainty, based upon the opinion of the Company's legal counsel, management presently believes that the outcome of such proceedings or claims which are pending or known to be threatened will not have a material adverse effect on the Company's financial position since the Company has accrued sufficient amounts to cover the costs expected to be incurred in settlement of these actions.


ENVIRONMENTAL MATTERS


     Some of the Company's past and present operations involve activities which are subject to extensive and changing federal and state environmental regulations and can give rise to environmental

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES issues. As a result, the Company is from time to time involved in administrative and judicial proceedings and administrative inquiries related to environmental matters. Based on advice of counsel, management believes that the outcome of these matters will not have a material impact on the Company's financial position.



11. REDEEMABLE CONVERTIBLE PREFERRED STOCK


     During December 1996 and January 1997, the Company sold 395,000 shares of Series A redeemable convertible preferred stock. Proceeds from these offerings, net of offering costs, were approximately $977,000. The liquidation preference of each preferred share is $2.00. Upon the completion of an initial public offering of the Company that raises a minimum of $20 million in gross proceeds, each preferred share will be converted automatically into the higher of: (i) one share of the Company's $.01 par value common stock or (ii) that number of shares of common stock having a value (as measured by a public offering sale price) equal to $9.00. The holders of the Series A shares may require, by a two-thirds vote of the issued and outstanding Series A shares, that the Company offer to redeem the Series A shares at any time after September 30, 1998. The redemption price will equal $2.00 per share.


     On September 30, 1997, the Company completed an offering of 300 units of Series A redeemable convertible preferred stock and warrants at $10,000 per unit. Proceeds from the offering, net of offering costs, were approximately $2,965,000. Each unit consists of one share of Series A redeemable convertible preferred stock and one warrant to acquire 300 shares of common stock for each preferred share purchased at a price equal to $8.10 per share. The warrants expire five years after the date of issuance. The preferred stock is convertible into shares of common stock at a conversion price which, at the option of the buyer, is either fixed at a rate of 135% of the market price of common stock on the date of issuance of the preferred stock, or floating at a rate of 100% of the market price of the common stock if converted during the period 90 days after the issuance of the preferred stock and 90% of the market price if converted at any time after that 90-day period. Accordingly, since none of the preferred stock was converted 90 days after issuance, a preferred stock dividend of $333,333 ($.04 per share) has been recorded for the year ended December 31, 1997 for the difference between the discounted conversion price of the preferred stock and the fair market value of the Company's common stock at the time of issuance. The preferred stock is redeemable at the option of the buyer upon the occurrence of certain events at a price per share that is also dependent upon the occurrence of certain events.


     On December 10, 1997, the Company issued an additional 100 units of the Series A redeemable convertible preferred stock and associated warrants for net proceeds of $1,000,000. Each unit consists of one share of Series A redeemable convertible preferred stock and one warrant to acquire 300 shares of common stock for each preferred share purchased at a price equal to $5.23 per share. The warrants expire five years after the date of issuance. The preferred stock has features identical to that of the Series A redeemable convertible preferred stock issued on September 30, 1997.


     Subsequent to December 31, 1997, the holders of the preferred stock converted 245 shares of preferred stock into 1,265,827 shares of common stock.

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

12. CAPITAL STOCK


INCREASE IN PAR VALUE


     In March 1997, the Company authorized an increase in the par value of its common stock from $.001 to $.01. All share information included in the accompanying financial statements has been retroactively adjusted to give effect to the increase in par value.


STOCK OPTIONS


     The Company applies APB Opinion 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for options issued to employees. Accordingly, no compensation cost has been recognized for options granted to employees at exercise prices which equal or exceed the market price of the Company's common stock at the date of grant. Options granted at exercise prices below market prices are recognized as compensation cost measured as the difference between market price and exercise price at the date of grant.


     Statement of Financial Accounting Standards No. 123 (FAS 123) "Accounting for Stock-Based Compensation," requires the Company to provide pro forma information regarding net income and earnings per share as if compensation cost for the Company's employee stock options had been determined in accordance with the fair market value based on the method prescribed in FAS 123. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in the year ended December 31, 1997: no dividend yield, an expected life of 4.9 years; expected volatility of 61%, and a risk-free interest rate of 6%.


     Under the accounting provisions of FAS 123, the Company's net loss applicable to common stock and loss per share would have been increased to the pro forma amounts indicated below:


                                                    DECEMBER 31,
                                         ----------------------------------
                                                1997              1996
                                         -----------------   --------------
   Net loss applicable to common stock
    As reported ......................     $ (18,981,938)      $ (703,788)
    Pro forma ........................       (22,570,717)        (703,788)
   Basic loss per common share
    As reported ......................     $       (2.14)      $     (.13)
    Pro forma ........................             (2.55)            (.13)

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

     The following table summarizes information about employee plan and non-plan stock option activity for the periods ended December 31, 1997 and 1996:



                                                              WEIGHTED-AVERAGE     FAIR VALUE
                                                 SHARES        EXERCISE PRICE      OF OPTIONS
                                              ------------   ------------------   -----------
   Outstanding, December 31, 1996 .........           --           $  --          $--
    Acquired in merger ....................      175,000            2.66           --
    Granted, at market value ..............      838,000            4.89          2.78
    Granted, above market value ...........       30,000            6.50          3.55
    Granted, below market value ...........       50,000            4.07          2.53
    Exercised .............................      (12,500)           2.50           --
    Forfeited .............................       (3,000)           4.88           --
                                                 -------           -----          ----
   Outstanding, December 31, 1997 .........    1,077,500          $ 4.56          $--

     At December 31, 1997, a total of 602,500 options were exercisable at a weighted-average exercise price of $4.24.


     The following table summarizes information about non-plan stock option activity issued to non-employees for the periods ended December 31, 1997 and 1996:



                                                              WEIGHTED-AVERAGE     FAIR VALUE
                                                 SHARES        EXERCISE PRICE      OF OPTIONS
                                              ------------   ------------------   -----------
   Outstanding--inception .................           --           $  --            $   --
    Granted, above market value ...........      290,000            4.75                --
                                                 -------           -----            ------
   Outstanding, December 31, 1996 .........      290,000            4.75                --
    Acquired in merger ....................    1,044,000            3.81                --
    Granted, at market value ..............      232,500            5.06               2.58
    Granted, above market value ...........      300,000            8.17               2.28
    Forfeited .............................     (680,000)           3.79                --
    Expired ...............................      (40,000)           5.00                --
                                               ---------           -----            -------
   Outstanding, December 31, 1997 .........    1,146,500          $ 5.41            $   --

     At December 31, 1997 and 1996, a total of 996,500 and 262,000 options were exercisable at a weighted-average exercise price of $5.14 and $4.92, respectively.

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

     The following table summarizes information about stock options outstanding and exercisable at December 31, 1997:



                                            OPTIONS OUTSTANDING                       OPTIONS EXERCISABLE
                            --------------------------------------------------- -------------------------------
RANGE OF                        NUMBER     WEIGHTED-AVERAGE   WEIGHTED-AVERAGE      NUMBER     WEIGHTED-AVERAGE
EXERCISE PRICES              OUTSTANDING    EXERCISE PRICE     REMAINING LIFE    EXERCISABLE    EXERCISE PRICE
--------------------------- ------------- ------------------ ------------------ ------------- -----------------
   EMPLOYEE PLAN AND
    NON-PLAN OPTIONS
   $2.50 to $3.88..........     187,500        $  2.84           3.3 years          162,500        $  2.68
   $4.25 to $6.50..........     890,000           4.93           4.4 years          440,000           4.82
                                -------        -------                              -------        -------
                              1,077,500        $  4.56                              602,500        $  4.24
   NON-EMPLOYEE
    NON-PLAN OPTIONS
   $2.88 to $3.00..........     275,000        $  2.91           3.7 years          275,000        $  2.91
   $4.50 to $6.50..........     721,500           5.44           3.8 years          621,500           5.55
   $8.75 to $12.00.........     150,000           9.83           3.7 years          100,000           8.75
                              ---------        -------                              -------        -------
                              1,146,500        $  5.41                              996,500        $  5.41

COMMON STOCK OPTIONS ISSUED--COMPENSATION


     During the year ended December 31, 1997, compensation expense of $3,809,826 was recognized on common stock options granted to employees and directors. These options were granted by trusts created by two major stockholders to purchase shares of the Company's common stock owned by the trusts. The trusts will receive the proceeds, if any, from the exercise of these options. Since these options were not granted by the Company and their exercise will not result in the issuance of any additional common stock, they have been excluded from the tables above.


COMMON STOCK OPTIONS ISSUED--CONSULTANTS


     During the year ended December 31, 1997, options granted to consultants were valued at $607,700 in accordance with FAS 123.


COMMON STOCK ISSUED--PROFESSIONAL FEES


     The Company issued 17,929 shares of common stock as payment for professional services which were valued at $99,806 representing the fair value of the stock on the date of issuance.


COMMON STOCK OPTIONS AND WARRANTS ISSUED--LENDERS


     During 1997, the Company entered into various agreements with lending institutions and issued options and warrants to purchase 472,500 shares of the Company's common stock at exercise prices ranging from $2.00 to $12.00 per share. Of these options and warrants, 422,500 were exercisable at December 31, 1997. The options and warrants expire at various dates ranging from December 1999 through August 2002.


     The above common stock options and warrants were valued at $1,350,253 in accordance with the provisions of FAS 123. This amount was recorded as debt discount and is being amortized over the life of the related debt. Interest expense related to these options and warrants was $466,979 for the year ended December 31, 1997.

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

COMMON STOCK ISSUED--DEBT CONVERSION


     During the year ended December 31, 1997, the Company issued 442,514 shares of common stock in conversion of debt amounting to $1,770,056.


STOCK WARRANTS


     At December 31, 1997, the Company had the following stock warrants outstanding:



                                       NUMBER OF
EXPIRATION DATE                    UNDERLYING SHARES     EXERCISE PRICE
-------------------------------   -------------------   ---------------
   December 31, 1999 ..........           70,000            $ 2.00
   November 8, 2000 ...........           12,500            $ 6.00
   November 14, 2000 ..........        1,284,000            $ 6.50
   March 30, 2001 .............           20,000            $ 4.20
   August 29, 2002 ............           52,500            $ 7.00
   September 30, 2002 .........           90,000            $ 8.10
   November 19, 2002 ..........           33,720            $ 3.00
   December 10, 2002 ..........           30,000            $ 5.23
   December 24, 2002 ..........           90,000            $ 4.00
                                       ---------
                                       1,682,720

     At December 31, 1997, 1,632,000 of the warrants were exercisable.


SHARES RESERVED


     At December 31, 1997, the Company has reserved approximately 8,159,970 shares of common stock for future issuance under all of the above arrangements, the convertible debt and the convertible preferred stock.


13. RESTRUCTURING CHARGE


     During the fourth quarter of 1997, after all acquisitions were completed, the Company implemented a restructuring program (the "Program") designed to enhance overall competitiveness and efficiency through the reduction of operating costs. The Program resulted in a charge to operations of $2,117,906. The charge consists primarily of costs related to employment contract terminations and severance pay.


14. RETIREMENT BENEFIT PLAN


     The Company sponsors a defined contribution pension plan for all employees meeting certain eligibility requirements. The plan provides for voluntary employee contributions and contributions by the Company to be determined at the discretion of the Board of Directors. The Company made no contribution to the plan for the year ended December 31, 1997. There was no plan in effect from the period of inception to December 31, 1996.

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

15. SUPPLEMENTAL CASH FLOW INFORMATION


     The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.


                                                                         YEAR ENDED DECEMBER 31,
                                                                         ------------------------
                                                                              1997         1996
                                                                         -------------   --------
   Cash paid for interest ............................................   $4,228,339       $  552
   Noncash investing and financing activities:
    Notes payable and capital lease obligations incurred in
      connection with the purchase of property and equipment .........   $3,722,670       $   --
    Notes payable issued in connection with acquisitions .............   11,015,272           --
    Common stock issued in connection with acquisitions ..............   14,413,880           --
    Common stock issued for conversion of debt .......................    1,770,056           --
    Common stock options granted to employees and directors ..........    3,809,826           --
    Common stock options and warrants issued to lenders
      and consultants ................................................    1,957,953           --
    Common stock issued for professional services ....................       99,806        4,968
    Common stock issued by stockholders for cancellation of
      common stock options granted by the Company ....................      800,000           --
    Contribution to capital by stockholder ...........................      159,203           --
    Debt discount on convertible debt ................................      827,685           --

16. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS


     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Company disclose estimated fair values for its financial instruments. The following summary presents a description of the methodologies and assumptions used to determine such amounts:


LIMITATIONS


     Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve uncertainties, matters of judgment and, therefore, cannot be determined with precision. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument. Changes in assumptions could significantly affect these estimates.


     Since the fair value is estimated as of December 31, 1997, the amounts that will actually be realized or paid in settlement of the instruments could be significantly different.


CASH AND CASH EQUIVALENTS


     The carrying amount is assumed to be the fair value because of the liquidity of these instruments.


FINANCE RECEIVABLES, NET


     The carrying amount is assumed to be the fair value because of the relative short maturity and repayment terms of the portfolio as compared to similar instruments.

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

ACCOUNTS PAYABLE AND ACCRUED EXPENSES


     The carrying amount approximates fair value because of the short maturity of these instruments.


NOTES PAYABLE


     The terms of the Company's notes payable approximates the terms in the market place at which they could be replaced. Therefore, the fair value approximates the carrying value of these financial instruments.



17. SEGMENT INFORMATION


     The FASB issued Statement of Financial Accounting Standards No. 131 (SFAS
131), "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 is effective for fiscal years beginning after December 15, 1997. Management has elected the early adoption of this pronouncement. SFAS 131 requires that public enterprises report certain information about reporting segments in financial statements. It also requires the disclosure of certain information regarding services provided, geographic areas of operation and major customers.


     The Company's operations are classified into four reportable segments. The used car stores segment operates a network of 22 used car stores in Florida. The Company primarily sells used vehicles to payment-sensitive non-prime customers who, most likely, would be unable to purchase a vehicle without financing through the Company's financing services segment. The new car dealerships segment operates two new car dealerships in Florida. The financing services segment finances consumer purchases of used vehicles sold in the Company's used and new car dealerships. The parts and accessories segment sells and distributes Corvette parts and accessories throughout the United States, primarily through its extensive catalog.

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

     The following table shows certain financial information by reportable segment as of and for the years ended December 31, 1997 and 1996:



                                             USED           NEW                       CORVETTE
                                              CAR           CAR        FINANCING     PARTS AND       CORPORATE
                                            STORES      DEALERSHIPS     SERVICES    ACCESSORIES      AND OTHER      CONSOLIDATED
                                        -------------- ------------- ------------- ------------- ---------------- ----------------
                1997
Sales .................................  $35,279,228    $9,863,245    $ 9,209,656   $15,384,589   $    1,177,903   $   70,914,621
Operating income (loss) ...............       71,502      (470,739)     3,028,596        17,635      (15,009,346)     (12,362,352)
Depreciation and amortization .........       41,709        86,964          8,078       277,794        1,270,695        1,685,240
Identifiable assets ...................   10,273,420     7,369,038     34,763,399     5,439,449       31,259,685       89,104,991
Capital expenditures (exclusive of
 acquisitions) ........................    1,494,370       (63,031)       178,238       286,853        3,182,884        5,079,314
Interest expense ......................      153,405       128,384      2,903,039       244,591        3,025,756        6,454,175
Compensation expense related to
 employee and director stock
 options ..............................           --            --             --            --        4,649,702        4,649,702
                1996
Sales .................................  $        --    $       --    $        --   $        --   $           --   $           --
Operating income (loss) ...............           --            --             --            --         (670,616)        (670,616)
Depreciation and amortization .........           --            --             --            --            4,381            4,381
Identifiable assets ...................           --            --             --            --          716,290          716,290
Capital expenditures
 (exclusive of acquisitions) ..........           --            --             --            --           24,586           24,586
Interest expense ......................           --            --             --            --           33,172           33,172

18. FOURTH QUARTER ADJUSTMENTS


     During the fourth quarter of 1997, the Company recorded the following adjustments:


   Expense costs of abandoned public offering .........   $ 479,406
   Restructuring charge ...............................   2,117,906
   Expense related to stock options ...................   1,405,087

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS



                                                                   AS OF
                                                     ----------------------------------
                                                         MARCH 31,        DECEMBER 31,
                                                           1998               1997
                                                     ----------------   ---------------
                                                        (UNAUDITED)        (AUDITED)
ASSETS
 Cash and cash equivalents .......................    $   2,394,391      $   1,066,949
 Accounts receivable .............................        3,164,705          1,773,124
 Finance receivables
  Principal balances, net ........................       51,146,019         39,109,368
  Less: allowance for credit losses ..............       (8,493,306)        (6,857,265)
                                                      -------------      -------------
                                                         42,652,713         32,252,103
 Inventories, at cost ............................       17,429,409         15,516,084
 Land held for resale ............................        1,064,205          1,050,000
 Property and equipment, net .....................        9,126,667          9,214,207
 Notes receivable ................................           23,140             46,280
 Deferred tax asset ..............................            1,000                 --
 Deferred debt costs .............................          949,330            426,823
 Goodwill ........................................       25,401,022         25,562,162
 Prepaid expenses ................................        1,530,471          1,008,229
 Deposits ........................................          178,237            170,305
 Other assets ....................................          977,477             43,681
                                                      -------------      -------------
                                                      $ 104,892,766      $  89,104,991
                                                      =============      =============
LIABILITIES AND STOCKHOLDERS' EQUITY
 Liabilities:
  Accounts payable ...............................    $   6,793,434      $   5,259,903
  Accrued expenses ...............................        4,152,209          4,633,841
  Deferred income ................................           92,861                 --
  Floorplan payable ..............................        9,413,944          8,287,092
  Capital lease obligations ......................          869,268            940,280
  Notes payable ..................................       71,720,664         60,427,058
  Deferred income taxes ..........................            2,042                 --
  Convertible debt ...............................          340,000                 --
  Other liabilities ..............................               --             94,913
                                                      -------------      -------------
 Total liabilities ...............................       93,384,422         79,643,087
                                                      -------------      -------------
  Redeemable convertible preferred stock .........        1,491,834          4,941,834
 Stockholders' equity:
  Common stock ...................................          122,595             97,340
  Additional paid in capital .....................       27,913,049         24,108,456
  Accumulated deficit ............................      (18,019,934)       (19,685,726)
                                                      -------------      -------------
 Total stockholders' equity ......................       10,016,510          4,520,070
                                                      -------------      -------------
                                                      $ 104,892,766      $  89,104,991
                                                      =============      =============

            See accompanying notes to condensed consolidated financial statements

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)



                                                                                  THREE MONTHS ENDED
                                                                                      MARCH 31,
                                                                           --------------------------------
                                                                                1998              1997
                                                                           --------------   ---------------
VEHICLE AND RELATED REVENUES:
 Sales of new vehicles .................................................    $ 8,123,424                --
 Sales of used vehicles ................................................     21,845,559         4,785,077
 Income on finance receivables .........................................      4,146,215           522,939
 Income from insurance and training ....................................        180,222           262,280
 Income from parts and accessories .....................................      4,364,037         2,498,753
                                                                            -----------         ---------
                                                                             38,659,457         8,069,049
                                                                            -----------         ---------
COST OF VEHICLE AND VEHICLE RELATED REVENUES:
 Cost of new vehicles sold .............................................      7,187,085                --
 Cost of used vehicles sold ............................................     15,088,274         3,390,292
 Provision for credit losses ...........................................      2,904,128         1,049,680
 Cost of insurance and training ........................................         30,757            13,565
 Cost of parts and accessories sold ....................................      2,796,891         1,561,922
                                                                            -----------         ---------
                                                                             28,007,135         6,015,459
                                                                            -----------         ---------
NET REVENUES FROM VEHICLE SALES AND VEHICLE RELATED ACTIVITIES .........     10,652,322         2,053,590
                                                                            -----------         ---------
EXPENSES:
 Operating expenses ....................................................      7,979,811         5,081,660
 Compensation expense related to employee stock options ................             --         3,125,877
                                                                            -----------         ---------
                                                                              7,979,811         8,207,537
                                                                            -----------         ---------
INCOME (LOSS) FROM OPERATIONS ..........................................      2,672,511        (6,153,947)
                                                                            -----------        ----------
OTHER EXPENSE (INCOME):
 Interest expense ......................................................      1,909,671           692,617
 Other income ..........................................................       (919,413)           (9,173)
 Miscellaneous expense .................................................         15,661            64,944
                                                                            -----------        ----------
                                                                              1,005,919           748,388
                                                                            -----------        ----------
NET INCOME (LOSS) ......................................................    $ 1,666,592      $ (6,902,335)
PREFERRED STOCK DIVIDENDS ..............................................    $    77,875                --
NET INCOME AVAILABLE TO COMMON STOCK HOLDERS ...........................    $ 1,588,717      $ (6,902,335)
                                                                            ===========      ============
NET INCOME (LOSS) PER SHARE ............................................
 --Primary .............................................................    $      0.15      $      (0.87)
                                                                            ===========      ============
 --Fully diluted .......................................................           0.14
                                                                            ===========
WEIGHTED AVERAGE NUMBER OF SHARES AND SHARE EQUIVALENTS
 OUTSTANDING:
 --Primary .............................................................     10,380,260         7,853,134
 --Fully diluted .......................................................     11,226,758

            See accompanying notes to condensed consolidated financial statements

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)



                                                                          THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                  ----------------------------------
                                                                        1998              1997
                                                                  ---------------   ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income/(loss) ............................................    $   1,666,592      $ (6,902,335)
 Adjustments to reconcile net loss to net cash provided by
   operating activities:
  Provision for credit losses .................................        2,904,128           681,435
  Common stock and options issued for consulting fees .........               --           150,000
  Loss on disposal of fixed assets ............................               --             1,151
  Stock option compensation ...................................               --         3,125,877
  Depreciation and amortization ...............................          634,995           245,530
  Recoupment of expenses ......................................         (165,967)               --
  Cash provided by (used for):
   Accounts receivable ........................................       (2,513,545)          (70,894)
   Inventory ..................................................       (1,913,325)         (422,499)
   Prepaid expenses ...........................................         (522,242)          (18,974)
   Other assets ...............................................                             (1,453)
   Accounts payable ...........................................        1,537,063           964,984
   Accrued expenses ...........................................         (481,632)          950,891
   Deferred income ............................................           (1,010)           20,772
   Other liabilities ..........................................               --         1,657,444
   Customer deposits ..........................................               --          (116,099)
   Floorplan payable ..........................................        1,126,852           224,876
                                                                   -------------      ------------
Net cash provided by operating activities .....................        2,271,909           470,706
                                                                   -------------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Increase in finance receivables ..............................      (12,329,624)       (1,153,486)
 Cash for acquisitions, net of cash acquired ..................               --        (2,797,310)
 Issuance of notes receivable .................................               --          (565,896)
 Increase in deposits .........................................           (7,932)         (477,300)
 Increase in other assets .....................................          (41,210)               --
 Increase in deferred acquisition costs .......................               --           (15,400)
 Payment of notes receivable ..................................           23,140                --
 Purchase of property and equipment ...........................         (181,034)          (56,379)
 Decrease in other assets .....................................               --            40,435
 Purchase of land .............................................          (14,205)               --
                                                                   -------------      ------------
Net cash used in investing activities .........................      (12,550,935)       (5,025,336)
                                                                   -------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Principal payments on notes payable ..........................    $    (874,242)     $ (1,835,310)
 Proceeds from issuance of Sirrom debt ........................               --         3,500,000
 Proceeds from issuance of notes payable ......................        3,000,000         3,996,722
 Increase in deferred debt costs ..............................               --          (256,494)
 Increase (decrease) in senior secured debt payable ...........        9,500,000                --
 Proceeds from issuance of preferred stock ....................               --           590,000
 Proceeds from issuance of convertible debentures .............               --           300,000
 Bank overdraft ...............................................               --           (82,884)
 Payments on capital lease obligations ........................          (19,289)               --
                                                                   -------------      ------------
Net cash provided by financing activities .....................       11,606,469         6,212,034
                                                                   -------------      ------------
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS ..........        1,327,438         1,657,404
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ..............        1,066,949                 0
                                                                   -------------      ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD ....................    $   2,394,391      $  1,657,404
                                                                   =============      ============

     See accompanying notes to condensed consolidated financial statements

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)


NOTE 1--BASIS OF PRESENTATION


     The accompanying unaudited condensed consolidated financial statements of Smart Choice Automotive Group, Inc. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for a complete financial statement presentation. In the opinion of management, such unaudited interim information reflect all adjustments, consisting only of normal recurring adjustments, necessary to present the Company's financial position and results of operations for the periods presented. The results of operations for interim periods are not necessarily indicative of the results to be expected for a full fiscal year. The Condensed Consolidated Balance Sheet as of December 31, 1997 was derived from audited consolidated financial statements as of that date but does not include all the information and notes required by generally accepted accounting principles. It is suggested that these condensed consolidated financial statements be read in conjunction with the company's audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.


NOTE 2--FINANCE RECEIVABLES


     The Company's finance receivables ("Finance Receivables" or "Finance Contracts") are automobile retail installment sale contracts originated by the Company on sales of used cars at its automobile dealerships. The following shows the principal balances of the Company's Finance Receivables as of March 31, 1998:


                                                      MARCH 31, 1998
                                                     ---------------
      Contractually scheduled payments ...........    $ 50,439,275
      Less: allowance for credit losses ..........      (8,493,306)
                                                      ------------
      Principal balances, net ....................    $ 41,945,969
                                                      ============

NOTE 3--PRESENTATION OF DEALERSHIP REVENUES AND COST OF REVENUES


     Revenues from Company dealership operations consist of Sales of New Cars, Sales of Used Cars, Income on Finance Receiveables, Income from Insurance and Training, and Income from Parts and Accessories. Cost of Revenues include cost of New Cars Sold, Cost of Used Cars Sold, the Provision for Credit Losses, Costs of Insurance and Training Income and Cost of Parts and Accessories Sold.


     The prices at which the Company sells its cars and the interest rate that it charges to finance these sales take into consideration that the Company's primary customers are high-risk borrowers, some of whom ultimately default. The Provision for Credit Losses reflects these factors and is treated by the Company as a cost of both the future finance income derived on the finance receivables originated at Company dealerships as well as a cost of the sales of the cars themselves.


NOTE 4--COMMON STOCK EQUIVALENTS


     Net earnings per common share amounts are based on the weighted average number of common shares and common stock equivalents outstanding as reflected on Exhibit 11 to this Quarterly Report on Form 10-Q.

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       EXPLANATORY HEADNOTE (UNAUDITED)



                                 INTRODUCTION


     On October 28, 1996, Eckler Industries, Inc. (Eckler) entered into an Agreement and Plan of Reorganization (the Agreement) with Smart Choice Holdings, Inc. (SCHI). The closing of the transaction between Eckler and SCHI occurred on January 28, 1997. Based on the controlling interest in Eckler obtained by SCHI as a result of this transaction, the transaction was accounted for as an acquisition of Eckler by SCHI (a reverse acquisition in which SCHI is considered the acquirer for accounting purposes).


     SCHI was incorporated on June 21, 1996 and had no significant operations or assets until it acquired Eckler and other companies. Prior to the Eckler transaction, SCHI had previously entered into agreements to acquire the outstanding capital stock or net assets of other companies. The transactions between SCHI and the other companies closed on January 28, 1997 (prior to the Eckler and SCHI closing), February 12, 1997 and February 14, 1997. In addition, on June 27, 1997, Smart Choice Automotive Group, Inc. acquired certain assets and assumed certain liabilities of Strata Holding, Inc. and Ready Finance, Inc., which were under common ownership and on August 29, 1997 acquired the outstanding capital stock of B&B Florida Enterprises, Inc. d/b/a Stuart Nissan. The acquisitions of Eckler and the other companies were accounted for as a purchase, with the assets acquired and liabilities assumed recorded at their estimated fair values.


     The pro forma consolidated statement of operations for the year ended December 31, 1997 assumes the transactions were consummated as of January 1, 1997 and includes the operations of the acquired companies from January 1, 1997 through the dates of acquisition.


     The pro forma consolidated statement of operations may not be indicative of the actual results of the transactions, but in the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

          PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                         YEAR ENDED DECEMBER 31, 1997





                                                                                        PALM
                                                                                       BEACH
                                                                                      FINANCE
                                                                       FLORIDA          AND
                                          SCHI          LIBERTY        FINANCE        MORTGAGE
                                    ---------------- ------------- --------------- -------------
Revenues:
 Sales at used car stores .........  $  35,279,228    $1,351,838     $   225,599    $1,334,472
 Income on finance receivables.....      9,209,656       458,028         162,203       178,098
 Sales at new car dealerships .....      9,863,245
 Corvette parts and
  accessories sales ...............     15,384,589
 Income from insurance
  and training ....................      1,177,903         3,724           1,235
                                     -------------    ----------     -----------
                                        70,914,621     1,813,590         389,037     1,512,570
                                     -------------    ----------     -----------    ----------
Costs and expenses:
 Cost of sales ....................     46,774,445     1,511,731         289,820     1,060,814
 Operating expenses ...............     36,502,528       434,243         152,053       207,336
                                     -------------    ----------     -----------    ----------
                                        83,276,973     1,945,974         441,873     1,268,150
                                     -------------    ----------     -----------    ----------
Income (loss) from operations .....    (12,362,352)     (132,384)        (52,836)      244,420
Other income (expense):
 Interest expense .................     (6,454,175)     (176,585)        (64,061)       (3,694)
 Other ............................        167,922
                                     -------------
                                        (6,286,253)     (176,585)        (64,061)       (3,694)
                                     -------------    ----------     -----------    ----------
Income (loss) before income
 taxes (benefit) ..................    (18,648,605)     (308,969)       (116,897)      240,726
Taxes on income (benefit) .........
Net income (loss) .................    (18,648,605)     (308,969)       (116,897)      240,726
Preferred stock dividends .........       (333,333)
                                     -------------
Net income (loss) applicable to
 common stock .....................  $ (18,981,938)   $ (308,969)    $  (116,897)   $  240,726
                                     =============    ==========     ===========    ==========
Basic loss per common share .......  $       (2.14)
                                     =============
Weighted average number of
 common shares outstanding ........      8,860,733
                                     =============



                                                         STRATA
                                                          AND                               PRO
                                                         READY           STUART            FORMA         CONSOLIDATED
                                         ECKLER         FINANCE          NISSAN         ADJUSTMENTS        PRO FORMA
                                    --------------- --------------- --------------- ------------------ ----------------
Revenues:
 Sales at used car stores .........   $             $ 5,028,687       $               $                 $  43,219,824
 Income on finance receivables.....                     1,106,071                                          11,114,056
 Sales at new car dealerships .....                                    13,939,997                          23,803,242
 Corvette parts and
  accessories sales ...............       853,881                                                          16,238,470
 Income from insurance
  and training ....................                                                                         1,182,862
                                                                                                        -------------
                                          853,881       6,134,758      13,939,997                          95,558,454
                                      -----------   -------------     -----------                       -------------
Costs and expenses:
 Cost of sales ....................       582,117       3,866,468      12,393,236                          66,478,631
 Operating expenses ...............       432,005       1,916,464       1,856,429          138,806 (1)     41,639,864
                                      -----------   -------------     -----------     ------------      -------------
                                        1,014,122       5,782,932      14,249,665          138,806        108,118,495
                                      -----------   -------------     -----------     ------------      -------------
Income (loss) from operations .....      (160,241)        351,826        (309,668)        (138,806)       (12,560,041)
Other income (expense):
 Interest expense .................       (23,728)       (120,190)       (145,031)        (398,137)(2)     (7,385,601)
 Other ............................         6,411                         290,729                             465,062
                                      -----------                     -----------                       -------------
                                          (17,317)       (120,190)        145,698         (398,137)        (6,920,539)
                                      -----------   -------------     -----------     ------------      -------------
Income (loss) before income
 taxes (benefit) ..................      (177,558)        231,636        (163,970)        (536,943)       (19,480,580)
Taxes on income (benefit) .........       (68,000)                                          68,000 (3)            ---
                                      -----------                                     ------------      -------------
Net income (loss) .................      (109,558)        231,636        (163,970)        (604,943)       (19,480,580)
Preferred stock dividends .........                                                                          (333,333)
                                                                                                        -------------
Net income (loss) applicable to
 common stock .....................   $  (109,558)    $   231,636     $  (163,970)    $   (604,943)     $ (19,813,913)
                                      ===========   =============     ===========     ============      =============
Basic loss per common share .......                                                                     $       (2.15)
                                                                                                        =============
Weighted average number of
 common shares outstanding ........                                                                         9,208,910
                                                                                                        =============

      See accompanying headnote and notes to pro forma consolidated statement of operations (unaudited).

             SMART CHOICE AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES
            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)


1. AMORTIZATION OF EXCESS COST OVER FAIR VALUE OF ASSETS ACQUIRED


     This adjustment reflects the amortization of excess cost over fair value of net assets acquired over 40 years.


2. INTEREST EXPENSE


     This adjustment reflects the net additional interest expense on the indebtedness incurred as partial payment of the purchase price of the acquired companies, reduced by the interest expense incurred on debt converted to capital by the sellers of the acquired companies and interest expense on debt not assumed.


3. INCOME TAX BENEFIT


     This adjustment eliminates the tax benefits in determining pro forma income (loss) from operations. Management believes that sufficient evidence would have not existed to recognize a deferred tax asset relating to these losses.

                         INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and
 Stockholder of Florida Finance Group, Inc.
 Suncoast Auto Brokers, Inc.
 and Suncoast Auto Brokers Enterprises, Inc.


     We have audited the accompanying combined balance sheets of Florida Finance Group, Inc., Suncoast Auto Brokers, Inc. and Suncoast Auto Brokers Enterprises, Inc. as of December 31, 1996 and 1995 and the related combined statements of operations and retained deficit, and cash flows for the years then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, the evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Florida Finance Group, Inc., Suncoast Auto Brokers, Inc. and Suncoast Auto Brokers Enterprises, Inc. as of December 31, 1996 and 1995, and the combined results of their operations and their combined cash flows for the years then ended in conformity with generally accepted accounting principles.


     Our audits were made for the purpose of forming an opinion on the basic combined financial statements taken as a whole. The supplementary combining balance sheets, and the combining statements of operations and retained earnings (accumulated deficit), as of December 31, 1996 and 1995 and for the years then ended, are presented for purposes of additional analysis and are not a required part of the basic combined financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic combined financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic combined financial statements taken as a whole.



                                        Spence, Marston, Bunch, Morris & Co.
                                        Certified Public Accountants


March 28, 1997

                         FLORIDA FINANCE GROUP, INC.,
                          SUNCOAST AUTO BROKERS, INC.
                  AND SUNCOAST AUTO BROKERS ENTERPRISES, INC.

                            COMBINED BALANCE SHEETS




                                                                 DECEMBER 31,
                                                       ---------------------------------
                                                             1996              1995
                                                       ---------------   ---------------
ASSETS
 Cash ..............................................    $     20,272      $     50,701
 Accounts and notes receivable, net ................       4,383,759         2,973,514
 Inventory .........................................         440,317           941,433
 Prepaid expenses ..................................          44,705            14,497
 Leasehold improvements and equipment, net .........         111,950           133,586
 Other assets ......................................           2,360             5,539
                                                        ------------      ------------
                                                        $  5,003,363      $  4,119,270
                                                        ============      ============
LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Liabilities:
 Notes payable .....................................    $  5,018,343      $  3,614,624
 Trade accounts payable ............................          95,093           177,205
 Accrued expenses ..................................          16,505            74,362
 Drafts payable ....................................              --           104,680
 Stockholder loans .................................         345,250           306,378
 Deferred income ...................................         134,571            68,933
 Related party payable .............................         811,600           714,146
 Income taxes payable ..............................              --             1,202
                                                        ------------      ------------
  Total liabilities ................................       6,421,362         5,061,530
                                                        ------------      ------------
Stockholders' equity (deficit):
 Common stock ......................................           1,600             1,600
 Paid-in capital in excess of par value ............         220,129           220,129
 Retained deficit ..................................      (1,639,728)       (1,163,989)
                                                        ------------      ------------
  Total stockholder's deficit ......................      (1,417,999)         (942,260)
                                                        ------------      ------------
Commitments ........................................              --                --
                                                        ------------      ------------
                                                        $  5,003,363      $  4,119,270
                                                        ============      ============

                    See accompanying notes to combined financial statements.

                         FLORIDA FINANCE GROUP, INC.,
                          SUNCOAST AUTO BROKERS, INC.
                  AND SUNCOAST AUTO BROKERS ENTERPRISES, INC.

            COMBINED STATEMENTS OF OPERATIONS AND RETAINED DEFICIT





                                                        FOR THE YEARS ENDED
                                                            DECEMBER 31,
                                                 ----------------------------------
                                                       1996              1995
                                                 ---------------   ----------------
Revenue:
 Sales .......................................    $  4,443,091       $  4,340,896
 Interest income .............................       1,687,057          1,189,289
                                                  ------------       ------------
  Total revenue ..............................       6,130,148          5,530,185
                                                  ------------       ------------
Cost of sales and expenses:
 Cost of sales ...............................       3,768,929          3,562,713
 Selling, general and administrative .........       1,635,606          1,910,782
 Provision for credit losses .................         445,133            236,152
 Depreciation and amortization ...............          32,959             44,232
 Interest ....................................         723,056            454,037
                                                  ------------       ------------
  Total cost of sales and expenses ...........       6,605,683          6,207,916
                                                  ------------       ------------
Loss before income taxes .....................        (475,535)          (677,731)
Income taxes .................................             204              6,146
                                                  ------------       ------------
Net loss .....................................        (475,739)          (683,877)
Retained deficit, beginning of year ..........      (1,163,989)          (480,112)
                                                  ------------       ------------
Retained deficit, end of year ................    $ (1,639,728)      $ (1,163,989)
                                                  ============       ============

                    See accompanying notes to combined financial statements.

                         FLORIDA FINANCE GROUP, INC.,
                          SUNCOAST AUTO BROKERS, INC.
                  AND SUNCOAST AUTO BROKERS ENTERPRISES, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                          INCREASE (DECREASE) IN CASH




                                                                  FOR THE YEARS ENDED
                                                                     DECEMBER 31,
                                                            -------------------------------
                                                                 1996             1995
                                                            --------------   --------------
Cash flows from operating activities:
 Net loss ...............................................    $   (475,739)    $   (683,877)
                                                             ------------     ------------
Adjustments to reconcile net loss to net cash used in
  operating activities:
 Depreciation and amortization ..........................          32,959           44,232
 Loss on disposal of equipment ..........................              --            1,994
 Changes in operating assets and liabilities:
  (Increase) decrease in inventory ......................         501,116         (202,921)
  Increase in prepaid expenses ..........................         (30,208)            (470)
  Increase in other assets ..............................            (154)              --
  Increase (decrease) in accounts payable ...............         (82,112)         123,403
  Increase (decrease) in accrued expenses ...............         (57,857)           8,538
  Increase (decrease) in drafts payable .................        (104,680)          85,320
  Increase (decrease) in income taxes payable ...........          (1,202)           1,202
  Increase in deferred income ...........................          65,638           29,770
                                                             ------------     ------------
    Total adjustments ...................................         323,500           91,068
                                                             ------------     ------------
      Net cash used in operating activities .............        (152,239)        (592,809)
                                                             ------------     ------------
Cash flows from investing activities:
 Increase in accounts and notes receivable, net .........      (1,410,245)      (1,288,014)
 Purchase of equipment ..................................          (7,990)         (11,911)
                                                             ------------     ------------
    Net cash used in investing activities ...............      (1,418,235)      (1,299,925)
                                                             ------------     ------------
Cash flows from financing activities:
 Debt incurred ..........................................       1,575,543        1,979,295
 Debt reduction .........................................         (35,498)         (55,663)
                                                             ------------     ------------
    Net cash provided by financing activities ...........       1,540,045        1,923,632
                                                             ------------     ------------
Net increase (decrease) in cash .........................         (30,429)          30,898
Cash, beginning of year .................................          50,701           19,803
                                                             ------------     ------------
Cash, end of year .......................................    $     20,272     $     50,701
                                                             ============     ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION--CASH PAID DURING THE YEAR FOR:
Interest on borrowings ..................................    $    719,289     $    432,726
Income taxes ............................................    $     33,768     $      4,944

                    See accompanying notes to combined financial statements.

                         FLORIDA FINANCE GROUP, INC.,
                          SUNCOAST AUTO BROKERS, INC.
                  AND SUNCOAST AUTO BROKERS ENTERPRISES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     GENERAL--The accompanying financial statements include, on a combined basis, Florida Finance Group, Inc. (FFG), Suncoast Auto Brokers, Inc. (SAB) and Suncoast Auto Brokers Enterprises, Inc. (SABE). FFG, SAB and SABE are collectively referred to as the "Company". All material intercompany transactions between the combined entities have been eliminated.


     The Company sells and finances cars, trucks and vans, primarily to credit challenged individuals who cannot qualify for traditional automobile financing. The Company is located in St. Petersburg, Florida.


     REVENUE RECOGNITION--Interest income from vehicle installment notes receivable is recognized as earned. Vehicle installment notes receivable are purchased by FFG from SABE at a 20% discount. The discount is amortized and the income recognized on a straight-line basis over the life of the loan.


     Accrual of interest income is suspended when management deems the loan to be uncollectible. Vehicles are repossessed and loan balances written off based on management's review of loans on a loan-by-loan basis.


     RESERVE FOR POSSIBLE LOAN LOSSES--Provision for credit losses includes repossession losses incurred for the years ended December 31, 1996 and 1995. As all loans were purchased at a 20% discount, no additional reserve for possible loan losses was necessary at December 31, 1996 and 1995 based on repossession losses occurring subsequent to year end plus a historical percent of losses applied to the remaining loan balances.


     Material estimates that are particularly susceptible to significant change relate to the determination of the reserve for possible loan losses. Accordingly, the ultimate collectibility of the vehicle installment notes receivable is susceptible to changes in economic and market conditions. Therefore, actual losses in future periods could differ materially from amounts provided in the current period and could result in a material adjustment to future results of operations.


     INVENTORY--Inventory consists of used vehicles and is stated at the lower of cost or market, on a specific identification basis. Inventory is pledged as collateral for notes payable (Note 4) and related party payable (Note 6).


     LEASEHOLD IMPROVEMENTS AND EQUIPMENT--These assets are carried at cost. Major additions are capitalized while replacements, maintenance and repairs which do not improve or extend the life of the respective assets are expensed currently. When property is retired or otherwise disposed of, the cost of the property is eliminated from the asset account, accumulated depreciation is charged with an amount equal to the depreciation provided and the difference, if any, is charged or credited to income.

                         FLORIDA FINANCE GROUP, INC.,
                          SUNCOAST AUTO BROKERS, INC.
                  AND SUNCOAST AUTO BROKERS ENTERPRISES, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
     Depreciation is provided for using accelerated methods over the estimated useful lives which are as follows:


   Leasehold improvements .........   15 - 39 years
   Furniture and fixtures .........     5 - 7 years
   Automotive equipment ...........     5 - 7 years
   Tow truck ......................         5 years
   Signs ..........................         5 years
   Office equipment ...............         5 years

     OTHER ASSETS--Other assets includes loan costs of $10,000 which are being amortized over the loan period of three years. Accumulated amortization totaled $9,494 and $6,161 for 1996 and 1995, respectively, and amortization expense was $3,333 for 1996 and 1995.


     ADVERTISING COSTS--Advertising costs are generally charged to operations in the year incurred and totaled $134,648 and $374,116 in 1996 and 1995, respectively.


     INCOME TAXES--The sole stockholder of SAB and SABE elected to have these entities subject to the provisions of Subchapter S of the Internal Revenue Code. Consequently, the accompanying financial statements do not reflect income tax expense for these companies because all taxable income or loss is the responsibility of the sole stockholder. The accompanying financial statements reflect income tax for FFG and as a result the income tax expense is disproportionate to financial statement income before taxes. Prepaid expenses includes prepaid income taxes totaling approximately $32,565 at December 31, 1996.


     DRAFTS PAYABLE--Drafts payable represent non-interest bearing amounts due to wholesalers for vehicle purchases.


     DEFERRED INCOME--Deferred income relates to unearned commissions on credit life and warranty polices which are amortized into income over the term of the loan. Deferred income also includes late fee income which is included in income when paid.


     CONCENTRATION OF CREDIT RISK--Substantially all of the Company's loans have been granted to customers in the Company's market area which is primarily Pinellas County, Florida.


     ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates that affect certain reported amounts and disclosures. These estimates are based on management's knowledge and experience. Accordingly, actual results could differ from these estimates.

                         FLORIDA FINANCE GROUP, INC.,
                          SUNCOAST AUTO BROKERS, INC.
                  AND SUNCOAST AUTO BROKERS ENTERPRISES, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(2) ACCOUNTS AND NOTES RECEIVABLE


     Accounts and notes receivable arise principally from retail sales of vehicles under installment contracts. Such receivables are stated net of unearned interest, bear interest at an average rate of 26% with terms ranging from 36 to 48 months and are collateralized by the vehicles sold.


                                                                        DECEMBER 31,
                                                              ---------------------------------
                                                                    1996              1995
                                                              ---------------   ---------------
   Accounts and notes receivable are summarized as follows:
   Contractually scheduled payments .......................    $  7,629,382      $  5,009,234
   Less: unearned interest income .........................      (2,150,628)       (1,301,295)
                                                               ------------      ------------
   Installment sales contract principal balance ...........       5,478,754         3,707,939
   Other receivable .......................................             650               650
                                                               ------------      ------------
                                                                  5,479,404         3,708,589
   Less: 20% discount on loans purchased ..................      (1,095,645)         (735,075)
                                                               ------------      ------------
   Accounts and notes receivable, net .....................    $  4,383,759      $  2,973,514
                                                               ============      ============

     Accounts and notes receivable are pledged as collateral for notes payable (Note 4) and related party payable (Note 6). See Note 1 regarding reserve for possible loan losses. Due to the relatively short term of the contracts underlying the receivables and the low likelihood that all of the contracts will reach maturity, contractual maturities have not been disclosed.


(3) LEASEHOLD IMPROVEMENTS AND EQUIPMENT


                                                      DECEMBER 31,
                                              -----------------------------
                                                   1996            1995
                                              -------------   -------------
   Leasehold improvements .................    $  108,131      $  108,131
   Furniture and fixtures .................        95,499          95,105
   Automotive equipment ...................        82,140          82,140
   Tow truck ..............................        36,500          36,500
   Signs ..................................        38,027          33,531
   Office equipment .......................        21,695          18,595
                                               ----------      ----------
                                                  381,992         374,002
   Less: accumulated depreciation .........      (270,042)       (240,416)
                                               ----------      ----------
                                               $  111,950      $  133,586
                                               ==========      ==========

     Equipment recorded under capital leases is included in automotive equipment. The cost of the equipment was $53,503. Amortization expense is included in depreciation expense. Accumulated amortization was $41,566 and $36,791 at December 31, 1996 and 1995, respectively. The lease matured in December, 1996.

                         FLORIDA FINANCE GROUP, INC.,
                          SUNCOAST AUTO BROKERS, INC.
                  AND SUNCOAST AUTO BROKERS ENTERPRISES, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(4) NOTES PAYABLE


                                                                                   DECEMBER 31,
                                                                           -----------------------------
                                                                                1996            1995
                                                                           -------------   -------------
   NOTES PAYABLE--LINE OF CREDIT
   Line of credit payable to FINOVA Capital Corporation (FINOVA), interest payable monthly at prime plus 3.5%. Maximum available at December 31, 1996 and 1995 was $5,000,000 and $4,000,000 of
    eligible receivables, respectively. The line of credit requires FFG to maintain certain tangible net worth, leverage ratio, minimum net income and restricts distributions. FFG was not in compliance with the leverage ratio at December 31, 1995. FINOVA removed this loan covenant effective March 31, 1996. FFG was not in compliance with the tangible net worth ratio at December 31,
    1996. However, the line of credit was renewed on February 4,
    1997. The note is collateralized by accounts and notes receivable and is guaranteed by the stockholder of the Company and Your
    Car Store, Inc. (See Note 7). The line of credit matures
    February 28, 1997. (See Note 10). ..................................    $4,675,000      $2,625,000
   Line of credit payable to AmSouth (formerly First Gulf Bank), interest payable monthly at prime plus 2.75%. Maximum
    available is $100,000 at December 31, 1995. The note is
    collateralized by inventory and guaranteed by the stockholder.
    The line of credit was paid off March 1996 and was not renewed.         $       --      $   12,178
   Revolving line of credit payable to American Express. Interest
    payable at 15.15%. Maximum available is $23,000.....................        21,500              --
   NOTE PAYABLE--FLOOR PLAN
   Floor plan line of credit payable to Manheim Automotive Financial
    Services, collateralized by inventory and guaranteed by
    stockholder of the Company. Interest payable monthly at prime
    plus 2%. Maximum available is $800,000..............................       142,060         800,563
   NOTES PAYABLE--OTHER
   Seven individual notes payable with interest ranging from
    10%-15%, collateralized by accounts and notes receivable and guaranteed by the stockholder of the Company. The notes
    mature at various dates through February 1999. .....................       168,406         143,187
   Capital lease payable at $1,359 per month including interest at 20%, matures December 1996, collateralized by automotive
    equipment. .........................................................            --          13,932
   7.75% note payable to SouthTrust Bank $802 per month including
    interest, matures March 1998, collateralized by tow truck ..........        11,377          19,764
                                                                            ----------      ----------
                                                                            $5,018,343      $3,614,624
                                                                            ==========      ==========

                         FLORIDA FINANCE GROUP, INC.,
                          SUNCOAST AUTO BROKERS, INC.
                  AND SUNCOAST AUTO BROKERS ENTERPRISES, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


(4) NOTES PAYABLE--(CONTINUED)
     The following is a schedule of maturities subsequent to December 31, 1996:



   Year ending December 31,
   1997 ...................    $4,929,236
   1998 ...................        44,107
   1999 ...................        45,000
                               ----------
                               $5,018,343
                               ==========

(5) STOCKHOLDER LOANS


                                                                            DECEMBER 31,
                                                                     --------------------------
                                                                         1996          1995
                                                                     -----------   ------------
   9% unsecured loans payable to stockholder with interest payable
    monthly and principal due on demand ..........................    $345,250      $ 306,378
                                                                      ========      =========

(6) RELATED PARTY PAYABLE


                                                                                 DECEMBER 31,
                                                                            -----------------------
                                                                               1996         1995
                                                                            ----------   ----------
   Unsecured non-interest bearing payable to related entity on demand ...    $     --     $ 22,046
   Loan payable to related entity, interest payable monthly and principal due on demand, collateralized by inventory and notes receivable.
    Interest paid at 16% and 15% for the years ended December 31,
    1996 and 1995, respectively .........................................     679,600      570,100
   Loan payable to related entity, interest payable monthly and principal due on demand, collateralized by inventory and notes receivable.
    Interest paid at 31% and 22% for the years ended December 31,
    1996 and 1995, respectively .........................................     132,000      122,000
                                                                             --------     --------
                                                                             $811,600     $714,146
                                                                             ========     ========

(7) RELATED PARTY TRANSACTIONS


     FFG provides administrative and accounting services to SAB and SABE at no charge.


     Your Car Store, Inc. ("YCS"), a corporation partially owned by the sole stockholder of FFG, SAB and SABE began operations on December 15, 1995. Related party transactions included sales of vehicles to YCS and FFG purchased some loans from YCS. Such transactions were immaterial in 1995. In 1996, loans purchased from YCS were approximately $506,000.


     The Company leases two lots from the sole stockholder on a month-to-month basis. Rent expense for the years ended December 31, 1996 and 1995 was $45,810 and $63,120, respectively.

                         FLORIDA FINANCE GROUP, INC.,
                          SUNCOAST AUTO BROKERS, INC.
                  AND SUNCOAST AUTO BROKERS ENTERPRISES, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(8) COMMITMENTS


     The Company leases property from unrelated parties under agreements ranging from 1 to 5 years. Certain leases also contain renewal provisions. Total rental expense under these operating leases was $143,387 and $145,438 for the years ended December 31, 1996 and 1995, respectively.


     As of December 31, 1996, the approximate future minimum rental payments plus applicable real estate taxes for all operating leases are as follows:


   Year ending December 31,
   1997 ...................    $162,426
   1998 ...................      89,904
   1999 ...................      29,968
                               --------
                               $282,298
                               ========

(9) COMMON STOCK AND PAID-IN CAPITAL IN EXCESS OF PAR VALUE



                                                                                    PAID-IN CAPITAL
                                                                         COMMON        IN EXCESS
                                                                          STOCK      OF PAR VALUE
                                                                        --------   ----------------
   Florida Finance Group, Inc.:
    $1 par value, 1,000 shares authorized, issued and outstanding in
      1996 and 1995 .................................................    $1,000        $220,129
   Suncoast Auto Brokers, Inc.:
    $1 par value, 1,000 shares authorized, 100 shares issued and
      outstanding in 1996 and and 1995 ..............................       100              --
   Suncoast Auto Brokers Enterprises, Inc.:
    $5 par value, 100 shares authorized, issued and outstanding in
      1996 and 1995 .................................................       500              --
                                                                         ------        --------
                                                                         $1,600        $220,129
                                                                         ======        ========

(10) SUBSEQUENT EVENTS


     Effective January 28, 1997, the sole stockholder of FFG sold all of his outstanding stock to Smart Choice Holdings, Inc. in exchange for a specified number of shares of its common stock. Effective January 28, 1997, SAB and SABE sold substantially all of their business assets to Smart Choice Holdings, Inc.


     Effective February 4, 1997, the line of credit payable to FINOVA was increased to $20,000,000. Interest is payable monthly at prime plus 3%. The line of credit is collateralized by accounts and notes receivable, inventory, and certain other business assets. The line of credit matures December 31, 1999 and is guaranteed by Smart Choice Automotive Holdings, Inc. and Smart Choice Holdings, Inc. The line of credit requires FFG to maintain a certain leverage ratio and minimum net income, and restricts distributions.

                         FLORIDA FINANCE GROUP, INC.,
                          SUNCOAST AUTO BROKERS, INC.
                  AND SUNCOAST AUTO BROKERS ENTERPRISES, INC.

                           COMBINING BALANCE SHEETS
                               DECEMBER 31, 1996



                                          FLORIDA        SUNCOAST          SUNCOAST
                                          FINANCE          AUTO          AUTO BROKERS       COMBINING        COMBINED
                                        GROUP, INC.   BROKERS, INC.   ENTERPRISES, INC.      ENTRIES          TOTALS
                                       ------------- --------------- ------------------- --------------- ---------------
ASSETS
Cash .................................  $   13,715    $      3,294       $    3,263       $         --    $     20,272
Accounts and notes receivable,
net ..................................   4,383,109              --              650                 --       4,383,759
Inventory ............................     161,400         278,917               --                 --         440,317
Prepaid expenses .....................      32,565              --           12,140                 --          44,705
Intercompany receivable ..............     855,015         121,642          508,042         (1,484,699)             --
Leasehold improvements and
equipment, net .......................      16,280          67,080           28,590                 --         111,950
Other assets .........................         506           1,854               --                 --           2,360
                                        ----------    ------------       ----------       ------------    ------------
                                        $5,462,590    $    472,787       $  552,685       $ (1,484,699)   $  5,003,363
                                        ==========    ============       ==========       ============    ============
LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Liabilities:
 Notes payable .......................  $4,843,406    $    174,937       $       --       $         --    $  5,018,343
 Trade accounts payable ..............      54,053          12,742           28,298                 --          95,093
 Accrued expenses ....................          --           4,932           11,573                 --          16,505
 Stockholder loans ...................          --         157,861          187,389                 --         345,250
 Deferred income .....................     134,571              --               --                 --         134,571
 Intercompany payable ................      54,042         620,915          809,742         (1,484,699)             --
 Related party payable ...............          --         679,600          132,000                 --         811,600
                                        ----------    ------------       ----------       ------------    ------------
   Total liabilities .................   5,086,072       1,650,987        1,169,002         (1,484,699)      6,421,362
                                        ----------    ------------       ----------       ------------    ------------
Stockholder's equity (deficit):
 Common stock ........................       1,000             100              500                 --           1,600
 Paid-in capital in excess of
  par value ..........................     220,129              --               --                 --         220,129
 Retained earnings (deficit) .........     155,389      (1,178,300)        (616,817)                --      (1,639,728)
                                        ----------    ------------       ----------       ------------    ------------
   Total stockholder's equity
    (deficit) ........................     376,518      (1,178,200)        (616,317)                --      (1,417,999)
                                        ----------    ------------       ----------       ------------    ------------
Commitments ..........................          --              --               --                 --              --
                                        ----------    ------------       ----------       ------------    ------------
                                        $5,462,590    $    472,787       $  552,685       $ (1,484,699)   $  5,003,363
                                        ==========    ============       ==========       ============    ============

                              See independent auditor's report on page 1

                         FLORIDA FINANCE GROUP, INC.,
                          SUNCOAST AUTO BROKERS, INC.
                  AND SUNCOAST AUTO BROKERS ENTERPRISES, INC.

                    COMBINING STATEMENTS OF OPERATIONS AND
                    RETAINED EARNINGS (ACCUMULATED DEFICIT)
                      FOR THE YEAR ENDED DECEMBER 31, 1996



                                          FLORIDA        SUNCOAST          SUNCOAST
                                          FINANCE          AUTO          AUTO BROKERS        COMBINING        COMBINED
                                        GROUP, INC.   BROKERS, INC.   ENTERPRISES, INC.       ENTRIES          TOTALS
                                       ------------- --------------- ------------------- ---------------- ---------------
Revenue:
 Sales ...............................  $       --    $  3,679,780       $3,146,912        $ (2,383,601)   $  4,443,091
 Interest income .....................   1,687,057              --               --                  --       1,687,057
                                        ----------    ------------       ----------        ------------    ------------
   Total revenue .....................   1,687,057       3,679,780        3,146,912          (2,383,601)      6,130,148
                                        ----------    ------------       ----------        ------------    ------------
Cost of sales and expenses:
 Cost of sales .......................          --       3,651,707        2,500,823          (2,383,601)      3,768,929
 Selling, general and
   administrative ....................     743,157         307,238          585,211                  --       1,635,606
 Provision for credit losses .........     445,133              --               --                  --         445,133
 Depreciation and
   amortization ......................       5,966          17,525            9,468                  --          32,959
 Interest ............................     489,640         175,974           57,442                  --         723,056
                                        ----------    ------------       ----------        ------------    ------------
                                         1,683,896       4,152,444        3,152,944          (2,383,601)      6,605,683
                                        ----------    ------------       ----------        ------------    ------------
Income (loss) before income
 taxes ...............................       3,161        (472,664)          (6,032)                 --        (475,535)
Income taxes .........................         204              --               --                  --             204
                                        ----------    ------------       ----------        ------------    ------------
Net income (loss) ....................       2,957        (472,664)          (6,032)                 --        (475,739)
Retained earnings (accumulated
 deficit), beginning of year .........     152,432        (705,636)        (610,785)                 --      (1,163,989)
                                        ----------    ------------       ----------        ------------    ------------
Retained earnings (accumulated
 deficit), end of year ...............  $  155,389    $ (1,178,300)      $ (616,817)       $         --    $ (1,639,728)
                                        ==========    ============       ==========        ============    ============

                              See independent auditor's report on page 1

                         FLORIDA FINANCE GROUP, INC.,
                          SUNCOAST AUTO BROKERS, INC.
                  AND SUNCOAST AUTO BROKERS ENTERPRISES, INC.

                           COMBINING BALANCE SHEETS
                               DECEMBER 31, 1995



                                            FLORIDA          SUNCOAST            SUNCOAST
                                            FINANCE            AUTO            AUTO BROKERS        COMBINING         COMBINED
                                          GROUP, INC.     BROKERS, INC.     ENTERPRISES, INC.       ENTRIES           TOTALS
                                         -------------   ---------------   -------------------   -------------   ---------------
ASSETS
Cash .................................    $   44,858       $    3,911          $    1,932         $       --      $     50,701
Accounts and notes receivable,
  net ................................     2,940,350           32,514                 650                 --         2,973,514
Inventory ............................       105,260          836,173                  --                 --           941,433
Prepaid expenses .....................         7,177               --               7,320                 --            14,497
Intercompany receivable ..............       165,300           93,907               9,409           (268,616)               --
Leasehold improvements and
  equipment, net .....................        16,723           84,605              32,258                 --           133,586
Other assets .........................         3,839            1,700                  --                 --             5,539
                                          ----------       ----------          ----------         ----------      ------------
                                          $3,283,507       $1,052,810          $   51,569         $ (268,616)     $  4,119,270
                                          ==========       ==========          ==========         ==========      ============
LIABILITIES AND STOCKHOLDER'S EQUITY (D  ICIT)
Liabilities:
 Notes payable .......................    $2,768,187       $  846,437          $       --         $       --      $  3,614,624
 Trade accounts payable ..............        40,169           57,945              79,091                 --           177,205
 Accrued expenses ....................            --           40,995              33,367                 --            74,362
 Drafts payable ......................            --          104,680                  --                 --           104,680
 Stockholder loans ...................            --          117,989             188,389                 --           306,378
 Deferred income .....................        68,933               --                  --                 --            68,933
 Intercompany payable ................         9,409           20,200             239,007           (268,616)               --
 Related party payable ...............        22,046          570,100             122,000                 --           714,146
 Income taxes payable ................         1,202               --                  --                 --             1,202
                                          ----------       ----------          ----------         ----------      ------------
   Total liabilities .................     2,909,946        1,758,346             661,854           (268,616)        5,061,530
                                          ----------       ----------          ----------         ----------      ------------
Stockholder's equity (deficit):
 Common stock ........................         1,000              100                 500                 --             1,600
 Paid-in capital in excess of par
   value .............................       220,129               --                  --                 --           220,129
 Retained earnings (deficit) .........       152,432         (705,636)           (610,785)                --        (1,163,989)
                                          ----------       ----------          ----------         ----------      ------------
   Total stockholder's equity
      (deficit) ......................       373,561         (705,536)           (610,285)                --          (942,260)
Commitments ..........................            --               --                  --                 --                --
                                          ----------       ----------          ----------         ----------      ------------
                                          $3,283,507       $1,052,810          $   51,569         $ (268,616)     $  4,119,270
                                          ==========       ==========          ==========         ==========      ============

                              See independent auditor's report on page 1

                         FLORIDA FINANCE GROUP, INC.,
                          SUNCOAST AUTO BROKERS, INC.
                  AND SUNCOAST AUTO BROKERS ENTERPRISES, INC.

                    COMBINING STATEMENTS OF OPERATIONS AND
                    RETAINED EARNINGS (ACCUMULATED DEFICIT)
                      FOR THE YEAR ENDED DECEMBER 31, 1995



                                       FLORIDA        SUNCOAST          SUNCOAST
                                       FINANCE          AUTO          AUTO BROKERS        COMBINING        COMBINED
                                     GROUP, INC.   BROKERS, INC.   ENTERPRISES, INC.       ENTRIES          TOTALS
                                    ------------- --------------- ------------------- ---------------- ----------------
Revenue:
 Sales ............................  $       --     $3,802,313        $2,640,254        $ (2,101,671)    $  4,340,896
 Interest income ..................   1,189,289             --                --                  --        1,189,289
                                     ----------     ----------        ----------        ------------     ------------
   Total revenue ..................   1,189,289      3,802,313         2,640,254          (2,101,671)       5,530,185
                                     ----------     ----------        ----------        ------------     ------------
Cost of sales and expenses:
 Cost of sales ....................          --      3,517,772         2,146,612          (2,101,671)       3,562,713
 Selling, general and
   administrative .................     719,811        495,604           695,367                  --        1,910,782
 Provision for credit losses ......     178,855         57,297                --                  --          236,152
 Depreciation and amortization.....       7,666         25,348            11,218                  --           44,232
 Interest .........................     256,613        157,767            39,657                  --          454,037
                                     ----------     ----------        ----------        ------------     ------------
                                      1,162,945      4,253,788         2,892,854          (2,101,671)       6,207,916
                                     ----------     ----------        ----------        ------------     ------------
Income (loss) before income
 taxes ............................      26,344       (451,475)         (252,600)                 --         (677,731)
Income taxes ......................       6,146             --                --                  --            6,146
Net income (loss) .................      20,198       (451,475)         (252,600)                 --         (683,877)
Retained earnings (accumulated
 deficit), beginning of year ......     132,234       (254,161)         (358,185)                 --         (480,112)
                                     ----------     ----------        ----------        ------------     ------------
Retained earnings (accumulated
 deficit), end of year ............  $  152,432     $ (705,636)       $ (610,785)       $         --     $ (1,163,989)
                                     ==========     ==========        ==========        ============     ============

                              See independent auditor's report on page 1

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Eckler Industries, Inc.


We have audited the accompanying balance sheets of Eckler Industries, Inc. as of January 28, 1997, December 31, 1996 and September 30, 1996 and 1995 and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from January 1, 1997 through January 28, 1997, the three months ended December 31, 1996 and each of the three years in the period ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eckler Industries, Inc. as of January 28, 1997, December 31, 1996 and September 30, 1996 and 1995 and the results of its operations and its cash flows for the period from January 1, 1997 through January 28, 1997, the three months ended December 31, 1996 and each of the three years in the period ended September 30, 1996 in conformity with generally accepted accounting principles.

As discussed in Note to the financial statements, the Company changed its method of accounting for inventories in 1996.




                                   BDO Seidman, LLP
Orlando, Florida
November 13, 1997

                                                         ECKLER INDUSTRIES, INC.

                                                                BALANCE SHEETS

--------------------------------------------------------------------------------

                                                        JANUARY 28,    DECEMBER 31,    SEPTEMBER 30,   SEPTEMBER 30,
                                                           1997            1996            1996            1995
                                                        ----------      ----------      ----------      ----------
Assets

Current:
  Cash                                                  $  111,050      $  241,652      $  251,997      $     --
  Accounts receivable - trade, less allowance for
   possible losses of $9,761, $8,772, $9,608
   and $2,335 (Note 6)                                     162,610         153,285         168,047         108,660
  Notes receivable                                         576,700         326,700          94,000            --
  Due from affiliates                                         --              --              --           561,850
  Inventories (Notes 2 and 6)                            1,421,139       1,307,525       1,438,895         832,918
  Prepaid expenses (Note 3)                                545,774         633,284         874,694         615,618
  Deferred tax asset (Note 5)                              404,000         262,000         116,000            --
                                                        ----------      ----------      ----------      ----------

      Total current assets                               3,221,273       2,924,446       2,943,633       2,119,046
                                                        ----------      ----------      ----------      ----------

Property, plant and equipment, less accumulated
  depreciation and amortization (Notes 4, 6 and 7)       2,514,325       2,512,645       2,539,316       2,597,428
                                                        ----------      ----------      ----------      ----------

Other assets:
  Prepaid royalty expense (Note 3)                         641,726         641,726         745,054         776,455
  Prepaid consulting fees (Note 3)                         126,689         126,689         269,291            --
  Deferred public offering costs                              --              --              --           463,081
  Other                                                    131,259          92,392          97,397         129,562
                                                        ----------      ----------      ----------      ----------

      Total other assets                                   899,674         860,807       1,111,742       1,369,098
                                                        ----------      ----------      ----------      ----------




                                                        $6,635,272      $6,297,898      $6,594,691      $6,085,572
                                                        ==========      ==========      ==========      ==========

See accompanying summary of significant accounting policies and notes to financial statements.

                                                         ECKLER INDUSTRIES, INC.

                                                                BALANCE SHEETS
                                                                   (CONTINUED)

--------------------------------------------------------------------------------

                                                               JANUARY 28,      DECEMBER 31,      SEPTEMBER 30,    SEPTEMBER 30,
                                                                  1997              1996              1996              1995
                                                               -----------      -----------       ------------     ------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Note payable (Note6)                                         $   343,823       $   333,073       $   133,073       $      --
  Accounts payable                                                 671,445           545,765           983,127         1,598,994
  Royalties payable                                                   --                --                --             175,000
  Accrued wages                                                    122,160           100,554           106,366           117,629
  Other accrued expenses                                           188,091           209,059           300,243           358,727
  Current maturities of long-term debt (Note 7)                    167,639           167,582           167,414         1,208,853
  Obligations under capital leases                                   1,495             1,691             2,280            31,840
  Deferred income taxes                                               --                --                --              94,500
                                                               -----------       -----------       -----------       -----------

      Total current liabilities                                  1,494,653         1,357,724         1,692,503         3,585,543

Long-term debt, less current maturities (Note 7)                 2,189,863         2,203,860         2,245,819         2,338,108
Obligations under capital leases, less current portion                --                --                --              13,022
Deferred income taxes (Note 5)                                     404,000           403,000           401,000           351,500
                                                               -----------       -----------       -----------       -----------

      Total liabilities                                          4,088,516         3,964,584         4,339,322         6,288,173
                                                               -----------       -----------       -----------       -----------

Commitments and contingencies (Note 12)

Redeemable preferred stock; $10 par value;
  100,000 shares authorized, issued
  and outstanding                                                     --                --                --             476,968

Class A common stock subject to rescission offer,
  140,000 shares                                                      --                --                --             211,905

Stockholders' equity (deficit) (Notes 9 and  10):
  Class A common stock; $.01 par value; 10,000,000 shares
   authorized; 1,836,650, 1,736,650, 1,641,750 and
   360,000 issued and outstanding                                   18,367            17,367            16,417             3,600
  Class B common stock; $.01 par value; 5,000,000 shares
   authorized; 510,375 and 570,000 issued and outstanding            5,104             5,104             5,104             5,700
  Additional paid-in capital                                     3,741,251         3,419,251         3,077,251          (923,939)
  Retained earnings (deficit)                                   (1,217,966)       (1,108,408)         (843,403)           23,165
                                                               -----------       -----------       -----------       -----------

      Total stockholders' equity (deficit)                       2,546,756         2,333,314         2,255,369          (891,474)
                                                               -----------       -----------       -----------       -----------

                                                               $ 6,635,272       $ 6,297,898       $ 6,594,691       $ 6,085,572
                                                               ===========       ===========       ===========       ===========


See accompanying summary of significant accounting policies and notes to financial statements.

                                                         ECKLER INDUSTRIES, INC.

                                                        STATEMENTS OF OPERATIONS

--------------------------------------------------------------------------------

                                                     PERIOD FROM      THREE MONTHS
                                                     JANUARY 1, 1997      ENDED                 YEAR ENDED SEPTEMBER 30,
                                                      TO JANUARY 28,   DECEMBER 31,   --------------------------------------------
                                                          1997            1996            1996            1995            1994
                                                      ------------    ------------    ------------    ------------    ------------
Net sales                                               $ 853,881$       2,941,821    $ 14,893,083    $ 12,973,162    $ 13,942,936
Cost of sales                                              582,117       1,813,371       9,648,505       8,428,777       9,102,753
                                                      ------------    ------------    ------------    ------------    ------------
      Gross profit                                         271,764       1,128,450       5,244,578       4,544,385       4,840,183
Selling, general and administrative expenses               432,005       1,492,939       5,489,776       4,177,034       4,508,770
                                                      ------------    ------------    ------------    ------------    ------------
      Income (loss) from operations                       (160,241)       (364,489)       (245,198)        367,351         331,413
                                                      ------------    ------------    ------------    ------------    ------------
Other income (expense):
  Interest expense                                         (23,728)        (72,673)       (332,195)       (434,589)       (406,386)
  Interest income                                                6           2,114          16,467           6,050           6,842
  Miscellaneous                                              6,405          26,043          84,496          77,723          62,212
                                                      ------------    ------------    ------------    ------------    ------------
                                                           (17,317)        (44,516)       (231,232)       (350,816)       (337,332)
                                                      ------------    ------------    ------------    ------------    ------------
      Income (loss) before taxes on income                (177,558)       (409,005)       (476,430)         16,535          (5,919)
Taxes on income (benefit) - deferred (Note 5)              (68,000)       (144,000)       (161,000)        446,000            --
                                                      ------------    ------------    ------------    ------------    ------------
Net loss                                                  (109,558)       (265,005)       (315,430)       (429,465)         (5,919)

Accretion of redemption value of redeemable
  preferred stock (Note 9)                                    --              --          (533,032)       (113,703)           --

Preferred stock dividends                                     --              --           (18,106)         (3,288)           --
                                                      ------------    ------------    ------------    ------------    ------------
Net loss applicable to common stock                   $   (109,558)   $   (265,005)   $   (866,568)   $    546,456)   $     (5,919)
                                                      ============    ============    ============    ============    ============

Loss per share                                        $       (.39)   $       (.10)   $       (.34)   $       (.26)   $       --
                                                      ============    ============    ============    ============    ============
Pro forma (unaudited):
  Historical income (loss) before taxes on income             --              --              --      $     16,535    $     (5,919)
  Pro forma adjustment to eliminate compensation in
   excess of $100,000 received by the stockholder             --              --              --              --           200,000
  Pro forma taxes on income (Note 5)                          --              --              --             5,622          66,000
                                                      ------------    ------------    ------------    ------------    ------------
Pro forma net income                                          --              --              --      $     10,913    $    128,081
                                                      ============    ============    ============    ============    ============
Pro forma earnings per share                                  --              --              --      $        .01    $        .06
                                                      ============    ============    ============    ============    ============
Weighted average number of shares
  and share equivalents outstanding                      2,841,371       2,665,833       2,532,309       2,117,500       2,117,500
                                                      ============    ============    ============    ============    ============


See accompanying summary of significant accounting policies and notes to financial statements.

                                                         ECKLER INDUSTRIES, INC.

                                    STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

--------------------------------------------------------------------------------

                                                         CLASS A                  CLASS B
                                                      COMMON STOCK              COMMON STOCK
                                                -------------------------   ------------------------    ADDITIONAL      RETAINED
                                                   NUMBER         PAR         NUMBER          PAR         PAID-IN       EARNINGS
                                                 OF SHARES       VALUE       OF SHARES       VALUE        CAPITAL      (DEFICIT)
                                                -----------   -----------   -----------   -----------   -----------   -----------
Balance, September 30, 1993,
  as previously reported                            200,000   $     2,000       650,000   $     6,500   $   156,504   $   520,693
Prior period adjustment to reflect change in
  method of accounting for inventories                 --            --            --            --            --         148,324
                                                -----------   -----------   -----------   -----------   -----------   -----------
Balance, September 30, 1993, as restated            200,000         2,000       650,000         6,500       156,504       669,017
Dividends                                              --            --            --            --            --        (856,404)
Net loss                                               --            --            --            --            --          (5,919)
                                                -----------   -----------   -----------   -----------   -----------   -----------
Balance, September 30, 1994                         200,000         2,000       650,000         6,500       156,504      (193,306)
Conversion of Class B shares into
  Class A shares                                    160,000         1,600       (80,000)         (800)         (800)         --
Dividends                                              --            --            --            --            --        (320,004)
Transfer of accumulated deficit as of
  September 20, 1995 as a result of
  conversion from an S Corporation
  to a C Corporation                                   --            --            --            --      (1,079,643)    1,079,643
Accretion of redemption value of
  redeemable preferred stock (Note 9)                  --            --            --            --            --        (113,703)
Net loss                                               --            --            --            --            --        (429,465)
                                                -----------   -----------   -----------   -----------   -----------   -----------
Balance, September 30, 1995                         360,000         3,600       570,000         5,700      (923,939)       23,165
Initial public offering, net of offering
  costs (Note 10)                                   840,000         8,400          --            --       2,747,594          --
Release of Class A common stock
  subject to rescission (Note 9)                    140,000         1,400          --            --         210,505          --
Conversion of redeemable preferred stock into
   Class A common stock (Note 9)                     12,000           120          --            --          59,880          --
Conversion of investor notes into Class A
  common stock (Note 7)                             102,500         1,025          --            --         203,975          --
Issuance of Class A common stock for
  consulting services (Note 10)                      87,000           870          --            --         301,443          --
Dividends on preferred stock                           --            --            --            --            --         (18,106)
Contribution and retirement of Class B shares          --            --         (47,000)         (470)          470          --
Accretion of redemption value of redeemable
  preferred stock (Note 9)                             --            --            --            --            --        (533,032)
Conversion of Class B shares into
  Class A shares                                     25,250           252       (12,625)         (126)         (127)         --
Exercise of Class A common stock options             75,000           750          --            --         224,250          --
Issuance of stock options and warrants
  for consulting services (Note 10)                    --            --            --            --         253,200          --
Net loss                                               --            --            --            --            --        (315,430)
                                                -----------   -----------   -----------   -----------   -----------   -----------

Balance, September 30, 1996                       1,641,750        16,417       510,375         5,104     3,077,251      (843,403)

                                      F-55


                                                         ECKLER INDUSTRIES, INC.

                                    STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

--------------------------------------------------------------------------------

                                                       CLASS A                  CLASS B
                                                    COMMON STOCK              COMMON STOCK
                                                ----------------------   ------------------------     ADDITIONAL     RETAINED
                                               NUMBER         PAR         NUMBER           PAR         PAID-IN       EARNINGS
                                              OF SHARES       VALUE       OF SHARES       VALUE        CAPITAL      (DEFICIT)
                                             -----------   -----------   -----------   -----------   -----------   -----------
Issuance of Class A common stock
  for consulting services                          5,000            50          --            --          16,200          --
Exercise of Class A common stock warrants         90,000           900          --            --         325,800          --
Net loss                                            --            --            --            --            --        (265,005)
                                             -----------   -----------   -----------   -----------   -----------   -----------
Balance, December 31, 1996                     1,736,650        17,367       510,375         5,104     3,419,251    (1,108,408)
Exercise of Class A common stock options         100,000         1,000          --            --         249,000          --
Tax benefit from exercise of stock options          --            --            --            --          73,000          --
Net loss                                            --            --            --            --            --        (109,558)
                                             -----------   -----------   -----------   -----------   -----------   -----------
Balance, January 28, 1997                      1,836,650   $    18,367       510,375   $     5,104   $ 3,741,251   $(1,217,966)
                                             ===========   ===========   ===========   ===========   ===========   ===========


See accompanying summary of significant accounting policies and notes to financial statements.



                                                        ECKLER INDUSTRIES, INC.

                                                        STATEMENTS OF CASH FLOWS

--------------------------------------------------------------------------------

                                                       PERIOD FROM   THREE MONTHS
                                                     JANUARY 1, 1997     ENDED              YEAR ENDED SEPTEMBER 30,
                                                     TO JANUARY 28,   DECEMBER 31,   -----------------------------------------
                                                           1997           1996           1996           1995           1994
                                                     --------------- ------------    -----------    -----------    -----------
Cash flows from operating activities:
  Net income (loss)                                    $  (109,558)   $  (265,005)   $  (315,430)   $  (429,465)   $    (5,919)
  Adjustments to reconcile net loss to net cash
   provided by (used for) operating activities:
    Depreciation and amortization                           22,394         66,636        372,979        301,170        367,417
    Loss on disposal of assets                                 366           --              160           --            9,383
    Common stock, options and warrants
     issued for consulting services                           --           16,250        146,512           --             --
    Deferred income taxes (benefit)                        (68,000)      (144,000)      (161,000)       446,000           --
    Cash provided by (used for):
     Accounts receivable                                    (9,325)        14,762        (59,387)        70,892        209,632
     Inventories                                          (113,614)       131,370       (605,977)       100,991        355,321
     Prepaid expenses                                       46,551        487,340        (87,966)       (45,547)       197,505
     Prepaid royalty expense                                  --             --             --             --         (650,000)
     Accounts payable                                      125,680       (437,362)      (615,867)       273,583        481,103
     Royalties payable                                        --             --         (175,000)      (175,000)          --
     Accrued expenses                                          638        (96,996)       (52,946)         8,404         35,497
                                                       -----------    -----------    -----------    -----------    -----------
Net cash provided by (used for) operating activities      (104,868)      (227,005)    (1,553,922)       551,028        999,939
                                                       -----------    -----------    -----------    -----------    -----------
Cash flows from investing activities:
  Notes and advances to affiliates                            --             --          561,850       (143,339)      (216,685)
  Purchases of property, plant and equipment               (22,318)       (33,601)       (66,660)       (23,303)       (58,352)
  Proceeds from disposal of property and equipment            --             --            3,600           --           37,000
  Decrease (increase) in other assets                          (30)        (1,359)       (24,314)        22,923         40,146
  Payments received on notes receivable                       --           94,000           --             --          361,214
                                                       -----------    -----------    -----------    -----------    -----------
Net cash provided by (used for) investing activities       (22,348)        59,040        474,476       (143,719)       163,323
                                                       -----------    -----------    -----------    -----------    -----------
Cash flows from financing activities:
  Borrowings under line of credit                           10,750        200,000           --             --             --
  Proceeds from issuance of long-term debt                    --             --           17,467        295,498        130,000
  Principal payments of long-term debt                     (13,940)       (41,791)    (1,026,796)      (387,017)      (960,666)
  Payments on capital lease obligations                       (196)          (589)       (41,197)       (46,375)          --
  Proceeds from sale of common stock                          --             --        3,219,075        211,905           --
  Proceeds from sale of preferred stock                       --             --             --          363,265           --
  Redemption of preferred stock                               --             --         (950,000)          --             --
  Proceeds from exercise of stock options                     --             --          131,000           --             --
  Deferred public offering costs                              --             --             --         (463,081)          --
  Deferred financing costs                                    --             --             --          (61,500)          --
  Dividends                                                   --             --          (18,106)      (320,004)      (450,000)
                                                       -----------    -----------    -----------    -----------    -----------

Net cash provided by (used for) financing activities        (3,386)       157,620      1,331,443       (407,309)    (1,280,666)
                                                       -----------    -----------    -----------    -----------    -----------
Net increase (decrease) in cash                           (130,602)       (10,345)       251,997           --         (117,404)

Cash, beginning of period                                  241,652        251,997           --             --         (117,404)
                                                       -----------    -----------    -----------    -----------    -----------

Cash, end of period                                    $   111,050    $   241,652    $   251,997    $      --      $      --
                                                       ===========    ===========    ===========    ===========    ===========


See accompanying summary of significant accounting policies and notes to financial statements.

                                                         ECKLER INDUSTRIES, INC.

                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

--------------------------------------------------------------------------------

Inventories       Inventories are valued at the lower of first-in, first-out
                  (FIFO) cost or market.


Prepaid Expenses  The Company capitalizes catalog costs and amortizes the costs
and Royalties     on the straight-line method over the life of the catalog which is usually one year. Total catalog costs expensed during the period from January 1, 1997 through January 28, 1997, the three months ended December 31, 1996 and the years ended
                  September 30, 1996, 1995 and 1994 were approximately $101,000,
                  $311,000, $1,207,000, $907,000 and $988,000, respectively.

                  Prepaid consulting fees are amortized on the straight-line method over the terms of the consulting agreements, which range from three to five years.

                  The Company amortizes the cost of advance royalties paid under the GM agreement when sales of GM products are made at rates specified in the agreement (see Note ).

Property, Plan    Property, plant and equipment are stated at cost. Depreciation
and Equipment     is computed over the estimated useful lives of the assets by the straight-line method for financial reporting and by accelerated methods for income tax purposes.

Revenue
Recognition       Sales are recognized upon shipment of products to customers.

Income Taxes      Through September 20, 1995, the Company, with the consent of its stockholder, elected under certain provisions of the Internal Revenue Code to be treated as an S Corporation.
                  Effective with the completion of the private placement of securities (see Note ), the Company automatically revoked this election.

                  Upon terminating the S Corporation election, the Company was required to adopt Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes" which requires, among other things, a liability approach to calculating deferred income taxes. This method uses an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Measurement

                                                       ECKLER INDUSTRIES, INC.

                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

--------------------------------------------------------------------------------

                  of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized. The effect of adopting SFAS 109 was a charge to deferred tax expense of $447,300 resulting from temporary differences at September 20, 1995, the date of the revocation of the Company's S election.

Loss per          Loss per share of Class A common stock is based on net loss
Share             applicable to common stock and the weighted average number of shares of Class A common stock and common stock equivalents outstanding during each period after giving retroactive effect to the Company's recapitalization discussed in Note . Shares of Class B common stock become convertible into shares of Class A common stock on a 1-for-2 basis and are considered to be Class A common stock equivalents. Options and warrants have been excluded from the loss per share calculation since their effect is antidilutive.

Pro Forma
Amounts           STATEMENT OF OPERATIONS

                  The Company entered into employment arrangements with its President that provided for a base annual salary of $100,000 in 1995 and increases in future years. A pro forma adjustment for the year ended September 30, 1994 was presented for the difference between the current compensation and the actual compensation paid during 1994.

                  Pro forma adjustments are also presented to reflect a provision for income taxes based upon pro forma income before taxes as if the Company had been a C Corporation for the period from October 1, 1994 through September 20, 1995 (see Note ).

                  EARNINGS PER SHARE

                  Pro forma earnings per share of Class A common stock is based on pro forma net income and the weighted average number of shares of Class A common stock and common stock equivalents outstanding during each period after giving retroactive effect to the Company's recapitalization discussed in Note . Shares of Class B common stock become convertible into shares of Class

                                                       ECKLER INDUSTRIES, INC.

                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

--------------------------------------------------------------------------------

                   A common stock on a 1-for-2 basis and are considered to be Class A common stock equivalents.

                   Pursuant to the requirements of SEC Staff Accounting Bulletin No. 83, common shares issued by the Company during the twelve months immediately preceding the initial public offering (242,500 shares) at a price below the initial public offering price plus the number of common shares subject to the grant of common stock options and warrants and convertible preferred stock issued during such period (375,000 shares) having exercise or conversion prices below the initial public offering price have been included in the calculation of the shares used in computing pro forma loss per share as if they were outstanding for the period from October 1, 1993 through November 15, 1995, the date of the initial public offering (see Note ).

Recent Accounting  In March 1997, the Financial Accounting Standards Board
Pronouncements     issued Statement of Financial Accounting Standards No. 128,
                   "Earnings per Share" (FAS 128). FAS 128, which is effective for financial statements issued for periods ending after December 15, 1997, simplifies the standards for computing earnings per share ("EPS") and makes them comparable to international earnings-per-share standards. This statement replaces the presentation of primary EPS and fully diluted
                   EPS with a presentation of basic EPS and diluted EPS, respectively. This statement is not expected to have a material effect on the Company's reported earnings-per-share amounts.

                   In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (FAS 130), and No. 131, "Disclosure about Segments of an Enterprise and Related Information" (FAS 131). FAS 130 establishes standards for reporting and displaying comprehensive income, its components and accumulated balances. FAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. Both FAS 130 and FAS 131 are effective for periods beginning after December 15, 1997. The Company has not determined the impact that the adoption of these new accounting standards will have on its future financial statements and disclosures.

                                                       ECKLER INDUSTRIES, INC.

                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

--------------------------------------------------------------------------------

Use of             The preparation of financial statements in conformity with
Estimates          generally accepted accounting principles requires management to make estimates and assumptions thataffect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of       Statement of Financial Accounting Standards No. 107,
Financial          "Disclosures about Fair Value of Financial Instruments,"
Instruments        requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management.

                   The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, trade receivables, accounts payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand. The fair value of the Company's note payable and long-term debt is estimated based upon the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

                                                         ECKLER INDUSTRIES, INC.

                                                 NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

1. Nature of        Eckler Industries, Inc. (the Company) is an aftermarket
   Operations      supplier of Corvette automotive parts and accessories
                   throughout the United States. The Company has four basic product lines which include accessories, Corvette restoration parts, maintenance items and gift and apparel items. The
                   Company purchased approximately 15%, 11% and 14% of its products from one supplier during the period from January 1, 1997 through January 28, 1997, the three months ended
                   December 31, 1996 and the year ended September 30, 1996, respectively.

2.  Inventories    Inventories consist of the following:

                                                        JANUARY 28,  DECEMBER 31,  SEPTEMBER 30, SEPTEMBER 30,
                                                           1997          1996         1996          1995
                                                        ----------    ----------    ----------    ----------
                     Raw materials and supplies        $   63,419    $   56,281    $   56,948    $   67,749
                     Work in progress                      34,219        35,768        42,761        43,620
                     Finished goods                        25,365        23,195        27,900         3,320
                                                       ----------    ----------    ----------    ----------
                     Total manufactured inventories       123,003       115,244       127,609       114,689


                     Inventory purchased for resale     1,298,136     1,192,281     1,311,286       718,229
                                                       ----------    ----------    ----------    ----------
                                                       $1,421,139    $1,307,525    $1,438,895    $  832,918
                                                       ==========    ==========    ==========    ==========


                   During the third quarter of 1996, the Company changed its method of accounting for inventories from the last-in, first-out (LIFO) method to the first-in, first-out (FIFO) method. Under the current economic environment of low inflation, the Company believes that the FIFO method will result in a better measurement of operating results. This change has been applied retroactively by restating the accompanying financial statements. This change did not have a significant effect on results of operations for the year ended September 30, 1996, nor is it anticipated that it will have a material effect on future periods. The effect of the change on results of operations for the years ended September 30, 1995 and 1994 was to decrease net loss by $15,135 and to increase net loss by $27,929, respectively.

3.  Prepaid        Prepaid expenses consist of the following:
    Expenses

                                JANUARY 28,    DECEMBER 31,    SEPTEMBER 30,    SEPTEMBER 30,
                                   1997            1996             1996            1995
                               -----------     -----------     ------------     ------------
Prepaid royalties              $   822,466     $   825,004      $   844,429      $   919,685
Catalog costs                      183,120         233,813          499,121          404,504

                                      F-62



                                                        ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


Prepaid consulting fees            223,476         224,093          468,195             --
Other prepaid expenses              85,127         118,789           77,294           67,884
                               -----------     -----------      -----------      -----------
                                 1,314,189       1,401,699        1,889,039        1,392,073
Less noncurrent portion of
    prepaid consulting fees       (126,689)       (126,689)        (269,291)            --
Less noncurrent portion of
    prepaid royalties             (641,726)       (641,726)        (745,054)        (776,455)
                               -----------     -----------      -----------      -----------
                               $   545,774     $   633,284      $   874,694      $   615,618
                               ===========     ===========      ===========      ===========


                   On December 22, 1993, the Company entered into a reproduction and service part tooling licensing agreement (the "GM Agreement") with General Motors Corporation ("GM"), whereby the Company has the right to use the licensed GM trademarks, technology and tools to manufacture, sell, distribute and market GM parts solely for the restoration or repair of older model GM vehicles. The GM Agreement became effective December 1, 1993 and, as amended, expires December 31, 2001. The Company has the right to two successive five-year renewal terms, subject to the satisfaction of certain minimum royalty payment requirements during the 12-month period preceding each renewal date. The terms of the GM Agreement provide that the Company pay a nonrefundable advance royalty in the amount of $1,000,000, of which $825,000 was paid as of September 30, 1995 and the remaining $175,000 was paid on November 15, 1995. The maximum royalty rate to be paid by the Company is 8% of net sales of licensed GM parts.

                   For each 12-month period from January 1, 1999 through December 31, 2001, and annually thereafter during any renewal term, the Company is obligated to pay to GM a minimum of $500,000 annually in royalties for net sales of the licensed parts. However, if during the period from December 1, 1993 through December 31, 1998 aggregate royalties of $1,000,000 are not achieved, then the guaranteed minimum for the period January 1, 1999 to December 31, 1999 shall be reduced (up to a maximum of $350,000) by an amount equal to the difference between the $1,000,000 advance payment and actual royalties paid.

                                                         ECKLER INDUSTRIES, INC.

                                                 NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

4.  Property, Plant and Equipment

Property, plant and equipment consist of the following:

                                                   JANUARY 28,   DECEMBER 31   SEPTEMBER 30, SEPTEMBER 30,
                                   USEFUL LIVES       1997           1996          1996           1994
                                  ----------       ----------    ----------    ----------    -----------
Land                                               $  641,699    $  641,699    $  641,699    $  641,699
Buildings and improvements        10 - 40 years     2,686,967     2,685,253     2,685,253     2,674,989
Machinery and equipment           3 -  7 years        563,109       560,936       557,592       554,476
Molds                             5 - 10 years        310,305       310,305       310,305       344,576
Equipment under capital leases        5 years         318,683       318,683       318,683       288,739
Vehicles                          3 - 7 years         108,885       113,180       113,180       142,960
Furniture and fixtures            3 - 8 years         338,019       338,019       338,019       407,996
Computer hardware and software    4 - 5 years       1,558,794     1,545,428     1,515,171     1,399,265
                                  ----------       ----------    ----------    ----------    ----------

                                                    6,526,461     6,513,503     6,479,902     6,454,700
Less accumulated depreciation
  and amortization                                  4,012,136     4,000,858     3,940,586     3,857,272
                                                   ----------    ----------    ----------    ----------

                                                   $2,514,325    $2,512,645    $2,539,316    $2,597,428
                                                   ==========    ==========    ==========    ==========


Substantially all of the assets listed above have been pledged as collateral under the mortgage note payable (see Note ).

Depreciation expense for the period from January 1, 1997 through January 28, 1997 and the three months ended December 31, 1996 was $20,190 and $60,026 and for the years ended September 30, 1996, 1995 and 1994 was $247,932, $283,445 and $261,277, respectively. Accumulated amortization on equipment under capital leases was $267,009, $265,245, $259,957 and $238,706 as of January 28, 1997,
December 31, 1996 and September 30, 1996 and 1995, respectively.

                                                         ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

5.  Taxes on
    Income

Effective as of the closing date of the private placement, September 20, 1995, the Company converted to a C corporation. Prior to this date, the Company had elected to be taxed as an S corporation pursuant to the Internal Revenue Code with the consent of its stockholder. Under this arrangement, the stockholder included the taxable income of the corporation in his individual tax return.

The Company accounts for income taxes under the provisions of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes." Under the provisions of SFAS 109, a net deferred tax liability of $447,300 was recorded as of September 20, 1995 as a charge to earnings. The pro forma provision for income taxes for 1995 represents the estimated income taxes that would have been reported had the Company been subject to income taxes for the period from October 1, 1994 through September 20, 1995.

Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. The components of the net deferred tax assets and liabilities consist of the following:

                                      JANUARY 28,   DECEMBER 31,  SEPTEMBER 30, SEPTEMBER 30,
                                          1997          1996          1996          1995
                                      ----------    -----------   ------------  ------------
Deferred tax assets:
    Provision for bad debts            $   4,000     $   3,000     $   4,000     $     900
    Accrued vacation                      33,000        28,000        30,000        30,200
    Accrued interest                        --            --            --           5,900
    Stock options                         10,000        82,000        39,000          --
    Deferred compensation                 20,000        20,000        20,000        19,800
    Net operating loss carryforward      430,000       200,000       190,000         1,300
                                       ---------     ---------     ---------     ---------
Gross deferred tax
     assets - current                    497,000       333,000       283,000        58,100
Valuation allowance                      (40,000)         --            --            --
                                       ---------     ---------     ---------     ---------
Net deferred tax assets - current        457,000       333,000       283,000        58,100
Less current portion of
    deferred tax liabilities             (53,000)      (71,000)     (167,000)     (152,600)
Net deferred tax assets
    (liabilities) - current            $ 404,000     $ 262,000     $ 116,000     $ (94,500)
                                       =========     =========     =========     =========
Deferred tax liabilities:
    Depreciation                       $(374,000     $(372,000)     (368,000)    $(351,500)
    Prepaid catalog costs                (53,000)      (71,000)     (167,000)     (152,600)
    LIFO reserve                         (30,000)      (31,000)      (33,000)         --
                                       ---------     ---------     ---------     ---------
Gross deferred tax liabilities          (457,000)     (474,000)     (568,000)     (504,100)
Less current portion                     (53,000)      (71,000)     (167,000)     (152,600)
                                       ---------     ---------     ---------     ---------
Net deferred tax
    liabilities - long-term            $(404,000)    $(403,000)    $(401,000)    $(351,500)
                                       =========     =========     =========     =========


                   The Company had unused net operating losses to carryforward against future years' taxable income of approximately $1,141,000 as of January 28, 1997 expiring in various amounts from 2010 to 2012.

6.  Note
    Payable The Company has a $1,000,000 line of credit with a bank which had an outstanding balance of $343,823, $333,073 and $133,073 at January 28, 1997, December 31, 1996 and September 30, 1996, respectively. Advances on the credit line carry an interest rate of prime plus 1.5% (9.75% at January 28, 1997). The loan is due on demand and is collateralized by accounts receivable and inventory. The line of credit contains the same restrictions and covenants as described in Note .

                                                         ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

7.  Long-Term    Long-term debt consists of the following:
    Debt

                                                                 JANUARY 28,  DECEMBER 31,  SEPTEMBER 30,  SEPTEMBER 30,
                                                                        1997          1996           1996           1995
                --------------------------------------------------------------------------------------------------------

Prime plus 1.5% (9.75% at January 28, 1997) mortgage note
payable due in monthly principal installments of $13,333
plus interest through July 1998, at which time the
remaining principal is due; collateralized by
substantially all property and equipment of the Company
and guaranteed by a stockholder of the Company                    $2,346,667   $2,360,000   $2,400,000     $     --

Notes payable to bank refinanced on October 6, 1995 (see below)         --           --           --        3,071,932

Mortgage payable, interest at 10% per annum payable monthly,
paid off during 1996                                                    --           --           --          130,000

Investor notes payable (see below)                                      --           --           --          205,000


Other                                                                 10,835       11,442       13,233        140,029
                                                                                                           ----------
                                                                   2,357,502    2,371,442    2,413,233      3,546,961
Less current maturities                                              167,639      167,582      167,414      1,208,853
                                                                                                           ----------
                                                                  $2,189,863   $2,203,860   $2,245,819     $2,338,108
                                                                                                           ----------


The aggregate amount of the maturities of long-term debt maturing in future years as of January 28, 1997 is as follows:

                     ---------------------------------------

                     1998                         $  167,639
                     1999                          2,189,863
                     ---------------------------------------

                                                         ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                  LOAN COVENANTS

                  Among other provisions of the Company's line of credit and mortgage note agreements, there are restrictions upon the Company with respect to additional borrowings, loans to related parties and lease commitments. Such agreements also impose financial covenants requiring the Company to maintain specified financial and operating ratios which include current, leverage, tangible net worth and fixed charge ratios. At September 30, 1996, the Company was in violation of the fixed charge ratio requirement. The bank has granted a waiver of all loan covenants through October 31, 1997.

                  REFINANCING OF NOTES PAYABLE

                  On October 6, 1995, the Company renegotiated and consolidated its loans with the bank which were outstanding at September 30, 1995. The terms of the loan refinancing required a principal payment of $500,000, which was paid out of the proceeds of the initial public offering ("IPO") (see Note ). The additional terms of the refinancing included principal repayments of $100,000 per month from October 1995 through January 1996. For the period from February 1996 through September 1996, payments under the terms of this refinancing consisted of interest only. On September 30, 1996, the remaining principal balance was repaid from the proceeds of the current mortgage note payable.

                  INVESTOR NOTES

                  Through September 1995, the Company issued convertible investor notes to an outside investor and to its officers and controller in the amount of $205,000. The interest rate on these notes was 12%. Under the terms of these notes, as amended, upon closing of the IPO, the holders of such notes converted their notes into 102,500 shares of Class A common stock and 102,500 warrants to purchase shares of Class A common stock at 120% of the IPO price. The exercise price of these warrants has been periodically reduced for specified periods of time as dictated by the Board of Directors. On December 31, 1996, 90,000 warrants were exercised at a reduced price of $3.63 per share.

                                                         ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

8.  Retirement
    Benefit Plan

                  The Company sponsors a defined contribution pension plan for all employees meeting certain eligibility requirements. The plan provides for voluntary employee contributions and contributions by the Company to be determined at the discretion of the Board of Directors. The Company made no contribution to the plan for the period from January 1, 1997 through January 28, 1997, the three months ended December 31, 1996 and the years ended September 30, 1996, 1995 and 1994.

9.  Private
    Placement

                  On September 20, 1995, the Company completed a private placement of $1,000,000 of securities consisting of 40 units. Each unit consisted of 2,500 shares of preferred stock, par value $10 per share with cumulative dividends at 12% per annum, and 3,500 shares of the Company's Class A common stock, par value $.01 per share. Proceeds from this offering, net of offering costs, were approximately $575,170. Of this amount, $353,265 was assigned to the preferred stock sold, and $211,905 was assigned to the common stock sold. Cumulative dividends in arrears as of September 30, 1995 amounted to $3,288. Concurrent with the IPO discussed in Note , the Company commenced an offer of rescission (which expired December 9, 1995) to all purchasers who purchased units in the private placement. Holders of such units were offered the right to rescind their purchases and receive a refund of the price paid by them plus interest at 12% per annum in exchange for the return to the Company of their Class A common stock and preferred stock. No purchasers accepted the rescission offer.

                  At the completion of the Company's IPO, the Company had the option to call the preferred stock sold in the private placement. The Company exercised this option, in which case the investor could either (i) require the Company to redeem his/her 2,500 shares of preferred stock for $25,000 plus any cumulative dividend or (ii) convert his/her 2,500 shares of preferred stock into 6,000 shares of Class A common stock. In either event, the investor would keep the 3,500 shares of Class A common stock that comprise a part of the unit. Two investors converted 5,000 shares of preferred stock into 12,000 shares of Class A common stock, and the remaining holders of preferred stock required the Company to redeem their shares. Cumulative dividends paid amounted to $18,106. The excess of the fair value of the $1,000,000 of consideration

                                                         ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                  issued over the private placement proceeds assigned to the preferred stock ($353,265) has been accreted from the issuance date to the redemption date (November 15, 1995) and reduces net earnings applicable to common stock during that period.

10. Capital Stock RECAPITALIZATION

                  In September 1995, the Company issued 200,000 shares of Class A common stock and 650,000 shares of Class B common stock to its stockholder in exchange for all previously outstanding shares of common stock. The financial statements give retroactive effect to this recapitalization. Shares of Class B common stock are entitled to the same rights as Class A shares on a 2-for-1 basis. Class B shares become convertible into Class A shares on a 1- for-2 basis. The dates upon which conversion of the Class B shares may be made range from 24 to 60 months from November 15, 1995, the date of completion of the initial public offering.

                  INITIAL PUBLIC OFFERING

                  On November 15, 1995, the Company completed its initial public offering of 1,200,000 units consisting of its Class A common stock and warrants at $5 per unit. Each unit consisted of one share of Class A common stock and one warrant to purchase one share of Class A common stock at a price equal to $6.50 per share. The Company sold 840,000 shares of Class A common stock and 1,200,000 warrants and received approximately $2,756,000 in proceeds, net of offering costs. Three hundred sixty thousand (360,000) shares of the Class A common stock included in the units were sold by a stockholder, and the Company received none of the proceeds from the sale of such shares. However, the stockholder used approximately $570,000 of the proceeds from the sale of such shares to repay amounts owed to the Company. The Company used these proceeds to purchase additional inventory, reduce accounts and notes payable and redeem preferred stock issued in the private placement (see Note ). The underwriter was granted an option to purchase 84,000 units at $6 per unit, exercisable for a period of four years, commencing one year after the effective date of the Registration Statement.

                                                         ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                  STOCK WARRANTS

                  As of January 28, 1997, the Company had the following common stock warrants outstanding:

                                               Class A
                                            Common Stock
                      Exercise              Shares Issuable
Expiration Date        Price                Upon Exercise
----------------------------------------------------------

November 8, 2000       $6.00                    12,500
November 14, 2000       6.50                 1,284,000
March 30, 2001          4.20                    20,000
----------------------------------------------------------

                  At January 28, 1997, all of the warrants were exercisable.

                  During the year ended September 30, 1996, compensation expense of $49,200 was recognized, in accordance with SFAS 123, on Class A common stock warrants granted to non-employees and was recorded as additional paid-in capital.

                  PRO FORMA DISCLOSURES

                  The Company applies APB Opinion 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for options issued to employees. Accordingly, no compensation cost has been recognized for options granted to employees at exercise prices which equal or exceed the market price of the Company's common stock at the date of grant.

                  Statement of Financial Accounting Standards No. 123 (FAS 123) "Accounting for Stock-Based Compensation," requires the Company to provide pro forma information regarding net income and earnings per share as if compensation cost for the Company's employee stock options had been determined in accordance with the fair market value based on the method prescribed in FAS 123. The Company estimates the fair value of each stock option at the grant

                                                         ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                  date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants for both the three months ended December 31, 1996 and the year ended September 30, 1996: no dividend yield, expected volatility of 61%, an expected life of five years and a risk-free interest rate of 6%.

                  Under the accounting provisions of FAS 123, the Company's net loss applicable to common stock and net loss per share would have been increased to the pro forma amounts indicated below:

                  Period from       Three
                  January 1, 1997   Months Ended    Year Ended     Year Ended
                  to January 28,    December 31,    September 30,  September 30,
                           1997            1996             1996           1995
--------------------------------------------------------------------------------
Net loss applicable
    to common stock
     As reported      $  (109,558)  $   (265,005)   $    (866,568)   $  (546,456)
     Pro forma           (109,558)      (288,735)      (1,112,153)      (546,456)

Net loss per share
    As reported       $      (.39)  $       (.10)   $        (.34    $      (.26)
    Pro forma                (.39)          (.11)            (.44)          (.26)
--------------------------------------------------------------------------------

                  EMPLOYEE STOCK OPTION PLANS

                  Effective August 25, 1995, the Company adopted the 1995 Employee Combined Qualified and Non-Qualified Employee Stock Option Plan (the "Combined Plan"), pursuant to which 475,000 shares of Class A common stock have been reserved for issuance upon the exercise of options designated as either "incentive stock options" or as "non-qualified stock options." These options may be granted to employees and consultants of the Company at terms stated in each option agreement.

                  The Company established a non-qualified stock option plan in 1995 for the purpose of granting options to certain management employees. The Company reserved 35,000 shares of its Class A common stock for issuance pursuant to such options, all of which are subject to options granted to certain executives on August 25, 1995.

                                                         ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                  The following table summarizes information about employee stock option activity:


                                                               Weighted-Average
                                             Weighted-Average    Fair Value of
                                   Shares     Exercise Price    Options Granted
-------------------------------------------------------------------------------

Outstanding, September 30, 1994       --      $  --                 $  --
    Granted                        135,000      2.50                   --
    Forfeited                       (5,000)     2.50                   --
-------------------------------------------------------------------------------

Outstanding, September 30, 1995    130,000      2.50                   --
    Granted, at market value        15,000      3.00                 1.21
    Granted, above market value     10,000      3.30                 1.16
-------------------------------------------------------------------------------

Outstanding, September 30, 1996    155,000      2.60                   --
    Granted, at market value        10,000      3.00                 1.21
    Granted, above market value     10,000      3.30                 1.16
-------------------------------------------------------------------------------

Outstanding, December 31, 1996     175,000      2.66                   --
-------------------------------------------------------------------------------

Otstanding, January 28, 1997       175,000    $ 2.66                $  --
-------------------------------------------------------------------------------

                  At January 28, 1997, a total of 25,000 options were exercisable at a weighted average exercise price of $3.12.

                  The following table summarizes information about employee stock options outstanding and exercisable at January 28, 1997:

                      Outstanding    Weighted-  Weighted- Exercisable Weighted-

Range of                       at     Average    Average        at     Average
Exercise              January 28,     Exercise  Remaining  January 28, Exercise
Prices                       1997        Price       Life        1997     Price
-------------------------------------------------------------------------------
$2.50                     130,000     $2.50      3.0           -       $   -
$3.00                      25,000      3.00      5.0        15,000       3.00
$3.30                      20,000      3.30      5.0        10,000       3.30
-------------------------------------------------------------------------------

                                                         ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                  NON-PLAN STOCK OPTIONS

                  The Company has granted stock options to certain consultants, key employees and directors of the Company which were not issued under stock option plans. These options are exercisable over various terms as determined by the consulting agreements and the Company's Board of Directors. The following table summarizes information about non-plan stock option activity:

                                                                      Weighted-
                                                           Weighted-  Average
                                                           Average    Fair Value
                                                           Exercise   of Options
                                                Shares        Price      Granted
--------------------------------------------------------------------------------

Outstanding, September 30, 1994                100,000      $ 2.50     $   --
    Granted, at market value                   160,000        2.50       1.14
    Granted, above market value                320,000        5.00       0.54
--------------------------------------------------------------------------------

Outstanding, September 30, 1995                580,000        3.88         --
    Granted, at market value                   495,000        2.90       0.90
    Granted, above market value                284,000        4.48       0.40
    Exercised          (75,000)                   3.00          --
    Forfeited          (200,000)                  3.84          --
--------------------------------------------------------------------------------

Outstanding, September 30, 1996              1,084,000        3.66         --
    Granted, at market value                    20,000        3.00       1.73
    Granted, above market value                 10,000        5.00       0.33
    Granted, below market value                 20,000        5.00       1.00
--------------------------------------------------------------------------------


Outstanding, December 31, 1996               1,134,000        3.68         --
    Granted, below market value                 20,000        5.00       1.13
    Exercised                                 (100,000)       2.50         --
    Expired                                    (10,000)       5.00         --
--------------------------------------------------------------------------------


Outstanding, January 28, 1997                1,044,000      $ 3.81     $   --
--------------------------------------------------------------------------------

                  At January 28, 1997, a total of 1,024,000 options were exercisable at a weighted-average exercise price of $3.82. In connection with the merger on January 28, 1997 (see Note ), 680,000 options included above were canceled.

                                                         ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                  The following table summarizes information about non-plan stock options outstanding and exercisable at January 28, 1997:

                   Outstandin     Weighted-  Weighted-   Exercisable   Weighted-

Range of                   at       Average    Average            at     Average
Exercise          January 28,      Exercise  Remaining   January 28,    Exercise
Prices                   1997         Price       Life          1997       Price
--------------------------------------------------------------------------------

$2.50 - $3.00         600,000        $2.79      5.2        580,000       $2.78
$5.00                 360,000         5.00      5.9        360,000        5.00
$6.00                  84,000         6.00      2.8         84,000        6.00
--------------------------------------------------------------------------------

                  During the year ended September 30, 1996, compensation expense of $204,000 was recognized, in accordance with FAS 123, on Class A common stock options granted to non-employees and was recorded as additional paid-in capital.

                  STOCK ISSUED TO CONSULTANTS

                  During the three months ended December 31, 1996, the Company issued 5,000 shares of Class A common stock to a consultant, which were valued at the fair value of the stock on the date of issuance.

                  During the year ended September 30, 1996, the Company issued 87,000 shares of Class A common stock to two consultants which were valued at the fair value of the stock on the date of issuance.

                                                         ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                  SHARES RESERVED

                  At January 28, 1997, the Company has reserved Class A common stock for future issuance under all of the following arrangements:

----------------------------------------------------------

Warrants                                         1,316,500
Conversion of Class B common stock               1,020,750
Non-plan stock options                           1,044,000
Employee stock option plan                         475,000
Management stock option plan                        35,000
----------------------------------------------------------

                                                 3,891,250
----------------------------------------------------------
                                      F-76

                                                         ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


11. Supplemental Cash Flow Information

                                              Period from  Three Months
                                          January 1, 1997         Ended         YEAR ENDED SEPTEMBER 30,
                                           to January 28,   December 31, ------------------------------------
                                                    1997           1996      1996        1995         1994
-------------------------------------------------------------------------------------------------------------

Cash paid for interest                         $   23,728   $   72,672   $  369,619   $  374,360   $  434,653
-------------------------------------------------------------------------------------------------------------

Non-cash investing and financing activities:
  Land acquired through assumption of
   mortgage payable                            $     --     $     --     $     --     $  163,873   $     --
  Assets acquired through obligation
   under capital leases and note
   payable to stockholder                            --           --        126,920       20,860       21,333
  Accretion of redemption value of
   redeemable preferred stock                        --           --        533,032      113,703         --
  Conversion of investor notes                       --           --        205,000         --           --
  Conversion of preferred stock                      --           --         60,000         --           --
  Issuance of common stock options
   and warrants for consulting services              --           --        555,513         --           --
  Retirement of existing notes payable
   and capital leases through issuance
   of notes payable                                  --           --      2,430,237         --           --
  Market value of Class B common
   stock contributed to the Company
   and retired                                       --           --        405,375         --           --
  Issuance of common stock for
   note receivable                                250,000      326,700       94,000         --           --
  Dividend paid to stockholder through
   reduction of debt owed to the Company             --           --           --           --        406,404
--------------------------------------------------------------------------------------------------------------

                                                         ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

12. Commitments   LEASES
    a     n     d
    Contingencies

                  The Company leased approximately 20,000 square feet of warehouse space in an industrial park located in Titusville, Florida from Eckler Development, Inc., a corporation that is wholly owned by the Company's principal stockholder. The lease had an expiration date of January 31, 1998 and monthly rent of $9,499. Rent expense for the years ended September 30, 1995 and 1994 amounted to $62,727 and $113,988, respectively. As a part of the settlement with the bank on August 30, 1995, under foreclosure proceedings, the lease was terminated, and the Company was released from the lease obligation.

                  The Company leased approximately 6,800 square feet of warehouse space to Eckler Service Center, Inc., a corporation that is wholly owned by the Company's principal stockholder. The lease had a term of five years and expired on August 31, 1996. The initial rent for the building was $1,440 per month, subject to annual increases at the rate of four percent (4%). Rental income for the years ended September 30, 1995 and 1994 amounted to $19,050. The lease was terminated during 1996, and no rental income was recognized for the year ended September 30, 1996.

                  LITIGATION

                  The Company is involved in legal and administrative proceedings and claims of various types. While any litigation contains an element of uncertainty, based upon the opinion of the Company's legal counsel, management presently believes that the outcome of such proceedings or claims which are pending or known to be threatened will not have a material adverse effect on the Company's financial position.

                                                         ECKLER INDUSTRIES, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

                  ENVIRONMENTAL MATTERS

                  Some of the Company's past and present operations involve activities which are subject to extensive and changing federal and state environmental regulations and can give rise to environmental issues. As a result, the Company is from time to time involved in administrative and judicial proceedings and administrative inquiries related to environmental matters. Based on advice of counsel, management believes that the outcome of these matters will not have a material impact on the Company's financial position.

13. Merger        On January 28, 1997, the Company acquired all of the
                  issued and outstanding shares of common stock of Smart Choice
                  Holdings, Inc. ("SCHI") pursuant to a merger transaction, which resulted in SCHI becoming a subsidiary of the Company.
                  However, since the shareholders of SCHI obtained a majority of the voting rights of the Company as a result of the transaction, the transaction was accounted for as a purchase of the Company by SCHI (a reverse acquisition in which SCHI is considered the acquirer for accounting purposes). In connection with this merger, the Company's employment agreement with the President and a consulting agreement with a financial consultant were canceled.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Eckler Industries, Inc.


     We have audited the accompanying balance sheet of Eckler Industries, Inc. as of September 30, 1995 and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the two years in the period ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eckler Industries, Inc. as of September 30, 1995 and the results of its operations and its cash flows for each of the two years in the period ended September 30, 1995 in conformity with generally accepted accounting principles.



                                        BDO Seidman, LLP


Orlando, Florida
December 20, 1995

                            ECKLER INDUSTRIES, INC.

                                 BALANCE SHEET



                                                                               SEPTEMBER 30,
                                                                                   1995
                                                                              --------------
 ASSETS (Note 0)
 Current:
  Accounts receivable--trade, less allowance for possible losses of $2,335     $    108,660
  Due from affiliates (Note 0) ............................................         561,850
  Inventories (Note 0) ....................................................         697,388
  Prepaid expenses (Note 0) ...............................................         615,618
                                                                               ------------
     Total current assets .................................................       1,983,516
                                                                               ------------
 Property, plant and equipment, less accumulated depreciation and
  amortization (Note 0) ...................................................       2,597,428
                                                                               ------------
 Other assets:
  Deferred public offering costs ..........................................         463,081
  Deferred financing costs ................................................          61,500
  Prepaid royalty expense (Note 0) ........................................         776,455
  Other ...................................................................          68,062
                                                                               ------------
     Total other assets ...................................................       1,369,098
                                                                               ------------
                                                                               $  5,950,042
                                                                               ============
 LIABILITIES AND STOCKHOLDERS' DEFICIT
 Current liabilities:
  Accounts payable ........................................................    $  1,598,994
  Royalties payable (Note 0) ..............................................         175,000
  Accrued wages ...........................................................         117,629
  Other accrued expenses ..................................................         358,727
  Current maturities of long-term debt (Note 0) ...........................       1,208,853
  Current portion of obligations under capital leases .....................          31,840
  Deferred income taxes (Note 0) ..........................................          94,500
                                                                               ------------
     Total current liabilities ............................................       3,585,543
                                                                               ------------
 Long-term debt, less current maturities (Note 0) .........................       2,338,108
 Obligations under capital leases, less current portion ...................          13,022
 Deferred income taxes (Note 0) ...........................................         351,500
                                                                               ------------
     Total liabilities ....................................................       6,288,173
                                                                               ------------
 Commitments and contingencies (Notes 0 and 0)
 Redeemable preferred stock; $10 par value; 100,000 shares authorized,
  issued and outstanding (Note 0) .........................................         476,968
 Class A common stock subject to rescission offer, 140,000 shares (Note 0)          211,905
 Stockholders' deficit (Notes 0 and 0):
  Class A common stock; $.01 par value; 10,000,000 shares authorized;
 360,000 issued and outstanding ...........................................           3,600
  Class B common stock; $.01 par value; 5,000,000 shares authorized;
 570,000 issued and outstanding ...........................................           5,700
  Additional paid-in capital ..............................................        (923,939)
  Deficit .................................................................        (112,365)
                                                                               ------------
     Total stockholders' deficit ..........................................      (1,027,004)
                                                                               ------------
                                                                               $  5,950,042
                                                                               ============

See accompanying summary of significant accounting policies and notes to financial statements.

                            ECKLER INDUSTRIES, INC.

                           STATEMENTS OF OPERATIONS




                                                                  YEAR ENDED SEPTEMBER 30,
                                                               -------------------------------
                                                                    1995             1994
                                                               --------------   --------------
Net sales ..................................................    $12,932,450      $13,942,936
Cost of sales ..............................................      8,443,912        9,074,824
                                                                -----------      -----------
    Gross profit ...........................................      4,488,538        4,868,112
Selling, general and administrative expenses ...............      4,136,322        4,508,770
                                                                -----------      -----------
    Income from operations .................................        352,216          359,342
                                                                -----------      -----------
Other income (expense):
 Interest expense ..........................................       (434,589)        (406,386)
 Interest income ...........................................          6,050            6,842
 Gain (loss) on sale of assets .............................             --           (9,383)
 Miscellaneous income ......................................         77,723           71,595
                                                                -----------      -----------
                                                                   (350,816)        (337,332)
                                                                -----------      -----------
    Income before taxes on income ..........................          1,400           22,010
Taxes on income--deferred (Note 0) .........................        446,000               --
                                                                -----------      -----------
Net income (loss) ..........................................    $  (444,600)     $    22,010
                                                                ===========      ===========
Pro forma (unaudited):
 Historical income before taxes on income ..................    $     1,400      $    22,010
 Pro forma adjustment to eliminate compensation in excess of
   $100,000 received by the stockholder (Note 0)............             --          200,000
    Pro forma income before taxes on income ................          1,400          222,010
    Pro forma taxes on income (Note 0) .....................            476           75,500
                                                                -----------      -----------
Pro forma net income .......................................            924          146,510
Accretion of redemption value of redeemable preferred stock
  (Note 0) .................................................       (113,703)              --
Preferred stock dividends ..................................         (3,288)              --
                                                                -----------      -----------
Net income (loss) applicable to common stock ...............    $  (116,067)     $   146,510
                                                                ===========      ===========
Pro forma earnings (loss) per share ........................    $      (.05)     $       .07
                                                                ===========      ===========
Weighted average number of shares and share
  equivalents outstanding ..................................      2,117,500        2,117,500
                                                                ===========      ===========

See accompanying summary of significant accounting policies and notes to financial statements.

                            ECKLER INDUSTRIES, INC.

                 STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)





                                                     CLASS A               CLASS B
                                                  COMMON STOCK          COMMON STOCK
                                              --------------------- ---------------------
                                                                                             ADDITIONAL      RETAINED
                                                 NUMBER      PAR       NUMBER      PAR        PAID-IN        EARNINGS
                                               OF SHARES    VALUE    OF SHARES    VALUE       CAPITAL       (DEFICIT)
                                              ----------- --------- ----------- --------- --------------- -------------
Balance, September 30, 1993 .................   200,000    $2,000     650,000    $6,500    $    156,504    $  520,693
Dividends ...................................        --        --          --        --              --      (856,404)
Net income ..................................        --        --          --        --              --        22,010
                                                -------    ------     -------    ------    ------------    ----------
Balance, September 30, 1994 .................   200,000     2,000     650,000     6,500         156,504      (313,701)
Conversion of Class B shares into
Class A shares ..............................   160,000     1,600     (80,000)     (800)           (800)           --
Dividends ...................................        --        --          --        --              --      (320,004)
Transfer of accumulated deficit as of
 September 20, 1995 as a result of conversion
 from an S Corporation to a C Corporation ...        --        --          --        --      (1,079,643)    1,079,643
Accretion of redemption value of redeemable
 preferred stock (Note 0) ...................        --        --          --        --              --      (113,703)
Net loss ....................................        --        --          --        --              --      (444,600)
                                                -------    ------     -------    ------    ------------    ----------
Balance, September 30, 1995 .................   360,000    $3,600     570,000    $5,700    $   (923,939)   $ (112,365)
                                                =======    ======     =======    ======    ============    ==========

   See accompanying summary of significant accounting policies and notes to financial statements.

                            ECKLER INDUSTRIES, INC.

                           STATEMENTS OF CASH FLOWS




                                                                     YEAR ENDED SEPTEMBER 30,
                                                                 --------------------------------
                                                                      1995              1994
                                                                 --------------   ---------------
Cash flows from operating activities:
 Net income (loss) ...........................................     $ (444,600)     $     22,010
 Adjustments to reconcile net income (loss) to net cash
   provided by operating activities: .........................
  Depreciation and amortization ..............................        301,170           367,417
  (Gain) loss on sale of assets ..............................             --             9,383
  Deferred income taxes ......................................        446,000                --
  Cash provided by (used for): ...............................
  Accounts receivable ........................................         70,892           209,632
  Inventories ................................................        116,126           327,392
  Prepaid expenses ...........................................        (45,547)         (452,495)
  Accounts payable ...........................................        273,583           481,103
  Royalties payable ..........................................       (175,000)               --
  Accrued expenses ...........................................          8,404            35,497
                                                                   ----------      ------------
Net cash provided by operating activities ....................        551,028           999,939
                                                                   ----------      ------------
Cash flows from investing activities:
 Notes and advances to affiliates ............................       (143,339)         (216,685)
 Purchases of property, plant and equipment ..................        (23,303)          (58,352)
 Proceeds from disposal of property and equipment ............             --            37,000
 Payments received on notes from stockholder .................             --           361,214
 Decrease in other assets ....................................         22,923            40,146
                                                                   ----------      ------------
Net cash provided by (used for) investing activities .........       (143,719)          163,323
                                                                   ----------      ------------
Cash flows from financing activities:
 Proceeds from issuance of long-term debt ....................        295,498           130,000
 Principal payments of long-term debt ........................       (387,017)         (960,666)
 Payments on capital lease obligations .......................        (46,375)               --
 Proceeds from sale of common stock ..........................        211,905                --
 Proceeds from sale of preferred stock .......................        363,265                --
 Deferred public offering costs ..............................       (463,081)               --
 Deferred financing costs ....................................        (61,500)               --
 Dividends ...................................................       (320,004)         (450,000)
                                                                   ----------      ------------
Net cash used for financing activities .......................       (407,309)       (1,280,666)
                                                                   ----------      ------------
Net decrease in cash .........................................             --          (117,404)
Cash, beginning of year ......................................             --           117,404
                                                                   ----------      ------------
Cash, end of year ............................................     $       --      $         --
                                                                   ==========      ============

   See accompanying summary of significant accounting policies and notes to financial statements.

                            ECKLER INDUSTRIES, INC.


                         NOTES TO FINANCIAL STATEMENTS


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


INVENTORIES


     Inventories are priced at the lower of cost or market with costs being determined by the use of the last-in, first-out (LIFO) method.


PREPAID EXPENSES AND ROYALTIES


     The Company capitalizes catalog costs and amortizes the costs on the straight-line method over the life of the catalog which is usually one year. Total catalog costs expensed during the years ended September 30, 1995 and 1994 were approximately $907,000 and $988,000, respectively.


     The Company amortizes the cost of advance royalties paid under the GM agreement when sales of GM products are made at rates specified in the agreement. (See Note 0).


PROPERTY, PLANT AND EQUIPMENT


     Property, plant and equipment are carried at cost. Depreciation is computed over the estimated useful lives of the assets by the straight-line method for financial reporting and by accelerated methods for income tax purposes.


DEFERRED OFFERING COSTS


     Fees, costs and expenses related to the Company's anticipated initial public offering (see Note 0) are being deferred and will be charged against the proceeds therefrom.


DEFERRED FINANCING COSTS


     Deferred financing costs related to notes payable to a bank are capitalized and amortized over the term of the loan (see Note 0).


REVENUE RECOGNITION


     Sales are recognized upon shipment of products to customers.


INCOME TAXES


     Through September 20, 1995, the Company, with the consent of its stockholder, elected under certain provisions of the Internal Revenue Code to be treated as an S Corporation. Effective with the completion of the private placement of securities (see Note 0), the Company automatically revoked this election.


     Upon terminating the S Corporation election, the Company was required to adopt Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes" which requires, among other things, a liability approach to calculating deferred income taxes. This method uses an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or

                            ECKLER INDUSTRIES, INC.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) tax returns. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized. The effect of adopting SFAS 109 was a charge to deferred tax expense of $447,300 resulting from temporary differences at September 20, 1995, the date of the revocation of the Company's S election.


PRO FORMA AMOUNTS


  STATEMENT OF OPERATIONS


     The Company has entered into employment arrangements with its President that provide for a base annual salary of $100,000 in 1995 and increases in future years. A pro forma adjustment for the year ended September 30, 1994 was presented for the difference between the current compensation and the actual compensation paid during 1994.


     Pro forma adjustments are also presented to reflect a provision for income taxes based upon pro forma income before taxes as if the Company had been a C Corporation for each of the years presented (see Note 0).


  EARNINGS (LOSS) PER SHARE


     Pro forma earnings (loss) per share of Class A common stock is based on pro forma net income less accretion of redemption value of redeemable preferred stock and dividends thereon and the weighted average number of shares of Class A common stock and common stock equivalents outstanding during each period after giving retroactive effect to the Company's recapitalization discussed in
Note 0. Shares of Class B common stock become convertible into shares of Class A common stock on a 1-for-2 basis and are considered to be Class A common stock equivalents.


     Pursuant to the requirements of SEC Staff Accounting Bulletin No. 83, common shares issued by the Company during the twelve months immediately preceding the initial public offering (242,500 shares) at a price below the initial public offering price plus the number of common shares subject to the grant of common stock options and warrants and convertible preferred stock issued during such period (375,000 shares) having exercise or conversion prices below the initial public offering price have been included in the calculation of the shares used in computing net income (loss) per share as if they were outstanding for all periods presented.


RECENT ACCOUNTING PRONOUNCEMENTS


     The FASB has issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets Being Disposed of," which provides guidance on how and when impairment losses are recognized on long-lived assets. This statement, when adopted, is not expected to have a material impact on the Company.


     The FASB has issued SFAS No. 123, "Accounting for Stock-Based Compensation," which establishes a fair value based method of accounting for stock-based compensation plans. This statement provides a choice to either adopt the fair value based method of accounting or continue to apply APB

                            ECKLER INDUSTRIES, INC.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
Opinion No. 25, which would require only disclosure of the pro forma net income and earnings per share, determined as if the fair value based method had been applied. The Company plans to continue to apply APB Opinion No. 25 when adopting this statement, and accordingly, this statement is not expected to have a material impact on the Company.


1. NATURE OF OPERATIONS


     Eckler Industries, Inc. (the Company) is an aftermarket supplier of Corvette automotive parts and accessories throughout the United States. The Company has four basic product lines which include accessories, Corvette restoration parts, maintenance items and gift and apparel items.


2. INVENTORIES


     Inventories consist of the following:


   Raw materials and supplies .............    $ 67,749
   Work in progress .......................      43,620
   Finished goods .........................       3,320
   Total manufactured inventories .........     114,689
   Inventory purchased for resale .........     582,699
                                               $697,388

     If the first-in, first-out (FIFO) method had been used, inventories would have been higher by $135,530 at September 30, 1995.


3. PREPAID EXPENSES


     Prepaid expenses consist of the following:


   Prepaid royalties ....................................   $ 919,685
   Catalog costs ........................................     404,504
   Other prepaid expenses ...............................      67,884
                                                            1,392,073
   Less noncurrent portion of prepaid royalties .........     776,455
                                                            $ 615,618

     On December 22, 1993, the Company entered into a reproduction and service part tooling licensing agreement (the "GM Agreement") with General Motors Corporation ("GM"), whereby the Company has the right to use the licensed GM trademarks, technology and tools to manufacture, sell, distribute and market GM parts solely for the restoration or repair of older model GM vehicles. The GM Agreement became effective December 1, 1993 and expires July 31, 2000. The Company has the right to two successive five-year renewal terms, subject to the satisfaction of certain minimum royalty payment requirements during the 12-month period preceding each renewal date. The terms of the GM Agreement provide that the Company pay a nonrefundable advance royalty in the amount of $1,000,000, of which $825,000 has been paid as of September 30, 1995 and the remaining $175,000 was paid on November 15, 1995. The maximum royalty rate to be paid by the Company is 8% of net sales of licensed GM parts.

                            ECKLER INDUSTRIES, INC.

3. PREPAID EXPENSES--(CONTINUED)
     For each 12-month period from August 1, 1997 through July 31, 2000, and annually thereafter during any renewal term, the Company is obligated to pay to GM a minimum of $500,000 annually in royalties for net sales of the licensed parts. However, if during the period from December 1, 1993 through July 31, 1997 aggregate royalties of $1,000,000 are not achieved, then the guaranteed minimum for the period August 1, 1997 to July 31, 1998 shall be reduced (up to a maximum of $200,000) by an amount equal to the difference between the $1,000,000 advance payment and actual royalties paid.


4. NOTES AND ACCOUNTS RECEIVABLE FROM AFFILIATES


     At September 30, 1995, the Company had made advances to affiliated companies under accounts and notes receivable amounting to $561,850. These receivables may be offset against a note payable to the Company's stockholder (see Note 0). The stockholder paid these receivables in their entirety from proceeds of the sale of his shares in connection with the Company's initial public offering (see Note 0).


5. PROPERTY, PLANT AND EQUIPMENT


     Property, plant and equipment consist of the following:


                                                                USEFUL LIVES
                                                               -------------
   Land ....................................................                    $  641,699
   Buildings and improvements ..............................    10-40 years      2,674,989
   Machinery and equipment .................................      3-7 years        554,476
   Molds ...................................................     5-10 years        344,576
   Equipment under capital leases ..........................        5 years        288,739
   Vehicles ................................................      3-7 years        142,960
   Furniture and fixtures ..................................      3-8 years        407,996
   Computer hardware and software ..........................      4-5 years      1,399,265
                                                                                 6,454,700
   Less accumulated depreciation and amortization ..........                     3,857,272
                                                                                $2,597,428

     Substantially all of the assets listed above have been pledged by the Company as collateral for various long and short-term borrowings (see Note 0).


     Accumulated amortization on equipment under capital leases was $238,706 as of September 30, 1995.


6. INCOME TAXES


     Effective as of the closing date of the private placement, September 20, 1995, the Company converted to a C corporation. Prior to this date, the Company had elected to be taxed as an S corporation pursuant to the Internal Revenue Code with the consent of its stockholder. Under this arrangement, the stockholder included the taxable income of the corporation in his individual tax return.


     The Company accounts for income taxes under the provisions of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS 109). Under the provisions of FAS 109, a net deferred

                            ECKLER INDUSTRIES, INC.

6. INCOME TAXES--(CONTINUED)
tax liability of $447,300 was recorded as of September 20, 1995 as a charge to earnings. The pro forma provision for income taxes represents the estimated income taxes that would have been reported had the Company been subject to income taxes for all periods presented.


     Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements.


     The components of the net deferred tax liabilities consist of the following:


   Deferred tax assets:
    Provision for bad debts ...................    $      900
    Accrued vacation ..........................        30,200
    Accrued interest ..........................         5,900
    Deferred compensation .....................        19,800
    Net operating loss carryforward ...........         1,300
   Gross deferred income tax assets ...........        58,100
   Deferred tax liabilities:
    Depreciation ..............................      (351,500)
    Prepaid catalog costs .....................      (152,600)
   Gross deferred tax liabilities .............      (504,100)
   Net deferred tax liabilities ...............      (446,000)
   Less current portion .......................       (94,500)
   Long-term deferred tax liabilities .........    $ (351,500)

7. LONG-TERM DEBT


     Long-term debt consists of the following:


   Notes payable to bank, collateralized by substantially all assets (see below) .    $3,071,932
   Note payable to the Company's employee pension plan, interest at 8%, due
    October 1995 .................................................................         7,733
   Note payable to the Company's principal stockholder, interest at 18% per annum, due on demand, subject to offset against accounts and notes
    receivable from affiliates (see Note 0) ......................................         6,361
   Note payable to the Company's principal stockholder, interest at 10%, principal
    and interest due monthly to September 30, 1998 ...............................        33,873
   Mortgage payable, interest at 10% per annum payable monthly, principal and
    accrued interest due November 1, 1997 collateralized by real estate ..........       130,000
   Investor notes payable (see below) ............................................       205,000
   Other .........................................................................        92,062
                                                                                       3,546,961
   Less current maturities .......................................................     1,208,853
                                                                                      $2,338,108

  NOTES PAYABLE TO BANK


     Among other provisions of these loan agreements, there are restrictions upon the Company with respect to additional borrowings, loans to related parties, lease commitments and payment of dividends

                            ECKLER INDUSTRIES, INC.

7. LONG-TERM DEBT--(CONTINUED)
or salaries above specified amounts to its principal stockholder. Such agreements also impose financial covenants requiring the Company to maintain specified leverage ratios which include debt to equity and liabilities to tangible net worth. The debt has been guaranteed by the Company's principal stockholder and certain of its affiliates. At September 30, 1995 and 1994, the Company was in default under the debt agreements.


     On October 6, 1995, the Company renegotiated and consolidated its loans with the bank. The terms of the loan refinancing require a principal payment of $500,000 which was paid out of the proceeds of the initial public offering ("IPO") (see Note 0). The additional terms of the refinancing include principal repayments of $100,000 per month from October 1995 through January 1996. For the period from February 1996 through September 1996, payments under the terms of this refinancing will consist of interest only. In October 1996, the Company will pay an additional amount toward principal in the amount of $750,000. Thereafter, payments will include monthly principal payments of $25,600 per month until October 1, 1997, at which time the remaining balance on this note will be due and payable. Interest will accrue at the rate of 3% over prime and will be payable monthly.


  INVESTOR NOTES


     Through September 1995, the Company issued convertible investor notes to an outside investor and to its officers and controller in the amount of $205,000. The interest rate on these notes was 12%. Under the terms of these notes, as amended, upon closing of the IPO, the holders of such notes converted their notes into 102,500 shares of Class A common stock and 102,500 warrants to purchase shares of Class A common stock at 120% of the IPO price.


     The aggregate amount of the maturities of long-term debt maturing in future years is as follows:


   1996 .........    $1,208,853
   1997 .........     1,083,537
   1998 .........     1,254,571

8. RETIREMENT BENEFIT PLAN


     The Company sponsors a defined contribution pension plan for all employees meeting certain eligibility requirements. The plan provides for voluntary employee contributions and contributions by the Company to be determined at the discretion of the Board of Directors. The Company made no contribution to the plan for the years ended September 30, 1995 and 1994.


9. PRIVATE PLACEMENT


     On September 20, 1995, the Company completed a private placement of $1,000,000 of securities consisting of 40 units. Each unit consisted of 2,500 shares of preferred stock, par value $10 per share with cumulative dividends at 12% per annum, and 3,500 shares of the Company's Class A common stock, par value $.01 per share. Proceeds from this offering, net of offering costs, were approximately $575,170. Of this amount, $363,265 was assigned to the preferred stock sold, and $211,905 was assigned to the common stock sold. Cumulative dividends in arrears as of September 30, 1995 amounted to $3,288. Concurrent with the IPO discussed in Note 0, the Company commenced an offer of rescission (which expired December 9, 1995) to all purchasers who purchased units in the private placement.

                            ECKLER INDUSTRIES, INC.

9. PRIVATE PLACEMENT--(CONTINUED)
Holders of such units were offered the right to rescind their purchases and receive a refund of the price paid by them plus interest at 12% per annum in exchange for the return to the Company of their Class A common stock and preferred stock. No purchasers accepted the rescission offer.


     At the completion of the Company's IPO, the Company had the option to call the preferred stock sold in the private placement. The Company exercised this option, in which case the investor could either (i) require the Company to redeem his/her 2,500 shares of preferred stock for $25,000 plus any cumulative dividend or (ii) convert his/her 2,500 shares of preferred stock into 6,000 shares of Class A common stock. In either event, the investor would keep the 3,500 shares of Class A common stock that comprise a part of the unit. All holders of preferred stock required the Company to redeem such shares. The excess of the fair value of the $1,000,000 of consideration issued over the private placement proceeds assigned to the preferred stock ($363,265) is being accreted from the issuance date to the redemption date (November 15, 1995) and reduces net earnings applicable to common stock during that period.


10. CAPITAL STOCK


  RECAPITALIZATION


     In September 1995, the Company issued 200,000 shares of Class A common stock and 650,000 shares of Class B common stock to its stockholder in exchange for all previously outstanding shares of common stock. The financial statements give retroactive effect to this recapitalization. Subsequent to the recapitalization, 80,000 Class B shares were converted into 160,000 Class A shares. Shares of Class B common stock are entitled to the same rights as Class A shares on a 2-for-1 basis. Class B shares become convertible into Class A shares on a 1-for-2 basis. The dates upon which conversion of the remaining 570,000 Class B shares may be made range from 24 to 60 months from the completion of the Company's IPO (see Note 0). The Company has reserved 1,140,000 Class A shares for conversion of Class B shares.


  CONSULTANT OPTION


     In August 1994, pursuant to a consulting agreement (see Note 0), the Company granted to a consultant an option to purchase 100,000 shares of the Company's Class A common stock at an exercise price of $2.50 per share, which approximated the value of the Company's common stock at the date of grant. The option is exercisable for three years and is granted with certain "piggy back" registration rights.


  EMPLOYEE STOCK OPTION PLAN


     Effective August 25, 1995, the Company adopted the 1995 Employee Combined Qualified and Non-Qualified Employee Stock Option Plan (the "Combined Plan"), pursuant to which 475,000 shares of Class A common stock have been reserved for issuance upon the exercise of options designated as either "incentive stock options" or as "non-qualified stock options." These options may be granted to employees and consultants of the Company at terms stated in each option agreement. The Company granted 100,000 incentive stock options under the plan on August 25, 1995 at an exercise price of $2.50 per share (which the Company believes approximated fair value at the date of grant). Those options are exercisable for five years from the grant date and are subject to a 24-month exercise restriction.

                            ECKLER INDUSTRIES, INC.

10. CAPITAL STOCK--(CONTINUED)
  MANAGEMENT STOCK OPTION PLAN


     The Company established a non-qualified stock option plan in 1995 for the purpose of granting options to certain management employees. The Company reserved 35,000 shares of its Class A common stock for issuance pursuant to such options, all of which are subject to options granted to certain executives on August 25, 1995. The options are exercisable for five years at an exercise price of $2.50 per share (which the Company believes approximated fair value at the date of grant) and are subject to a 24-month exercise restriction.


  SHARES RESERVED


     At September 30, 1995, the Company has reserved Class A common stock for future issuance under the following arrangements:


   Conversion of Class B common stock .................    1,140,000
   Consultant option ..................................      100,000
   Employee stock option plan .........................      475,000
   Management stock option plan .......................       35,000
   Investor notes (see Note 0) ........................      205,000
   Conversion of preferred stock (see Note 0) .........      240,000
   Employment agreement (see Note 0) ..................      480,000
                                                           2,675,000

11. SUPPLEMENTAL CASH FLOW INFORMATION


YEAR ENDED SEPTEMBER 30,                                                         1995          1994
--------------------------------------------------------------------------   -----------   -----------
   Cash paid for interest ................................................    $374,360      $434,653
   Non-cash investing and financing activities:
    Land acquired through assumption of mortgage payable .................    $163,873      $     --
    Assets acquired through obligation under capital leases and
      note payable to stockholder ........................................      20,860        21,331
    Dividend paid to stockholder through reduction of debt
      owed to the Company ................................................          --       406,404
    Accretion of redemption value of redeemable preferred stock ..........     113,703            --

12. COMMITMENTS AND CONTINGENCIES


  LEASES


     The Company leased approximately 20,000 square feet of warehouse space in an industrial park located in Titusville, Florida from Eckler Development, Inc., a corporation that is wholly owned by the Company's principal stockholder. The lease had an expiration date of January 31, 1998 and monthly rent of $9,499. Rent expense for the years ended September 30, 1995 and 1994 amounted to $62,727 and $113,988, respectively. As a part of the settlement with the bank on August 30, 1995, under foreclosure proceedings, the lease was terminated, and the Company was released from the lease obligation.


     The Company leases approximately 6,800 square feet of warehouse space to Eckler Service Center, Inc., a corporation that is wholly owned by the Company's principal stockholder. The lease is for a term

                            ECKLER INDUSTRIES, INC.

12. COMMITMENTS AND CONTINGENCIES--(CONTINUED) of five years and expires on August 31, 1996. The initial rent for the building is $1,440 per month, subject to annual increases at the rate of four percent (4%). Rental income for the years ended September 30, 1995 and 1994 amounted to $19,050.


  GUARANTEES


     The Company was a guarantor of a lease agreement between Eckler Properties, Inc. ("EPI") as lessor and Eckler Service Center, Inc. ("ESCI") as lessee, corporations owned 100% by the Company's principal stockholder. In addition, the property under this lease is subleased pursuant to a lease agreement between ESCI as lessor and Eckler Chevrolet GEO, Inc., a corporation owned 50% by the Company's principal stockholder. The lease and sublease provide for annual lease payments of $110,000 for a period of ten years. Lease payments due from Eckler Chevrolet GEO, Inc. are in arrears under the terms of the lease agreement. Furthermore, the Company was also a guarantor of up to $850,000 of EPI's debt incurred in connection with the acquisition and improvement of the subject property under the lease agreement. The balance of the debt was approximately $780,000 at September 30, 1995. EPI was in default under the terms of this loan. The Company's principal shareholder has pledged 120,000 shares of the Company's Class B common stock owned by him as additional collateral. EPI is negotiating the sale of this property and plans to satisfy this mortgage with the proceeds therefrom. The Company's original guarantee of ESCI's lease obligation is secondary to the shareholder's pledge of additional collateral and will be completely eliminated upon the sale of the property.


  LITIGATION


     The Company is involved in legal and administrative proceedings and claims of various types. While any litigation contains an element of uncertainty, based upon the opinion of the Company's legal counsel, management presently believes that the outcome of such proceedings or claims which are pending or known to be threatened will not have a material adverse effect on the Company's financial position.


  ENVIRONMENTAL MATTERS


     Some of the Company's past and present operations involve activities which are subject to extensive and changing federal and state environmental regulations and can give rise to environmental issues. As a result, the Company is from time to time involved in administrative and judicial proceedings and administrative inquiries related to environmental matters. Based on advice of counsel, management believes that the outcome of these matters will not have a material impact on the Company's financial position.


  EMPLOYMENT AGREEMENTS


     The Company entered into an employment agreement with its President and CEO effective May 23, 1995. The term of the agreement is seven years and is automatically renewable for two successive two-year terms, unless notice of termination is given prior to a renewal period. The agreement provides that the employee shall receive an annual base salary of $100,000 with increases to $150,000 for the second and third years of the agreement and to $175,000 and $200,000 for the fourth and fifth years of the agreement, respectively. The base salary increases to $250,000 for the sixth, seventh and any years subject to the automatic renewal options.

                            ECKLER INDUSTRIES, INC.

12. COMMITMENTS AND CONTINGENCIES--(CONTINUED)
     The agreement also provides the employee with incentive stock options to acquire 160,000 and 320,000 shares of the Company's Class A common stock at exercise prices of $2.50 and $5.00 per share, respectively. These options accumulate annually at varying amounts for the first seven years following the closing of the IPO (see Note 0) and are "earned" contingent upon the Company achieving either a specified earnings per share level or a specified stock price level (the "performance threshold") for the corresponding fiscal year end. To the extent that the common stock's fair market value exceeds the exercise prices at the grant dates, compensation expense will be recorded.


     In addition, the employee will receive annual fixed bonuses which shall be paid quarterly, provided the Company achieves either of the above-mentioned performance thresholds. The annual bonuses shall be $250,000 for each of the fiscal years ending September 30, 1996 through September 30, 2002.


  CONSULTING AGREEMENTS


     The Company entered into a consulting agreement dated as of August 29, 1994 with a financial consultant. The agreement provides for payment at the rate of $150 per hour. The agreement further provides for minimum payments of $7,500 per month commencing June 1, 1995 through May 31, 1998 and a grant of stock options (see Note 0).


     The Company entered into a consulting agreement with its underwriter dated March 31, 1995, pursuant to which the underwriter will provide financial and investor relation services, public relation services and corporate communications services for a period of three years. The agreement provides for prepayment of the consulting fees in three $50,000 installments on November 15, 1995 (which was paid upon closing of the IPO), January 15, 1996 and April 1, 1996. If the Company does not have stockholders' equity of at least $2 million by December 15, 1995, the agreement is null and void. The Company may terminate the agreement for any reason upon ten days written notice to the underwriter. However, if termination is after December 15, 1995, the underwriter shall not be required to perform any additional services under the agreement, and the remainder of the unpaid balance of funds due to the underwriter shall be earned and shall be immediately due and payable. The agreement also includes certain provisions regarding the payment of out-of-pocket expenses, indemnification of the underwriter and arbitration.


13. INITIAL PUBLIC OFFERING


     On November 15, 1995, the Company completed its initial public offering of 1,200,000 units consisting of its Class A common stock and warrants at $5 per unit. Each unit consisted of one share of Class A common stock and one warrant to purchase one share of Class A common stock at a price equal to $6.50 per share. The Company sold 840,000 shares of Class A common stock and 1,200,000 warrants and received approximately $2,981,000 in proceeds, net of offering costs. Three hundred sixty thousand (360,000) shares of the Class A common stock included in the units were sold by a stockholder, and the Company received none of the proceeds from the sale of such shares. However, the stockholder used approximately $570,000 of the proceeds from the sale of such shares to repay amounts owed to the Company (see Note 0). The Company plans to use these proceeds to purchase additional inventory, reduce notes payable to bank (see Note 0) and redeem preferred stock issued in the private placement (see Note 0). The underwriter was granted an option to purchase 84,000 units at $6 per unit, exercisable for a period of four years, commencing one year after the effective date of the Registration Statement.

                         INDEPENDENT AUDITOR'S REPORT



The Board of Directors
Liberty Finance Company, Inc. and Affiliates
Orlando, Florida


     We have audited the accompanying combined balance sheets of Liberty Finance Company, Inc. and affiliates as of December 31, 1996 and 1995, and the related combined statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Liberty Finance Company, Inc. and affiliates as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



                                        OSBURN, HENNING AND COMPANY


Orlando, Florida
March 26, 1997, except for
 Note 6, as to which the
 date is April 12, 1997

                 LIBERTY FINANCE COMPANY, INC. AND AFFILIATES

                            COMBINED BALANCE SHEETS
                          DECEMBER 31, 1996 AND 1995




                                                                                  1996             1995
                                                                            ---------------   --------------
ASSETS
 Cash ...................................................................     $   163,184      $     8,368
 Finance receivables, less allowance for uncollectible accounts .........      11,383,431        9,804,684
 Inventories ............................................................       2,861,848        2,264,315
 Land held for sale .....................................................       1,050,000        1,050,000
 Property and equipment, less accumulated depreciation ..................         272,543          241,210
 Loan costs, less accumulated amortization of $3,476--1996
   and $20,197--1995.....................................................           4,154           13,290
 Other assets ...........................................................          83,754           68,159
                                                                              -----------      -----------
                                                                              $15,818,914      $13,450,026
                                                                              ===========      ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
 Cash overdraft .........................................................     $        --      $    11,269
 Floor plan notes payable ...............................................       1,378,601          785,163
 Accounts payable .......................................................         473,088          505,510
 Sales taxes payable ....................................................          23,535           49,471
 Accrued interest .......................................................          45,280           14,094
 Accrued real estate taxes ..............................................          47,262           58,900
 Advances from related parties ..........................................         197,237          182,096
 Notes payable ..........................................................      13,059,981       10,640,827
 Other liabilities ......................................................         113,781          110,221
                                                                              -----------      -----------
    Total liabilities ......................................... .........      15,338,765       12,357,551
                                                                              -----------      -----------
STOCKHOLDERS' EQUITY
 Common stock ...........................................................             700            1,500
 Stock subscriptions ....................................................            (600)          (1,400)
 Additional paid-in capital .............................................         703,044          703,044
 Retained earnings (deficit) ............................................        (222,995)         389,331
                                                                              -----------      -----------
    Total stockholders' equity ..........................................         480,149        1,092,475
                                                                              -----------      -----------
                                                                              $15,818,914      $13,450,026
                                                                              ===========      ===========

      The Notes to Combined Financial Statements are an integral part of these statements.

                 LIBERTY FINANCE COMPANY, INC. AND AFFILIATES

                       COMBINED STATEMENTS OF OPERATIONS
                    YEARS ENDED DECEMBER 31, 1996 AND 1995




                                                                        1996             1995
                                                                   --------------   --------------
AUTOMOBILE RETAILING
 Sales .........................................................    $ 18,639,749     $ 11,786,657
 Cost of sales .................................................      16,122,778        9,235,343
                                                                    ------------     ------------
    Gross profit ...............................................       2,516,971        2,551,314
                                                                    ------------     ------------
AUTOMOBILE FINANCING
 Interest income ...............................................        3,047669        2,334,256
 Interest expense ..............................................      (1,324,437)      (1,105,558)
                                                                    ------------     ------------
    Interest income before provision for credit losses .........       1,723,232        1,228,698
 Provision for credit losses ...................................      (1,324,787)        (417,659)
                                                                    ------------     ------------
    Net interest income ........................................         398,445          811,039
                                                                    ------------     ------------
INCOME FROM OPERATIONS .........................................       2,915,416        3,362,353
GENERAL AND ADMINISTRATIVE EXPENSE .............................       3,527,742        2,772,391
                                                                    ------------     ------------
NET INCOME (LOSS) ..............................................    $   (612,326)    $    589,962
                                                                    ============     ============

      The Notes to Combined Financial Statements are an integral part of these statements.

                 LIBERTY FINANCE COMPANY, INC. AND AFFILIATES

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                    YEARS ENDED DECEMBER 31, 1996 AND 1995





                                                                     ADDITIONAL       RETAINED
                                        COMMON         STOCK           PAID-IN        EARNINGS
                                         STOCK     SUBSCRIPTIONS       CAPITAL       (DEFICIT)         TOTAL
                                       --------   ---------------   ------------   -------------   -------------
Balance, January 1, 1995 ...........    $  500       $   (400)        $250,400      $  186,857      $  437,357
Issuance of common stock ...........     1,000         (1,000)              --              --
Contribution of capital(1) .........        --             --          452,644              --         452,644
Net income .........................        --             --               --         589,962         589,962
Distributions ......................        --             --               --        (387,488)       (387,488)
                                        ------       --------         --------      ----------      ----------
Balance, December 31, 1995 .........     1,500         (1,400)         703,044         389,331       1,092,475
Merger of affiliates(2) ............      (800)           800               --              --              --
Net loss ...........................        --             --               --        (612,326)       (612,326)
                                        ------       --------         --------      ----------      ----------
Balance, December 31, 1996 .........    $  700       $   (600)        $703,044      $ (222,995)     $  480,149
                                        ======       ========         ========      ==========      ==========

----------------
(1) The contribution of capital resulted from the assumption of a note payable by a stockholder of the Company under a refinancing agreement with the creditor.

(2) Merger of RRL Investments, Inc., RRL Central Enterprises, Inc., RRL Trading, Inc. and Team Automobile Sales & Finance East, Inc. into Team Automobile Sales & Finance, Inc.































     The Notes to Combined Financial Statements are an integral part of these statements.

                 LIBERTY FINANCE COMPANY, INC. AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS
                    YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                                    1996               1995
                                                              ----------------   ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Cash received from customers .............................    $  15,736,215      $   7,999,776
 Interest received ........................................        3,047,669          2,334,256
 Cash paid to suppliers and employees .....................      (19,673,517)       (11,764,018)
 Interest paid ............................................       (1,293,251)        (1,091,464)
                                                               -------------      -------------
    Net cash (used in) operating activities ...............       (2,182,884)        (2,521,450)
                                                               -------------      -------------
CASH FLOWS FROM INVESTING ACTIVITIES: .....................
 Purchase of property and equipment .......................          (54,965)          (159,373)
                                                               -------------      -------------
    Net cash (used in) investing activities ...............          (54,965)          (159,373)
                                                               -------------      -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Advances from related parties ............................           15,141            182,096
 Proceeds from issuance of notes payable ..................       10,015,455          7,861,144
 Principal payments on notes payable ......................       (7,630,301)        (5,004,717)
 Loan costs paid ..........................................           (7,630)                --
 Distributions to stockholder .............................               --           (387,488)
                                                               -------------      -------------
    Net cash provided by financing activities .............        2,392,665          2,651,035
                                                               -------------      -------------
NET INCREASE (DECREASE) IN CASH ...........................          154,816            (29,788)
CASH, BEGINNING OF YEAR ...................................            8,368             38,156
                                                               -------------      -------------
CASH, END OF YEAR .........................................    $     163,184      $       8,368
                                                               =============      =============
RECONCILIATION OF NET INCOME (LOSS) TO NET CASH
 (USED IN) OPERATING ACTIVITIES:
 Net income (loss) ........................................    $    (612,326)     $     589,962
 Adjustments to reconcile net income (loss) to net cash
   (used in) operating activities:
  Depreciation ............................................           57,632             31,135
  Amortization of loan costs ..............................           16,766             27,335
  Provision for uncollectible finance receivables .........        1,324,787            417,659
 Decrease (Increase) In:
  Finance receivables .....................................       (2,903,534)        (3,786,881)
  Inventories .............................................         (597,533)        (1,017,419)
  Other assets ............................................          (15,595)            16,062
 Increase (Decrease) In:
  Accounts payable ........................................          (32,422)           385,683
  Floor plan note payable .................................          593,438            739,363
  Cash overdraft ..........................................          (11,269)            11,269
  Sales taxes payable .....................................          (25,936)            32,541
  Accrued interest ........................................           31,186             14,094
  Accrued real estate taxes ...............................          (11,638)              (240)
  Other liabilities .......................................            3,560             17,987
                                                               -------------      -------------
    Net cash (used in) operating activities ...............    $  (2,182,884)     $  (2,521,450)
                                                               =============      =============

NON-CASH INVESTING AND FINANCING ACTIVITIES:

     During the year ended December 31, 1996, the Company acquired a vehicle through the assumption of long-term debt amounting to $34,000.

     During the year ended December 31, 1995, the Company had a $452,644 non-cash decrease in notes payable, and related contribution to capital due to the assumption of the note by a stockholder under a refinancing agreement with the creditor.

     The Notes to Combined Financial Statements are an integral part of these statements.

                 LIBERTY FINANCE COMPANY, INC. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


  NATURE OF BUSINESS:


     The principal business activity of Liberty Finance Company, Inc. and Affiliates (the Company) is retail and wholesale sales, and the related financing, of used automobiles in the Central Florida market.


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


  USE OF ESTIMATES:


     In preparing the financial statements, management is required to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.


  PRINCIPLES OF COMBINATION:


     The combined financial statements include Liberty Finance Company, Inc. and the following related entities under the common control of R.C. Hill, Jr.:
Wholesale Acquisitions, Inc., RRL Investments, Inc., RRL Central Enterprises, Inc., RRL Trading, Inc., Team Automobile Sales and Finance, Inc., and Team Automobile Sales and Finance East, Inc. All material intercompany transactions and balances have been eliminated in combination.


  INCOME RECOGNITION:


     Vehicle sales are recognized when delivery is made.


     Interest income from finance receivables is recognized using the interest method.


  CREDIT LOSSES:


     The allowance for uncollectible finance receivables is maintained at a level which, in management's judgment, is adequate to absorb potential losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, collateral values, and economic conditions. Because of uncertainties associated with regional economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible that management's estimate of credit losses inherent in the loan portfolio and the related allowance may change materially in the near term. However, the amount of change that is reasonably possible cannot be estimated. The allowance is increased by a provision for loan losses, which is charged to expense and reduced by charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses.


  INVENTORIES:


     Inventories are stated at the lower of cost or market. Cost is generally determined on a specific unit basis.


  LAND HELD FOR SALE:


     The land, which is being held for sale, is recorded at estimated fair value at date of contribution by the Company's stockholder.

                 LIBERTY FINANCE COMPANY, INC. AND AFFILIATES

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
            POLICIES--(CONTINUED)
  PROPERTY AND EQUIPMENT:


     Property and equipment are stated at cost less accumulated depreciation. Depreciation on furniture and fixtures, and signs is computed using an accelerated method, and on leasehold improvements using the straight-line method, over the estimated useful lives of the assets.


  LOAN COSTS:


     Loan costs are amortized over the life of the loan using the straight-line method.


  INCOME TAXES:


     The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be "S corporations". In lieu of corporation income taxes, the stockholders of an S corporation are taxed on the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.


  MODIFICATIONS OF 1995 FINANCIAL STATEMENTS:


     The 1995 combined statement of operations as previously reported has been modified to correct a misclassification of losses on the sales of repossessed automobiles in the amount of $406,154. This modification increased provision for credit losses, and decreased cost of sales, but had no effect on net income. The 1995 combined financial statements contain certain other reclassifications in order to conform to the 1996 format.


NOTE 2. FINANCE RECEIVABLES


     Finance receivables at December 31, 1996 and 1995 consist of the following:


                                                               1996             1995
                                                          --------------   --------------
   Finance receivables--gross .........................    $12,283,431      $10,304,684
   Less allowance for uncollectible accounts ..........        900,000          500,000
                                                           -----------      -----------
   Finance receivables--net ...........................    $11,383,431      $ 9,804,684
                                                           ===========      ===========

     An analysis of the allowance for uncollectible finance receivables for the years ended December 31, 1996 and 1995 is as follows:


                                                                     1996            1995
                                                                -------------   -------------
   Balance, beginning of year ...............................    $  500,000      $  750,000
   Provision for uncollectible finance receivables ..........     1,324,787         417,659
   Loans charged off, net of recoveries .....................      (924,787)       (667,659)
                                                                 ----------      ----------
   Balance, end of year .....................................    $  900,000      $  500,000
                                                                 ==========      ==========

     Finance receivables consist of installment sale contracts with maturities that generally do not exceed 36 months. The receivables are collateral- ized by the vehicles sold, and the Company holds title to the vehicles until full contract payment is made.

                 LIBERTY FINANCE COMPANY, INC. AND AFFILIATES

NOTE 3. INVENTORIES


     Inventories at December 31, 1996 and 1995 consist of the following:


                                      1996            1995
                                 -------------   -------------
   Used cars .................    $2,610,934      $2,081,673
   Used motorcycles ..........       203,094         132,323
   Accessories ...............        47,820          50,319
                                  ----------      ----------
                                  $2,861,848      $2,264,315
                                  ==========      ==========

NOTE 4. PROPERTY AND EQUIPMENT


     Property and equipment at December 31, 1996 and 1995 consists of the following:


                                                  1996          1995
                                              -----------   -----------
   Furniture and fixtures .................    $190,280      $123,671
   Leasehold improvements .................     130,895       115,880
   Signs ..................................      55,768        48,427
                                               --------      --------
                                                376,943       287,978
   Less accumulated depreciation ..........     104,400        46,768
                                               --------      --------
                                               $272,543      $241,210
                                               ========      ========

     Depreciation expense for the years ended December 31, 1996 and 1995 amounted to $57,632 and $31,135, respectively.


NOTE 5. FLOOR PLAN NOTES PAYABLE


     Floor plan notes payable at December 31, 1996 and 1995 consist of the following:


                                                                                   1996           1995
                                                                              -------------   -----------
   Floor plan note payable to financial institution, collateralized by used car inventory, maximum total advances of $2,000,000 are available, note bears interest at prime plus 2%, principal and interest on individual advances due 90 days after advance or 48 hours from
    time car is sold, agreement expires June 30, 1997 .....................    $1,010,663      $739,363
   Floor plan note payable to stockholder, collateralized by specific used cars in inventory, bears interest at 15%, principal and interest on individual advances due 120 days after advance or date car is sold.
    Balance paid off in February 1997 .....................................    $  331,938      $ 45,800
   Floor plan note payable to relative of stockholder, collateralized by specific cars in inventory, bears interest at 15%, principal and interest on individual advances due 120 days after advance or date
    car is sold. Balance paid off in February 1997 ........................        36,000            --
                                                                               ----------      --------
                                                                               $1,378,601      $785,163
                                                                               ==========      ========

                 LIBERTY FINANCE COMPANY, INC. AND AFFILIATES

NOTE 6. NOTES PAYABLE


     Notes payable at December 31, 1996 and 1995 consist of the following:


                                                                                    1996            1995
                                                                               -------------   --------------
    Unrelated Parties:
     Uncollateralized notes payable to individuals, payable in monthly
      installments of interest only at 15%, due on demand ..................    $    20,000     $    20,000
     Uncollateralized notes payable, payable in monthly installments of
      interest at 16%, matures in 1997 .....................................        180,000         180,000
     Note payable to bank, collateralized by land held for sale, payable in monthly principal and interest payments of $8,683, bears interest of
      7.75% until December 1998, after that date, payments will be modified to reflect an interest rate at 2.75% over the then five year
      constant U. S. Treasury Index, matures December 2003 .................        561,683         619,750
     Note payable to bank, collateralized by Ford Wrecker, payable in monthly principal and interest payments of $781, bears interest of
      9.5%, matures in December, 1998 ......................................    $    16,728     $    24,073
     Note payable under financing agreement, collateralized by
      substantially all Company assets except real estate, maximum note is the lower of $15,000,000 or 80% of outstanding balance of finance receivables, payable based on the repayment history of finance receivables, bears interest at 5% plus the LIBOR rate, expires in
      June, 1997 ...........................................................     10,391,312       8,188,231
     Note payable to bank, collateralized by land held for sale, principal and interest at 1% over Barnett Bank, Inc.'s prime rate payable
      April 30, 1997 .......................................................        600,000              --
     Note payable to bank, collateralized by Chevy Suburban, payable in monthly principal and interest payments of $1,092, bears interest of
      8.99%, matures in October 1999 .......................................         32,549              --
                                                                                -----------     -----------
                                                                                 11,802,272       9,032,054
                                                                                -----------     -----------
     Related Parties: Uncollateralized notes payable to relatives of stockholder, payable in monthly installments of interest only ranging from 10% to 15%, balloon maturities range from due on demand to
      December, 2001 .......................................................    $   395,575     $   440,975
     Notes payable to relative of stockholder, collateralized by real estate owned by stockholder, payable in monthly installments of interest
      only at 10%, matures December, 2001 ..................................        200,000         200,000
     Uncollateralized note payable to stockholder, payable in monthly principal and interest payments of $8,520, bears interest of 7.75%
      until December 1998, after that date, payments will be modified to reflect an interest rate at 2.75% over the then five year constant U.
      S. Treasury Index, matures December 2003 .............................        389,279         835,798
     Uncollateralized notes payable to stockholder, payable in monthly installments of interest only of 15%, balloon maturities range from
      due on demand to November, 2000 ......................................        272,855         132,000
                                                                                -----------     -----------
                                                                                  1,257,709       1,608,773
                                                                                -----------     -----------
                                                                                $13,059,981     $10,640,827
                                                                                ===========     ===========

                 LIBERTY FINANCE COMPANY, INC. AND AFFILIATES

NOTE 6. NOTES PAYABLE--(CONTINUED)
     At December 31, 1996, the Company was not in compliance with certain terms and covenants related to the note payable under financing agreement, including overdrawing the limit on drawings of 80% of the outstanding balance of finance receivables. On January 21, 1997, the Company entered into a forbearance agreement with this lender to work out the non-compliance issues, and this agreement amended some of the terms of the original agreement. In particular, 1% was added to the basic interest rate to reflect default interest, and interest on the overdrawings accrues at 13%. At December 31, 1996, the overdrawing amounted to $498,599.


     On February 19, 1997, the Company was notified by the lender referred to in the preceding paragraph that the note payable under financing agreement would not be renewed after its maturity date on June 30, 1997.


     On April 12, 1997, the Company entered into an agreement with the lender referred to in the preceding paragraph which commits the lender to modify the forbearance agreement referred to in the second prior paragraph in order to extend the forbearance period until January 1998. In addition, the agreement commits the lender to modify certain terms and covenants to cure acts of default as of December 31, 1996, and allows the lender to reduce the limit on drawings under the agreement from 80% of the outstanding balance of finance receivables to 75% upon the occurrence of certain events.


     On February 12, 1997, in connection with the ownership change described in
Note 10, certain notes payable were amended to accelerate their maturity dates to June 30, 1997. The balances of these notes payable at December 31,1996 were as follows:


   Uncollateralized notes payable to individuals ......................    $ 20,000
   Uncollateralized notes payable .....................................     180,000
   Note payable to relative of stockholder ............................     200,000
   Uncollateralized notes payable to relatives of stockholder .........     395,575
                                                                           --------
                                                                           $795,575
                                                                           ========

     On February 12, 1997, in connection with the ownership change described in
Note 10, certain notes payable to stockholder were converted to stockholders' equity. At December 31, 1996, these notes payable amounted to $662,134.

                 LIBERTY FINANCE COMPANY, INC. AND AFFILIATES

NOTE 6. NOTES PAYABLE--(CONTINUED)
     Principal maturities of notes payable (as modified for the circumstances described above) are as follows at December 31, 1996:


   Year ending December 31,
     1997 ..............................................................   $ 9,477,265
     1998 ..............................................................     2,479,351
     1999 ..............................................................        83,747
     2000 ..............................................................        79,281
     2001 ..............................................................        85,648
     Later years .......................................................       192,555
                                                                           -----------
                                                                            12,397,847
     Stockholder notes to be converted to stockholders' equity .........       662,134
                                                                           -----------
                                                                           $13,059,981
                                                                           ===========

     The Company is the cosigner on a stockholder's note payable which has a balance of $432,488 at December 31, 1996.

     Total interest expense amounted to $1,324,437 and $1,105,558, respectively, for the years ended December 31, 1996 and 1995.

NOTE 7. COMMON STOCK

     At December 31, 1996 and 1995, the Company's common stock consisted of the following:


                                                                                       1996       1995
                                                                                      ------   ---------
   Liberty Finance Company, Inc., par value $1 per share, 7,500 shares
    authorized, 100 shares issued and outstanding .................................    $100     $  100
   Wholesale Acquisitions, Inc., par value $.10 per share, 75,000 shares
    authorized, 1,000 shares issued and outstanding ...............................     100        100
   RRL Investments, Inc., par value $.10 per share, 75,000 shares authorized,
    1,000 shares issued and outstanding ...........................................      --        100
   RRL Central Enterprises, Inc., par value $.10 per share, 75,000 shares
    authorized, 1,000 shares issued and outstanding ...............................      --        100
   RRL Trading, Inc., par value $.10 per share, 75,000 shares authorized, 1,000
    shares issued and outstanding .................................................      --        100
   Team Automobile Sales & Finance, Inc., par value $.10 per share, 75,000
    shares authorized, 5,000 shares issued and outstanding ........................     500        500
   Team Automobile Sales & Finance East, Inc., par value $.10 per share,
    75,000 shares authorized, 5,000 shares issued and outstanding .................      --        500
                                                                                       ----     ------
                                                                                       $700     $1,500
                                                                                       ====     ======

     Effective January 1, 1996, RRL Investments, Inc., RRL Central Enterprises, Inc., RRL Trading, Inc., and Team Automobile Sales & Finance East, Inc. were merged into Team Automobile Sales & Finance, Inc.

NOTE 8. RELATED PARTY TRANSACTIONS

     Two of the eight locations used by the Company (see also Note 9) are owned by a stockholder. These locations are rented under operating leases. The stockholder and the Company entered into an agreement to cancel these leases in 1997.

                 LIBERTY FINANCE COMPANY, INC. AND AFFILIATES

NOTE 8. RELATED PARTY TRANSACTIONS--(CONTINUED)
     Total rent expense related to these two locations amounted to $151,335 for each of the years ended December 31, 1996 and 1995.

     Floor plan notes payable include $367,938 and $45,800 payable to the stockholder or relatives of the stockholder at December 31, 1996 and 1995, respectively.

     Notes payable to related parties totaled $1,257,709 and $1,608,773 as of December 31, 1996 and 1995, respectively, (see Note 6).

     Interest expense related to these notes was $208,164 and $165,657, respectively, for the years ended December 31, 1996 and 1995.

     Advances from related parties are uncollateralized, non-interest bearing, and contain no repayment terms.


NOTE 9. LEASE COMMITMENTS (SEE ALSO NOTE 8)

     The Company leases three of its locations and a portion of another location from unrelated parties under cancelable leases. The Company leases three of its locations, office equipment, and garage equipment from unrelated parties under noncancelable operating leases. The future minimum rentals under noncancellable operating leases with unrelated parties are as follows:


   Year ending December 31,
     1997 .................    $139,866
     1998 .................      85,506
     1999 .................      45,762
     2000 .................      25,919
     2001 .................      24,000
     Thereafter ...........      90,000
                               --------
                               $411,053
                               ========

     Total rent expense for the years ended December 31, 1996 and 1995 amounted to $512,008 and $388,687, respectively, which includes the related party rents and other short-term rentals.


NOTE 10. OWNERSHIP CHANGE

     On February 12, 1997, the stockholder of Wholesale Acquisitions, Inc. (Wholesale), and Team Automobile Sales and Finance, Inc. (Team) entered into an agreement to sell Wholesale and Team to First Choice Auto Finance, Inc. (First Choice), a wholly owned subsidiary of Eckler Industries, Inc. (Eckler). Eckler is a publicly traded company.

     Also, on February 12, 1997, Liberty Finance Co. (Liberty) and its stockholder entered into a merger agreement with R. C. Acquisition, Inc. (Acquisition), a wholly-owned subsidiary of Eckler. Subsequently, Acquisition was merged into Liberty so that Liberty became a wholly-owned subsidiary of Eckler.

     The transactions described above resulted in the termination of the election under the Internal Revenue Code to be "S corporations." The effect of the terminations has not been determined.

                         INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and
 Stockholder of 225 North Military Corporation d/b/a Miracle Mile Motors and Palm Beach Finance Company, Inc.


     We have audited the accompanying combined balance sheets of 225 North Military Corporation d/b/a Miracle Mile Motors and Palm Beach Finance Company, Inc. as of December 31, 1996 and 1995 and the related combined statements of income and retained earnings, and cash flows for the years then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, the evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of 225 North Military Corporation d/b/a Miracle Mile Motors and Palm Beach Finance Company, Inc. as of December 31, 1996 and 1995, and the combined results of their operations and their combined cash flows for the years then ended in conformity with generally accepted accounting principles.


     As disclosed in Note 11 to the financial statements, certain reclassifications resulting in the overstatement of previously reported cash and contracts in transit on the combined statements of cash flows for the year ended December 31, 1995 were subsequently discovered. Accordingly, adjustments have been made to the combined statements of cash flows for the year ended December 31, 1995 to correct the error.


     Our audits were made for the purpose of forming an opinion on the basic combined financial statements taken as a whole. The supplementary combining balance sheets, and the combining statements of income and retained earnings, as of December 31, 1996 and 1995 and for the years then ended, are presented for purposes of additional analysis and are not a required part of the basic combined financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic combined financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic combined financial statements taken as a whole.





                                        Spence, Marston, Bunch, Morris & Co.
                                        Certified Public Accountants


April 10, 1997
(except for Note 11, as to
which the date is October 24, 1997)

                        225 NORTH MILITARY CORPORATION
                         D/B/A MIRACLE MILE MOTORS AND
                        PALM BEACH FINANCE COMPANY, INC.

                            COMBINED BALANCE SHEETS


                                                          DECEMBER 31,
                                                  -----------------------------
                                                       1996            1995
                                                  -------------   -------------
ASSETS
Cash and contracts in transit .................    $  192,999      $  304,914
Finance receivables, net ......................     4,057,682       3,620,623
Inventory .....................................       799,358         860,105
Property and equipment, net ...................        10,086         104,010
Other assets ..................................        48,275          24,859
                                                   ----------      ----------
                                                   $5,108,400      $4,914,511
                                                   ==========      ==========
LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
Drafts payable ................................    $  220,887      $  317,875
Accounts payable and accrued expenses .........       128,206         256,577
Loan from stockholder .........................            --          50,880
Note payable ..................................       300,000          45,000
                                                   ----------      ----------
  Total liabilities ...........................       649,093         670,332
                                                   ----------      ----------
Stockholder's equity:
Common stock ..................................           800             800
Additional paid-in capital ....................        20,000          20,000
Retained earnings .............................     4,438,507       4,223,379
                                                   ----------      ----------
  Total stockholder's equity ..................     4,459,307       4,244,179
                                                   ----------      ----------
Commitments ...................................            --              --
                                                   ----------      ----------
                                                   $5,108,400      $4,914,511
                                                   ==========      ==========

                    See accompanying notes to combined financial statements.

                        225 NORTH MILITARY CORPORATION
                         D/B/A MIRACLE MILE MOTORS AND
                       PALM BEACH FINANCE COMPANY, INC.

              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS



                                                        FOR THE YEARS ENDED
                                                           DECEMBER 31,
                                                  -------------------------------
                                                       1996             1995
                                                  --------------   --------------
Revenue:
 Sales ........................................    $10,784,322      $11,393,704
 Interest income ..............................      1,214,525        1,090,692
                                                   -----------      -----------
  Total revenue ...............................     11,998,847       12,484,396
                                                   -----------      -----------
Cost of sales and expenses:
 Cost of sales ................................      8,446,683        9,118,158
 Selling, general, and administrative .........      1,877,065        1,994,632
 Provision for credit losses ..................      1,110,989          961,416
 Interest expense .............................         22,593           18,248
 Depreciation .................................          1,748            3,262
                                                   -----------      -----------
  Total cost of sales and expenses ............     11,459,078       12,095,716
                                                   -----------      -----------
   Net income .................................        539,769          388,680
Retained earnings, beginning of year ..........      4,223,379        3,971,944
Distributions to stockholder ..................       (324,641)        (137,245)
                                                   -----------      -----------
Retained earnings, end of year ................    $ 4,438,507      $ 4,223,379
                                                   ===========      ===========

           See accompanying notes to combined financial statements.

                        225 NORTH MILITARY CORPORATION
                         D/B/A MIRACLE MILE MOTORS AND
                       PALM BEACH FINANCE COMPANY, INC.

                       COMBINED STATEMENTS OF CASH FLOWS



                                                                                 FOR THE YEARS ENDED
                                                                                    DECEMBER 31,
                                                                            -----------------------------
                                                                                 1996            1995
                                                                            -------------   -------------
                                                                                              (RESTATED)
Cash flows from operating activities:
 Net income .............................................................    $  539,769      $  388,680
                                                                             ----------      ----------
 Adjustments to reconcile net income to net cash
   provided by operating activities:
  Depreciation ..........................................................         1,748           3,262
  Change in operating assets and liabilities:
   Decrease in inventory ................................................        60,747           1,881
   Increase in other assets .............................................       (23,416)         (6,661)
   Increase (decrease) in drafts payable ................................       (96,988)         46,627
   Increase (decrease) in accounts payable and accrued expenses .........      (128,371)          7,649
                                                                             ----------      ----------
    Total adjustments ...................................................      (186,280)         52,758
                                                                             ----------      ----------
     Net cash provided by operating activities ..........................       353,489         441,438
                                                                             ----------      ----------
Cash flows from investing activities: ...................................
 Increase in finance receivable, net ....................................      (437,059)       (250,271)
 Purchase of property and equipment .....................................        (8,851)         (3,386)
                                                                             ----------      ----------
     Net cash used in investing activities ..............................      (445,910)       (253,657)
                                                                             ----------      ----------
Cash flows from financing activities:
 Increase in note payable ...............................................       255,000          44,000
 Repay stockholder loan .................................................       (50,880)              -
 Distributions to stockholder ...........................................      (223,614)       (137,245)
                                                                             ----------      ----------
     Net cash used in financing activities ..............................       (19,494)        (93,245)
                                                                             ----------      ----------
Net increase (decrease) in cash and contracts in transit ................      (111,915)         94,536
Cash and contracts in transit, beginning of year ........................       304,914         210,378
                                                                             ----------      ----------
Cash and contracts in transit, end of year ..............................    $  192,999      $  304,914
                                                                             ==========      ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
 Interest on borrowings .................................................    $   21,149      $   17,243
                                                                             ==========      ==========
Noncash investing and financing transaction:
 Property distributed to stockholder (Note 7) ...........................    $  101,027      $       --
                                                                             ==========      ==========

           See accompanying notes to combined financial statements.

                        225 NORTH MILITARY CORPORATION

                         D/B/A MIRACLE MILE MOTORS AND
                        PALM BEACH FINANCE COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS


(1) ORGANIZATION AND NATURE OF OPERATIONS


     The accompanying financial statements include 225 North Military Corporation d/b/a Miracle Mile Motors (Miracle Mile) and Palm Beach Finance Company, Inc. (PBF), (collectively, the Company). The Company sells used automobiles and trucks to retail and wholesale purchasers through its independent dealership located in West Palm Beach, Florida. A majority of its retail sales are financed pursuant to installment sales contracts requiring periodic payments over terms ranging from one to three years.


(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     PRINCIPLES OF COMBINATION--The accompanying financial statements include the accounts of Miracle Mile and PBF. All significant intercompany accounts, transactions, and profits have been eliminated in the combination.


     CONTRACTS IN TRANSIT--The Company's policy is to treat contracts in transit as a cash equivalent. The contracts in transit amounted to $106,164 and $196,325, respectively, at December 31, 1996 and 1995.


     REVENUE RECOGNITION--Sales of vehicles are recorded on an accrual basis. Interest income from finance receivables is recognized using the interest method. Accrual of interest income is suspended when management deems the loan to be uncollectible. Vehicles are repossessed and the loan balances written off based on management's review of loans on a loan-by-loan basis.


     ALLOWANCE FOR CREDIT LOSSES--Provisions for credit losses are charged to income in amounts sufficient to maintain the allowance at a level considered adequate to cover losses in the existing portfolio. The Company charges or credits the allowance for repossessions and charge-offs.


     Material estimates that are particularly susceptible to significant change relate to the determination of the reserve of possible loan losses. Accordingly, the ultimate collectibility of the finance receivables is susceptible to changes in economic and market conditions. Therefore, actual losses in future periods could differ materially from amounts provided in the current period and could result in a material adjustment to future results of operations.


     INVENTORY--Inventory consists of used vehicles and is stated at the lower of cost or market, on a specific unit basis.


     PROPERTY AND EQUIPMENT--These assets are carried at cost. Major additions are capitalized while replacements, maintenance, and repairs which do not improve or extend the life of the respective assets, are expensed currently. When property is retired or otherwise disposed of, the cost of the property is eliminated from the asset account, accumulated depreciation is charged with an amount equal to the depreciation provided and the difference, if any, is charged or credited to income.


     Depreciation is computed using the straight-line method over the estimated useful lives of the assets which are as follows:


   Sales office ...................   40 years
   Furniture and fixtures .........    7 years

     LOAN ORIGINATION COSTS--Direct costs incurred for the origination of finance receivables are deferred and amortized over the contractual lives of the loans.

                        225 NORTH MILITARY CORPORATION
                         D/B/A MIRACLE MILE MOTORS AND
                        PALM BEACH FINANCE COMPANY, INC.

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
     ADVERTISING COSTS--Advertising costs are generally charged to operations in the year incurred and totaled $150,096 in 1996 and $151,697 in 1995.


     INCOME TAXES--The sole stockholder for Miracle Mile and PBF has elected for each corporation to be treated as an S corporation for federal income tax purposes. In accordance with the provisions of such election, each corporation's income and losses are passed through to its stockholder; accordingly, no provision for income taxes has been made in the accompanying combined financial statements.


     DRAFTS PAYABLE--Drafts payable represent non-interest bearing amounts due to wholesalers for vehicle purchases.


     OFF-BALANCE SHEET RISK AND CONCENTRATION OF CREDIT RISK--The Company maintains deposits in excess of federally insured limits. Statement of Financial Accounting Standards No. 105 requires disclosure, regardless of the degree of risk. Concentration of credit risk exists as substantially all of the Company's loans have been granted to customers in the Company's market area which is primarily West Palm Beach, Florida.


     ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates that affect certain reported amounts and disclosures. These estimates are based on management's knowledge and experience. Accordingly, actual results could differ from these estimates.


(3) FINANCE RECEIVABLES


     Receivables arise principally from retail sales of vehicles under installment contracts to credit challenged individuals who cannot qualify for traditional automobile financing. The Company investigates the credit worthiness of potential customers and requires substantial down payments and frequent periodic payments on installment contracts. Such finance receivables are stated net of unearned interest, bear interest at rates ranging from 20% to 26%, and are collateralized by the vehicles sold.


     Management provides an allowance for credit losses based on its experience with collections and repossessions. Repossessed vehicles are recorded as inventory at their estimated fair value. The difference between the balance of the installment contract and the estimated fair value of the repossessed vehicle is charged or credited to the allowance for credit losses.

                        225 NORTH MILITARY CORPORATION
                         D/B/A MIRACLE MILE MOTORS AND
                        PALM BEACH FINANCE COMPANY, INC.

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


(3) FINANCE RECEIVABLES--(CONTINUED)
     Finance receivables at December 31, 1996 and 1995 are summarized as follows:


                                                                       DECEMBER 31,
                                                             ---------------------------------
                                                                   1996              1995
                                                             ---------------   ---------------
   Contractually scheduled payments ......................    $  6,227,510      $  5,360,589
   Less: unearned interest income ........................      (1,307,027)       (1,012,754)
                                                              ------------      ------------
   Installment sales contract principal balances .........       4,920,483         4,347,835
   Loan origination costs, net ...........................          64,780            62,792
   Other receivables .....................................          56,419            84,996
                                                              ------------      ------------
   Principal balances, net ...............................       5,041,682         4,495,623
   Less: allowance for credit losses .....................    $   (984,000)     $   (875,000)
                                                              ------------      ------------
   Finance receivables, net ..............................    $  4,057,682      $  3,620,623
                                                              ============      ============

     The allowance for credit losses for the years ended December 31, 1996 and 1995 is summarized as follows:


                                                       DECEMBER 31,
                                              -------------------------------
                                                    1996             1995
                                              ---------------   -------------
   Balance, beginning of the year .........    $    875,000      $  618,000
   Provision for credit losses ............       1,110,989         961,416
   Charge-offs and repossessions ..........      (1,001,989)       (704,416)
                                               ------------      ----------
   Balance, end of the year ...............    $    984,000      $  875,000
                                               ============      ==========

     Finance receivables are pledged as collateral for the note payable (Note
5). See Note 2 regarding the allowance for credit losses. Due to the relatively short-term nature of the contracts underlying the receivables and the low likelihood that all of the contracts will reach maturity, contractual maturities have not been disclosed.


(4) PROPERTY AND EQUIPMENT


                                                    DECEMBER 31,
                                              -------------------------
                                                  1996          1995
                                              -----------   -----------
   Sales office (Note 7) ..................    $     --      $ 114,370
   Furniture and fixtures .................      12,236          3,386
                                               --------      ---------
                                                 12,236        117,756
   Less: accumulated depreciation .........      (2,150)       (13,746)
                                               --------      ---------
                                               $ 10,086      $ 104,010
                                               ========      =========

                        225 NORTH MILITARY CORPORATION
                         D/B/A MIRACLE MILE MOTORS AND
                        PALM BEACH FINANCE COMPANY, INC.

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(5) NOTE PAYABLE


                                                                                     DECEMBER 31,
                                                                               ------------------------
                                                                                   1996         1995
                                                                               -----------   ----------
   Line of credit payable to First United Bank, interest payable monthly at prime plus 1%. Maximum available is $400,000. The line of credit contains loan covenants which restrict changes in the capital structure and prohibits certain related party capital transactions and new borrowings. The note is collateralized by finance receivables and is
    guaranteed by the stockholder. The line of credit matures in 1997 ......    $300,000      $45,000
                                                                                ========      =======

(6) LOAN FROM STOCKHOLDER


                                                                               DECEMBER 31,
                                                                          -----------------------
                                                                             1996         1995
                                                                          ----------   ----------
   Uncollateralized non-interest bearing loan payable to stockholder on
    demand, repaid during 1996 ........................................    $    --      $50,880
                                                                           =======      =======

(7) RELATED PARTY TRANSACTIONS


     The Company leases its operating facilities from the stockholder under a five-year operating lease for $12,000 per month. The lease is effective January 1, 1995 through December 31, 1999. Rent expense for the years ended December 31, 1996 and 1995 was $144,000 and $144,445, respectively. The approximate future minimum rental payments under this lease are $144,000 per year for 1997 through 1999.


     The Company also paid the stockholder $25,500 in 1996 and $23,375 in 1995 for the use of other facilities for promotional purposes.


     Miracle Mile provided collection, administrative and accounting services to PBF for $204,000 in each of the years 1996 and 1995. The fees have been eliminated in the combined financial statements.


     During 1996, the Company transferred ownership of the sales office (Note
4) to the stockholder and recorded a stockholder distribution of $101,027 based on the asset's net book value. Management believes the net book value approximates the market value.


     Vehicle installment notes receivable are purchased by PBF from Miracle Mile at a 30% discount. The discount is amortized and the income recognized over the life of the loan. At December 31, 1996 and 1995, the remaining unamortized discount of $1,476,980 and $977,785, respectively, have been eliminated in the combined financial statements.


(8) PROFIT SHARING PLAN


     The Company maintains a discretionary profit sharing plan for eligible employees who have completed one year of service. Contributions under this plan amounted to $39,810 in 1996 and $52,930 in 1995. The Company terminated the Plan effective April 15, 1997.

                        225 NORTH MILITARY CORPORATION
                         D/B/A MIRACLE MILE MOTORS AND
                        PALM BEACH FINANCE COMPANY, INC.

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(9) STOCKHOLDER'S EQUITY


                                                                 ADDITIONAL         RETAINED
                                             COMMON STOCK     PAID-IN CAPITAL       EARNINGS         TOTAL
                                            --------------   -----------------   -------------   -------------
   December 31, 1996:
   225 North Military Corporation:
    No par value; 60 shares authorized,
      issued, and outstanding ...........        $300             $20,000         $3,583,463      $3,603,763
   Palm Beach Finance Company, Inc.:
    $1 par value; 1,000 shares
    authorized; 500 shares issued and
    outstanding .........................        $500             $    --         $  855,044      $  855,544
                                                 ----             -------         ----------      ----------
                                                 $800             $20,000         $4,438,507      $4,459,307
                                                 ====             =======         ==========      ==========
   December 31, 1995:
   225 North Military Corporation:
    No par value; 60 shares authorized,
    issued, and outstanding .............        $300             $20,000         $3,476,516      $3,496,816
   Palm Beach Finance Company, Inc.:
    $1 par value; 1,000 shares
    authorized; 500 shares issued and
    outstanding .........................         500                  --            746,863         747,363
                                                 ----             -------         ----------      ----------
                                                 $800             $20,000         $4,223,379      $4,244,179
                                                 ====             =======         ==========      ==========

(10) SUBSEQUENT EVENT

     During February 1997, the Company sold substantially all of their business and assets to Smart Choice Holdings, Inc. (Smart Choice), a wholly-owned subsidiary of Eckler Industries, Inc. Eckler is a publicly-held Florida corporation. The following consideration was received in connection with the sale:


   Cash ...............................    $3,000,000
   Short-term promissory note .........       205,574
   Convertible debenture ..............       467,601
   Secured convertible note ...........       800,000
                                           ----------
                                           $4,473,175
                                           ==========

     In addition, the Company received 142,857 shares of unregistered Class B Common Stock of Eckler. The Company will recognize a gain on the sale equal to the fair value of the consideration received over the book value of assets sold during 1997.


(11) RESTATEMENT OF 1995 COMBINED STATEMENTS OF CASH FLOWS

     During the subsequent audit of the financial statements as of and for the year ended December 31, 1994, reclassification entries were made to various asset accounts. The net effect was a decrease in cash and contracts in transit of $99,687 as of December 31, 1994. As a result, the combined statement of cash flows for the year ended December 31, 1995 was restated to reflect the adjustment to the beginning of the year asset amounts. The net effect on the combined statement of cash flows for the year ended December 31, 1995 is a $99,687 increase in the change in cash and contracts in transit as compared to the amount previously reported. The restatement had no effect on the ending balance of cash and contracts in transit as of December 31, 1995.

                        225 NORTH MILITARY CORPORATION
                         D/B/A MIRACLE MILE MOTORS AND
                        PALM BEACH FINANCE COMPANY, INC.

                           COMBINING BALANCE SHEETS
                               DECEMBER 31, 1996





                                                   255 NORTH      PALM BEACH
                                                    MILITARY       FINANCE        COMBINING       COMBINED
                                                  CORPORATION   COMPANY, INC.      ENTRIES         TOTALS
                                                 ------------- --------------- --------------- -------------
ASSETS
 Cash and contracts in transit .................  $  176,120      $   16,879    $         --    $  192,999
 Finance receivables, net ......................      64,779       3,992,903              --     4,057,682
 Inventory .....................................     799,358              --              --       799,358
 Property and equipment, net ...................      10,086              --              --        10,086
 Other assets ..................................      48,275              --              --        48,275
 Intercompany receivable .......................   1,677,258              --      (1,677,258)           --
                                                  ----------      ----------    ------------    ----------
                                                  $2,775,876      $4,009,782    $ (1,677,258)   $5,108,400
                                                  ==========      ==========    ============    ==========
LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
 Drafts payable ................................  $  220,887      $       --    $         --    $  220,887
 Accounts payable and accrued expenses .........     128,206              --              --       128,206
 Note payable ..................................     300,000              --              --       300,000
 Deferred finance revenue ......................          --       1,476,980      (1,476,980)           --
 Intercompany payable ..........................          --       1,677,258      (1,677,258)           --
                                                  ----------      ----------    ------------    ----------
    Total liabilities ..........................     649,093       3,154,238      (3,154,238)      649,093
                                                  ----------      ----------    ------------    ----------
Stockholder's equity:
 Common stock ..................................         300             500              --           800
 Additional paid-in capital ....................      20,000              --              --        20,000
 Retained earnings .............................   2,106,483         855,044       1,476,980     4,438,507
                                                  ----------      ----------    ------------    ----------
    Total stockholder's equity .................   2,126,783         855,544       1,476,980     4,459,307
                                                  ----------      ----------    ------------    ----------
Commitments ....................................          --              --              --            --
                                                  ----------      ----------    ------------    ----------
                                                  $2,775,876      $4,009,782    $ (1,677,258)   $5,108,400
                                                  ==========      ==========    ============    ==========

                              See independent auditor's report on page 1

                        225 NORTH MILITARY CORPORATION
                         D/B/A MIRACLE MILE MOTORS AND
                        PALM BEACH FINANCE COMPANY, INC.

             COMBINING STATEMENTS OF INCOME AND RETAINED EARNINGS
                     FOR THE YEAR ENDED DECEMBER 31, 1996





                                                   255 NORTH       PALM BEACH
                                                    MILITARY        FINANCE        COMBINING       COMBINED
                                                  CORPORATION    COMPANY, INC.      ENTRIES         TOTALS
                                                --------------- --------------- --------------- --------------
Revenue:
 Sales ........................................   $10,784,322      $       --    $         --    $10,784,322
 Interest income ..............................       685,082       1,245,512        (716,069)     1,214,525
 Administrative fee ...........................       204,000              --        (204,000)            --
                                                  -----------      ----------    ------------    -----------
    Total revenue .............................    11,673,404       1,245,512        (920,069)    11,998,847
                                                  -----------      ----------    ------------    -----------
Cost of sales and expenses:
 Cost of sales ................................     8,446,683              --              --      8,446,683
 Selling, general, and administrative .........     1,849,229         231,598        (204,000)     1,877,065
 Provision for credit losses ..................       205,494         905,733              --      1,110,989
 Discount on sale of receivables ..............     1,215,264              --      (1,215,264)            --
 Interest expense .............................        22,593              --              --         22,593
 Depreciation .................................         1,748              --              --          1,748
                                                  -----------      ----------    ------------    -----------
    Total cost of sales and expenses ..........    11,741,011       1,137,331      (1,419,264)    11,459,078
                                                  -----------      ----------    ------------    -----------
Net income (loss) .............................       (67,607)        108,181         499,195        539,769
Retained earnings, beginning of year ..........     2,498,731         746,863         977,785      4,223,379
Distributions to stockholder ..................      (324,641)             --              --       (324,641)
                                                  -----------      ----------    ------------    -----------
Retained earnings, end of year ................   $ 2,106,483      $  855,044    $  1,476,980    $ 4,438,507
                                                  ===========      ==========    ============    ===========

                              See independent auditor's report on page 1

                        225 NORTH MILITARY CORPORATION
                         D/B/A MIRACLE MILE MOTORS AND
                        PALM BEACH FINANCE COMPANY, INC.

                           COMBINING BALANCE SHEETS
                               DECEMBER 31, 1995





                                                   255 NORTH      PALM BEACH
                                                    MILITARY       FINANCE        COMBINING       COMBINED
                                                  CORPORATION   COMPANY, INC.      ENTRIES         TOTALS
                                                 ------------- --------------- --------------- -------------
ASSETS
 Cash and contracts in transit .................  $  299,630      $    5,284    $         --    $  304,914
 Finance receivables, net ......................     834,328       2,786,295              --     3,620,623
 Inventory .....................................     860,105              --              --       860,105
 Property and equipment, net ...................     104,010              --              --       104,010
 Other assets ..................................      24,859              --              --        24,859
 Intercompany receivable .......................   1,015,551              --      (1,015,551)           --
                                                  ----------      ----------    ------------    ----------
                                                  $3,138,483      $2,791,579    $ (1,015,551)   $4,914,511
                                                  ==========      ==========    ============    ==========
LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
 Drafts payable ................................  $  317,875      $       --    $         --    $  317,875
 Accounts payable and accrued expenses .........     256,577              --              --       256,577
 Loan from stockholder .........................          --          50,880              --        50,880
 Note payable ..................................      45,000              --              --        45,000
 Deferred finance revenue ......................          --         977,785        (977,785)           --
 Intercompany payable ..........................          --       1,015,551      (1,015,551)           --
                                                  ----------      ----------    ------------    ----------
    Total liabilities ..........................     619,452       2,044,216      (1,993,336)      670,332
                                                  ----------      ----------    ------------    ----------
Stockholder's equity:
 Common stock ..................................         300             500              --           800
 Additional paid-in capital ....................      20,000              --              --        20,000
 Retained earnings .............................   2,498,731         746,863         977,785     4,223,379
                                                  ----------      ----------    ------------    ----------
    Total stockholder's equity .................   2,519,031         747,363         977,785     4,244,179
                                                  ----------      ----------    ------------    ----------
Commitments ....................................          --              --              --            --
                                                  ----------      ----------    ------------    ----------
                                                  $3,138,483      $2,791,579    $ (1,015,551)   $4,914,511
                                                  ==========      ==========    ============    ==========

                              See independent auditor's report on page 1

                        225 NORTH MILITARY CORPORATION
                         D/B/A MIRACLE MILE MOTORS AND
                        PALM BEACH FINANCE COMPANY, INC.

             COMBINING STATEMENTS OF INCOME AND RETAINED EARNINGS
                     FOR THE YEAR ENDED DECEMBER 31, 1995





                                                   255 NORTH       PALM BEACH
                                                    MILITARY        FINANCE        COMBINING       COMBINED
                                                  CORPORATION    COMPANY, INC.      ENTRIES         TOTALS
                                                --------------- --------------- --------------- --------------
Revenue:
 Sales ........................................   $11,393,704     $       --     $         --    $11,393,704
 Interest income ..............................       382,614      1,610,569         (902,491)     1,090,692
 Administrative fee ...........................       204,000             --         (204,000)            --
                                                  -----------     ----------     ------------    -----------
    Total revenue .............................    11,980,318      1,610,569       (1,106,491)    12,484,396
                                                  -----------     ----------     ------------    -----------
Cost of sales and expenses:
 Cost of sales ................................     9,118,158             --               --      9,118,158
 Selling, general, and administrative .........     1,959,783        238,849         (204,000)     1,994,632
 Provision for credit losses ..................       368,504        592,912               --        961,416
 Discount on sale of receivables ..............     1,172,189             --       (1,172,189)            --
 Interest expense .............................        18,248             --               --         18,248
 Depreciation .................................         3,262             --               --          3,262
                                                  -----------     ----------     ------------    -----------
    Total cost of sales and expenses ..........    12,640,144        831,761       (1,376,189)    12,095,716
                                                  -----------     ----------     ------------    -----------
Net income ....................................      (659,826)       778,808          269,698        388,680
Retained earnings, beginning of year ..........     3,295,802        (31,945)         708,087      3,971,944
Distributions to stockholder ..................      (137,245)            --               --       (137,245)
                                                  -----------     ----------     ------------    -----------
Retained earnings, end of year ................   $ 2,498,731     $  746,863     $    977,785    $ 4,223,379
                                                  ===========     ==========     ============    ===========

                              See independent auditor's report on page 1

                          INDEPENDENT AUDITORS' REPORT



Strata Holding, Inc. and Ready Finance, Inc.
West Palm Beach, Florida


     We have audited the accompanying combined balance sheets of Strata Holding Inc. and Ready Finance, Inc. (collectively "the Company") as of December 31, 1996 and the related combined statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Strata Holding, Inc. and Ready Finance, Inc. as of December 31, 1996, and the results of their combined operations and their combined cash flows for the year then ended in conformity with generally accepted accounting principles.





                                        LEVINE & LEVINE, Certified Public
Accountants


Orlando, Florida
September 7, 1997

                 STRATA HOLDING, INC. AND READY FINANCE, INC.

                             COMBINED BALANCE SHEET



                                                               DECEMBER 31,
                                                                   1996
                                                             ---------------
ASSETS (Note 5)
Cash .....................................................   $   86,000
Accounts receivable ......................................      171,592
Finance receivables, principal balances (Note 2) .........    5,627,381
Less allowance for credit losses (Note 2) ................   (1,158,712)
                                                             ----------
Finance receivables, net .................................    4,468,669
Inventories (Note 3) .....................................    1,530,253
Property and equipment, net (Note 4) .....................       69,180
Other ....................................................       91,135
                                                             ----------
                                                             $6,416,829
                                                             ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Accounts payable .........................................   $  271,882
Sales taxes payable ......................................       23,370
Note payable--bank (Note 5) ..............................    1,640,000
Notes payable--related parties (Note 5) ..................    2,514,625
                                                             ----------
Total liabilities ........................................    4,449,877
                                                             ----------
Commitments (Note 7) .....................................           --
Stockholders' equity (Note 6)
Common stock .............................................        2,000
Retained earnings ........................................    1,964,952
                                                             ----------
Total stockholders' equity ...............................    1,966,952
                                                             ----------
                                                             $6,416,829
                                                             ==========

                    See accompanying notes to combined financial statements.

                 STRATA HOLDING, INC. AND READY FINANCE, INC.

                        COMBINED STATEMENT OF OPERATIONS



                                                   YEAR ENDED DECEMBER 31,
                                                            1996
                                                  ------------------------
Revenues:
 Sales of used vehicles .......................          $ 9,515,375
 Income on finance receivables ................            1,526,208
                                                         -----------
                                                          11,041,583
                                                         -----------
Cost of Revenues:
 Cost of used vehicles sold ...................            6,973,535
 Provision for credit losses (Note 2) .........            1,285,539
                                                         -----------
                                                           8,259,074
                                                         -----------
Net revenues ..................................            2,782,509
Operating expenses ............................            2,187,377
                                                         -----------
Income from operations ........................              595,132
Interest expense ..............................              218,694
                                                         -----------
Net income ....................................          $   376,438
                                                         ===========

                    See accompanying notes to combined financial statements.

                 STRATA HOLDING, INC. AND READY FINANCE, INC.

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY



                                                           RETAINED
                                        COMMON STOCK       EARNINGS         TOTAL
                                       --------------   -------------   -------------
Balance, December 31, 1995 .........       $2,000        $2,098,514      $2,100,514
Net income .........................           --           376,438         376,438
Distributions ......................           --          (510,000)       (510,000)
                                           ------        ----------      ----------
Balance, December 31, 1996 .........       $2,000        $1,964,952      $1,966,952
                                           ======        ==========      ==========

                    See accompanying notes to combined financial statements.

                 STRATA HOLDING, INC. AND READY FINANCE, INC.

                        COMBINED STATEMENT OF CASH FLOWS



                                                               YEAR ENDED DECEMBER 31,
                                                                        1996
                                                              ------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income ...............................................         $    376,438
 Adjustments to reconcile net income to net cash provided
   by operating activities:
   Depreciation and amortization ..........................               18,741
   Provision for credit losses ............................            1,285,539
   Decrease (increase):
    Accounts receivable ...................................              (82,953)
    Inventories ...........................................             (215,678)
    Other assets ..........................................              (36,995)
   Increase (decrease):
    Accounts payable ......................................              120,551
    Sales taxes payable ...................................               (8,668)
                                                                    ------------
Net cash provided by operating activities .................            1,456,975
                                                                    ------------
CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of property and equipment .......................              (36,345)
 Net increase in finance receivables ......................           (1,804,834)
                                                                    ------------
Net cash used in investing activities .....................           (1,841,179)
                                                                    ------------
CASH FLOWS FROM FINANCING ACTIVITIES
 Net borrowings under line of credit ......................            1,639,900
 Net payments on notes payable to related parties .........             (996,730)
 Distributions to stockholders ............................             (510,000)
                                                                    ------------
Net cash provided by financing activities .................              133,170
Net decrease in cash ......................................             (251,034)
Cash, beginning of year ...................................              337,034
                                                                    ------------
Cash, end of year .........................................         $     86,000
                                                                    ============

            See accompanying notes to combined financial statements.

                 STRATA HOLDING, INC. AND READY FINANCE, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


NATURE OF BUSINESS


     The principal business activities of Strata Holding, Inc. (dba Don Cook Motors) and Ready Finance, Inc. (collectively the "Company") are retail and wholesale sales, and the related financing, of used vehicles in the South Florida market.


USE OF ESTIMATES


     In preparing the financial statements in accordance with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements as well as reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


PRINCIPLES OF COMBINATION


     The combined financial statements include Strata Holding, Inc. and Ready Finance, Inc. Ownership of each Company is vested primarily in the same stockholders, and the Companies are under common management. Because of these relationships, the financial statements of the Companies have been presented as if they were a single entity. All material intercompany transactions and balances have been eliminated in combination.


REVENUE RECOGNITION


     Vehicle sales are recognized upon delivery.


     Interest income from finance receivables is recognized using the straight-line method which approximates the interest method.


PRESENTATION OF REVENUES AND COST OF REVENUES


     The prices at which the Company sells its cars and the interest rate that it charges to finance these sales take into consideration that the Company's primary customers are high-risk borrowers, many of whom ultimately default. The provision for credit losses reflects these factors and is treated by the Company as a cost of both the future finance income derived on the contract receivables originated by the Company as well as a cost of the sale of the cars themselves. Accordingly, unlike traditional car dealerships, the Company does not present gross profit margin in its statement of operations calculated as sales of used vehicles less cost of used vehicles sold.


ALLOWANCE FOR CREDIT LOSSES


     The allowance for uncollectible finance receivables is maintained at a level which, in management's judgment, is adequate to absorb potential losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, collateral values, and economic conditions. Because of uncertainties associated with regional economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible

                 STRATA HOLDING, INC. AND READY FINANCE, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) that management's estimate of credit losses inherent in the loan portfolio and the related allowance may change materially in the near term. However, the amount of change that is reasonably possible cannot be estimated. The allowance for uncollectible finance receivables is increased by a provision for loan losses, which is charged to expense. Repossessed vehicles are recorded as inventory at their estimated fair value. The difference between the balance of the installment contract and the estimated fair value of the repossessed vehicle is charged to the allowance for credit losses.


INVENTORIES


     Inventories are stated at the lower of cost or market, on a specific unit basis.


PROPERTY AND EQUIPMENT


     Property and equipment are stated at cost. Depreciation on equipment is computed using an accelerated method, and amortization on leasehold improvements is computed using the straight-line method, over the estimated useful lives of the assets.


INCOME TAXES


     The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be "S corporations". In lieu of corporation income taxes, the stockholders of an S corporation are taxed on the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.


2. FINANCE RECEIVABLES


     Finance receivables consist of the following:



                                                 DECEMBER 31,
                                                     1996
                                                -------------
   Contractually scheduled payments .........    $7,137,220
   Less unearned finance charges ............     1,509,839
                                                 ----------
    Principal balances, net .................    $5,627,381
                                                 ==========

     Finance receivables consist of sales of vehicles under installment sale contracts with maturities that generally do not exceed 48 months. The receivables bear interest at rates ranging from 17% to 30% and are collateralized by the vehicles sold. The Company holds title to the vehicles until full contract payment is made. Finance receivables are pledged as collateral under the note payable (see Note 5).

                 STRATA HOLDING, INC. AND READY FINANCE, INC.

2. FINANCE RECEIVABLES--(CONTINUED)
     Changes in the allowance for credit losses are as follows:



                                                       YEAR ENDED
                                                      DECEMBER 31,
                                                          1996
                                                    ---------------
   Balance at beginning of year .................    $    875,222
   Loans charges off, net of recoveries .........      (1,002,049)
   Provision for credit losses ..................       1,285,539
                                                     ------------
   Balance at end of year .......................    $  1,158,712
                                                     ============

3. INVENTORIES


     Inventories consist of the following:



                                      DECEMBER 31,
                                          1996
                                     -------------
   Used vehicles .................    $1,512,753
   Parts and accessories .........        17,500
                                      ----------
                                      $1,530,253
                                      ==========

4. PROPERTY AND EQUIPMENT


     Property and equipment consists of the following:



                                                               USEFUL     DECEMBER 31,
                                                                LIVES         1996
                                                              --------   -------------
   Equipment ..............................................   5 - 7         $146,154
   Leasehold improvements .................................   31.5            69,234
                                                              ----          --------
                                                                             215,388
   Less accumulated depreciation and amortization .........                  146,208
                                                                            --------
                                                                            $ 69,180
                                                                            ========

                 STRATA HOLDING, INC. AND READY FINANCE, INC.

4. PROPERTY AND EQUIPMENT--(CONTINUED)
     Notes payable consist of the following:


     Note payable to bank:



                                                                                       DECEMBER 31,
                                                                                           1996
                                                                                      -------------
   $2,000,000 revolving line of credit due to bank, bearing interest at prime plus
    1% (9.75% at December 31, 1996), collateralized by first lien on business assets and second mortgage on real estate (owned by a stockholder), due on
    demand ........................................................................    $1,640,000

5. NOTES PAYABLE


     Notes payable to related parties:



                                                                                    DECEMBER 31,
                                                                                        1996
                                                                                   -------------
   Unsecured notes payable to stockholders with interest ranging from 6% to 12%,
    due December 31, 1996 ......................................................    $1,139,000
   Unsecured notes payable to relatives of stockholders, with interest ranging
    from 6% to 12% and due from December 31, 1996 to December 31, 1997 .........       507,625
   Unsecured notes payable to companies under common control, interest at 6%,
    due December 31, 1996 ......................................................       868,000
                                                                                    ----------
                                                                                    $2,514,625
                                                                                    ==========

     The line of credit and notes payable to related parties were paid off in July 1997 in connection with the sale of the Company's assets (see Note 10).


6. STOCKHOLDERS' EQUITY


     At December 31, 1996 the Company's stockholders' equity consisted of the following:



                                                                                         RETAINED
                                                                            COMMON       EARNINGS
                                                                             STOCK       (DEFICIT)
                                                                           --------   --------------
   Strata Holding, Inc. par value $1 per share, 7,500 shares authorized,
    1,000 shares issued and outstanding ................................    $1,000      $ (105,770)
   Ready Finance, Inc. par value $1 per share, 7,500 shares authorized,
   1,000 shares issued and outstanding .................................     1,000       2,070,722
                                                                            ------      ----------
                                                                            $2,000      $1,964,952
                                                                            ======      ==========

                 STRATA HOLDING, INC. AND READY FINANCE, INC.

7. LEASE COMMITMENTS


     The Company leases an office building and a warehouse from a stockholder. The future minimum rentals under noncancellable operating leases with this related party are as follows:


   Year ending December 31,
     1997 .................    $105,000
     1998 .................      87,000
     1999 .................      51,000
     2000 .................      22,000
                               --------
                               $265,000
                               ========

8. RELATED PARTY TRANSACTIONS


     The facilities under operating leases (Note 7) are owned by a stockholder. Total rent paid to that stockholder for those facilities amounted to $107,890 during 1996.


     The building occupied by Ready Finance, Inc. which is owned by a stockholder is being held for collateral against the line of credit (see Note
5).


     Interest expense on related party notes payable (see Note 5) was $136,689 during 1996.


9. SUPPLEMENTAL CASH FLOW INFORMATION


     Cash paid for interest approximated $444,188 during 1996.


10. SUBSEQUENT EVENT


     On June 27, 1997, the stockholders of Strata Holding, Inc. ("Strata") and Ready Finance, Inc. ("Ready") entered into an agreement to sell substantially all of the assets owned or used by Strata and Ready to Smart Choice Automotive Group, Inc. ("Smart Choice"). In addition, Smart Choice assumed certain liabilities of Strata and Ready and paid off the related party notes payable (see Note 5).


     As consideration for the assets acquired, Smart Choice paid the stockholders cash of $3.2 million, paid off the Company's line of credit of approximately $1.8 million (see Note 5), and issued to Ready a subordinated note in the amount of $3,680,089 and a secured note in the amount of $1,200,000. The notes bear interest at 9% and are payable in equal monthly installments which total $27,112 until June 1999 when the entire unpaid balances plus accrued interest are due in full. The secured note is collateralized by certain equipment and inventory.


     The transaction described above resulted in the termination of the Company's election under the Internal Revenue Code to be "S Corporations".

                             SUPPLEMENTAL MATERIAL


             INDEPENDENT AUDITORS' REPORT ON SUPPLEMENTAL MATERIAL


     Our audits of the combined financial statements included in the preceding section of this report were made for the purpose of forming an opinion on those statements taken as a whole. The supplemental material presented in the following section of this report is presented for purposes of additional analysis and is not a required part of the combined financial statements. Such information has been subjected to the auditing procedures applied in the audit of the combined financial statements and, in our opinion, is fairly stated in all material respects in relation to the combined financial statements taken as a whole.




                                        LEVINE & LEVINE


Orlando, Florida
September 7, 1997

                 STRATA HOLDING, INC., AND READY FINANCE, INC.

                            COMBINING BALANCE SHEET





                                                      STRATA            READY           COMBINING        COMBINED
DECEMBER 31, 1996                                 HOLDING, INC.     FINANCE, INC.        ENTRIES          TOTALS
----------------------------------------------   ---------------   ---------------   ---------------   ------------
ASSETS
Cash .........................................     $   20,840         $   65,160      $         --     $   86,000
Accounts receivable ..........................        171,592                 --                --        171,592
Finance receivables, net .....................             --          4,468,669                --      4,468,669
Inventory ....................................      1,530,253                 --                --      1,530,253
Property and equipment, net ..................         69,180                 --                --         69,180
Intercompany receivable ......................      1,573,000                 --        (1,573,000)            --
Other assets .................................         50,617             40,518                --         91,135
                                                   ----------         ----------      ------------     ----------
                                                   $3,415,482         $4,574,347      $ (1,573,000)    $6,416,829
                                                   ==========         ==========      ============     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable .............................     $  271,882         $       --      $         --     $  271,882
Sales tax payable ............................         23,370                 --                --         23,370
Note payable--bank ...........................      1,640,000                 --                --      1,640,000
Notes payable--related parties ...............      1,585,000            929,625                --      2,514,625
Intercompany payable .........................             --          1,573,000        (1,573,000)            --
                                                   ----------         ----------      ------------     ----------
Total liabilities ............................      3,520,252          2,502,625        (1,573,000)     4,449,877
                                                   ----------         ----------      ------------     ----------
STOCKHOLDERS' EQUITY
Common stock .................................          1,000              1,000                --          2,000
Retained earnings (deficit) ..................       (105,770)         2,070,722                --      1,964,952
                                                   ----------         ----------      ------------     ----------
Total stockholders' equity (deficit) .........       (104,770)         2,071,722                --      1,966,952
                                                   ----------         ----------      ------------     ----------
                                                   $3,415,482         $4,574,347      $ (1,573,000)    $6,416,829
                                                   ==========         ==========      ============     ==========

                 STRATA HOLDING, INC., AND READY FINANCE, INC.

                            COMBINING BALANCE SHEET





                                               STRATA            READY          COMBINING        COMBINED
YEAR ENDED DECEMBER 31, 1996               HOLDING, INC.     FINANCE, INC.       ENTRIES          TOTALS
---------------------------------------   ---------------   ---------------   -------------   -------------
Revenues:
Sales of used vehicles ................     $9,515,375         $       --      $       --     $9,515,375
Income on finance receivables .........             --          1,614,588         (88,380)     1,526,208
                                            ----------         ----------      ----------     ----------
                                             9,515,375          1,614,588         (88,380)    11,041,583
                                            ----------         ----------      ----------     ----------
Cost of Revenues:
Cost of used vehicles sold ............      6,973,535                 --              --      6,973,535
Provision for credit losses ...........        525,137            509,725         250,677      1,285,539
                                            ----------         ----------      ----------     ----------
                                             7,498,672            509,725         250,677      8,259,074
                                            ----------         ----------      ----------     ----------
Net revenues ..........................      2,016,703          1,104,863        (339,057)     2,782,509
Operating expenses ....................      1,728,265            459,112              --      2,187,377
Income from operations ................        288,438            645,751        (339,057)       595,132
Interest expense ......................        390,507            167,244        (339,057)       218,694
                                            ----------         ----------      ----------     ----------
Net income (loss) .....................     $ (102,069)        $  478,507      $       --     $  376,438
                                            ==========         ==========      ==========     ==========

                        INDEPENDENT ACCOUNTANT'S REPORT



Board of Directors
B&B Florida Enterprises, Inc.
Smart Choice Automotive Group, Inc.


     We have audited the accompanying balance sheet of B & B Florida Enterprises, Inc. (an S-Corporation) d/b/a Stuart Nissan as of December 31, 1996, and the related statements of operations, accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company?s management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of B & B Florida Enterprises, Inc. d/b/a Stuart Nissan as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $1,331,200 during the year ended December 31, 1996, and, as of that date, had a working capital deficiency of $2,925,390 and net deficit of $2,529,355. As discussed more fully in Note 9 of the financial statements, as of December 31, 1996, the Company was in default under certain covenants of its Automotive Wholesale Financing and Security Agreement with Nissan Motor Acceptance Corporation (NMAC) and other debt obligations. On December 17, 1996, the Company entered into a reinstatement agreement with NMAC which contains substantially the same restrictive covenants included in the previous agreements. If the Company defaults on any of the covenants in the reinstatement agreement, the lender may demand repayment of the loans and terminate the wholesale credit line. No such demand has been made. Subsequent to the balance sheet date, the Company has secured financing with an independent lender to permit the realization of assets and the liquidation of liabilities. Negotiations are presently under way to sell substantially all of the assets of the Company to a party related to the new lender. The Company cannot predict the outcome of what the negotiations will be. These conditions raise substantial doubt about the Company?s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                        ROSENFIELD & COMPANY, P.A.


April 10, 1997
(except for NOTE 12, as
to which the date is May 2, 1997)

                         B&B FLORIDA ENTERPRISES, INC.
                              D/B/A/STUART NISSAN

                                 BALANCE SHEET
                               DECEMBER 31, 1996


ASSETS
CURRENT ASSETS
 Cash and contracts in transit ....................................    $     94,628
 Accounts receivable--trade .......................................         162,203
 Inventories ......................................................       2,163,593
 Prepaid expenses .................................................          11,100
                                                                       ------------
   TOTAL CURRENT ASSETS ...........................................       2,431,524
PROPERTY AND EQUIPMENT--net .......................................         436,641
OTHER ASSETS ......................................................          10,300
                                                                       ------------
                                                                       $  2,878,465
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
 Line of credit ...................................................    $    400,000
 Current maturities of obligations under capital leases ...........          26,005
 Current maturities of long-term debt .............................       1,520,045
 Floor plan notes payable .........................................       1,993,815
 Due to related party .............................................         166,557
 Accounts payable--trade ..........................................         837,742
 Other payables and accrued liabilities ...........................         412,750
                                                                       ------------
   TOTAL CURRENT LIABILITIES ......................................       5,356,914
OBLIGATIONS UNDER CAPITAL LEASES, less current maturities .........          50,906
COMMITMENTS .......................................................              --
STOCKHOLDERS' DEFICIT .............................................      (2,529,355)
                                                                       ------------
                                                                       $  2,878,465
                                                                       ============

           The accompanying notes are an integral part of these financial statements.

                         B&B FLORIDA ENTERPRISES, INC.
                              D/B/A/STUART NISSAN

                            STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996


Sales .......................     $  24,473,010
Cost of sales ...............        22,294,117
                                  -------------
  GROSS MARGIN ..............         2,178,893
Other income ................           670,147
Operating expenses ..........        (3,667,704)
Other expenses ..............          (512,536)
                                  -------------
   NET LOSS .................     $  (1,331,200)
                                  =============

           The accompanying notes are an integral part of these financial statements.

                         B&B FLORIDA ENTERPRISES, INC.
                              D/B/A/STUART NISSAN

                      STATEMENT OF STOCKHOLDERS' DEFICIT
                     FOR THE YEAR ENDED DECEMBER 31, 1996



                                                            ADDITIONAL
                                               COMMON        PAID-IN        ACCUMULATED           TOTAL
                                                STOCK        CAPITAL          DEFICIT            DEFICIT
                                            ------------   -----------   -----------------   ---------------
Balance--December 31, 1995, as previously
  reported ..............................      353,750        197,154         (1,709,059)       (1,158,155)
Shareholder distributions ...............           --             --            (40,000)          (40,000)
Net loss ................................           --             --         (1,331,200)       (1,331,200)
                                               -------        -------         ----------        ----------
Balance--December 31, 1996 ..............    $ 353,750      $ 197,154      $  (3,080,259)     $ (2,529,355)
                                             =========      =========      =============      ============

           The accompanying notes are an integral part of these financial statements.

                         B&B FLORIDA ENTERPRISES, INC.
                              D/B/A/STUART NISSAN

                            STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1996


CASH FLOWS FROM OPERATING ACTIVITIES:
Cash received from customers ......................................................    $  24,711,890
Cash paid to suppliers and employees ..............................................      (24,783,160)
Other cash receipts ...............................................................          853,036
Interest paid .....................................................................         (389,000)
                                                                                       -------------
  NET CASH PROVIDED BY OPERATING ACTIVITIES .......................................          392,766
                                                                                       -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment ................................................         (231,103)
                                                                                       -------------
  NET CASH USED IN INVESTING ACTIVITIES ...........................................         (231,103)
                                                                                       -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Cash overdraft ....................................................................         (461,953)
Principal payments on obligations under capital leases ............................          (19,918)
Principal payments on debt ........................................................          (24,581)
Proceeds from borrowings under line of credit agreement ...........................          400,000
Distributions to stockholder ......................................................          (40,000)
Net payments to related parties ...................................................         (139,976)
                                                                                       -------------
  NET CASH USED IN FINANCING ACTIVITIES ...........................................         (286,428)
                                                                                       -------------
NET DECREASE IN CASH AND CONTRACTS IN TRANSIT .....................................         (124,765)
CASH AND CONTRACTS IN TRANSIT AT BEGINNING OF YEAR ................................          219,393
CASH AND CONTRACTS IN TRANSIT AT END OF YEAR ......................................    $      94,628
                                                                                       =============
RECONCILIATION OF NET LOSS TO NET CASH PROVIDED BY
OPERATING ACTIVITIES:
Net loss ..........................................................................    $  (1,331,200)
Adjustments to reconcile net loss to net cash provided by operating activities: ...
 Depreciation and amortization ....................................................          109,465
 New and used car writedowns ......................................................          131,823
 Decrease in accounts receivable ..................................................          238,880
 Decrease in inventories ..........................................................        1,714,537
 Decrease in prepaid expenses .....................................................           70,889
 Decrease in customer deposits ....................................................           10,000
 Decrease in floor plan notes payable .............................................       (1,301,795)
 Increase in accounts payable and accrued liabilities .............................          750,167
                                                                                       -------------
   NET CASH PROVIDED BY OPERATING ACTIVITIES ......................................    $     392,766
                                                                                       =============
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
ACTIVITIES:
Purchase of equipment with proceeds of capital lease obligation ...................    $      45,262
                                                                                       =============

           The accompanying notes are an integral part of these financial statements.

                         B&B FLORIDA ENTERPRISES, INC.
                              D/B/A/STUART NISSAN

                         NOTES TO FINANCIAL STATEMENT
                     FOR THE YEAR ENDED DECEMBER 31, 1996


NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


  A)      BUSINESS OPERATIONS
          The principal business activity of B&B Florida Enterprises, Inc. d/b/a Stuart Nissan
          (Company) is the retail sales of new Nissan automobiles obtained through an exclusive dealer agreement with the distributor. In addition, the Company retails and wholesales replacement parts and used automobiles and provides vehicle servicing.
          The Company's operations are based in Stuart, Florida.
  B)      MAJOR SUPPLIER
          The Company purchases substantially all of is new vehicles and parts inventory from
          Nissan Motor Corporation of America at the prevailing prices charged by the automobile distributors to all franchised dealers.
  C)      INVENTORIES
          New and demonstrator vehicles, parts and accessories, and miscellaneous inventory are stated at cost, determined on the first-in, first-out basis (FIFO), which is not in excess of market.
          Used vehicles are stated at the lower of cost or market, on a specific unit basis.
  D)      PROPERTY AND EQUIPMENT
          Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets, and the term of the lease for the asset under the capital lease. Useful lives for purposes of computing depreciation are:
           Equipment, furniture, and fixtures - 5 and 7 years
           Leasehold improvements - economic life or life of lease, whichever is shorter
  E)      ACCOUNTS RECEIVABLE
          Management has established a reserve for those receivables deemed to be uncollectible.
  F)      REVENUE RECOGNITION OF FINANCE AND INSURANCE INCOME
          The Company includes income from finance and insurance commissions in other income and recognizes an allowance for future finance and insurance chargebacks based on past operating history. Prior to December 31, 1995, the Company's financial statements did not reflect a reserve for chargebacks. The retained earnings balance has been restated to properly reflect the reserve for future finance and insurance chargebacks in the amount of $52,000.
  G )     INCOME TAXES
          The Company and its stockholders have elected to be treated as a "Small Business
          Corporation" for income tax purposes under Subchapter "S" of the Internal Revenue
          Code. In accordance with the provisions of such election, the Company's income and losses pass through to its stockholders; accordingly, no provision for income taxes has been made.

                         B&B FLORIDA ENTERPRISES, INC.
                              D/B/A/STUART NISSAN

                         NOTES TO FINANCIAL STATEMENT
               FOR THE YEAR ENDED DECEMBER 31, 1996--(CONTINUED)


NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  H)     STATEMENT OF CASH FLOWS
         For purposes of the statement of cash flows, the Company considers contracts in transit to be cash equivalents. Additionally, the net change in floor plan financing of inventory obtained through a captive finance company of Nissan Motor Corporation, which is a customary financing technique in the industry, is reflected as an operating activity.
  I)     MANAGEMENT ESTIMATES
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at December 31, 1996 and revenues and expenses during the year then ended. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term are described in NOTES 1E and 1F.

NOTE 2  RELATED PARTY TRANSACTIONS


     The Company shares common ownership and/or management and in certain instances engages in transactions with its stockholder and with TAD Partnership, Inc. The transactions reflected at December 31, 1996 include the leasing of the dealership facility.


     A summary of transactions with related parties is as follows:


   Due to TAD Partnership, Inc. .........    $ 166,557
   Rent expense .........................    $ 223,200

     TAD Partnership, Inc. advanced funds to the Company for working capital purposes. These obligations are non-interest bearing and are repaid by the Company as funds become available.


NOTE 3 ACCOUNTS RECEIVABLE


   Trade ........................................     $  68,791
   Due from manufacturer ........................        74,481
   Due from finance companies ...................        43,931
                                                      ---------
                                                        187,203
   Less allowance for doubtful accounts .........       (25,000)
                                                      ---------
                                                      $ 162,203
                                                      =========

NOTE 4 INVENTORIES


   New vehicles and demonstrators ...................    $ 1,313,295
   Used vehicles ....................................        557,706
   Parts, accessories and other inventories .........        292,592
                                                         -----------
                                                         $ 2,163,593
                                                         ===========

                         B&B FLORIDA ENTERPRISES, INC.
                              D/B/A/STUART NISSAN

                         NOTES TO FINANCIAL STATEMENT
               FOR THE YEAR ENDED DECEMBER 31, 1996--(CONTINUED)
NOTE 5 PROPERTY AND EQUIPMENT


   Furniture and fixtures .......................................................    $ 338,763
   Machinery and shop equipment .................................................      209,081
   Equipment under a capital lease ..............................................      120,459
   Signs ........................................................................        8,444
   Leasehold improvements .......................................................       12,054
                                                                                     ---------
                                                                                       688,801
   Less accumulated depreciation and amortization, including $49,146 on equipment
    under a capital lease .......................................................      252,160
                                                                                     ---------
                                                                                     $ 436,641
                                                                                     =========

     Depreciation expense for the year ending December 31, 1996 was $109,465, including the amortization of the capital lease of $20,320.


NOTE 6 LINE OF CREDIT


     The Company has a line of credit with a subsidiary of the entity which has entered into an agreement to purchase substantially all of the Company?s assets (NOTE 12) bearing interest at the floating prime rate of interest offered by Citibank, N.A. The line is secured by the common stock of the Company.


NOTE 7 FLOOR PLAN NOTES PAYABLE


     Floor plan notes payable on new, used and demonstrator vehicles, bearing interest at the finance company's prime rate plus 1.75% (10% at December 31, 1996). The notes are collateralized by substantially all new, used and demonstrator vehicles, the related proceeds from the sales, and all other assets of the Company. The notes are due when the vehicles are sold and are guaranteed by the stockholder. The maximum credit available under the financing arrangement is $4,400,000 for new vehicles including $200,000 for demonstrator vehicles and $2,500,000 for used vehicles.


     Total interest expense on all indebtedness was approximately $389,000 for the year ended December 31, 1996.


     The Company is out of trust $200,700 as of December 31, 1996 on new and used vehicles.


NOTE 8 OTHER PAYABLES AND ACCRUED LIABILITIES


   Interest .....................................................    $ 223,849
   Reserve for future finance and insurance chargebacks .........       52,000
   Sales and other taxes ........................................       58,800
   Payroll and payroll taxes ....................................       31,126
   Customer deposits ............................................       27,194
   Other accrued liabilities ....................................        9,781
                                                                     ---------
                                                                     $ 412,750
                                                                     =========

                         B&B FLORIDA ENTERPRISES, INC.
                              D/B/A/STUART NISSAN

                         NOTES TO FINANCIAL STATEMENT
               FOR THE YEAR ENDED DECEMBER 31, 1996--(CONTINUED)
NOTE 9 LONG TERM DEBT


   Note payable--manufacturer (A) .........    $ 1,040,000
   Note payable--manufacturer (B) .........        235,045
   Note payable--individuals (C) ..........        245,000
                                               -----------
                                               $ 1,520,045
                                               ===========


   (A)        Note payable to manufacturer, payable in monthly principal installments of $20,000 plus interest of prime plus 1.75% (10% at December 31, 1996), through October 15,
              2000, collateralized by inventory, property and equipment, and accounts receivable.
              The note contains various covenants and restrictions with respect to (1) legal requirements, (2) protection, repair, and replacement of property, (3) taxes, (4)
              insurance, (5) financial and other statements, and (6) litigation.
              As of December 31, 1996, the Company was in default of its payment obligations to the manufacturer. See NOTE 9(B).
   (B)        Note payable to manufacturer, payable in monthly principal installments of $4,274 plus interest of prime plus 1.75% (10% at December 31, 1996), through January 15,
              2001, collateralized by property and equipment with a combined carrying value of
              $ 214,000.
              As of December 31, 1996, the Company was in default of its payment obligations to the manufacturer.
              On December 17, 1996, the Company entered into a reinstatement agreement with the manufacturer, which contains substantially the same restrictive covenants included in the previous agreements. If the Company defaults on any of the covenants in the reinstatement agreement, the lender may demand repayment of the loans and terminate the wholesale credit line. As of the report date, no such demand has been made.
   (C)        Note payable to a previous shareholder and his wife. The original note payable provided monthly interest installments of $2,042 at 10% through December 20, 1998 with a balloon payment of unpaid principal and accrued interest due on that date. The note is unsecured.
              As of December 31, 1996, the Company was in default of its payment obligations. On
              December 4, 1996, the Company entered into a forbearance agreement with the individuals. Under the agreement, the individuals will waive certain outstanding defaults (including unpaid accrued interest through December 20, 1996) and certain remedies as well as modify the payment terms of the note.
              The new terms under the forbearance agreement provide for monthly interest payments of $2,144 at 10% commencing January 20, 1997. The principal balance and any unpaid accrued interest are due and payable on December 20, 1998.

     Due to the Company's default of its payment obligations, all of the above notes payable have been classified as current.

                         B&B FLORIDA ENTERPRISES, INC.
                              D/B/A/STUART NISSAN

                         NOTES TO FINANCIAL STATEMENT
               FOR THE YEAR ENDED DECEMBER 31, 1996--(CONTINUED)
NOTE 10 COMMITMENTS


CAPITAL LEASES


     The Company leases its computer equipment from a third party under six capitalized lease agreements, which expire between 1998 and 2001. The following is a schedule, by years, of future minimum lease payments:


YEARS ENDING DECEMBER 31,
----------------------------------------------
   1997 ......................................    $ 31,428
   1998 ......................................      31,190
   1999 ......................................      11,275
   2000 ......................................       9,798
   2001 ......................................       4,082
                                                  --------
   Total minimum lease payments ..............      87,773
   Less amount representing interest .........      10,862
                                                  --------
                                                    76,911
   Less current maturities ...................      26,005
                                                  --------
                                                  $ 50,906
                                                  ========

OPERATING LEASES


     The Company leases its dealership facilities from a related party under two operating leases expiring in June, 2000 and April, 2001, which calls for monthly payments of approximately $24,000 plus sales tax. The lease requires the Company to pay all maintenance, insurance and taxes on the related property.


     In addition, the Company leases office equipment under operating leases, under 36 to 51 month leases expiring between March 1998 and March 2003. Annual rent on this equipment is $4,908.

                         B&B FLORIDA ENTERPRISES, INC.
                              D/B/A/STUART NISSAN

                         NOTES TO FINANCIAL STATEMENT
               FOR THE YEAR ENDED DECEMBER 31, 1996--(CONTINUED)


NOTE 10 COMMITMENTS--(CONTINUED)
     The following is a schedule by years, of aggregate future minimum lease payments required under the operating leases:


YEARS ENDING DECEMBER 31,
---------------------------
   1997 ...................    $   291,948
   1998 ...................        291,165
   1999 ...................        289,818
   2000 ...................        181,632
   2001 ...................         55,632
   Thereafter .............          2,040
                               -----------
                               $ 1,112,235
                               ===========

     Rent expense for all operating leases was $298,856 (including related sales tax on the monthly payments) for the year ended December 31, 1996.


NOTE 11  STOCKHOLDER'S DEFICIT


     The number of shares authorized, issued and outstanding at December 31, 1996 are as follows:


   Number of shares authorized .....................     7,500
   Number of shares issued and outstanding .........     7,075
   Par value per share .............................    $   50

NOTE 12 SUBSEQUENT EVENT


     On May 6, 1997, the Company signed a stock purchase agreement with an independent third party to transfer 100 percent of the Company's outstanding capital stock, including all stock options, warrants and similar equity based rights of the Company, in exchange for 76,546 shares of the common capital stock of the aforementioned third party.

================================================================================
  NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THIS OFFERING, AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS AT ANY TIME NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN CONTAINED IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.
                          --------------------------
                               TABLE OF CONTENTS

                                                       PAGE
                                                     --------
Prospectus Summary .................................     3
Risk Factors .......................................    11
Use of Proceeds ....................................    21
Dividend Policy ....................................    21
Price Range of Common Stock ........................    22
Capitalization .....................................    23
Dilution ...........................................    24
Selected Consolidated
   Financial Information ...........................    25
Management's Discussion and Analysis
   of Financial Condition
   and Results of Operations .......................    28
Business ...........................................    40
Management .........................................    51
Security Ownership of Certain Beneficial
   Owners and Management ...........................    57
Certain Relationships and Related Transactions......    58
Description of Capital Stock .......................    60
Shares Eligible for Future Sale ....................    64
Underwriting .......................................    65
Legal Matters ......................................    66
Experts ............................................    66
Additional Information .............................    67
Index to Financial Statements ......................    F-1

                          --------------------------
       UNTIL      , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON
STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
================================================================================

================================================================================
                                5,000,000 SHARES

                                  SMART CHOICE
                             AUTOMOTIVE GROUP, INC.

                                 COMMON STOCK

                      -----------------------------------
                                   PROSPECTUS
                      -----------------------------------

                                 STEPHENS INC.

                         CRUTTENDEN ROTH INCORPORATED

                       SOUTHEAST RESEARCH PARTNERS, LTD.

                                       , 1998
================================================================================

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     The following table sets forth the estimated expenses payable by the Registrant in connection with the filing of this Registration Statement. All of such expenses, other than the filing fees for the Commission and the NASD, are estimates.



Securities and Exchange Commission Filing Fee ..........    $  9,483
NASD Filing Fee ........................................    $  3,715
NASDAQ National Market Listing Fee .....................    $       *
Printing and Engraving Expenses ........................    $       *
Legal Fees and Expenses ................................    $       *
Accounting Fees and Expenses ...........................    $       *
Blue Sky Fees and Expenses .............................    $       *
Transfer Agent and Registrar Fees and Expenses .........    $       *
                                                            ---------
  Total ................................................    $500,000
                                                            ========

----------------
* To be filed by Amendment


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS


     The Company has authority under the FBCA Act to indemnify its directors and officers to the extent provided in such statute. The Company's Bylaws provide for indemnification of its executive officers, directors, agents and employees to the fullest extent permitted by Florida law. The Company also entered into agreements with its directors and certain of its officers wherein it agreed to indemnify each of them to the fullest extent permitted by law. In general, Florida law permits a Florida corporation to indemnify its directors, officers, employees and agents, and persons serving at the corporation's request in such capacities for another enterprise, for such liabilities arising from conduct that such persons reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.


     The provisions of the FBCA that authorize indemnification do not eliminate the duty of care of a director, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law unless the director had reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or a conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws or state or Federal environmental laws.


ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES


     All transactions listed below involved the issuance of shares of Common Stock and other securities of the Company prior to the commencement of the offering of shares of Common Stock described in the foregoing Prospectus. Unless otherwise indicated, all securities were issued by the Company in reliance upon Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving a public offering. All securities were acquired by the recipients thereof for investment and with no view toward the resale or distribution thereof. In each instance, offers and sales were made to a limited number of investors, each purchaser was an accredited investor or, either alone or with a purchaser representative, a financially sophisticated investor, the offers and sales were made without any public solicitation, the certificates bear restrictive legends and appropriate stop transfer instructions have been given to the transfer agent. No underwriter was involved in the transactions, and no commissions were paid.


     In June 1998, the Company issued to certain institutional investors 350 shares of Series D Stock for $10,000 per share for an aggregate of $3,500,000.


     In June 1998, the Company issued to a private investment group 24.98 shares of Series C Stock for $10,000 per share for an aggregate of $249,800.


     In June 1998, the Company issued 285,714 shares of Common Stock to David Bumgardner in connection with the Company's acquisition of 225 North Military Corp. d/b/a Miracle Mile Motors and Palm Beach Mortgage and Finance Company.


     In May 1998, 80,000 shares of Common Stock were issued to certain investors upon exercise of options granted by the Company in 1995.


     In May 1998, the Company issued to a private investment group 220 shares of the Company's Series B Stock for $10,000 per share for an aggregate of $2,200,000.


     In April 1998, 14,094 shares of Common Stock were issued by the Company upon the exercise of options granted to a former employee and as additional compensation and repayment of expenses to a current employee.


     On various dates during the three months ended March 31, 1998, the Company issued Common Stock to holders of the Company's Series A Stock on conversion of Series A Stock. The Company had issued the Series A Stock in 1997 to institutional investors. The Series A Stock was converted into Common Stock at a conversion price that was based on the market price of the Common Stock at the time of conversion. A total of 1,265,825 shares of Common Stock were issued in the first quarter of 1998 on conversion of the Series A Stock.


     On various dates during the three months ended March 31, 1998, the Company issued Common Stock to holders of preferred stock of a subsidiary of the Company (the "Subsidiary Preferred Stock") in exchange for the Subsidiary Preferred Stock. The holders of the Subsidiary Preferred Stock had purchased the Subsidiary Preferred Stock in a private placement in 1996. The exchange ratio for the exchange of Common Stock for the Subsidiary Preferred Stock was
2.7 shares of Common Stock for each share of Subsidiary Common Stock, which was determined based on the market price of the Common Stock for the period January 21, 1998 through January 30, 1998. A total of 648,000 shares of Common Stock were issued in the first quarter of 1998 on conversion of the Subsidiary Preferred Stock.


     On various dates during the three months ended March 31, 1998, the Company issued Common Stock to holders of the Company's 12% convertible notes due April 15, 1998 (the "Notes") on conversion of the Notes. The Company had issued the Notes in 1997 to institutional and individual accredited investors. The Notes were converted into Common Stock at a conversion price that was based on the market price of the Common Stock at the time of the conversion.


     On December 31, 1997, the Company issued 5,500 shares of Common Stock to Greenberg Traurig, a law firm, in consideration of prior legal services rendered to the Company.


     On December 30, 1997, the Company issued to four individual investors a total of 442,514 shares of Common Stock in consideration of cancellation of debt owed by the Company in the aggregate amount of $1,770,055.


     On December 29, 1997, the Company issued 600 shares of Common Stock to Richard Bogani on exercise of a warrant to purchase Common Stock for $3.00 per share held by him.

     On December 16, 1997, the Company issued 7,008 shares of Common Stock to Robert Eckler on the exercise of a stock option held by him for $2.50 per share.


     On December 10, 1997, the Company issued to certain investors represented by Promethean Investment Group, L.L.C., 100 units of the Series A Stock and associated warrants for net proceeds of $1,000,000. Each unit consists of one share of Series A Stock and one warrant to acquire 300 shares of common stock for each preferred share purchased at a price equal to $5.23 per share.


     On November 19, 1997, the Company issued warrants to purchase Common Stock for $3.00 per share to certain investors holding debentures issued by a subsidiary of the Company on maturity of such debentures, pursuant to a contractual requirement under such debentures. The total number of shares covered by the warrants issued on November 19, 1997 is 30,720 shares. On December 31, 1997, the Company issued warrants to purchase 2,400 shares of Common Stock for $3.00 per share to an investor holding debentures issued by a subsidiary of the Company on maturity of such debentures, pursuant to a contractual requirement under such debentures.


     From October 29, 1997 to November 14, 1997, the Company issued options to purchase a total of 86,000 shares of Common Stock to five key employees of the Company. The exercise price of these options ranged from $5.63 per share to $5.88 per share. On December 31, 1997, the Company issued options to purchase 100 shares each of Common Stock to 417 employees for an aggregate of 41,700 shares. All of these options are exercisable at a price equal to $4.00 per share.


     On September 30, 1997, the Company completed an offering of 300 units of Series A Stock and warrants at $10,000 per unit. Proceeds from the offering, net of offering costs, were approximately $2,965,000. Each unit consists of one share of Series A Stock and one warrant to acquire 300 shares of common stock for each preferred share purchased at a price equal to $8.10 per share.


     In September 1997, the Company issued 11,429 shares of the Company's Common Stock to Greenberg Traurig, in consideration of prior legal services rendered to the Company.


     In September 1997, the Company issued 52,500 warrants to institutional purchasers to purchase Common Stock of the Company in connection with the issuance of convertible debt. The warrants are exercisable at $7.00 per share through August 29, 2002.


     On September 9, 1997, the Company issued 1,000 shares of Common Stock to Pepper O'Donnell & Co. In consideration of public relations services previously provided to the Company.


     In August 1997, the Company closed on the acquisition of the assets of Jack Winters Enterprises, Inc., a new car dealership, and in connection therewith issued 18,322 shares of Common Stock to the seller as partial consideration for the assets.


     In August 1997, the Company closed on the acquisition of Stuart Nissan, a new car dealership, and issued to the sellers 86,546 shares of Common Stock as partial consideration for the acquisition.


     On June 30, 1997, in connection with the acquisition of substantially all of the assets of Roman Fedo, Inc. and Roman Fedo Finance, Inc., the Company issued to the sellers 225,000 shares of the Common Stock as partial consideration for the acquisition.


     On April 17, 1997, the Company issued to non-employee directors of the Company non-transferrable options to acquire in the aggregate 62,500 shares of the Company's Common Stock. The options are exercisable at $5.50 per share and expire April 16, 2002.


     In October 1996, Eckler's, the predecessor company prior to the January 1997 acquisition by Smart Choice Holdings, Inc., issued a stock option to each of its four directors for 10,000 shares of Class A Common Stock of Eckler's. The options had an exercise price of $3.00 per share ($3.30 per share for Ralph
H. Eckler, a member of the Board and a 10% beneficial owner).

     In July 1996, Eckler's issued stock options as follows: (i) incentive stock options to certain officers of Eckler's under its Combined Qualified and Non-Qualified Stock Option Plan for an aggregate of 25,000 shares of Class A Common Stock of Eckler's (the "Class A Common Stock"), which options expire in July 2001 and were first exercisable in January 1997 at exercise prices ranging from $3.00 to $3.30 per share; (ii) non-qualified stock options for a total of 20,000 shares of its Class A Common Stock to two independent directors of Eckler's, which options expire in July 2001 and were first exercisable in January 1997 at an exercise price of $3.00 per share; and (iii) a non-qualified stock option to Ralph H. Eckler for 200,000 shares of Class A Common Stock which expires in 2001 and became exercisable in August 1996.


     Effective March 31, 1996, Eckler's issued to Randolph Fields, Esq., for legal services, a nonredeemable stock purchase warrant for 20,000 shares of Class A Common Stock, exercisable at $4.20 per share for a term of five years commencing March 31, 1996 and expiring March 31, 2001.


     Effective November 15, 1995, Eckler's issued a Unit Purchase Option to Argent Securities, Inc., Eckler's underwriter of its initial public offering. The Unit Purchase Option entitles Argent to acquire 84,000 units, each unit consisting of one share of Class A Common Stock and one nonredeemable Class A Common Stock purchase warrant. The Unit Purchase Option is exercisable for a period of four years commencing November 15, 1996 at $6.00 per unit, and the underlying warrants are exercisable for four years commencing November 15, 1996 at $6.50 per share.


     Effective November 15, 1995, Eckler's issued 102,500 shares of Class A Common Stock and warrants for 102,500 shares of Class A Common Stock to seven individuals, five of whom were executive officers of Eckler's, in cancellation of $205,000 of promissory notes. Each warrant is exercisable for four years commencing on November 9, 1996 for one share of Class A Common Stock at $6.00 per share.


     In August 1995, Eckler's granted stock options pursuant to its stock option plans to certain Eckler's executive officers in consideration for their service to Eckler's. The options are for an aggregate of 135,000 shares of Eckler's Class A Common Stock at a per share exercise price of $2.50. The term of the options are for 5 years, however, they may not be exercised for 2 years from the date of grant.


ITEM 16. EXHIBITS


     (a) Exhibit Index


 EXHIBIT
   NO.               EXHIBIT DESCRIPTION              FILED HEREWITH OR INCORPORATED BY REFERENCE TO:
--------   --------------------------------------   ---------------------------------------------------
   1       Form of Underwriting Agreement           To be filed by amendment.
  3.1      Amended and Restated Articles of         Exhibit 3.1 to Form SB-2 Registration Statement,
           Incorporation of Smart Choice            filed on September 1, 1995, File No. 33-96520-A.
           Automotive Group, Inc. (the
           "Company")
3.1.1      Articles of Amendment to Articles of     Exhibit 3.2 to Form 10-Q filed on May 20, 1997
           Incorporation of SMCH
  3.2      Amended and Restated Bylaws of the       Exhibit 3.2 to Form SB-2 Registration Statement,
           Company                                  filed on September 1, 1995, File No. 33-96520-A.
3.2.1      Amendment No. 1 to Amended and           Exhibit 3.2.1 to Amendment No. 2 to Form SB-2
           Restated Bylaws                          Registration Statement, filed on November 6, 1995,
                                                    File No. 33-96520-A.
3.2.2      Second Articles of Amendment to          Exhibit 3.1 to Form 8-K filed on October 9, 1997.
           Articles of Incorporation
3.2.3      Third Articles of Amendment to           Exhibit 3.1 to Form 10-Q filed on May 15, 1998.
           Articles of Incorporation

  EXHIBIT
    NO.                 EXHIBIT DESCRIPTION                FILED HEREWITH OR INCORPORATED BY REFERENCE TO:
----------   ----------------------------------------   ----------------------------------------------------
 3.2.4       Fourth Articles of Amendment to            Filed herewith.
             Articles of Incorporation
 3.2.5       Fifth Articles of Amendment to             Filed herewith.
             Articles of Incorporation
   4.1       Specimen Common Stock Certificate          Exhibit 4.1 to Form 8-A Registration Statement,
                                                        filed on April 16, 1997.
   4.2       Specimen of Warrant Certificate            Exhibit 4.2 to Form 8-A Registration Statement,
                                                        filed on April 16, 1997.
   4.3       Warrant Agreement between the              Exhibit 4.5 to Amendment No. 2 to Form SB-2
             Company and American Stock                 Registration Statement, filed on November 6, 1995,
             Transfer & Trust Company, as Warrant       File No. 33-96520-A.
             Agent, dated November 9, 1995
 4.3.1       Form of Amendment to Warrant               Exhibit 4.4 to Form 8-A Registration Statement,
             Agreement                                  filed on April 16, 1997.
   5.1       Opinion of Morgan, Lewis & Bockius         To be filed by amendment.
             LLP
  10.1       Eckler Industries, Inc. Retirement and     Exhibit 10.4.1 to Form SB-2 Registration
             Savings Plan and Trust Agreement, as       Statement, filed on September 1, 1995, File
             Amended and Restated on September          No. 33-96520-A.
             14, 1992
10.1.1       1998 Executive Incentive                   Exhibit A to Proxy Statement filed on June 9, 1998.
             Compensation Plan
  10.2       Amendment No. 1 to Eckler                  Exhibit 10.4.2 to Form SB-2 Registration Statement
             Industries, Inc. Retirement and            filed on September 1, 1995, File No. 33-96520-A.
             Savings Plan Trust Agreement Dated
             March 28, 1994.
  10.3       Eckler Industries, Inc. Non-qualified      Exhibit 10.6 to Form SB-2 Registration Statement,
             Stock Option Plan                          filed on September 1, 1995, File No. 33-96520-A.
  10.4       Eckler Industries, Inc. 1995 Combined      Exhibit 10.7 to Form SB-2 Registration Statement,
             Qualified and Non-Qualified Employee       filed on September 1, 1995, File No. 33-96520-A.
             Stock Option Plan
  10.5       Registration Rights Agreement by and       Exhibit 10.15 to Amendment No. 1 to Form SB-2
             among the Company and each of the          Registration Statement, filed on October 13, 1995,
             Purchasers referred to in Schedule 1       File No. 33-96520-A.
             thereto, dated September 20, 1995.
  10.6       Unit Purchase Option Agreement             Exhibit 1.2 to Amendment No. 2 to Form SB-2
             between the Company and Argent             Registration Statement, filed on November 6, 1995,
             Securities, Inc. and Certificate dated     File No. 33-96520-A.
             September 20, 1995.
  10.7       Loan Agreement between the                 Exhibit 10.19 to Post-Effective Amendment No. 2
             Company and Barnett Bank, N.A.             to Form SB-2 Registration Statement, filed on
             dated September 30, 1996.                  November 14, 1996, File No. 33-96520-A.
  10.8       Mortgage and Security Agreement            Exhibit 10.20 to Post-Effective Amendment No. 2
             between the Company and Barnett            to Form SB-2 Registration Statement, filed on
             Bank, N.A. dated September 30, 1996.       November 14, 1996, File No. 33-96520-A.
  10.9       Promissory Note in the amount of           Exhibit 10.21 to Post-Effective Amendment No. 2
             $2,400,000 from the Company in favor       to Form SB-2 Registration Statement, filed on
             of Barnett Bank, N.A. dated                November 14, 1996, File No. 33-96520-A.
             September 30, 1996.

   EXHIBIT
     NO.                 EXHIBIT DESCRIPTION                FILED HEREWITH OR INCORPORATED BY REFERENCE TO:
------------   ---------------------------------------   -----------------------------------------------------
   10.10       Assignment of Loan Documents dated        Exhibit 10.10 to Form 10-K, filed on April 14, 1998.
               November 4, 1997 between Barnett
               Bank, N.A. and The Huntington
               National Bank ("Huntington").
   10.11       Modification of Mortgage Deed and         Exhibit 10.11 to Form 10-K, filed on April 14, 1998.
               Security Agreement dated
               November 3, 1997 between the
               Company and Huntington.
   10.12       Future Advance Promissory Note            Exhibit 10.12 to Form 10-K, filed on April 14, 1998.
               dated December 30, 1997, principal
               amount $260,000, the Company make,
               Huntington, payee.
   10.13       Modification of Mortgage and              Exhibit 10.13 to Form 10-K, filed on April 14, 1998.
               Mortgage Note and Extension
               Agreement dated December 30, 1997
               between the Company and
               Huntington.
   10.14       Merger Agreement between Smart            Exhibit 10.1 to Form 8-K filed on February 12,
               Choice Holdings, Inc. ("SCHI"), the       1997.
               Company, Thomas E. Conlan and
               Gerald C. Parker dated December 30,
               1997.
   10.15       First Amended and Restated Loan and       Exhibit 4.1 to Form 10-Q filed on May 20, 1997.
               Security Agreement between Florida
               Finance Group, Inc. ("FFG") and
               Finova Capital Corporation
               ("Finova"), dated February 4, 1997.
   10.16       Warrant to Purchase Common Stock          Exhibit 4.2 to Form 10-Q filed on May 20, 1997.
               of the Company between the
               Company and Finova, dated
               January 13, 1997.
   10.17       Promissory Note by Eckler Industries,     Exhibit 10.1 to Form 8-K filed on March 5, 1998.
               inc. in favor of Stephens Inc.
10.17.1        Amendment to Guaranty Agreement           Exhibit 10.4 to Form 8-K filed on March 5, 1998.
               between Registrant and Stephens Inc.
10.17.2        Amendment to Pledge and Security          Exhibit 10.5 to Form 8-K filed on March 5, 1998.
               Agreement between Registrant and
               Stephens Inc.
   10.18       Promissory note, dated February 24,       Exhibit 10.9 to Form 8-K filed on March 5, 1998.
               1998, First Choice Auto Finance, Inc.,
               maker, and Manheim Automotive
               Financial Services, Inc., payee.
10.18.1        Guaranty, dated March 21, 1997 from       Exhibit 10.10 to Form 8-K filed on March 5, 1998.
               the Registrant in favor of Manheim
               Automotive Financial Services, Inc.
   10.19       Guaranty to Finova from the               Exhibit 4.5 to Form 10-Q filed on May 20, 1997.
               Company dated January 13, 1997.

   EXHIBIT
     NO.                 EXHIBIT DESCRIPTION                FILED HEREWITH OR INCORPORATED BY REFERENCE TO:
------------   ---------------------------------------   -----------------------------------------------------
   10.20       Eighth Amended and Restated               Exhibit 10.20 to Form 10-K, filed on April 14, 1998.
               Promissory Note dated March 27,
               1998, between FFG, maker, and
               Finova.
10.20.1        Ninth Amended and Restated                Exhibit 10.1 to Form 10-Q, filed on May 15, 1998.
               Promissory Note dated March 27,
               1998, between FFG, maker, and
               Finova.
   10.21       Fourth Amended and Restated               Exhibit 10.21 to Form 10-K, filed on April 14, 1998.
               Schedule to Amended and Restated
               Loan and Security Agreement, FFG,
               borrower, Finova, lender, dated
               March 27, 1998.
10.21.1        Fifth Amended and Restated Schedule       Exhibit 10.2 to Form 10-Q, filed on May 15, 1998.
               to Amended and Restated Loan and
               Security Agreement, FFG, borrower,
               Finova, lender.
   10.22       Stock Purchase Agreement dated            Exhibit 10.1 to Form 10-Q, filed on May 20, 1997.
               January 28, 1997 between SCHI and
               Gary R. Smith.
   10.23       Promissory Note dated January 28,         Exhibit 10.2 to Form 10-Q filed on May 20, 1997.
               1997, First Choice Auto Finance, Inc.
               ("FCAF"), maker, Gary Smith, payee,
               in the principal amount of $1,031,008.
   10.24       Lease dated April 5, 1997 between         Exhibit 10.24 to Form 10-K, filed on April 14, 1998.
               Gary R. Smith and Team Automobile
               Sales and Finance, Inc.
   10.25       Promissory Note Modification              Exhibit 10.25 to Form 10-K, filed on April 14, 1998.
               Agreement, dated December 15, 1997
               between FCAF and Gary R. Smith.
   10.26       Asset Purchase Agreement dated            Exhibit 10.3 to Form 10-Q, filed on May 20, 1997.
               January 28, 1997 between FCAF and
               Gary R. Smith.
   10.27       Asset Purchase Agreement among            Exhibit 10.17 to Form 8-K, filed on February 26,
               FCAF, Palm Beach Finance and              1997.
               Mortgage Company ("PBF"), Two
               Two Five North Military Corp.
               ("225"), and David Bumgardner, and
               Amendment thereto.
   10.28       Loan and Security Agreement between       Exhibit 10.18 to Form 8-K, filed on February 26,
               225 and FCAF dated February 14,
               1997.
   10.29       9% Secured Convertible Note of            Exhibit 10.20 to Form 8-K, filed on February 26,
               FCAF to 225 and PBF.                      1997.
   10.30       9% Convertible Debenture of SCHI to       Exhibit 10.21 to Form 8-K, filed on February 26,
               PBF.                                      1997.
   10.31       Lease between David Bumgardner as         Exhibit 10.22 to Form 8-K, filed on February 26,
               Lessor and FCAF, Lessee, dated            1997.
               February 13, 1997.

  EXHIBIT
    NO.                EXHIBIT DESCRIPTION                FILED HEREWITH OR INCORPORATED BY REFERENCE TO:
----------   ---------------------------------------   -----------------------------------------------------
10.32        Indemnification Agreement in favor of     Exhibit 10.23 to Form 8-K, filed on February 26,
             PBF and 225 by FCAF, dated                1997.
             February 14, 1997.
10.33        Executive Employment Agreement            Exhibit 10.15 to Form 10-Q, filed on May 20, 1997.
             between the Company and Gary R.
             Smith.
10.34        Executive Employment Agreement            Exhibit 10.16 to Form 10-Q, filed on May 20, 1997.
             between the Company and Robert J.
             Abrahams.
10.35        Executive Employment Agreement            Exhibit 10.35 to Form 10-K, filed on April 14, 1998.
             dated April 11, 1997 between the
             Company and Joseph A. Alvarez.
10.36        Executive Employment Agreement            Exhibit 10.36 to Form 10-K, filed on April 14, 1998.
             dated April 24, 1997 between the
             Company and Ronald Anderson.
10.37        Non Qualified Stock Option                Exhibit 10.37 to Form 10-K, filed on April 14, 1998.
             Agreement dated March 5, 1997
             among the Smart Choice Holdings
             Management Trusts (the "Management
             Trusts"), Eckler Industries, Inc., and
             Robert J. Abrahams.
10.38        Non Qualified Stock Option                Exhibit 10.38 to Form 10-K, filed on April 14, 1998.
             Agreement dated March 5, 1997
             among the Management Trusts, Eckler
             Industries, Inc., and Robert J.
             Abrahams.
10.39        Non Qualified Stock Option                Exhibit 10.39 to Form 10-K, filed on April 14, 1998.
             Agreement dated April 11, 1997
             among the Management Trusts, the
             Company and Joseph Alvarez.
10.40        Stock Option Agreement dated              Exhibit 10.40 to Form 10-K, filed on April 14, 1998.
             March 24, 1997 between the Company
             and Ronald Anderson.
10.41        Non Qualified Stock Option                Exhibit 10.41 to Form 10-K, filed on April 14, 1998.
             Agreement dated April 17, 1997
             between the Company and David
             Bumgardner.
10.42        Non Qualified Stock Option                Exhibit 10.42 to Form 10-K, filed on April 14, 1998.
             Agreement dated April 17, 1997
             between the Company and Craig
             Macnab.
10.43        Stock Option Agreement dated              Exhibit 10.43 to Form 10-K, filed on April 14, 1998.
             March 19, 1997 between the Company
             and Gerald Parker.
10.44        Non Qualified Stock Option                Exhibit 10.44 to Form 10-K, filed on April 14, 1998.
             Agreement dated April 17, 1997
             between the Company and Gerald
             Parker.

   EXHIBIT
     NO.                 EXHIBIT DESCRIPTION                FILED HEREWITH OR INCORPORATED BY REFERENCE TO:
------------   ---------------------------------------   -----------------------------------------------------
   10.45       Non Qualified Stock Option                Exhibit 10.45 to Form 10-K, filed on April 14, 1998.
               Agreement dated April 17, 1997
               between the Company and Donald
               Wojnowski.
   10.46       Intentionally Omitted
   10.47       Convertible Senior Promissory Note        Exhibit 10.18 to Form 10-Q, filed on May 20, 1997.
               dated March 13, 1997, the Company,
               maker, Sirrom Capital Corporation
               ("Sirrom"), payee.
   10.48       Convertible Senior Promissory Note        Exhibit 10.19 to Form 10-Q, filed on May 20, 1997.
               dated March 13, 1997, the Company,
               maker, Sirrom, payee.
   10.49       Amended and Restated Registration         Exhibit 10.20 to Form 10-Q, filed on May 20, 1997.
               Rights Agreement between the
               Company and Sirrom, dated May 13,
               1997.
   10.50       Asset Purchase Agreement dated as of      Exhibit 10.1 to Form 8-K, filed on July 14, 1997.
               June 27, 1997 among the Company,
               Strata Holding, Inc., Ready Finance,
               Inc., Donald Cook, Marilyn Cook and
               Madie A. Stratemeyer.
   10.51       Form of Convertible Note issued by        Exhibit 10.1 to Form 8-K, filed on October 9, 1997.
               the Company to High Capital Funding,
               LLC, and other purchasers.
   10.52       Form of Warrant issued by the             Exhibit 10.2 to Form 8-K, filed on October 9, 1997.
               Company to High Capital Funding,
               LLC, and other purchasers.
   10.53       Promissory Note, principal amount         Exhibit 10.3 to Form 8-K, filed on October 9, 1997.
               $1,500,000 by Eckler Industries, Inc.,
               maker, Stephens Inc., payee.
   10.54       Promissory Note, principal amount         Exhibit 10.1 to Form 8-K, filed on March 5, 1998.
               $3,000,000 Eckler Industries, Inc.,
               maker, Stephens Inc., payee
   10.55       Guaranty Agreement by the Company         Exhibit 10.4 to Form 8-K, filed on October 9, 1997.
               to Stephens Inc.

  EXHIBIT
    NO.                EXHIBIT DESCRIPTION               FILED HEREWITH OR INCORPORATED BY REFERENCE TO:
----------   --------------------------------------   -----------------------------------------------------
10.56        Amendment to Guaranty Agreement          Exhibit 10.4 to Form 8-K, filed on March 5, 1998.
             between the Company and Stephens
             Inc.
10.57        Pledge and Security Agreement            Exhibit 10.4 to Form 8-K, filed on October 9, 1997
             between the Company and Stephens
             Inc.
10.58        Amendment to Pledge and Security         Exhibit 10.5 to Form 8-K, filed on March 5, 1998.
             Agreement between the Company and
             Stephens Inc.
10.59        Securities Purchase Agreement            Exhibit 10.6 to Form 8-K, filed on October 9, 1997
             between the Company and certain
             buyers represented by Promethean
             Investment Group, L.L.C.
10.60        Form of Warrant from the Company         Exhibit 10.7 to Form 8-K, filed on October 9, 1997
             to certain buyers represented by
             Promethean Investment Group, L.L.C.
10.61        Automotive Wholesale Financing and       Exhibit 10.61 to Form 10-K, filed on April 14, 1998.
             Security Agreement dated July 21,
             1997 between First Choice Smart 1,
             Inc. ("FCS1") and Nissan Motor
             Acceptance Corporation ("NMAC").
10.62        Addendum to Automotive Wholesale         Exhibit 10.62 to Form 10-K, filed on April 14, 1998.
             Financing and Security Agreement.
10.63        Second Addendum to Automotive            Exhibit 10.63 to Form 10-K, filed on April 14, 1998.
             Wholesale Financing and Security
             Agreement dated August 11, 1997
             between NMAC and FSC1.
10.64        Dealer Capital Loan and Security         Exhibit 10.65 to Form 10-K, filed on April 14, 1998.
             Agreement dated October 12, 1995
             between B&B Florida Enterprises, Inc.
             and NMAC.
10.65        Amendment to Dealer Capital Loan         Exhibit 10.66 to Form 10-K, filed on April 14, 1998.
             and Security Agreement dated
             September 1, 1997 between NMAC
             and FSC1.
10.66        Dealer Equipment Loan and Security       Exhibit 10.67 to Form 10-K, filed on April 14, 1998.
             Agreement dated October 12, 1995
             between NMAC and B&B Florida
             Enterprises, Inc.
10.67        Amendment to Dealer Equipment            Exhibit 10.67 to Form 10-K, filed on April 14, 1998.
             Loan and Security Agreement dated
             September 1, 1997 between NMAC
             and FCS1.
10.68        Nissan Dealer Term Sales and Service     Exhibit 10.68 to Form 10-K, filed on April 14, 1998.
             Agreement dated August 29, 1997
             between Nissan Motor Corporation in
             U.S.A., the Company, Smart Cars, Inc.
             and FCS1.

  EXHIBIT
    NO.                EXHIBIT DESCRIPTION               FILED HEREWITH OR INCORPORATED BY REFERENCE TO:
----------   --------------------------------------   -----------------------------------------------------
10.69        Wholesale Financing and Security         Exhibit 10.69 to Form 10-K, filed on April 14, 1998.
             Agreement dated August 11, 1997
             between First Choice Stuart 2, Inc.
             ("FCS2") and Volvo Finance North
             America, Inc.
10.70        Authorized Retailer Agreement            Exhibit 10.70 to Form 10-K, filed on April 14, 1998.
             between Volvo Cars of North
             America, Inc. and FCS2.
10.71        Convertible Subordinated Debenture       Exhibit 10.71 to Form 10-K, filed on April 14, 1998.
             dated November 3, 1997, principal
             amount $750,000, the Company, maker,
             Bankers Life Insurance Company,
             payee.
10.72        Registration Rights Agreement dated      Exhibit 10.72 to Form 10-K, filed on April 14, 1998.
             November 3, 1997 between the
             Company and Bankers Life Insurance
             Company.
10.73        Settlement Agreement and Release         Exhibit 10.73 to Form 10-K, filed on April 14, 1998.
             dated January 30, 1998 among the
             Company, FCAF, FCS2, Jack Winters
             Enterprises, Inc., Jack Winters, F.
             Craig Clements, Killgore Pearlman,
             P.A. and Mark L. Ornstein.
10.74        Stock Purchase Agreement dated           Exhibit 10.74 to Form 10-K, filed on April 14, 1998.
             May 6, 1997 between FCS1 and
             Thomas DeRita, Jr.
10.75        Promissory Note dated December 19,       Exhibit 10.76 to Form 10-K, filed on April 14, 1998.
             1997, principal amount $2,199,000,
             First Choice Melbourne 1, Inc., maker
             and Raytheon Aircraft Credit
             Corporation, payee.
10.76        Guaranty Agreement by the Company        Exhibit 10.76 to Form 10-K, filed on April 14, 1998.
             to Raytheon Aircraft Credit
             Corporation.
10.77        Security Agreement dated                 Exhibit 10.77 to Form 10-K, filed on April 14, 1998.
             December 19, 1997 between First
             Choice Melbourne 1, Inc. And
             Raytheon Aircraft Credit Corporation.
10.78        Registration Rights Agreement            Exhibit 3.1 to Form 8-K filed on October 9, 1997.
             between the Company and certain
             buyers represented by Promethean
             Investment Group, L.L.C.
10.79        Promissory Note dated February 24,       Exhibit 10.1 to Form 8-K, filed on March 5, 1998.
             1998, FCAF, maker, Manheim
             Automotive Financial Services, Inc.,
             payee.
10.80        Guaranty dated March 21, 1997 from       Exhibit 10.1 to Form 8-K, filed on March 5, 1998.
             the Company in favor of Manheim
             Automotive Financial Services, Inc.
10.81        Intentionally Omitted.

  EXHIBIT
    NO.                EXHIBIT DESCRIPTION                FILED HEREWITH OR INCORPORATED BY REFERENCE TO:
----------   ---------------------------------------   -----------------------------------------------------
10.82        Manheim Automotive Financial              Exhibit 10.82 to Form 10-K, filed on April 14, 1998.
             Services, Inc. Security Agreement
             dated March 21, 1997 between FCAF
             and Manheim Automotive Financial
             Services, Inc.
10.83        Promissory Note dated June 17, 1997,      Exhibit 10.83 to Form 10-K, filed on April 14, 1998.
             principal amount $825,000, FCAF,
             maker, Carl Schmidt Enterprises, Inc.,
             payee.
10.84        Real Estate Mortgage dated June 17,       Exhibit 10.84 to Form 10-K, filed on April 14, 1998.
             1997, FCAF, mortgagor, Carl Schmidt
             Enterprises, Inc., mortgagee.
10.85        Intentionally Omitted.
10.86        Intentionally Omitted.
10.87        Twenty-Fourth Amendment to GM             Exhibit 10.87 to Form 10-K, filed on April 14, 1998.
             Reproduction and Service Part Tooling
             License Agreement.
10.88        Twenty-Sixth Amendment to GM              Exhibit 10.88 to Form 10-K, filed on April 14, 1998.
             Reproduction and Service Part Tooling
             License Agreement.
10.89        Thirty-Fourth Amendment to GM             Exhibit 10.89 to Form 10-K, filed on April 14, 1998.
             Reproduction and Service Part Tooling
             License Agreement.
10.90        Lease between Florida Auto Auction        Exhibit 10.90 to Form 10-K, filed on April 14, 1998.
             of Orlando, Inc. and First Choice Auto
             Finance, Inc. dated May 12, 1997, for
             Reconditioning Facility.
11.1         Statement re Computation of Earnings
             Per Share.                                Exhibit 11.1 to Form 10-K, filed on April 14, 1998.
21.1         List of Subsidiaries.                     Exhibit 21.1 to Form 10-K, filed on April 14, 1998.
23.1         Consent of BDO Seidman, LLP.              Filed herewith.
23.1.1       Consent of BDO Seidman, LLP               Filed herewith.
23.2         Consent of Spence, Marston, Bunch,
             Morris & Co.                              Filed herewith.
23.3         Consent of Osburn, Henning and
             Company                                   Filed herewith.
23.4         Consent of Rosenfield & Company, P.A.     Filed herewith.
23.5         Consent of Levine & Levine,
             Certified Public Accountants              Filed herewith.
  24         Power of Attorney.                        Signature page.
27.1         Financial Data Schedule.                  Exhibit 27.1 to Form 10-K, filed on April 14, 1998.


ITEM 17. UNDERTAKINGS


     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


     (b) (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.


     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida, on July 17, 1998.


                                 SMART CHOICE AUTOMOTIVE GROUP, INC.


                                 BY: /s/ Gary R. Smith
                                     Gary R. Smith
                                     President and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Gary R. Smith and Joseph E. Mohr, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          NAME AND SIGNATURE                             TITLE                        DATE
-------------------------------------   --------------------------------------   --------------
/s/  Gary R. Smith                      President and Chief Executive            July 17, 1998
                                        Officer (Principal Executive Officer)
                 Gary R. Smith

 /s/  Joseph E. Mohr                    Chief Financial Officer                  July 17, 1998
                                        (Principal Financial and
                Joseph E. Mohr
                                        Accounting Officer)

 /s/  Robert J. Abraham                 Chairman of the Board of Directors       July 17, 1998
              Robert J. Abraham

 /s/  John W. Holden, Jr.               Director                                 July 17, 1998
             John W. Holden, Jr.

 /s/  Craig Macnab                      Director                                 July 17, 1998
                  Craig Macnab

 /s/  Gerald C. Parker                  Director                                 July 17, 1998
               Gerald C. Parker

 /s/  Donald J. Wojnowski, Jr.          Director                                 July 17, 1998
          Donald J. Wojnowski, Jr.

 /s/  Lewis H. Berman                   Director                                 July 17, 1998
                Lewis H. Berman

 /s/  Jeffrey D. Congdon                Director                                 July 17, 1998
              Jeffrey D. Congdon

                                 EXHIBIT INDEX



  EXHIBIT
    NO.               EXHIBIT DESCRIPTION            FILED HEREWITH OR INCORPORATED BY REFERENCE TO:
----------   ------------------------------------   ------------------------------------------------
 3.2.4       Fourth Articles of Amendment to        Filed herewith.
             Articles of Incorporation
 3.2.5       Fifth Articles of Amendment to         Filed herewith.
             Articles of Incorporation
  23.1       Consent of BDO Seidman, LLP.           Filed herewith.
23.1.1       Consent of BDO Seidman, LLP.           Filed herewith.
  23.2       Consent of Spence, Marston, Bunch,
             Morris & Co.                           Filed herewith.
  23.3       Consent of Osburn, Henning and
             Company                                Filed herewith.
  23.4       Consent of Rosenfield &
             Company, P.A.                          Filed herewith.
  23.5       Consent of Levine & Levine,
             Certified Public Accountants           Filed herewith.